   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 2001

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          THE PHOENIX COMPANIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             6719                            06-0493340
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                                ONE AMERICAN ROW
                        HARTFORD, CONNECTICUT 06102-5056
                                 (860) 403-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                              TRACY L. RICH, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          THE PHOENIX COMPANIES, INC.
                                ONE AMERICAN ROW
                        HARTFORD, CONNECTICUT 06102-5056
                                 (860) 403-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                WITH COPIES TO:

                ALAN H. PALEY, ESQ.                               PETER R. O'FLINN, ESQ.
               DEBEVOISE & PLIMPTON                              ROBERT S. RACHOFSKY, ESQ.
                 919 THIRD AVENUE                         LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
             NEW YORK, NEW YORK 10022                              125 WEST 55TH STREET
                  (212) 909-6000                               NEW YORK, NEW YORK 10019-5389
                                                                      (212) 424-8000

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                         PROPOSED MAXIMUM        PROPOSED MAXIMUM            AMOUNT OF
   TITLE OF EACH CLASS OF          AMOUNT TO BE         AGGREGATE OFFERING      AGGREGATE OFFERING         REGISTRATION
 SECURITIES TO BE REGISTERED        REGISTERED            PRICE PER UNIT             PRICE(1)                   FEE
-----------------------------------------------------------------------------------------------------------------------------
            % Bonds                $300,000,000                100%                $300,000,000               $75,000
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (Subject to Completion)

Issued November 21, 2001

                                  $300,000,000

                             [Phoenix Logo To Come]

                          The Phoenix Companies, Inc.
                           % QUARTERLY INTEREST BONDS DUE 2031 (QUIBS*)
                            ------------------------
    Interest payable on                ,                ,                and

                            ------------------------
THE BONDS WILL MATURE ON                , 2031. THE PHOENIX COMPANIES, INC. WILL
PAY INTEREST ON THE BONDS ON                ,                ,
AND                OF EACH YEAR. THE FIRST SUCH PAYMENT WILL BE ON             ,
2002. WE MAY REDEEM ANY OR ALL OF THE BONDS ON OR AFTER             , 2006 AT A
REDEMPTION PRICE EQUAL TO 100% OF THE PRINCIPAL AMOUNT OF BONDS REDEEMED PLUS ACCRUED AND UNPAID INTEREST TO THE REDEMPTION DATE. WE WILL ALSO HAVE THE RIGHT TO REDEEM THE BONDS IN WHOLE IN CERTAIN CIRCUMSTANCES IF WE ARE UNABLE TO DEDUCT INTEREST PAID ON THE BONDS. THE BONDS WILL BE UNSECURED UNSUBORDINATED OBLIGATIONS OF THE PHOENIX COMPANIES, INC. AND WILL RANK EQUALLY WITH THE OTHER UNSUBORDINATED SENIOR INDEBTEDNESS OF THE PHOENIX COMPANIES, INC. THE BONDS WILL BE EFFECTIVELY SUBORDINATED TO ALL SECURED INDEBTEDNESS OF THE PHOENIX COMPANIES, INC. TO THE EXTENT OF THE VALUE OF THE ASSETS SECURING SUCH INDEBTEDNESS AND STRUCTURALLY SUBORDINATED TO ALL LIABILITIES OF THE SUBSIDIARIES OF THE PHOENIX COMPANIES, INC. THE BONDS WILL BE ISSUED IN MINIMUM DENOMINATIONS OF $25 AND INTEGRAL MULTIPLES THEREOF.
                            ------------------------
THE BONDS HAVE BEEN APPROVED FOR LISTING ON THE NEW YORK STOCK EXCHANGE UNDER
THE SYMBOL "               ," SUBJECT TO OFFICIAL NOTICE OF ISSUANCE. WE EXPECT
THAT TRADING OF THE BONDS ON THE NEW YORK STOCK EXCHANGE WILL COMMENCE WITHIN 30 DAYS AFTER INITIAL DELIVERY OF THE BONDS.
                            ------------------------
INVESTING IN THE BONDS INVOLVES RISKS.  SEE "RISK FACTORS" BEGINNING ON PAGE 19.
                            ------------------------
                    PRICE 100% AND ACCRUED INTEREST, IF ANY
                            ------------------------

                                                                          UNDERWRITING
                                                              PRICE TO    DISCOUNTS AND    PROCEEDS TO
                                                               PUBLIC      COMMISSIONS       COMPANY
                                                              --------    -------------    -----------
Per Bond....................................................        %                %               %
Total.......................................................    $          $               $

Neither the Securities and Exchange Commission, nor any state securities commission nor the New York Superintendent of Insurance has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the bonds to purchasers on or about
               .
                            ------------------------
          *QUIBS is a servicemark of Morgan Stanley Dean Witter & Co.
                            ------------------------
MORGAN STANLEY                                               MERRILL LYNCH & CO.

A.G. EDWARDS & SONS, INC.
                              BEAR, STEARNS & CO. INC.
                                                    UBS WARBURG
               , 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUMMARY..........................................    1
RISK FACTORS................................................   19
USE OF PROCEEDS.............................................   30
RATIO OF EARNINGS TO FIXED CHARGES..........................   31
CERTAIN INFORMATION.........................................   32
CAPITALIZATION..............................................   34
SELECTED HISTORICAL FINANCIAL DATA..........................   35
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   42
BUSINESS....................................................   76
REGULATION..................................................  131
MANAGEMENT..................................................  138
OWNERSHIP OF COMMON STOCK...................................  150
DESCRIPTION OF THE BONDS....................................  152
UNDERWRITERS................................................  160
LEGAL MATTERS...............................................  161
EXPERTS.....................................................  161
ADDITIONAL INFORMATION......................................  161
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..................  F-1

                               PROSPECTUS SUMMARY

This summary contains basic information about our company and this offering. You should, however, read the entire prospectus, including "Risk Factors", carefully for a complete understanding of this offering and our business. Unless otherwise stated, at all times on and after June 25, 2001, the effective date of the demutualization, "we," "our" or "us" means The Phoenix Companies, Inc., and its direct and indirect subsidiaries. At all times prior to June 25, 2001, "we," "our" or "us" means Phoenix Life Insurance Company, and its direct and indirect subsidiaries.

                          THE PHOENIX COMPANIES, INC.

     We are a leading provider of wealth management products and services offered through a variety of select advisors and financial services firms to serve the accumulation, preservation and transfer needs of the affluent and high net worth market, businesses and institutions. We refer to our products and services together as our wealth management solutions. We offer a broad range of life insurance, annuity and investment management solutions through a variety of distributors. These distributors include affiliated and non-affiliated advisors and financial services firms who make our solutions available to their clients.

     The affluent and high net worth market is a growing market with significant demand for customized products and services. We define affluent as those households that have annual income of at least $100,000 or net worth, excluding primary residence, of at least $500,000; and we define high net worth, a subset of the affluent category, as those households that have net worth, excluding primary residence, of over $1,000,000. Our wealth management solutions are designed to assist advisors and their clients in this target market to achieve three main goals:

      -- the ACCUMULATION of wealth, primarily during an individual's working years;

      -- the PRESERVATION of income and wealth during retirement and following death; and

      -- the efficient TRANSFER of wealth in a variety of situations, including through estate planning, business continuation planning and charitable giving.

     We also provide products and services to businesses and institutions, including investment management services and structured finance products, as well as benefits for corporate executives. The following table illustrates the range of products and services we offer for the accumulation, preservation and transfer of wealth.

                ACCUMULATION                             PRESERVATION AND TRANSFER
---------------------------------------------  ---------------------------------------------
PRODUCTS                                       PRODUCTS
Individuals                                    Individuals
 --  Managed Accounts                          --  Variable Universal Life
 --  Open-End Mutual Funds                     --  Universal Life
 --  Variable Universal Life                   --  Whole Life
 --  Universal Life                            --  Term Life
 --  Variable Annuities                        --  Private Placement Life Insurance
 --  Private Placement Annuities               --  Immediate Variable Annuities
 --  Fixed Annuities
                                               Businesses and Institutions
Businesses and Institutions
                                               --  Variable Universal Life
 --  Discretionary Asset Management Services
 --  Non-discretionary Asset Management        SERVICES
Services
 --  Structured Finance Products               --  Estate Planning
 --  Closed-End Funds                          --  Charitable Planning
                                               --  Trust Services
SERVICES                                       --  Gift Tax Analysis
                                               --  Pension Distribution Planning
 --  Asset Allocation                          --  Business Valuation and Planning
 --  Complementary Investment Analysis         --  Executive Benefits
 --  Investor Education
 --  Stock Option Planning
---------------------------------------------

     We provide our life insurance and annuity products and services primarily through Phoenix Life Insurance Company, or Phoenix Life. We provide our investment management products and services primarily through Phoenix Investment Partners, Ltd., or PXP.

     The creation and management of investment portfolios are key elements of our accumulation and preservation products. PXP provides us with an asset management capability that is fundamental to the products we offer in our life and annuity and investment management businesses. We offer products with a significant range of investment styles and invest in a wide range of asset classes for the individuals, businesses and institutions who purchase our products.

TRANSITION AND GROWTH

     The period since 1997 has been a time of transition for us. We have moved from engaging in a range of diversified businesses to a focus on wealth management; from an emphasis on participating (i.e., dividend-paying) to an emphasis on non-participating life insurance products; and from an emphasis on affiliated to an emphasis on non-affiliated distribution. As part of this transition, we have disposed of non-core businesses. At the same time, we have made acquisitions and strategic investments designed to add scale in our continuing business lines, permit the creation and sale of new products, expand our distribution reach and establish an international presence. In June 2001 we made a further transition, through the reorganization of Phoenix Life from a mutual to a stock company in a process commonly known as a "demutualization."

     We have continued to grow through this period of transition. Our total revenues increased at a compound annual growth rate of 7%, from $2,631.1 million in 1998 to $2,995.0 million in 2000. Our total benefits and expenses also increased at a compound annual growth rate of 7%, from $2,474.3 million in 1998 to $2,839.7 million in 2000. As a reflection of our increasing emphasis on the sale of non-participating life insurance products, insurance and investment product fees increased at a compound annual growth rate of 8%, from $537.5 million in 1998 to $631.0 million in 2000. Income from continuing operations increased at a 2% compound annual growth rate, from $91.9 million in 1998 to $94.8 million in 2000. Our life insurance in force increased from

$92.5 billion as of December 31, 1998 to $101.5 billion as of December 31, 2000. (During the periods for which compound annual growth rates are mentioned above, annual growth rates fluctuated to some degree.)

ASSETS UNDER MANAGEMENT

     Assets under management is an important measure of performance in both of our operating segments: Life and Annuity and Investment Management. A significant portion of our Investment Management revenues consists of fees based on the value of the assets we manage. Similarly, asset-based fees are a significant portion of revenues in our variable products business, which is an important component of Life and Annuity. In addition, because our general account assets are included in assets under management, assets under management indicates the scale we have achieved in the life insurance component of Life and Annuity. Our assets under management increased from $40.6 billion as of December 31, 1996 to $57.4 billion as of September 30, 2001, a compound annual growth rate of 8%. Growth in assets under management has varied from period to period, and our assets under management decreased during 2000, largely as a result of the sale of a portion of our institutional asset management business, net withdrawals at one of our affiliated asset managers and equity market declines. Assets under management also decreased during the first nine months of 2001, primarily due to equity market declines.

                            ASSETS UNDER MANAGEMENT

                                   BAR GRAPH

MARKET OPPORTUNITY

     We believe the affluent and high net worth market presents us with a substantial business opportunity. In 2000, according to the Spectrem Group, a financial services industry research and consulting firm, affluent and high net worth households spent approximately $353 billion on financial services, of which an estimated $179 billion related to sales of the types of wealth management solutions we currently offer. This market has grown rapidly. According to the Spectrem Group's 2000 Affluent Market Research Program study, the number of affluent households in the U.S. grew at a compound annual growth rate of 12% from 1995 to 2000, to 19.4 million households. The high net worth segment had a compound annual growth rate of 9% for the same period, to 6.3 million households. The Spectrem Group study projected that the number of U.S. affluent households would grow to 34 million by 2005, and that the number of U.S. high net worth households would grow to 10 million over the same period, assuming continuation of the same respective compound annual growth rates recorded from 1995 to 2000. (Actual growth rates may vary significantly from projected rates, particularly in the event of slowing economic growth.)

     Further, we expect the need for wealth transfer products and services to increase dramatically in the future. In 1999 the Social Welfare Research Institute at Boston College estimated that $12 trillion of intergenerational asset transfers would occur over the next 20 years. Transfers of this magnitude will affect individuals, businesses and institutions alike. (The cited estimate is based on several assumptions, including continuous economic growth of 2%, the absence of a major recession or depression, and rates of household savings, dissavings and growth in wealth based on age.)

     In the past decade, there has been a general trend towards younger affluence. According to the Spectrem Group's 2000 Affluent Market Research Program study, in 1990 an estimated 39% of the heads of U.S. affluent households were under age 55; by 2000 that percentage had increased to an estimated 59%. The analogous percentages for heads of high net worth households were 26% in 1990 and 40% in 2000. We believe this trend towards younger affluence enhances the long-term business opportunity in our target market, since the trend implies demand over a longer period of time for the types of accumulation, preservation and transfer solutions we offer.

DISTRIBUTION

     We provide our wealth management solutions to our target market through a variety of distribution channels, including non-affiliated financial intermediaries such as national and regional broker-dealers, financial planning firms, advisor groups and other insurance companies. For many years, non-affiliated distribution has represented a significant portion of our sales, and in recent years we have increased our emphasis on this channel.

     In order to succeed, we must convince our distributors to emphasize our products, rather than those offered by our competitors, among the products our distributors make available to their clients. We believe that our reputation for providing customized products backed by a common base of asset managers and supported by consistently high levels of service gives us a competitive advantage in gaining distributor "shelf space" for our products. We have been successful in expanding distribution opportunities by developing relationships with distributors for one or more products and then expanding those relationships to include our other product offerings. We have become a preferred provider to major distributors such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, or Merrill Lynch, and A.G. Edwards, Inc., or A.G. Edwards; for example, in 2000 our life insurance products represented 11% of Merrill Lynch Life Agency's non-proprietary life insurance sales. In 1999 and 2000 we were also one of the largest managers of client assets in the "Consults" intermediary managed account program of Merrill Lynch. We were recently admitted to the Salomon Smith Barney managed account program. According to Cerulli Associates, Inc., or Cerulli, a Boston- and London-based research and consulting firm that specializes in financial institutions, Merrill Lynch and Salomon Smith Barney are the two top managed account sponsors in the U.S. In addition, in March 2001 we entered into an agreement with a subsidiary of State Farm Mutual Automobile Insurance Company, or State Farm, to provide various services to State Farm and its subsidiaries and policyholders, including estate, retirement, executive benefits and charitable gift planning. The agreement also offers us the opportunity to provide to State Farm's affluent customers, through qualified State Farm agents, additional life and annuity products and services not previously available from those agents. We also distribute wealth management products through our wholly owned retail broker-dealer, WS Griffith & Co., Inc., or WS Griffith, which has over 700 affiliated retail producers.

BUSINESS STRENGTHS

     We believe that the following business strengths position us to capitalize on the market opportunity presented by affluent and high net worth households, businesses and institutions:

 -- our well-established asset management capability, which reflects a diversity of investment styles and products, provides the foundation for all of our product offerings;

 -- our long tradition of creating innovative products, particularly those designed to meet the evolving needs of the affluent and high net worth market. These products include customized life and annuity products for businesses and individuals, proprietary products for exclusive use by our distributors, and customized investment portfolios for use in managed account programs;

 -- our broad access to distributors focused on the affluent and high net worth market, such as select broker-dealers, financial planning firms and other advisors, as well as insurance agents who have historically served this market;

 -- our demonstrated ability to identify and execute transactions designed to strengthen our competitive position; and

 --   our strong history of providing value to policyholders.

STRATEGY

     We believe we can strengthen our competitive position through effective execution of the following strategies:

 -- leveraging our asset management capability by expanding the range of investment management and life and annuity products and services that we offer through our largest distributors;

 -- continuing to develop innovative products that meet the evolving needs of our distribution sources and their clients;

 -- continuing to expand our relationships with select distributors that have the capacity to sell a large volume and broad array of our products; and

 -- shifting our focus towards non-participating products, restructuring our retail affiliated distribution channel to increase its efficiency and productivity, and reducing costs through the sale of home office property, the consolidation of administrative operations and the pursuit of technological enhancements.

     Our ability to capitalize on our business strengths and implement our strategies entails risks and costs. For example, our increasing emphasis on non-participating life insurance products exposes us to greater competition than we historically have faced in the participating life insurance market. This may cause us to experience pricing pressure on some of our products, as well as increased operating expenses. In April 2001 Standard & Poor's lowered Phoenix Life's AA financial strength rating to AA- (a shift from mid-range to the lowest rating within the "very strong" category), citing concerns that our strategic focus on non-participating products could affect our ability to meet earnings expectations. In January 2001, A.M. Best reaffirmed and assigned a "positive outlook" to Phoenix Life's A financial strength rating ("excellent"). These ratings reflect each rating agency's opinion of Phoenix Life's financial strength, operating performance and ability to meet its obligations to policyholders, and are not evaluations relating to the bonds offered hereby, or the protection of investors in our securities. We believe our increased costs will be offset relatively quickly by growth in revenues and earnings as we execute our strategies.

OUR SEGMENTS

     We manage our businesses through two operating segments: Life and Annuity and Investment Management. These segments collaborate in support of our wealth management focus.

                                               INCOME (LOSS) FROM            FIVE LARGEST
         SEGMENT         PERIOD    REVENUES   CONTINUING OPERATIONS     DISTRIBUTORS IN 2000(1)
  ---------------------  -------   --------   ---------------------   ---------------------------
                                                  (IN MILLIONS)
  LIFE AND ANNUITY.....     1998   $2,192.9          $  25.5          --  WS Griffith
                            1999   $2,221.7          $  57.0          --  PartnersFinancial
                            2000   $2,241.5          $(138.0)(2)      --  Merrill Lynch Life
                                                                          Agency
                            2001(3) $1,727.0         $  33.5          --  AXA Financial
                                                                      --  A.G. Edwards
  INVESTMENT
    MANAGEMENT.........     1998   $ 225.3           $  25.7          --  Merrill Lynch
                            1999   $ 287.4           $  19.4          --  Morgan Stanley Dean
                                                                          Witter
                            2000   $ 327.0           $  29.0          --  American Express
                                                                          Financial Advisors
                            2001(3) $ 201.5          $ (56.6)(4)      --  PaineWebber
                                                                      --  WS Griffith

------------
 (1) As measured by annualized new premiums and deposits (i.e., the amount of new premiums and deposits on policies sold which are expected to be received over a one-year period) for Life and Annuity and deposits for Investment Management.

 (2) Includes a $141.8 million increase to deferred policy acquisition costs amortization resulting from a change in estimated future investment earnings due to a reallocation in December 2000 of assets supporting participating life policies.

 (3) For the nine months ended September 30, 2001.

 (4) Includes $49.9 million in expenses related to the purchase of the PXP minority interest, including PXP's accrual of non-recurring compensation expenses of $57.0 million to cash out restricted stock, $5.5 million of related compensation costs, non-recurring retention costs of $15.0 million and non-recurring transaction costs of $3.9 million. Income taxes of $31.5 million were calculated using PXP's effective tax rate of 38.8%.

     We report our remaining activities as two additional segments: Venture Capital and Corporate and Other. Corporate and Other contains unallocated capital and expenses, as well as certain businesses not of sufficient scale to report independently.

THE DEMUTUALIZATION

     We conducted the demutualization of Phoenix Life pursuant to a plan of reorganization. The plan became effective on the closing date of our initial public offering, June 25, 2001. At that time, Phoenix Life became our direct wholly owned subsidiary. In the demutualization, in exchange for their membership interests, eligible policyholders of Phoenix Life were entitled to receive compensation in the form of shares of our common stock or, in some cases, cash or an adjustment to their policy values. The historical carrying values of Phoenix Life's assets and liabilities were not affected by the demutualization.
                             ---------------------

     Phoenix Life was organized in Connecticut in 1851. In 1992, in connection with its merger with Home Life, the company redomiciled to New York and changed its name to Phoenix Home Life Mutual Insurance Company. Since its demutualization, this company has been known as Phoenix Life Insurance Company.

     The Phoenix Companies, Inc. was incorporated in Delaware in March 2000. Our principal executive offices are located at One American Row, Hartford, Connecticut 06102-5056. Our telephone number is (860) 403-5000. Our website is located at http://www.phoenixwm.com. (This URL is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to our website. The information on our website is not, and is not intended to be, part of this prospectus and is not incorporated into this prospectus by reference.)

                                  THE OFFERING

Issuer........................   The Phoenix Companies, Inc.

Securities Offered............   $300 million aggregate principal amount of   %
                                 bonds due 2031. We may, from time to time, without the consent of the holders of the bonds, reopen the series and issue additional bonds.

Maturity Date.................        , 2031.

Interest Payment Dates........        % per annum, payable quarterly on      ,
                                      ,      and      , commencing on
                                            , 2002.

Ranking.......................   The bonds will be senior debt. They will rank
                                 equally with all current and future unsecured and unsubordinated indebtedness of The Phoenix
                                 Companies, Inc., including any indebtedness of The Phoenix Companies, Inc. under the master credit facility which took effect on June 25, 2001, the effective date of the demutualization. The bonds will be effectively subordinated to all current and future secured indebtedness of The Phoenix Companies, Inc. to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future liabilities of the subsidiaries of The Phoenix Companies, Inc. The
                                 Phoenix Companies, Inc. is a holding company and conducts all of its operations through its direct and indirect subsidiaries. As of September 30, 2001, as adjusted to give effect to the offering of the bonds and the application of a portion of the net proceeds from this offering to pay down $150 million of existing debt, as if such transaction and use of proceeds had each occurred on that date, the indebtedness of The Phoenix Companies, Inc. and its subsidiaries, other than intercompany indebtedness, would have totaled approximately
                                 $600.2 million, and the bonds would be
                                 structurally subordinated to $300.2 million of that amount.

Sinking Fund..................   None.

Redemption....................   The bonds will be redeemable, in whole or in
                                 part, at the option of The Phoenix Companies,
                                 Inc., at any time after            , 2006, at a
                                 redemption price equal to 100% of the principal amount of bonds redeemed plus accrued and unpaid interest to the redemption date. See
                                 "Description of the Bonds--Optional
                                 Redemption." The bonds are also redeemable, in whole but not in part, at any time after
                                            , 2001, at a redemption price equal
                                 to 100% of the principal amount of bonds outstanding plus accrued and unpaid interest to the redemption date in the event a change in tax law makes it substantially likely that we will be unable to deduct the full amount of our interest payments on the bonds for federal income tax purposes. See "Description of the Bonds--Redemption for Tax Reasons."

Certain Covenants.............   The terms of the bonds will, among other
                                 things,

                                  --   restrict our ability and the ability of
                                       certain of our subsidiaries to create
                                       certain liens; and

                                  --   restrict our ability to sell all or
                                       substantially all of our assets or merge with or into other companies.

                                 These covenants are subject to important exceptions. See "Description of the Bonds--Covenants Restricting Pledges, Mergers and Other Significant Corporate Actions."

Use of Proceeds...............   We estimate that our net proceeds from this
                                 offering of the bonds will be $     million. We
                                 intend to use the net proceeds from this offering to pay down existing debt and for general corporate purposes.

Absence of a Public Market for
the Bonds.....................   The bonds are a new issue of securities for
                                 which there is currently no established trading market. Although the underwriters have informed us that they currently intend to make a market in the bonds, they are not obligated to do so and any such market may be discontinued at any time without notice. The bonds have been approved for listing on the New York Stock
                                 Exchange, subject to official notice of
                                 issuance, however there can be no assurance as to the development or liquidity of any market for the bonds.

Global Bond; book-entry
system........................   The bonds will be represented by one or more
                                 global bonds registered in the name of The
                                 Depository Trust Company or its nominee. This means that holders will not receive a certificate for their bonds and the bonds will not be registered in their names. Ownership interests in the bonds will be shown on, and transfers of the bonds will be effected only through, records maintained by participants in The Depository Trust Company. The Depository
                                 Trust Company and the paying agent for the bonds will be responsible for interest payments to you.

New York Stock Exchange
symbol........................

                       SUMMARY HISTORICAL FINANCIAL DATA

     The following table sets forth our summary historical consolidated financial data as of and for each of the five years ended December 31, 2000, and as of and for the nine months ended September 30, 2000 and 2001. Prior to June 25, 2001 Phoenix Life was the parent company of our consolidated group. In connection with the demutualization, Phoenix Life became our subsidiary and The Phoenix Companies, Inc. became the parent company of our consolidated group.

     We have derived the summary historical consolidated financial data for the years ended December 31, 1998, 1999 and 2000 and as of December 31, 1999 and 2000 from our audited consolidated financial statements included in this prospectus. We have derived the summary historical consolidated financial data for the years ended December 31, 1996 and 1997 and as of December 31, 1996, 1997 and 1998 from our audited consolidated financial statements not included in this prospectus. We have derived the summary historical consolidated income statement data for the nine months ended September 30, 2000 and 2001 and the summary historical consolidated balance sheet data as of September 30, 2001 from our unaudited interim consolidated financial statements included in this prospectus. We have derived the summary historical consolidated balance sheet data as of September 30, 2000 from our unaudited interim consolidated financial statements not included in this prospectus.

     The unaudited interim historical consolidated financial data presented in the table below reflect all adjustments, consisting only of normal, recurring accruals, that we consider necessary for a fair statement of our consolidated financial position and results of operations for such periods and as of such dates. The results of operations for the nine months ended September 30, 2001 are not necessarily indicative of the results to be expected for the full year. We have prepared the summary historical consolidated financial data, other than statutory data, in conformity with accounting principles generally accepted in the United States of America, or GAAP. We have derived the statutory data from Phoenix Life's Annual Statements filed with insurance regulatory authorities and have prepared the statutory data in accordance with statutory accounting practices, which vary in certain respects from GAAP.

     The following is a summary, and in order to understand more fully our historical consolidated financial data, you should read the following in conjunction with "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto included in this prospectus.

                                                                                                         FOR THE NINE
                                                                                                         MONTHS ENDED
                                                         FOR THE YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                               ----------------------------------------------------   -------------------
                                                 1996       1997       1998       1999       2000       2000       2001
                                               --------   --------   --------   --------   --------   --------   --------
                                                     (IN MILLIONS, EXCEPT EARNINGS PER SHARE)
INCOME STATEMENT DATA:(1)
Revenues
  Premiums...................................  $1,015.7   $1,087.7   $1,175.8   $1,175.7   $1,147.4   $  871.3   $  836.0
  Insurance and investment product fees......     365.1      401.3      537.5      574.6      631.0      481.4      414.3
  Net investment income......................     690.4      720.7      859.6      953.1    1,127.4      891.4      582.5
  Net realized investment gains (losses).....      78.9      111.0       58.2       75.8       89.2       66.0      (37.2)
                                               --------   --------   --------   --------   --------   --------   --------
    Total revenues...........................   2,150.1    2,320.7    2,631.1    2,779.2    2,995.0    2,310.1    1,795.6
                                               --------   --------   --------   --------   --------   --------   --------
Benefits and expenses
  Policy benefits and increase in policy
    liabilities..............................   1,125.9    1,201.9    1,409.8    1,373.1    1,409.8    1,050.5    1,056.7
  Policyholder dividends.....................     311.7      343.6      351.6      360.5      378.0      279.5      301.7
  Amortization of deferred policy acquisition
    costs....................................     119.9      103.1      138.0      147.9      356.0      116.6       95.3
  Amortization of goodwill and other
    intangible assets........................      15.4       35.3       28.8       40.1       36.9       27.4       37.3
  Interest expense...........................      17.4       28.0       29.8       34.0       32.7       24.4       21.1
  Other operating expenses...................     385.9      444.0      516.3      557.9      626.3      426.3      521.1
                                               --------   --------   --------   --------   --------   --------   --------
    Total benefits and expenses..............   1,976.2    2,155.9    2,474.3    2,513.5    2,839.7    1,924.7    2,033.2
                                               --------   --------   --------   --------   --------   --------   --------
Income (loss) from continuing operations
  before income taxes (benefit), minority
  interest and equity in earnings of and
  interest earned from investments in
  unconsolidated subsidiaries................     173.9      164.8      156.8      265.7      155.3      385.4     (237.6)
Income taxes (benefit)(2)....................      74.9       33.2       56.0       99.0       55.4      136.3     (106.9)
                                               --------   --------   --------   --------   --------   --------   --------
Income (loss) from continuing operations
  before minority interest and equity in
  earnings of and interest earned from
  investments in unconsolidated
  subsidiaries...............................      99.0      131.6      100.8      166.7       99.9      249.1     (130.7)
Minority interest in net income of
  consolidated subsidiaries..................       9.0        8.9       10.5       10.1       14.1       13.7        5.1
Equity in earnings of and interest earned
  from investments in unconsolidated
  subsidiaries...............................        .8        2.1        1.6        5.5        9.0        5.2        6.0
                                               --------   --------   --------   --------   --------   --------   --------
Income (loss) from continuing operations.....      90.8      124.8       91.9      162.1       94.8      240.6     (129.8)
Discontinued operations(3)
  Income from discontinued operations, net of
    income taxes.............................      30.0       44.9       45.2       36.1        9.4        8.1         --
  Loss on disposal, net of income taxes......        --         --         --     (109.0)     (20.9)     (21.7)        --
Cumulative effect of accounting changes
  for(4):
  Venture capital partnerships, net of income
    taxes....................................        --         --         --         --         --         --      (48.8)
  Securitized financial instruments, net of
    income taxes.............................        --         --         --         --         --         --      (20.5)
  Derivative financial instruments, net of
    income taxes.............................        --         --         --         --         --         --        3.9
                                               --------   --------   --------   --------   --------   --------   --------
Net income (loss)............................  $  120.8   $  169.7   $  137.1   $   89.2   $   83.3   $  227.0   $ (195.2)
                                               ========   ========   ========   ========   ========   ========   ========
Earnings per share(5)........................  $   1.15   $   1.62   $   1.31   $   0.85   $   0.79   $   2.15   $  (1.85)
                                               ========   ========   ========   ========   ========   ========   ========

                                                                 AS OF DECEMBER 31,                        AS OF SEPTEMBER 30,
                                              ---------------------------------------------------------   ---------------------
                                                1996        1997        1998        1999        2000        2000        2001
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                                    (IN MILLIONS)
BALANCE SHEET DATA:
Assets
General account assets......................  $11,230.5   $13,572.1   $13,700.4   $14,175.5   $14,911.1   $15,060.0   $16,224.4
Separate account assets.....................    3,412.2     4,082.3     4,798.9     5,923.9     5,376.6     5,920.0     4,556.5
Net assets of discontinued operations(3)....      220.4       260.6       298.7       187.6        25.5        32.8        20.8
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Total assets............................  $14,863.1   $17,915.0   $18,798.0   $20,287.0   $20,313.2   $21,012.8   $20,801.7
                                              =========   =========   =========   =========   =========   =========   =========

                                                                 AS OF DECEMBER 31,                        AS OF SEPTEMBER 30,
                                              ---------------------------------------------------------   ---------------------
                                                1996        1997        1998        1999        2000        2000        2001
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                                    (IN MILLIONS)
Liabilities
Policy liabilities and accruals(6)..........  $ 8,325.0   $10,192.5   $10,578.6   $10,899.8   $11,372.6   $11,223.2   $11,955.6
Policyholder deposit funds..................      573.9       560.4       531.7       538.2       678.4       624.4       898.5
Notes payable...............................      490.4       471.1       449.3       499.4       425.4       489.4       450.2
Separate account liabilities................    3,412.2     4,082.3     4,798.9     5,923.9     5,376.6     5,920.0     4,551.1
Other liabilities...........................      507.2       811.3       610.9       569.6       482.4       617.4       574.0
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Total liabilities.......................   13,308.7    16,117.6    16,969.4    18,430.9    18,335.4    18,874.4    18,429.4
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
Minority interest in net assets of
  consolidated subsidiaries.................      129.1       136.5        92.0       100.1       136.9       124.5         5.8
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
Equity
Common stock................................         --          --          --          --          --          --         1.1
Treasury stock..............................         --          --          --          --          --          --       (42.6)
Additional paid-in capital..................         --          --          --          --          --          --     2,410.2
Retained earnings (accumulated deficit).....    1,335.5     1,505.2     1,642.3     1,731.5     1,820.7     1,958.5       (23.3)
Accumulated other comprehensive income......       89.8       155.7        94.3        24.5        20.2        55.4        21.1
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Total equity............................    1,425.3     1,660.9     1,736.6     1,756.0     1,840.9     2,013.9     2,366.5
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total liabilities and equity................  $14,863.1   $17,915.0   $18,798.0   $20,287.0   $20,313.2   $21,012.8   $20,801.7
                                              =========   =========   =========   =========   =========   =========   =========

                                                                                                      AS OF OR FOR THE
                                                                                                      NINE MONTHS ENDED
                                                  AS OF OR FOR YEAR ENDED DECEMBER 31,                  SEPTEMBER 30,
                                        ---------------------------------------------------------   ---------------------
                                          1996        1997        1998        1999        2000        2000        2001
                                        ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                              (IN MILLIONS)
OTHER DATA:
Assets under management...............  $40,625.6   $54,742.8   $61,147.7   $73,181.4   $64,543.5   $69,745.2   $57,361.1
                                        =========   =========   =========   =========   =========   =========   =========
STATUTORY DATA:
Premiums and deposits.................  $ 2,365.8   $ 2,911.7   $ 2,578.8   $ 2,330.2   $ 2,344.8   $ 1,729.4   $ 2,147.1
                                        =========   =========   =========   =========   =========   =========   =========
Net income............................  $    73.0   $    66.6   $   108.7   $   131.3   $   266.1   $   361.5   $   112.1
                                        =========   =========   =========   =========   =========   =========   =========
Policyholder surplus(7)...............  $   900.6   $   844.0   $   905.3   $ 1,054.1   $ 1,322.8   $ 1,430.4   $ 1,178.0
Asset valuation reserve ("AVR")(8)....      201.6       308.8       300.3       373.2       560.4       568.3       148.0
                                        ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total surplus and AVR.................  $ 1,102.2   $ 1,152.8   $ 1,205.6   $ 1,427.3   $ 1,883.2   $ 1,998.7   $ 1,326.0
                                        =========   =========   =========   =========   =========   =========   =========

We evaluate segment performance on the basis of segment after-tax operating income. Realized investment gains and some non-recurring items are excluded because they are not considered by management when evaluating the financial performance of the segments. The size and timing of realized investment gains are often subject to management's discretion. The non-recurring items are removed from segment after-tax operating income if, in management's opinion, they are not indicative of overall operating trends. While some of these items may be significant components of our GAAP net income, we believe that segment after-tax operating income is an appropriate measure that represents the net income attributable to the ongoing operations of the business. The criteria used by management to identify non-recurring items and to determine whether to exclude a non-recurring item from segment after-tax operating income include whether the item is infrequent and:

 --   is material to the segment's after-tax operating income; or

 --   results from a business restructuring; or

 --   results from a change in the regulatory environment; or

 --   relates to other unusual circumstances (e.g., litigation).

Non-recurring items excluded by management from segment after-tax operating income may vary from period to period. Because such items are excluded based on management's discretion, inconsistencies in the application of management's selection criteria may exist. Segment after-tax operating income is not a substitute for net income determined in accordance with GAAP, and may be different from similarly titled measures of other companies.

                                                                                               FOR THE NINE
                                                                  FOR THE YEAR ENDED           MONTHS ENDED
                                                                     DECEMBER 31,              SEPTEMBER 30,
                                                              ---------------------------    -----------------
                                                               1998      1999      2000       2000      2001
                                                              ------    ------    -------    ------    -------
                                                                               (IN MILLIONS)
SEGMENT DATA:
Segment after-tax operating income (loss)(9):
  Life and Annuity..........................................  $ 37.1    $ 46.7    $  19.6    $ 33.0    $  38.2
  Investment Management.....................................    19.8      23.9       23.9      20.6       (9.6)
  Venture Capital(10).......................................    25.7      90.9      180.2     174.6      (65.1)
  Corporate and Other(11)...................................   (23.0)    (15.3)     (17.5)    (16.5)     (11.4)
                                                              ------    ------    -------    ------    -------
    Total segment after-tax operating income (loss).........    59.6     146.2      206.2     211.7      (47.9)
                                                              ------    ------    -------    ------    -------
ADJUSTMENTS(12):
  Net realized investment gains (losses)....................    33.3      49.2       55.0      39.7      (24.1)
  Deferred policy acquisition costs adjustment..............      --        --     (141.8)       --         --
  Early retirement pension adjustment.......................      --     (17.6)        --        --      (11.3)
  Pension adjustment........................................      --        --         --        --        2.9
  Demutualization expense...................................      --        --      (14.1)     (6.0)     (22.9)
  Surplus tax...............................................      --     (11.2)     (10.4)     (4.7)      21.0
  Portfolio (loss) gain.....................................      --      (3.8)       3.1       3.1         --
  Loss on sublease transaction..............................      --        --        (.7)      (.7)        --
  Restructuring charges.....................................    (1.0)      (.7)        --        --         --
  Expenses of purchase of PXP minority interest.............      --        --        (.7)      (.7)     (49.9)
  Partnership gains.........................................      --        --         --        --        2.4
  Litigation settlement.....................................      --        --       (1.8)     (1.8)        --
                                                              ------    ------    -------    ------    -------
    Total after-tax adjustments.............................    32.3      15.9     (111.4)     28.9      (81.9)
                                                              ------    ------    -------    ------    -------
GAAP REPORTED:
  Income (loss) from continuing operations..................  $ 91.9    $162.1    $  94.8    $240.6    $(129.8)
                                                              ======    ======    =======    ======    =======

------------
 (1) See note 2 to our consolidated financial statements included in this prospectus for a summary of our significant accounting policies. The financial data presented above have been derived from our financial data, which have been retroactively restated to reflect the adoption of all applicable authoritative GAAP literature and accounting changes.

 (2) Includes $0.0 million, $(13.1) million, $0.0 million, $11.2 million and $10.4 million for the years ended December 1996, 1997, 1998, 1999 and 2000, respectively, and $4.7 million and $(21.0) million for the nine months ended September 30, 2000 and 2001, respectively, for surplus tax provisions by Phoenix Life. Surplus tax results from the operation of Section 809 of the Internal Revenue Code, which disallows as a deduction from taxable income a portion of a mutual life insurance company's policyholder dividends. Phoenix Life will not be subject to the surplus tax for 2001 and future years as a result of its demutualization in June 2001. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations by Segment."

 (3) During 1999, Phoenix Life discontinued the operations of three of its businesses which in prior years were reflected as reportable business segments:

      --   reinsurance operations;

      --   real estate management operations; and

      --   group life and health insurance operations.

     The discontinuation of these businesses resulted from the sales of several operations and the implementation of plans to withdraw from the remaining businesses. These transactions do not affect the comparability of the financial data presented above. The assets and liabilities of the discontinued operations have been excluded from the assets and liabilities of continuing operations and separately identified in the balance sheet data. Likewise, the income statement data have been restated for 1996, 1997 and 1998 to exclude from continuing operations the operating results of discontinued operations. See note 13 to our consolidated financial statements and note 9 to our unaudited interim consolidated financial statements included in this prospectus.

 (4) In the first quarter of 2001 we recognized the following cumulative effect adjustments for accounting changes:

      --   Venture Capital

     We record our investments in venture capital partnerships in accordance with the equity method of accounting. We record our share of the net equity in earnings of the venture capital partnerships in accordance with GAAP, using the most recent financial information received from the partnerships. Historically, this information has been provided to us on a one-quarter lag. Due to the recent volatility in the equity markets, we believe the one-quarter lag in reporting is no longer appropriate. Therefore, we have changed our method of applying the equity method of accounting to eliminate the quarterly lag in reporting.

     For the three months ended March 31, 2001 we recorded a charge of $48.8 million (net of income taxes of $26.3 million) representing the cumulative effect of this accounting change on the fourth quarter of 2000. The cumulative effect was based on the actual fourth quarter 2000 financial results as reported by the partnerships.

     In the first quarter of 2001, we removed the lag in reporting by estimating the change in our share of the net equity in earnings of the venture capital partnerships for the period from December 31, 2000, the date of the most recent financial information provided by the partnerships, to our then current reporting date of March 31, 2001. To estimate the net equity in earnings of the venture capital partnerships each quarter, we developed a methodology to estimate the change in value of the underlying investee companies in the venture capital partnerships. For public investee companies, we used quoted market prices at the end of the quarter, applying liquidity discounts to these prices in instances where such discounts were applied in the underlying partnerships' financial statements. For private investee companies, we applied a public industry sector index to roll the value forward for each quarter. We have applied this methodology consistently each quarter with subsequent adjustments to reflect market events reported by the partnerships (e.g., new rounds of financing, initial public offerings and writedowns by the general partners). In addition, we will annually revise the valuations we have assigned to the investee companies to reflect the valuations contained in the audited financial statements received from the venture capital partnerships. Our venture capital earnings remain subject to volatility.

      --   Securitized financial instruments

     Effective April 1, 2001, we adopted EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Certain Investments ("EITF 99-20"). This pronouncement requires investors in certain asset-backed securities to record changes in their estimated yield on a prospective basis and to apply specific evaluation methods to these securities for an other-than-temporary decline in value. Upon adoption of EITF 99-20, we recorded a $20.5 million charge to net income as a cumulative effect of accounting change, net of income taxes.

      --  Derivatives

     Effective January 1, 2001, we adopted a new accounting pronouncement, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This adoption resulted in a cumulative adjustment of $3.9 million (net of income taxes of $2.1 million). See note 2 to our consolidated financial statements and note 5 to our unaudited interim consolidated financial statements included in this prospectus.

 (5) Pro-forma earnings per share was calculated based on 105.0 million shares outstanding for the years ended December 31, 1996, 1997, 1998, 1999 and 2000 and for the nine months ended September 30, 2001. For the nine months ended September 30, 2001, the calculation was based on 105.3 million shares outstanding, which represents a weighted average amount.

 (6) Policyholder liabilities include reserves for future policy benefits, as well as other policyholder funds and policyholder dividends.

 (7) In accordance with accounting practices prescribed by the New York State Insurance Department, policyholder surplus for 1996 and subsequent periods includes $175 million of total principal amount of surplus notes outstanding.

 (8) This statutory reserve is intended to mitigate changes to the balance sheet as a result of fluctuations in asset values.

 (9) Segment operating income excludes net realized investment gains and non-recurring items and segment data do not include consolidation and elimination entries related to intersegment amounts. See note 12 to our consolidated financial statements and note 7 to our unaudited interim consolidated financial statements included in this prospectus.

(10) Venture capital income is our share of the venture capital partnerships' reported earnings. Reported earnings include realized and unrealized investment gains. See note 2 to our consolidated financial statements and note 4 to our unaudited interim consolidated financial statements included in this prospectus for further information regarding our accounting policies for venture capital. See also footnote (4) above.

(11) Corporate and Other includes items that are not directly allocable to any of our other segments, including unallocated capital, unallocated revenues and expenses, certain international operations, our property and casualty company investment and the runoff of our group pension and guaranteed investment contract businesses.

(12) Adjustments include net realized investment gains and some non-recurring items. We evaluate segment performance on the basis of segment after-tax operating income. Realized investment gains and some non-recurring items are excluded because they are not considered by management when evaluating the financial performance of the segments. The size and timing of realized investment gains are often subject to management's discretion. The non-recurring items are removed from segment after-tax operating income if, in management's opinion, they are not indicative of overall operating trends. While some of these items may be significant components of our GAAP net income, we believe that segment after-tax operating income is an appropriate measure that represents the net income attributable to the ongoing operations of the business. The criteria used by management to identify non-recurring items and to determine whether to exclude a non-recurring item from segment after-tax operating income include whether the item is infrequent and:

      --   is material to the segment's after-tax operating income; or

      --   results from a business restructuring; or

      --   results from a change in the regulatory environment; or

      --   relates to other unusual circumstances (e.g., litigation).

     Non-recurring items excluded by management from segment after-tax operating income may vary from period to period. Because such items are excluded based on management's discretion, inconsistencies in the application of management's selection criteria may exist. Segment after-tax operating income is not a substitute for net income determined in accordance with GAAP, and may be different from similarly titled measures of other companies. Non-recurring items include:

      -- an increase to deferred policy acquisition costs amortization resulting from a change in estimated future investment earnings due to a reallocation in December 2000 of assets supporting participating life policies. See "Business--General Account and Separate Account Investments--Asset Reallocation;"

      -- charges incurred in 1999 and 2001 in connection with early retirement programs;

      -- reduction in pension plan cost due to a change in the corridor used to amortize deferred gains and losses;

      --   expenses related to the demutualization;

      -- changes in surplus tax liability. As a mutual life insurance company, Phoenix Life was subject, in the periods indicated, to a surplus tax limiting the ability of mutual insurance companies to deduct the full amount of policyholder dividends from taxable income. Phoenix Life will not be subject to such surplus tax for 2001 and future years as a result of its demutualization in June 2001. Reestimation of the surplus tax liability for prior years at September 30, 2001, resulted in the elimination of the liability;

      -- a charge incurred in 1999, and subsequent insurance recovery in the second quarter of 2000, related to the reimbursement of two mutual fund investment portfolios which had inadvertently sustained losses;

      --   expenses related to sublease transactions on certain office space;

      -- various restructuring charges, which include expenses resulting from a senior executive exercising certain rights under an employment agreement, charges related to the out-sourcing of fund accounting operations, and severance costs related to staff reductions resulting primarily from the closing of PXP's equity management department in Hartford and PXP's reductions in the institutional line of business;

      -- expenses related to the purchase of the PXP minority interest, including PXP's accrual of non-recurring compensation expenses of $57.0 million to cash out restricted stock, $5.5 million of related compensation costs, non-recurring retention costs of $15.0 million and non-recurring transaction costs of $3.9 million. Income taxes of $31.5 million were calculated using PXP's effective tax rate of 38.8%;

      --   gains related to distributions from PXP partnership investments; and

      -- a charge related to a litigation settlement with former clients of PXP and its former financial consulting subsidiary.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of consolidated earnings to fixed charges for the years and the periods indicated:

                                                                                         FOR THE NINE
                                                             FOR THE YEAR ENDED          MONTHS ENDED
                                                                DECEMBER 31,             SEPTEMBER 30,
                                                      --------------------------------   -------------
                                                      1996   1997   1998   1999   2000       2001
                                                      ----   ----   ----   ----   ----   -------------
Ratio of Earnings to Fixed Charges..................  9.1    6.2    5.7    8.3    5.5          --(3)
                                                      ===    ===    ===    ===    ===         ===
Supplemental Ratio:
Ratio of earnings to fixed charges -- Operating
  income(1)(2)......................................  4.9    2.6    3.8    6.9    9.6          --(4)
                                                      ===    ===    ===    ===    ===         ===

     For purposes of computing these ratios, earnings consist of income from continuing operations before income taxes (benefit), minority interest and equity in earnings of and interest earned from investments in unconsolidated subsidiaries plus the distributed income of equity investees and fixed charges. Fixed charges consist of interest expense and an imputed interest component for rental expense.

(1) Earnings for this ratio exclude non-recurring items. See "Summary Historical Financial Data" for further description of non-recurring items.

(2) Operating income is not a substitute for net income determined in accordance with GAAP, and may be different from similarly titled measures of other companies.

(3) Due to our loss for the nine months ended September 30, 2001, the ratio coverage was less than 1:1. We would need additional earnings of $237.6 million to achieve a coverage ratio of 1:1.

(4) Due to our loss for the nine months ended September 30, 2001, the ratio coverage was less than 1:1. We would need additional earnings of $155.5 million to achieve a coverage ratio (adjusted as described above) of 1:1.

                                  RISK FACTORS

     An investment in the bonds involves a number of risks. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before investing in the bonds. Any of the risks described below could result in a significant or material adverse effect on our business, financial condition or results of operations, and a corresponding adverse effect on our ability to satisfy our obligations to you under the bonds.

RISKS RELATED TO OUR BUSINESS

DOWNTURNS IN SECURITIES MARKETS HAVE ADVERSELY AFFECTED AND COULD CONTINUE TO ADVERSELY AFFECT REVENUES FROM OUR INVESTMENT MANAGEMENT BUSINESS. CONTINUED MARKET DOWNTURNS AND SIGNIFICANT VOLATILITY COULD ADVERSELY AFFECT SALES OF OUR INVESTMENT MANAGEMENT, VARIABLE UNIVERSAL LIFE AND VARIABLE ANNUITY PRODUCTS. SALES OF OUR VARIABLE UNIVERSAL LIFE PRODUCTS COULD BE PARTICULARLY AFFECTED BY A GENERAL ECONOMIC DOWNTURN.

     The U.S. securities markets have experienced strong growth over much of the last five years. Among other measures of market performance, from 1996 through the first quarter of 2000 the Nasdaq Composite Index increased 335% and the Standard & Poor's 500 Index increased 143%. This market performance had a positive effect on our fee revenues from our investment management business and variable life and variable annuity products, as more investors and funds entered the securities markets and our assets under management grew. Since the second quarter of 2000, however, the U.S. securities markets have experienced both significant volatility and a general decline. From April 1, 2000 through September 30, 2001, the Nasdaq Composite Index and the Standard & Poor's 500 Index fell 67% and 31%, respectively. These market declines have been accompanied by increased volatility.

     There are two main ways in which market declines and volatility have affected, or have the potential to affect, our revenues negatively:

      -- First, significant market volatility or declines may cause potential purchasers of our products to refrain from new or additional investments, and current investors to withdraw from the markets or reduce their rates of ongoing investment. To date, we have not experienced reduced sales of variable life insurance and annuity products. We have, however, experienced a reduction in deposits in our mutual fund and managed account products. It is possible, however, that we could begin to experience a decline in sales if securities markets continue to decline or to exhibit significant volatility.

      -- Second, because the revenues of our investment management and variable products businesses are to a large extent based on fees related to the value of assets under our management, the decline in the securities markets has reduced, and could further reduce, our fee revenues by reducing the value of the investment assets we manage. Our assets under management at September 30, 2001 were 24% less than at December 31, 1999. The risk of a further decline in assets under management is heightened by the fact that as of September 30, 2001, approximately 8% of our variable universal life insurance assets under management, and approximately 52% of our variable annuity assets under management, were not subject to any surrender penalties. To date, we have not experienced increasing policy or annuity surrender rates. It is possible, however, that we could begin to experience increasing surrenders if securities markets continue to decline or exhibit significant volatility. The surrender charges applicable to our variable universal life insurance policies and variable annuities typically decline over a period of years and generally expire after 10 years. Moreover, surrenders of life insurance policies and annuities require faster amortization of deferred policy acquisition costs, which would reduce our profitability. Our total expense for amortization of deferred policy acquisition costs in 2000 was $356.0 million. For further information on the withdrawal characteristics of our outstanding life insurance policies and annuity contracts, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

     In addition to the effects of declining or volatile securities markets, a general economic downturn could have a negative impact on sales of our variable universal life policies. In a slowing economy or recession, households in our target affluent and high net worth market likely would seek to invest more defensively, including by devoting an increased portion of their investable assets to fixed income products. Our variable universal life products, however, do not offer as great an array of fixed income investment options as they do equity investment options, which could cause our revenues from sales of variable universal life policies to decline. While we offer fixed income universal life products, the market for these products is more competitive than the market for variable universal life products. As a result, a shift in demand towards fixed income universal life products could cause our sales from variable universal life products to decline.

CHANGES IN INTEREST RATES COULD HARM CASH FLOW AND PROFITABILITY IN OUR LIFE AND ANNUITY BUSINESSES.

     Cash flows relating to, and the profitability of, our life insurance and annuity businesses are sensitive to interest rate changes. In periods of increasing interest rates, life insurance policy loans and surrenders and withdrawals may increase, as policyholders seek investments with higher perceived returns. This process could result in cash outflows requiring us to sell invested assets at a time when the prices of those assets are adversely affected by the increase in market interest rates, which could cause us to suffer realized investment losses.

     Conversely, during periods of declining interest rates, a decrease in the spread between interest and dividend rates to policyholders and returns on our investment portfolio could adversely affect our profitability. During such periods, life insurance and annuity products may be relatively more attractive investments, resulting in increased premium payments on products with flexible premium features, repayment of policy loans and increased percentages of policies remaining in force during a period when we are earning lower returns on our own new investments. For this reason, a sustained period of declining interest rates could cause cash flow problems for us. In addition, lower returns on our investments could prove inadequate for us to meet contractually guaranteed minimum payments to holders of our life and annuity products; for example, in the third quarter of 1998, when interest rates had reached 40-year lows, our rate of return on new investments only narrowly exceeded the rates of such guaranteed payments. We also face the risk in a declining interest rate environment that borrowers may prepay or redeem mortgages and bonds in our investment portfolio as they seek to borrow at lower market rates, so that we might have to reinvest proceeds we receive from these prepayments or redemptions in lower interest-bearing investments. In a typical year, for each 100 basis point drop in interest rates, our net investment income on new money invested would decrease by approximately $15.0 million. The cumulative effect would increase each year as less income would yield less investable cash flow.

A DOWNGRADE IN OUR CLAIMS PAYING ABILITY OR FINANCIAL STRENGTH RATINGS COULD INCREASE POLICY SURRENDERS AND WITHDRAWALS, ADVERSELY AFFECT RELATIONSHIPS WITH DISTRIBUTORS AND REDUCE NEW SALES. ANY OF THESE OCCURRENCES WOULD REDUCE OUR REVENUES FROM SALES OF LIFE INSURANCE POLICIES.

     Claims paying ability ratings, sometimes referred to as financial strength ratings, indicate a rating agency's view of an insurance company's ability to meet its obligations to its insureds. These ratings are therefore key factors underlying the competitive position of life insurers. In particular, several of the non-affiliated distributors of our life insurance products refuse to do business with insurance companies that are rated lower than AA- for financial strength by Standard & Poor's Ratings Services (or the equivalent of such rating issued by other recognized ratings agencies). Phoenix Life currently has ratings of AA- ("Very Strong") from Standard & Poor's, Aa3 ("Excellent") from Moody's Investors Service, Inc., A ("Excellent") from A.M. Best Company, Inc. and AA ("Very High") from Fitch IBCA. A ratings downgrade or the potential for such a downgrade for Phoenix Life could materially increase the number of policy surrenders and withdrawals by policyholders of cash values from their policies, adversely affect relationships with distributors of our life insurance products, reduce new sales and adversely affect our ability to compete. Any of these occurrences could have a material adverse effect on our revenues from sales of life insurance policies. See "Business--Claims Paying Ability Ratings."

SOME OF OUR INVESTMENTS OUTSIDE THE CLOSED BLOCK HAVE LIMITED LIQUIDITY, WHICH COULD HURT OUR CASH FLOW.

     The plan of reorganization relating to the demutualization required Phoenix Life to establish and operate an arrangement, known as a closed block, to ensure that the reasonable dividend expectations of policyholders who own certain individual insurance policies of Phoenix Life are met, and that benefits under such policies are paid. Phoenix Life must retain within the closed block the cash flows produced by closed block assets in order to pay policy benefits and dividends to closed block policyholders, which means that these cash flows are not available to us to meet unexpected cash needs in our other businesses. The assets that are within the closed block include a substantial portion of our most liquid assets.

     As of September 30, 2001, $2.4 billion, or 44%, of the invested assets outside the closed block consisted of investments in private debt securities, mortgage loans, real estate, policy loans, equity securities and limited partnership interests, including our venture capital investments, all of which have limited liquidity. If we need to sell such investments because we require significant amounts of cash on short notice in excess of our normal cash requirements, as could be the case if we experience unexpectedly sudden and high volumes of non-participating insurance policy and annuity surrenders, we might have difficulty doing so at attractive prices or in a timely manner. This could cause a drain on our cash and therefore limit the cash we have available to meet our other obligations, including payments of interest on the bonds.

WE MIGHT NEED TO FUND DEFICIENCIES IN OUR CLOSED BLOCK, WHICH WOULD RESULT IN A REDUCTION IN NET INCOME AND COULD RESULT IN A REDUCTION IN INVESTMENTS IN OUR ONGOING BUSINESS AND A REDUCTION IN DIVIDENDS TO STOCKHOLDERS.

     The plan of reorganization relating to the demutualization required Phoenix Life to establish and operate an arrangement, known as a closed block, to ensure that the reasonable dividend expectations of policyholders who own certain individual insurance policies of Phoenix Life are met, and that benefits under such policies are paid. We have allocated assets to the closed block in an amount that will produce cash flows which, together with anticipated revenues from the policies included in the closed block, are reasonably expected to be sufficient to support obligations and liabilities relating to these policies, including, but not limited to, provisions for the payment of claims and certain expenses and taxes, and to provide for the continuation of the policyholder dividend scales in effect for 2000, if the experience underlying such scales continues, and for appropriate adjustments in such scales if the experience changes. Our allocation of assets to the closed block was based on actuarial assumptions about our payment obligations to closed block policyholders, as well as assumptions about the investment earnings the closed block assets will generate over time. Since such assumptions are to some degree uncertain, it is possible that the cash flows generated by the closed block assets and the anticipated revenues from the policies included in the closed block will prove insufficient to provide for the benefits guaranteed under these policies. We would have to fund the shortfall resulting from this insufficiency. Moreover, even if these assets, cash flows and revenues are sufficient, we may choose to support closed block policyholder dividend payments with assets and cash flows from outside of the closed block.

OUR INVESTMENT MANAGEMENT PRODUCT SALES ARE HIGHLY DEPENDENT ON OUR RELATIONSHIPS WITH NON-AFFILIATED DISTRIBUTORS. IF THESE RELATIONSHIPS ENDED OR DIMINISHED, OUR REVENUES WOULD SUFFER ACCORDINGLY.

     We sell our products through our affiliated retail producers and non-affiliated advisors, broker-dealers and other financial intermediaries. Non-affiliated distribution sources have contributed significantly to our sales in recent years. In particular, Merrill Lynch, with over 15,000 registered representatives, accounted for 47% of our Investment Management private client asset inflows in the first nine months of 2001. The loss or diminution of our relationships with non-affiliated distributors could materially reduce our revenues from sales of our investment management products. The risk of such loss or diminution is significant and ongoing, since we face substantial competition in seeking to convince non-affiliated distributors to sell our investment products, rather than those offered by our competitors.

THE INDEPENDENT TRUSTEES OF OUR MUTUAL FUNDS AND CLOSED-END FUNDS, AS WELL AS INTERMEDIARY PROGRAM SPONSORS, MANAGED ACCOUNT CLIENTS AND INSTITUTIONAL INVESTMENT MANAGEMENT CLIENTS, COULD TERMINATE THEIR CONTRACTS WITH US. THIS WOULD REDUCE OUR INVESTMENT MANAGEMENT FEE REVENUES.

     Each of the mutual funds and closed-end funds for which PXP acts as investment adviser or sub-adviser is registered under the Investment Company Act of 1940 and is governed by a board of trustees. The

Investment Company Act requires that at least 40% of these trustees be unaffiliated with PXP. Each fund's trustees have the duty of deciding annually whether to renew the contract appointing PXP to manage the fund. Under its contracts, PXP is paid investment advisory fees, which in the first nine months of 2001 totaled $96.2 million, or 48% of our total Investment Management revenues. Trustees have a fiduciary duty to act in the best interests of the shareholders of their funds. Either the trustees or the shareholders may terminate an advisory contract with PXP and move the assets to another investment adviser. The trustees also may deem it to be in the best interests of a mutual fund's shareholders to make decisions adverse to us, including reducing the compensation paid to PXP or limiting PXP's ability to transfer an advisory contract.

     Our investment management agreements with institutional clients generated fees of $35.1 million in the first nine months of 2001, representing 17% of our total Investment Management revenues. Our investment management agreements with intermediary program sponsors (who "wrap," or make available, our investment products within the management agreements they have with their own clients) and direct managed account clients generated fees of $47.7 million in the first nine months of 2001, representing 24% of our total Investment Management revenues. These agreements, as well as our investment management agreements with institutional clients, are generally terminable by these sponsors and clients upon short notice without penalty. As a result, there would be little impediment to these sponsors or clients terminating our agreements if they became dissatisfied with our performance. During 2000 our private client and institutional funds experienced total net redemptions of $957.0 million. This was due principally to a combination of management changes and portfolio underperformance at one of our affiliated asset managers.

     The termination of any of the above agreements representing a material portion of assets under management would adversely affect our Investment Management fee revenues.

FUTURE SUCCESS IN VENTURE CAPITAL IS UNCERTAIN, WHICH MEANS THAT THIS SEGMENT'S CONTRIBUTION TO OUR INCOME FROM CONTINUING OPERATIONS MIGHT NOT CONTINUE AT ITS HISTORIC LEVELS.

     In recent periods Venture Capital has represented a large component of our total income from continuing operations. Income from Venture Capital represented 28%, 56% and 190% of our total income from continuing operations in 1998, 1999 and 2000, respectively. Our Venture Capital portfolio has a large technology component and includes investments in other sectors, such as telecommunications, the asset values of which tend to move in close relation with the technology sector. For a further discussion of the composition of our venture capital investments, see "Business--Venture Capital Segment."

     While our partnership investments performed particularly well from 1998 through 2000, their performance depends upon the economic performance of the underlying assets held by the partnerships, which is difficult to predict.

     In addition, the returns we achieve in Venture Capital depend in large part on the efforts and performance results obtained by the managers of the partnerships in which we invest. We have neither an active role in the day-to-day management of the partnerships in which we invest, nor the ability to approve the specific investment or management decisions made by the managers of the partnerships. Although we evaluate each potential partnership investment based on criteria such as the performance history of the partnership and its manager, as well as the partnership's investment strategies, the past performance of a partnership and its manager may not be a reliable indicator of future results. Furthermore, the managers, key personnel and investment strategies of a partnership may change at any time without our consent.

     In the first nine months of 2001 our venture capital investments decreased our income from continuing operations by $65.1 million. This decrease resulted primarily from equity market declines in the technology sector and other related sectors. It is possible that we will continue to experience declines related to our venture capital investments. For a discussion of the accounting and valuation methods used for our venture capital investments, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Venture Capital Segment" and note 4 to our unaudited interim consolidated financial statements.

WE FACE INCREASING COMPETITION IN LIFE AND ANNUITY AND INVESTMENT MANAGEMENT FROM MUTUAL FUND COMPANIES, BANKS, INVESTMENT MANAGEMENT FIRMS AND OTHER INSURANCE COMPANIES. THIS COMPETITION MAY IMPAIR OUR ABILITY TO RETAIN EXISTING CUSTOMERS, ATTRACT NEW CUSTOMERS AND MAINTAIN OUR PROFITABILITY.

     We face strong and increasing competition in Life and Annuity and Investment Management. We believe that our ability to compete is based on a number of factors, including product features, investment performance, service, price, distribution capabilities, scale, commission structure, name recognition and financial strength ratings. While there is no single company that we identify as a dominant competitor in either of our operating segments, the nature of these businesses means that our actual and potential competitors include a large number of mutual fund companies, banks, investment management firms and other insurance companies, many of which have advantages over us in one or more of the above competitive factors. Recent industry consolidation, including acquisitions of insurance and other financial services companies in the U.S. by international companies, has resulted in larger competitors with financial resources, marketing and distribution capabilities and brand identities that are stronger than ours. Larger firms also may be able to offer, due to economies of scale, more competitive pricing than we can. We are not among the top ten U.S. investment management or life insurance companies, as measured by assets under management or total assets, respectively. In addition, some of our competitors are regulated differently than we are, which may give them a competitive advantage; for example, many non-insurance company providers of financial services are not subject to the costs and complexities of regulation by multiple states.

     Our ability to compete in Investment Management depends in particular on our investment performance. We will not be able to accumulate and retain assets under management if our investment results underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales. For example, from 1993 through 1999, we experienced net asset withdrawals in our retail investment management business. We attribute this in part to underperformance in some of our mutual funds.

     We compete for distribution sources in both of our operating segments. We believe that our success in competing for distributors depends on factors such as our financial strength and on the services we provide to, and the relationships we develop with, these distributors. Our distributors are generally free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors' needs, we may not be able to establish and maintain satisfactory relationships with distributors of our life insurance, annuity and investment management products. Accordingly, our revenues and profitability would suffer.

     National banks, with their pre-existing customer bases for financial services products, may increasingly compete with insurers, as a result of recently enacted legislation removing restrictions on bank affiliations with insurers. This legislation, the Gramm-Leach-Bliley Act of 1999, permits mergers that combine commercial banks, insurers and securities firms under one holding company. Until passage of the Gramm-Leach-Bliley Act, prior legislation had limited the ability of banks to engage in securities-related businesses and had restricted banks from being affiliated with insurance companies. The ability of banks to increase their securities-related business or to affiliate with insurance companies may materially and adversely affect sales of all of our products by substantially increasing the number and financial strength of our potential competitors.

     See "Business--Life and Annuity Segment--Competition;"
"Business--Investment Management Segment--Competition;" and "Regulation."

WE COULD HAVE MATERIAL LOSSES IN THE FUTURE FROM OUR DISCONTINUED REINSURANCE BUSINESS.

     In 1999, we discontinued the operations of our former reinsurance segment. We sold our individual life reinsurance business. The remaining business was reinsurance of group accident and health and group life risks. We adopted a plan to stop writing new contracts covering these risks and end our existing contracts as soon as those contracts would permit. However, we remain liable for claims under those contracts.

     We have established reserves for claims and related expenses that we expect to pay on our discontinued group accident and health reinsurance business. These reserves are a net present value amount that is based on currently known facts and estimates about, among other things, the amount of insured losses and expenses that we believe we will pay, the period over which they will be paid, the amount of reinsurance we believe we will collect under our finite reinsurance and the other reinsurance discussed below to cover our losses and the likely legal and administrative costs of winding down the business. In 2000, we strengthened our reserves for our discontinued reinsurance business by $97 million (pre-tax). Total reserves were $40 million at September 30, 2001. In addition, in 1999 we purchased finite aggregate excess-of-loss reinsurance to further protect us from unfavorable results from this discontinued business. The initial premium for this coverage was $130 million. The maximum coverage available is currently $175 million and increases to $230 million by 2004. The amount of our reserves plus the amount available from our finite reinsurance together totaled $215 million as of September 30, 2001, and represent our best estimate of the provisions required for the payment of our entire remaining loss exposure on the discontinued group accident and health reinsurance business.

     Because we must use estimates in establishing our loss and expense reserves, they are subject to uncertainty. In the case of our discontinued group accident and health reinsurance business, several factors make estimating the required provisions more difficult. First, it may take a number of years for the claims on the large majority of the remaining business to be reported to us. In many cases, the types of losses involved will develop over a relatively long period. Further, some of our remaining contracts cover losses that will be incurred in 2001 and subsequent years. For these reasons, we cannot know today what our actual claims experience will be.

     In addition, we are involved in two sets of disputes relating to certain portions of our discontinued group accident and health reinsurance business.

      -- Unicover disputes. The first set arises out of the activities of Unicover Managers, Inc., or Unicover. Unicover organized and managed a group, or pool, of insurance companies, which reinsured the life and health insurance components of workers' compensation insurance policies issued by various property and casualty insurance companies. Phoenix Life was a member of this pool. Under Unicover's underwriting authority, the pool wrote a dollar amount of reinsurance coverage that was many times greater than originally estimated. As a member of the Unicover pool, Phoenix Life is involved in several proceedings in which the pool members assert that they can deny coverage to certain insurers which claim that they purchased reinsurance coverage from the pool.

           Further, Phoenix Life was, along with Sun Life Assurance of Canada and Cologne Life Reinsurance Company, a retrocessionaire (meaning a reinsurer of other reinsurers) of the Unicover pool, providing the pool members with reinsurance of the risks the pool members had assumed. In September 1999, Phoenix Life joined an arbitration proceeding which Sun Life had begun against the members of the Unicover pool. In this arbitration, Phoenix Life and Sun Life seek to cancel their retrocession agreement with the pool on the grounds that material misstatements and nondisclosures were made to them about, among other things, the amount of risks they would be reinsuring. Because Phoenix Life's total exposure to Unicover-related losses is larger in its role as a retrocessionaire of the Unicover pool than in its role as a member of that pool, success by Phoenix Life in this arbitration would reduce its exposure to these losses by almost half.

           In its capacity as a retrocessionaire of the Unicover pool, Phoenix Life had an extensive program of its own reinsurance in place to protect it from financial exposure to the risks it had assumed. Currently, Phoenix Life is involved in separate arbitration proceedings with three of its own retrocessionaires, which are seeking, on various grounds, to avoid paying any amounts to Phoenix Life. It is also possible that other retrocessionaires might try to avoid paying their obligations to us; some of our reinsurers have reserved their right to possibly assert defenses, although such a reservation of rights does not necessarily mean that they will. Because the same retrocession program that covers Phoenix Life's Unicover business covers a significant portion of its other group accident and health reinsurance business, Phoenix Life could have additional material losses if one or more of its retrocesssionaires successfully avoids its obligations.

           If we are not successful in our action to cancel the retrocession agreement with the Unicover pool, our current best estimate of the net present value of the amount of our liability for claims that will be made to us, net of reinsurance premiums paid to us, under that agreement is approximately $230 million (not including litigation costs and other expenses of administering the wind-down of the business). This estimate is based on an independent actuarial study and a court victory by the Unicover pool denying reinsurance coverage on one large contract. This estimate could change, principally because it is based on an actuarial projection of future claims that the underlying property and casualty insurers will have to pay; actual claims could be more or less. Further, this estimate does not account for collection of any amounts from Phoenix Life's own retrocessionaires; Phoenix Life estimates that substantially all of this exposure would be covered by its own retrocessionaires, if they pay their obligations. If Phoenix Life is not able to cancel its obligation as a retrocessionaire, but one or more of its own reinsurers succeeds in not paying Phoenix Life, Phoenix Life could incur substantial losses.

      -- London reinsurance market disputes. The second set of disputes involves personal accident business that was reinsured in the mid-1990s in the London reinsurance market, in which Phoenix Life participated. The disputes involve multiple layers of reinsurance, and allegations that the reinsurance program created by the brokers involved in placing those layers was interrelated and devised to disproportionately pass losses to a top layer of reinsurers. Many companies who participated in this business are involved in arbitrations in which those top layer companies are attempting to avoid their obligations on the basis of misrepresentation. Because of the complexity of the disputes and the reinsurance arrangements, many of these companies are currently participating in negotiations of the disputes for certain contract years, and Phoenix Life believes that similar discussions will follow for the remaining years. Although Phoenix Life is vigorously defending its contractual rights, Phoenix Life is actively involved in the attempt to reach negotiated business solutions.

     In establishing our provisions described above for the payment of insured losses and expenses on this discontinued business, which provisions totaled $215 million in the aggregate as of September 30, 2001, we have made assumptions about the likely outcome of the disputes described above, including an assumption that substantial recoveries would be available from our reinsurers on all of our discontinued reinsurance business. However, the inherent uncertainty of arbitrations and lawsuits, including the uncertainty of estimating whether any settlements we may enter into in the future would be on favorable terms, makes it hard to predict the outcomes with certainty. Given the need to use estimates in establishing loss reserves, and the difficulty in predicting the outcome of arbitrations and lawsuits, our actual net ultimate exposure likely will differ from our current estimate. If future facts and circumstances differ significantly from our estimates and assumptions about future events with respect to the Unicover, London market or other portions of our discontinued reinsurance business, our current reserves may need to be increased materially, with a resulting material adverse effect on our results of operations and financial condition.

A CHALLENGE TO THE PLAN OF REORGANIZATION OR TO THE APPROVAL OF THE PLAN BY THE NEW YORK SUPERINTENDENT OF INSURANCE MIGHT ADVERSELY AFFECT THE TERMS OF THE DEMUTUALIZATION AND THE MARKET PRICE OF OUR BONDS.

     In order to become effective, the plan of reorganization had to be approved by the New York Superintendent of Insurance after a public hearing based on a finding, among other things, that the plan is fair and equitable to policyholders. The public hearing was held on March 19, 2001 and the Superintendent approved the plan on June 1, 2001.

     Section 326 of the New York Insurance Law provides that orders issued by the New York Superintendent are subject to judicial review by proceeding under
Article 78 of the Civil Practice Law and Rules, which provides that all challenges must be commenced within four months of the date the order becomes final and binding. The four month period during which the New York Superintendent's order was subject to challenge has lapsed.

     If the New York Superintendent's approval of the plan of reorganization were successfully challenged in court, it could result in modification of the plan or the New York Superintendent's approval of the plan being set aside. A successful challenge would probably create uncertainty surrounding the terms and effectiveness of the plan. However, to succeed, the challenger would have to prove that the New York Superintendent's approval of the plan was arbitrary and capricious or an abuse of discretion, made in violation of lawful procedures, affected by error of law, or not supported by substantial evidence. Further, Section 7312 discourages frivolous challenges. A challenging party might have to post a bond or other security for our reasonably likely legal and related expenses. If the action were terminated, the court might determine that we could take all or part of this security to pay our costs.

     At the public hearing relating to the plan, some policyholders and others raised objections to certain aspects of the plan. These objections alleged, among other things, that the plan was not fair and equitable to policyholders of Phoenix Life. Two pending lawsuits seek to challenge Phoenix Life's reorganization and the adequacy of the information provided to policyholders regarding the plan of reorganization. We believe that both of these lawsuits lack merit. The first of these lawsuits, Andrew Kertesz v. Phoenix Home Life Mut. Ins. Co., et al., was filed on April 16, 2001, in the Supreme Court of the State of New York for New York County. The plaintiff seeks to maintain a class action on behalf of a putative class consisting of the eligible policyholders of Phoenix Life as of December 18, 2000, the date the plan of reorganization was adopted. Plaintiff seeks compensatory damages for losses allegedly sustained by the class as a result of the demutualization, punitive damages and other relief. The defendants named in the lawsuit include Phoenix Life, The Phoenix Companies, Inc. directors of Phoenix Life, as well as Morgan Stanley & Co. Incorporated, financial advisor to Phoenix Life in connection with the plan of reorganization.

     The second lawsuit, Paulette M. Fantozzi v. Phoenix Home Life Mut. Ins. Co., et al., was filed on August 23, 2001, in the Supreme Court of the State of New York for New York County. The allegations and relief requested in this class-action complaint are virtually identical to the allegations and relief sought in the Kertesz lawsuit. The defendants named in the Fantozzi action are the same as those named in Kertesz.

     On October 19, 2001, motions to dismiss the claims asserted in the Kertesz and Fantozzi lawsuits were filed. These motions are pending. We intend to vigorously defend against all the claims asserted in these pending lawsuits.

     On October 22, 2001, Andrew Kertesz filed a proceeding pursuant to Article 78 of the New York Civil Practice Law and Rules, Andrew Kertesz v. Gregory V. Serio, et al., in the Supreme Court of New York for New York County. The Article 78 petition seeks to vacate and annul the decision and order of the New York Superintendent, dated June 1, 2001, approving the plan of reorganization. The petition names as respondents the New York Superintendent, Phoenix Life, The Phoenix Companies, Inc., and the directors of Phoenix Life. We believe that the allegations of the petition are meritless and intend to vigorously defend against all the claims asserted.

     Another lawsuit that sought to challenge the plan of reorganization, Billie
J. Burns v. Phoenix Home Life Mut. Ins. Co., et al., was filed on April 4, 2001, in the Circuit Court of Cook County, Illinois County Department, Chancery Division. A motion to dismiss that action was filed on May 4, 2001. On October 2, 2001, the court entered an order dismissing the action for want of prosecution.

     We are not aware of any other lawsuits challenging the plan. However, it is not certain that we are aware of all lawsuits that have been commenced or that additional lawsuits will not be commenced in the future. A successful challenge to the plan would have a material adverse effect on our business, results of operations and financial condition.

WE MIGHT BE UNABLE TO ATTRACT OR RETAIN PERSONNEL WHO ARE KEY TO OUR BUSINESS, ESPECIALLY IN INVESTMENT MANAGEMENT.

     The success of our business is dependent to a large extent on our ability to attract and retain key employees. Our investment management business, in particular, depends on the employment of experienced securities analysts and portfolio managers. In addition, both of our operating segments are dependent on the employment of highly productive sales personnel. Competition in the job market for these types of professionals is generally intense, and is particularly acute with respect to experienced securities analysts and portfolio managers such as those needed by PXP. In general, our employees are not subject to employment contracts or non-compete arrangements.

RISKS RELATED TO REGULATION AND PROPOSED LEGISLATION

ELIMINATION OR MODIFICATION OF THE FEDERAL ESTATE TAX COULD ADVERSELY AFFECT REVENUES FROM OUR LIFE INSURANCE PRODUCTS, BECAUSE SOME OF THEM ARE SPECIFICALLY DESIGNED AND MARKETED AS POLICIES THAT HELP A DECEDENT'S HEIRS TO PAY THIS TAX.

     Legislation enacted in the spring of 2001 will increase the size of estates exempt from the federal estate tax and phase in reductions in the estate tax rate between 2002 and 2009 and repeal the estate tax entirely in 2010. Under the legislation, the estate tax will be reinstated, without the increased exemption or reduced rate, in 2011 and thereafter. A substantial reduction or repeal of the federal estate tax would likely have a negative impact on our revenues from the sale of estate planning products, including in particular our new sales of second-to-die life insurance policies. These policies insure the lives of both a husband and wife, with the policy proceeds payable after both spouses have died. A second-to-die policy effectively enables a couple to pre-fund their heirs' estate tax obligations by making the policy proceeds available to the heirs at the time estate taxes are due. Second-to-die policies are often purchased by couples whose assets are largely illiquid, and whose heirs otherwise might have to attempt to liquidate part of the estate in order to pay the tax. Second-to-die policies represented 35% of our new life insurance premiums and deposits in 2000, and the repeal, increase in exemption or the reduction of the rate, of the federal estate tax may reduce the attractiveness of second-to-die policies sold for this purpose.

CHANGES IN INSURANCE AND SECURITIES REGULATION COULD AFFECT OUR PROFITABILITY BY IMPOSING FURTHER RESTRICTIONS ON THE CONDUCT OF OUR BUSINESS.

     Our life insurance business is subject to comprehensive state regulation and supervision throughout the U.S. State insurance regulators and the National Association of Insurance Commissioners, or the NAIC, continually reexamine existing laws and regulations, and may impose changes in the future that put further regulatory burdens on us, thereby increasing our costs of business. This could materially adversely affect our results of operations and financial condition.

     The U.S. federal government does not directly regulate the insurance business. However, federal legislation and administrative policies in areas which include employee benefit plan regulation, financial services regulation and federal taxation and securities laws could significantly affect the insurance industry and our costs.

     We and some of the policies, contracts and other products that we offer are subject to various levels of regulation under the federal securities laws administered by the Securities and Exchange Commission, or the SEC, as well as regulation by those states and foreign countries in which we provide investment advisory services, offer products or conduct other securities-related activities. We could be restricted in the conduct of our business for failure to comply with such laws and regulations. Future laws and regulations, or the interpretation thereof, could materially adversely affect our results of operations and financial condition by increasing our expenses in having to comply with these regulations.

RISKS RELATED TO THE OFFERING OF THE BONDS

BECAUSE OF OUR HOLDING COMPANY STRUCTURE, THE BONDS WILL BE SUBORDINATED TO ALL INDEBTEDNESS AND LIABILITIES OF OUR SUBSIDIARIES. IN ADDITION, THE BONDS WILL BE SUBORDINATED TO ANY OF OUR SECURED INDEBTEDNESS.

     We are a holding company and conduct substantially all of our operations through our subsidiaries, including Phoenix Life and PXP. As a result, claims of holders of the bonds will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries. Therefore, in the event of the bankruptcy, liquidation or dissolution of a subsidiary, following payment by such subsidiary of its liabilities, such subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise. In the event of a default under our subsidiaries' credit facilities, their creditors could elect to declare all amounts borrowed, together with accrued and unpaid interest and other fees, to be due and payable prior to any distributions by any such subsidiaries to us to pay interest or principal due on the bonds. In addition, if we caused a subsidiary to pay a dividend to enable us to make payments in respect of the bonds, and such transfer were deemed a fraudulent transfer or unlawful distribution, the holders of the bonds could be required to return the payment to (or for the benefit of) the creditors of such subsidiary. This would adversely affect our ability to make payments to holders of the bonds. Additionally, the bonds are unsecured and therefore will be effectively subordinated in right of payment to any future secured debt we may incur to the extent of the value of the assets securing such debt.

     As of September 30, 2001, as adjusted to give effect to the offering of the bonds and the application of a portion of the net proceeds from this offering to pay down $150.0 million of existing debt, as if such transaction and use of proceeds had each occurred on that date, the indebtedness, other than inter-company indebtedness, of The Phoenix Companies, Inc. and its subsidiaries would have totaled approximately $600.2 million, and the bonds would be structurally subordinated to $300.2 million of that amount.

WE WILL DEPEND UPON DIVIDENDS FROM PHOENIX LIFE TO REPAY THE BONDS.

     The bonds will be solely the obligations of The Phoenix Companies, Inc. As a result of the demutualization, Phoenix Life became our direct wholly owned subsidiary. Our ability to pay interest and principal amounts on the bonds will depend to a significant degree upon our receipt of dividends from Phoenix Life. If Phoenix Life is limited in its ability to pay dividends to us in the future, this could impair our ability to pay interest and principal due on the bonds. In particular, under the New York Insurance Law, the ability of Phoenix Life to pay stockholder dividends to us in any calendar year in excess of the lesser of:

     (1) 10% of Phoenix Life's surplus to policyholders as of the immediately preceding calendar year; or

     (2) Phoenix Life's statutory net gain from operations for the immediately preceding calendar year, not including realized capital gains,

will be subject to the discretion of the New York Superintendent of Insurance, and therefore we cannot be certain that Phoenix Life will actually be able to pay us dividends in excess of such threshold. We do not expect to receive significant dividend income from PXP for several years, because we expect that during this time PXP will use a substantial portion of its cash flows from operations to pay down its outstanding indebtedness. PXP currently has outstanding indebtedness, other than inter-company indebtedness, of approximately $275.2 million, consisting almost entirely of bank borrowings which are due for repayment in 2005 but are not subject to a fixed repayment schedule prior to maturity.

     Our subsidiaries have no obligation to pay interest or principal due on the bonds or to make funds available to us for that purpose, whether in the form of loans, dividends or other distributions. Accordingly, our ability to repay the bonds at maturity or otherwise may be dependent upon our ability to refinance the bonds, which will in turn depend, in large part, upon factors beyond our control.

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Liquidity Requirements and Sources" for a more detailed discussion of the way regulatory and contractual limitations imposed on our subsidiaries could affect our ability to service debt, including the bonds.

OUR OPTION TO REDEEM THE BONDS MAY ADVERSELY AFFECT YOUR RETURN ON THE BONDS.

     The bonds will be redeemable in whole or in part, at our option at any time
after             , 2006 or in whole, but not in part, at any time after
            , 2001 upon the occurrence of certain tax events. Redemption may occur at a time when prevailing interest rates are relatively low. If this happens, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the redeemed bonds. See "Description of the Bonds--Optional Redemption" and "Description of the Bonds--Redemption for Tax Reasons" for a more detailed discussion of redemption of the bonds.

THERE CURRENTLY EXISTS NO MARKET FOR THE BONDS, AND WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP.

     Prior to this offering, there has been no market for the bonds. We have been informed by the underwriters that they intend to make a market in the bonds after the offering is completed. However, the underwriters may cease their market-making at any time without notice. The liquidity of the trading market in the bonds, and the market price quoted for the bonds, may be adversely affected by many factors, including changes in the overall market for debt securities generally or the interest of securities dealers in making a market in the bonds and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. The bonds have been approved for listing on the New York Stock Exchange, subject to official notice of issuance; however we cannot assure you that an active public market will develop for the bonds.

                                USE OF PROCEEDS

     Our net proceeds from this offering of the bonds, after deducting underwriting discounts and commissions and other offering expenses, are
estimated to be approximately $               after deducting the underwriting
discounts and estimated offering expenses that we will have paid. We intend to use:

     - $150 million of the net proceeds to pay down existing bank loans of PXP under the master credit facility. These loans mature on December 7, 2001, January 7, 2002 and March 11, 2002, and bear interest at an average rate of 4.20% (the proceeds from such loans were used to fund previous acquisitions by PXP and to pay certain expenses related to the purchase of the PXP minority interest);

     - $100 million of the net proceeds to fund the acquisition of a 60% interest in Kayne Anderson Rudnick Investment Management LLC, a Los Angeles-based investment management firm; and

     - the remainder of the net proceeds for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of consolidated earnings to fixed charges for the years and the periods indicated:

                                                                                         FOR THE NINE
                                                             FOR THE YEAR ENDED          MONTHS ENDED
                                                                DECEMBER 31,             SEPTEMBER 30,
                                                      --------------------------------   -------------
                                                      1996   1997   1998   1999   2000       2001
                                                      ----   ----   ----   ----   ----   -------------
Ratio of Earnings to Fixed Charges..................  9.1    6.2    5.7    8.3    5.5          --(3)
                                                      ===    ===    ===    ===    ===         ===
Supplemental Ratio:
Ratio of earnings to fixed charges -- Operating
  income(1)(2)......................................  4.9    2.6    3.8    6.9    9.6          --(4)
                                                      ===    ===    ===    ===    ===         ===

     For purposes of computing these ratios, earnings consist of income from continuing operations before income taxes (benefit), minority interest and equity in earnings of and interest earned from investments in unconsolidated subsidiaries plus the distributed income of equity investees and fixed charges. Fixed charges consist of interest expense and an imputed interest component for rental expense.

(1) Earnings for this ratio exclude non-recurring items. See "Summary Historical Financial Data" for further description of non-recurring items.

(2) Operating income is not a substitute for net income determined in accordance with GAAP, and may be different from similarly titled measures of other companies.

(3) Due to our loss for the nine months ended September 30, 2001, the ratio coverage was less than 1:1. We would need additional earnings of $237.6 million to achieve a coverage ratio of 1:1.

(4) Due to our loss for the nine months ended September 30, 2001, the ratio coverage was less than 1:1. We would need additional earnings of $155.5 million to achieve a coverage ratio (adjusted as described above) of 1:1.

                              CERTAIN INFORMATION

GENERAL

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate as of the date of this prospectus.

STATISTICAL DATA

     This prospectus includes statistical data regarding the life insurance, annuity and investment management industries, as well as data regarding the affluent and high net worth market for financial services.

     Statistical data regarding the individual life insurance industry are based on information obtained by A.M. Best Company, or A.M. Best, an independent rating agency for the insurance industry.

     Statistical data regarding the variable life insurance industry are based on surveys, including the Tillinghast-Towers Perrin VALUE(TM) Variable Life-Fourth Quarter 2000 Survey, conducted by Tillinghast-Towers Perrin, or Tillinghast, management consultants and actuaries. Information was also provided by LIMRA International, or LIMRA, a membership organization that provides research and marketing information to financial services companies.

     Statistical data regarding the affluent and high net worth market for financial services are based on information supplied by the Spectrem Group, a financial services industry research and consulting firm. This information includes data from the Spectrem Group's 2000 Affluent Market Research Program, as well as the Spectrem Group's 1999 Penta-Millionaire Research Program. Estimates regarding intergenerational asset transfers are from an October 1999 study published by the Boston College Social Welfare Research Institute.

     These industry sources generally indicate that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe this information to be reliable, we have not independently verified it.

FORWARD-LOOKING INFORMATION

     This prospectus contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements relating to trends in, or representing management's beliefs about, our future strategies, operations and financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "should" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others:

      -- changes in general economic conditions, including changes in interest rates and the performance of financial markets;

      -- heightened competition, including with respect to pricing, entry of new competitors and the development of new products and services by new and existing competitors;

      -- our primary reliance, as a holding company, on dividends from our subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of our subsidiaries to pay such dividends;

      -- regulatory, accounting or tax changes that may affect the cost of, or demand for, our products or services;

      -- downgrades in the claims paying ability or financial strength ratings of our subsidiaries;

      -- discrepancies between actual claims experience and assumptions used in setting prices for the products of insurance subsidiaries and establishing the liabilities of such subsidiaries for future policy benefits and claims relating to such products;

      -- movements in the equity markets, which could affect our investment results, including those from venture capital, the fees we earn from assets under management and the demand for our variable products;

      --   our success in achieving our planned expense reductions; and

      --   other risks and uncertainties described herein under "Risk Factors."

We specifically disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                 CAPITALIZATION

     The following table presents our consolidated capitalization as of September 30, 2001 and pro forma to give effect to the offering and the sale of the bonds in the aggregate principal amount of $300 million and the application of the estimated net proceeds from that sale to repay debt.

                                                                             DEBT
                                                              HISTORICAL   OFFERING   PRO FORMA
                                                              ----------   --------   ---------
                                                                        (IN MILLIONS)
Debt:
  Notes payable.............................................   $  450.2      $         $
Equity:
  Preferred stock, par value $.01 per share; 250.0 million
     shares authorized; none issued.........................         --        --          --
  Common stock ($.01 par value, 1.0 billion shares
     authorized; 103.4 million shares issued and outstanding
     at September 30, 2001).................................        1.1                   1.1
Treasury stock, at cost (3.0 million shares at September 30,
  2001).....................................................      (42.6)                (42.6)
Additional paid-in capital..................................    2,410.2
Accumulated deficit.........................................      (23.3)                (23.3)
Accumulated other comprehensive income......................       21.1                  21.1
                                                               --------      ----      ------
     Total equity...........................................    2,366.5
                                                               --------      ----      ------
       Total capitalization.................................   $2,816.7      $         $
                                                               ========      ====      ======

                       SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth our selected historical consolidated financial data as of and for each of the five years ended December 31, 2000, and as of and for the nine months ended September 30, 2000 and 2001. Prior to June 25, 2001 Phoenix Life was the parent company of our consolidated group. In connection with the demutualization, Phoenix Life became our subsidiary and The Phoenix Companies, Inc. became the parent company of our consolidated group.

     We have derived the selected historical consolidated financial data for the years ended December 31, 1998, 1999 and 2000 and as of December 31, 1999 and 2000 from our audited consolidated financial statements included in this prospectus. We have derived the selected historical consolidated financial data for the years ended December 31, 1996 and 1997 and as of December 31, 1996, 1997 and 1998 from our audited consolidated financial statements not included in this prospectus. We have derived the selected historical consolidated income statement data for the nine months ended September 30, 2000 and 2001 and the selected historical consolidated balance sheet data as of September 30, 2001 from our unaudited interim consolidated financial statements included in this prospectus. We have derived the selected historical consolidated balance sheet data as of September 30, 2000 from our unaudited interim consolidated financial statements not included in this prospectus.

     The unaudited interim historical consolidated financial data presented in the table below reflect all adjustments, consisting only of normal, recurring accruals, that we consider necessary for a fair statement of our consolidated financial position and results of operations for such periods and as of such dates. The results of operations for the nine months ended September 30, 2001 are not necessarily indicative of the results to be expected for the full year. We have prepared the selected historical consolidated financial data, other than statutory data, in conformity with GAAP. We have derived the statutory data from Phoenix Life's Annual Statements filed with insurance regulatory authorities and have prepared the statutory data in accordance with statutory accounting practices, which vary in certain respects from GAAP.

     You should read the following in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto included in this prospectus.

                                                                                                   FOR THE NINE
                                                                                                   MONTHS ENDED
                                                   FOR THE YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                         ----------------------------------------------------   -------------------
                                           1996       1997       1998       1999       2000       2000       2001
                                         --------   --------   --------   --------   --------   --------   --------
                                                          (IN MILLIONS, EXCEPT EARNINGS PER SHARE)
INCOME STATEMENT DATA:(1)
Revenues
  Premiums.............................  $1,015.7   $1,087.7   $1,175.8   $1,175.7   $1,147.4   $  871.3   $  836.0
  Insurance and investment product
    fees...............................     365.1      401.3      537.5      574.6      631.0      481.4      414.3
  Net investment income................     690.4      720.7      859.6      953.1    1,127.4      891.4      582.5
  Net realized investment gains
    (losses)...........................      78.9      111.0       58.2       75.8       89.2       66.0      (37.2)
                                         --------   --------   --------   --------   --------   --------   --------
    Total revenues.....................   2,150.1    2,320.7    2,631.1    2,779.2    2,995.0    2,310.1    1,795.6
                                         --------   --------   --------   --------   --------   --------   --------
Benefits and expenses
  Policy benefits and increase in
    policy liabilities.................   1,125.9    1,201.9    1,409.8    1,373.1    1,409.8    1,050.5    1,056.7
  Policyholder dividends...............     311.7      343.6      351.6      360.5      378.0      279.5      301.7
  Amortization of deferred policy
    acquisition costs..................     119.9      103.1      138.0      147.9      356.0      116.6       95.3
  Amortization of goodwill and other
    intangible assets..................      15.4       35.3       28.8       40.1       36.9       27.4       37.3
  Interest expense.....................      17.4       28.0       29.8       34.0       32.7       24.4       21.1
  Other operating expenses.............     385.9      444.0      516.3      557.9      626.3      426.3      521.1
                                         --------   --------   --------   --------   --------   --------   --------
    Total benefits and expenses........   1,976.2    2,155.9    2,474.3    2,513.5    2,839.7    1,924.7    2,033.2
                                         --------   --------   --------   --------   --------   --------   --------
Income (loss) from continuing
  operations before income taxes
  (benefit), minority interest and
  equity in earnings of and interest
  earned from investments in
  unconsolidated subsidiaries..........     173.9      164.8      156.8      265.7      155.3      385.4     (237.6)
Income taxes (benefit)(2)..............      74.9       33.2       56.0       99.0       55.4      136.3     (106.9)
                                         --------   --------   --------   --------   --------   --------   --------
Income (loss) from continuing
  operations before minority interest
  and equity in earnings of and
  interest earned from investments in
  unconsolidated subsidiaries..........      99.0      131.6      100.8      166.7       99.9      249.1     (130.7)
Minority interest in net income of
  consolidated subsidiaries............       9.0        8.9       10.5       10.1       14.1       13.7        5.1
Equity in earnings of and interest
  earned from investments in
  unconsolidated subsidiaries..........        .8        2.1        1.6        5.5        9.0        5.2        6.0
                                         --------   --------   --------   --------   --------   --------   --------
Income (loss) from continuing
  operations...........................      90.8      124.8       91.9      162.1       94.8      240.6     (129.8)
Discontinued operations(3)
  Income from discontinued operations,
    net of income taxes................      30.0       44.9       45.2       36.1        9.4        8.1         --
  Loss on disposal, net of income
    taxes..............................        --         --         --     (109.0)     (20.9)     (21.7)        --
Cumulative effect of accounting changes
  for(4):
  Venture capital partnerships, net of
    income taxes.......................        --         --         --         --         --         --      (48.8)
  Securitized financial instruments,
    net of income taxes................        --         --         --         --         --         --      (20.5)
  Derivative financial instruments, net
    of income taxes....................        --         --         --         --         --         --        3.9
                                         --------   --------   --------   --------   --------   --------   --------
Net income (loss)......................  $  120.8   $  169.7   $  137.1   $   89.2   $   83.3   $  227.0   $ (195.2)
                                         ========   ========   ========   ========   ========   ========   ========
Earnings per share(5)                    $   1.15   $   1.62   $   1.31   $   0.85   $   0.79   $   2.15   $  (1.85)
                                         ========   ========   ========   ========   ========   ========   ========

                                                      AS OF DECEMBER 31,                        AS OF SEPTEMBER 30,
                                   ---------------------------------------------------------   ---------------------
                                     1996        1997        1998        1999        2000        2000        2001
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                         (IN MILLIONS)
BALANCE SHEET DATA:
Assets
General account assets...........  $11,230.5   $13,572.1   $13,700.4   $14,175.5   $14,911.1   $15,060.0   $16,224.4
Separate account assets..........    3,412.2     4,082.3     4,798.9     5,923.9     5,376.6     5,920.0     4,556.5
Net assets of discontinued
  operations(3)..................      220.4       260.6       298.7       187.6        25.5        32.8        20.8
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Total assets.................  $14,863.1   $17,915.0   $18,798.0   $20,287.0   $20,313.2   $21,012.8   $20,801.7
                                   =========   =========   =========   =========   =========   =========   =========
Liabilities
Policy liabilities and
  accruals(6)....................  $ 8,325.0   $10,192.5   $10,578.6   $10,899.8   $11,372.6   $11,223.2   $11,955.6
Policyholder deposit funds.......      573.9       560.4       531.7       538.2       678.4       624.4       898.5
Notes payable....................      490.4       471.1       449.3       499.4       425.4       489.4       450.2
Separate account liabilities.....    3,412.2     4,082.3     4,798.9     5,923.9     5,376.6     5,920.0     4,551.1
Other liabilities................      507.2       811.3       610.9       569.6       482.4       617.4       574.0
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Total liabilities............   13,308.7    16,117.6    16,969.4    18,430.9    18,335.4    18,874.4    18,429.4
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Minority interest in net assets
  of consolidated subsidiaries...      129.1       136.5        92.0       100.1       136.9       124.5         5.8
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Equity
Common stock.....................         --          --          --          --          --          --         1.1
Treasury stock...................         --          --          --          --          --          --       (42.6)
Additional paid-in capital.......         --          --          --          --          --          --     2,410.2
Retained earnings (accumulated
  deficit).......................    1,335.5     1,505.2     1,642.3     1,731.5     1,820.7     1,958.5       (23.3)
Accumulated other comprehensive
  income.........................       89.8       155.7        94.3        24.5        20.2        55.4        21.1
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Total equity.................    1,425.3     1,660.9     1,736.6     1,756.0     1,840.9     2,013.9     2,366.5
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Total liabilities and
      equity.....................  $14,863.1   $17,915.0   $18,798.0   $20,287.0   $20,313.2   $21,012.8   $20,801.7
                                   =========   =========   =========   =========   =========   =========   =========

                                                                                                AS OF OR FOR THE
                                                                                                NINE MONTHS ENDED
                                          AS OF OR FOR THE YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                                  ---------------------------------------------------------   ---------------------
                                    1996        1997        1998        1999        2000        2000        2001
                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                        (IN MILLIONS)
OTHER DATA:
Assets under management.........  $40,625.6   $54,742.8   $61,147.7   $73,181.4   $64,543.5   $69,745.2   $57,361.1
                                  =========   =========   =========   =========   =========   =========   =========
STATUTORY DATA:
Premiums and deposits...........  $ 2,365.8   $ 2,911.7   $ 2,578.8   $ 2,330.2   $ 2,344.8   $ 1,729.4   $ 2,147.1
                                  =========   =========   =========   =========   =========   =========   =========
Net income......................  $    73.0   $    66.6   $   108.7   $   131.3   $   266.1   $   361.5   $   112.1
                                  =========   =========   =========   =========   =========   =========   =========
Policyholder surplus(7).........  $   900.6   $   844.0   $   905.3   $ 1,054.1   $ 1,322.8   $ 1,430.4   $ 1,178.0
Asset valuation reserve
  ("AVR")(8)....................      201.6       308.8       300.3       373.2       560.4       568.3       148.0
                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
         Total surplus and
           AVR..................  $ 1,102.2   $ 1,152.8   $ 1,205.6   $ 1,427.3   $ 1,883.2   $ 1,998.7   $ 1,326.0
                                  =========   =========   =========   =========   =========   =========   =========

     We evaluate segment performance on the basis of segment after-tax operating income. Realized investment gains and some non-recurring items are excluded because they are not considered by management when evaluating the financial performance of the segments. The size and timing of realized investment gains are often subject to management's discretion. The non-recurring items are removed from segment after-tax operating income if, in management's opinion, they are not indicative of overall operating trends. While some of these items may be significant components of our GAAP net income, we believe that segment after-tax operating income is an appropriate measure that represents the net income attributable to the ongoing operations of the business. The criteria used by management to identify non-recurring items and to determine whether to exclude a non-recurring item from segment after-tax operating income include whether the item is infrequent and:

      --   is material to the segment's after-tax operating income; or

      --   results from a business restructuring; or

      --   results from a change in the regulatory environment; or

      --   relates to other unusual circumstances (e.g., litigation).

     Non-recurring items excluded by management from segment after-tax operating income may vary from period to period. Because such items are excluded based on management's discretion, inconsistencies in the application of management's selection criteria may exist. Segment after-tax operating income is not a substitute for net income determined in accordance with GAAP, and may be different from similarly titled measures of other companies.

                                                                                    FOR THE NINE
                                                          FOR THE YEAR ENDED        MONTHS ENDED
                                                             DECEMBER 31,          SEPTEMBER 30,
                                                       ------------------------   ----------------
                                                       1998     1999     2000      2000     2001
                                                       -----   ------   -------   ------   -------
                                                                      (IN MILLIONS)
SEGMENT DATA:
Segment after-tax operating income (loss)(9):
  Life and Annuity...................................  $37.1   $ 46.7   $  19.6   $ 33.0   $  38.2
  Investment Management..............................   19.8     23.9      23.9     20.6      (9.6)
  Venture Capital(10)................................   25.7     90.9     180.2    174.6     (65.1)
  Corporate and Other(11)............................  (23.0)   (15.3)    (17.5)   (16.5)    (11.4)
                                                       -----   ------   -------   ------   -------
     Total segment after-tax operating income
       (loss)........................................   59.6    146.2     206.2    211.7     (47.9)
                                                       -----   ------   -------   ------   -------
ADJUSTMENTS(12):
  Net realized investment gains (losses).............   33.3     49.2      55.0     39.7     (24.1)
  Deferred policy acquisition costs adjustment.......     --       --    (141.8)      --        --
  Early retirement pension adjustment................     --    (17.6)       --       --     (11.3)
  Pension adjustment.................................     --       --        --       --       2.9
  Demutualization expense............................     --       --     (14.1)    (6.0)    (22.9)
  Surplus tax........................................     --    (11.2)    (10.4)    (4.7)     21.0
  Portfolio (loss) gain..............................     --     (3.8)      3.1      3.1        --
  Loss on sublease transaction.......................     --       --       (.7)     (.7)       --
  Restructuring charges..............................   (1.0)     (.7)       --       --        --
  Expenses of purchase of PXP minority interest......     --       --       (.7)     (.7)    (49.9)
  Partnership gains..................................     --       --        --       --       2.4
  Litigation settlement..............................     --       --      (1.8)    (1.8)       --
                                                       -----   ------   -------   ------   -------
     Total after-tax adjustments.....................   32.3     15.9    (111.4)    28.9     (81.9)
                                                       -----   ------   -------   ------   -------
GAAP REPORTED:
  Income (loss) from continuing operations...........  $91.9   $162.1   $  94.8   $240.6   $(129.8)
                                                       =====   ======   =======   ======   =======

------------
 (1) See note 2 to our consolidated financial statements included in this prospectus for a summary of our significant accounting policies. The financial data presented above have been derived from our financial data, which have been retroactively restated to reflect the adoption of all applicable authoritative GAAP literature and accounting changes.

 (2) Includes $0.0 million, $(13.1) million, $0.0 million, $11.2 million and $10.4 million for the years ended December 1996, 1997, 1998, 1999 and 2000, respectively, and $4.7 million and $(21.0) million for the nine months ended September 30, 2000 and 2001, respectively, for surplus tax provisions by Phoenix Life. Surplus tax results from the operation of Section 809 of the Internal Revenue Code, which disallows as a deduction from taxable income a portion of a mutual life insurance company's policyholder dividends. Phoenix Life will not be subject to the surplus tax for 2001 and future years as a result of its demutualization in June 2001. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations by Segment."

 (3) During 1999, Phoenix Life discontinued the operations of three of its businesses which in prior years were reflected as reportable business segments:

       --   reinsurance operations;

       --   real estate management operations; and

       --   group life and health insurance operations.

     The discontinuation of these businesses resulted from the sales of several operations and the implementation of plans to withdraw from the remaining businesses. These transactions do not affect the comparability of the financial data presented above. The assets and liabilities of the discontinued operations have been excluded from the assets and liabilities of continuing operations and separately identified in the balance sheet data. Likewise, the income statement data have been restated for 1996, 1997 and 1998 to exclude from continuing operations the operating results of discontinued operations. See note 13 to our consolidated financial statements and note 9 to our unaudited interim consolidated financial statements included in this prospectus.

 (4) In the first quarter of 2001 we recognized the following cumulative effect adjustments for accounting changes:

       --   Venture Capital

     We record our investments in venture capital partnerships in accordance with the equity method of accounting. We record our share of the net equity in earnings of the venture capital partnerships in accordance with GAAP, using the most recent financial information received from the partnerships. Historically, this information has been provided to us on a one-quarter lag. Due to the recent volatility in the equity markets, we believe the one-quarter lag in reporting is no longer appropriate. Therefore, we have changed our method of applying the equity method of accounting to eliminate the quarterly lag in reporting.

     For the three months ended March 31, 2001 we recorded a charge of $48.8 million (net of income taxes of $26.3 million) representing the cumulative effect of this accounting change on the fourth quarter of 2000. The cumulative effect was based on the actual fourth quarter 2000 financial results as reported by the partnerships.

     In the first quarter of 2001, we removed the lag in reporting by estimating the change in our share of the net equity in earnings of the venture capital partnerships for the period from December 31, 2000, the date of the most recent financial information provided by the partnerships, to the reporting date of March 31, 2001. To estimate the net equity in earnings of the venture capital partnerships each quarter we developed a methodology to estimate the change in value of the underlying investee companies in the venture capital partnerships. For public investee companies, we used quoted market prices at the end of the quarter, applying liquidity discounts to these prices in instances where such discounts were applied in the underlying partnerships' financial statements. For private investee companies, we applied a public industry sector index to roll the value forward for each quarter. We have applied this methodology consistently each quarter with subsequent adjustments to reflect market events reported by the partnerships (e.g., new rounds of financing, initial public offerings and writedowns by the general partners). In addition, we will annually revise the valuations we have assigned to the investee companies to reflect the valuations contained in the audited financial statements received from the venture capital partnerships. Our venture capital earnings remain subject to volatility.

       --   Securitized Financial Instruments

     Effective April 1, 2001, we adopted EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Certain Investments ("EITF 99-20"). This pronouncement requires investors in certain asset-backed securities to record changes in their estimated yield on a prospective basis and to apply specific evaluation methods to these securities for an other-than-temporary decline in value. Upon adoption of EITF 99-20, we recorded a $20.5 million charge to net income as a cumulative effect of accounting change, net of income taxes.

       --   Derivatives

     Effective January 1, 2001, we adopted a new accounting pronouncement, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This adoption resulted in a cumulative adjustment of $3.9 million (net of income taxes of $2.1 million). See note 2 to our consolidated financial statements and note 5 to our unaudited interim consolidated financial statements included in this prospectus.

 (5) Pro-forma earnings per share was calculated based on 105.0 million shares outstanding for the years ended December 31, 1996, 1997, 1998, 1999 and 2000 and for the nine months ended September 30, 2000. For the nine months ended September 30, 2001, the calculation was based on 105.3 million shares outstanding, which represents a weighted average amount.

 (6) Policyholder liabilities include reserves for future policy benefits, as well as other policyholder funds and policyholder dividends.

 (7) In accordance with accounting practices prescribed by the New York State Insurance Department, policyholder surplus for 1996 and subsequent periods includes $175 million of total principal amount of surplus notes outstanding.

 (8) This statutory reserve is intended to mitigate changes to the balance sheet as a result of fluctuations in asset values.

 (9) Segment operating income excludes net realized investment gains and non-recurring items and segment data do not include consolidation and elimination entries related to intersegment amounts. See note 12 to our consolidated financial statements and note 7 to our unaudited interim consolidated financial statements included in this prospectus.

(10) Venture capital income is our share of the venture capital partnerships' reported earnings. Reported earnings include realized and unrealized investment gains. See note 2 to our consolidated financial statements and note 4 to our unaudited interim consolidated financial statements included in this prospectus for further information regarding our accounting policies for venture capital. See also footnote (4) above.

(11) Corporate and Other includes items that are not directly allocable to any of our other segments, including unallocated capital, unallocated revenues and expenses, certain international operations, our property and casualty company investment and the runoff of our group pension and guaranteed investment contract businesses.

(12) Adjustments include net realized investment gains and some non-recurring items. We evaluate segment performance on the basis of segment after-tax operating income. Realized investment gains and some non-recurring items are excluded because they are not considered by management when evaluating the financial performance of the segments. The size and timing of realized investment gains are often subject to management's discretion. The non-recurring items are removed from segment after-tax operating income if, in management's opinion, they are not indicative of overall operating trends. While some of these items may be significant components of our GAAP net income, we believe that segment after-tax operating income is an appropriate measure that represents the net income attributable to the ongoing operations of the business. The criteria used by management to identify non-recurring items and to determine whether to exclude a non-recurring item from segment after-tax operating income include whether the item is infrequent and:

       --   is material to the segment's after-tax operating income; or

       --   results from a business restructuring; or

       --   results from a change in the regulatory environment; or

       --   relates to other unusual circumstances (e.g., litigation).

     Non-recurring items excluded by management from segment after-tax operating income may vary from period to period. Because such items are excluded based on management's discretion, inconsistencies in the application of management's selection criteria may exist. Segment after-tax operating income is not a substitute for net income determined in accordance with GAAP, and may be different from similarly titled measures of other companies. Non-recurring items include:

       -- an increase to deferred policy acquisition costs amortization resulting from a change in estimated future investment earnings due to a reallocation in December 2000 of assets supporting participating life policies. See "Business--General Account and Separate Account Investments--Asset Reallocation;"

       -- charges incurred in 1999 and 2001 in connection with early retirement programs;

       -- reduction in pension plan cost due to a change in the corridor used to amortize deferred gains and losses;

       --   expenses related to the demutualization;

       -- changes in surplus tax liability. As a mutual life insurance company, Phoenix Life was subject, in the periods indicated, to a surplus tax limiting the ability of mutual insurance companies to deduct the full amount of policyholder dividends from taxable income. Phoenix Life will not be subject to such surplus tax for 2001 and future years as a result of its demutualization in June 2001. Reestimation of the surplus tax liability for prior years at September 30, 2001, resulted in the elimination of the liability;

       -- a charge incurred in 1999, and subsequent insurance recovery in the second quarter of 2000, related to the reimbursement of two mutual fund investment portfolios which had inadvertently sustained losses;

       --   expenses related to sublease transactions on certain office space;

       -- various restructuring charges, which include expenses resulting from a senior executive exercising certain rights under an employment agreement, charges related to the out-sourcing of fund accounting operations, and severance costs related to staff reductions resulting primarily from the closing of PXP's equity management department in Hartford and PXP's reductions in the institutional line of business;

       -- expenses related to the purchase of the PXP minority interest, including PXP's accrual of non-recurring compensation expenses of $57.0 million to cash out restricted stock, $5.5 million of related compensation costs, non-recurring retention costs of $15.0 million and non-recurring transaction costs of $3.9 million. Income taxes of $31.5 million were calculated using PXP's effective tax rate of 38.8%;

       --   gains related to distributions from PXP partnership investments; and

       -- a charge related to a litigation settlement with former clients of PXP and its former consulting subsidiary.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Management's discussion and analysis reviews our consolidated financial condition as of December 31, 1999 and 2000 and September 30, 2001; our consolidated results of operations for the years ended December 31, 1998, 1999 and 2000 and the nine months ended September 30, 2001; and, where appropriate, factors that may affect our future financial performance. You should read this discussion in conjunction with "Selected Historical Financial Data" and our consolidated financial statements and the notes thereto included in this prospectus.

OVERVIEW

     We are a leading provider of wealth management products and services offered through a variety of select advisors and financial services firms to serve the accumulation, preservation and transfer needs of the affluent and high net worth market, businesses and institutions. We refer to our products and services together as our wealth management solutions. We offer a broad range of life insurance, annuity and investment management solutions through a variety of distributors.

     We provide our wealth management solutions through two operating segments. Through Life and Annuity, we offer a variety of life insurance and annuity products, including universal, variable universal, whole and term life insurance, and a range of annuity offerings. Through Investment Management, we offer investment management products and services to both individuals and institutions. Products for individuals include managed accounts and open-end mutual funds. Institutional business consists of discretionary asset management services (where we are authorized to trade without the client's prior knowledge or consent) and non-discretionary asset management services provided primarily to corporations, multi-employer retirement and welfare benefit funds, endowments and foundations, as well as alternative financial products, including structured finance products and closed-end funds.

     We report our remaining activities as two additional segments: Venture Capital and Corporate and Other. Venture Capital includes investments primarily in the form of limited partner interests in venture capital funds, leveraged buyout funds and other private equity partnerships sponsored and managed by third parties. See "Business--Venture Capital Segment." Corporate and Other primarily contains several of our smaller subsidiaries and investment activities that are not of sufficient scale to be reported as segments, including the runoff of our group pension and guaranteed investment contract businesses. See "Business--Corporate and Other Segment." These segments are significant for financial reporting purposes, but do not contain products or services relevant to our core wealth management operations.

     We derive our revenues principally from:

      --   premiums on whole life insurance;

      -- insurance and investment product fees on variable life and annuity products and universal life products;

      --   investment management and related fees; and

      --   net investment income and net realized investment gains.

     Under GAAP, premium and deposit collections for variable life, universal life and annuity products are not recorded as revenues but are instead reflected on the balance sheet as an increase in separate account liabilities (in the case of variable products) or in policy liabilities and accruals or policyholder deposit funds (in the case of other products).

     Our expenses consist principally of:

      -- insurance policy benefits provided to policyholders, including interest credited on policyholders' general account balances;

      --   policyholder dividends;

      --   amortization of deferred policy acquisition costs;

      --   amortization of goodwill and other intangible assets;

      --   interest expense;

      --   other operating expenses; and

      --   income taxes.

     Our profitability depends principally upon:

      -- the adequacy of our product pricing, which is primarily a function of our ability to select underwriting risks, as well as our mortality experience, our ability to generate investment earnings, our ability to maintain expenses in accordance with our pricing assumptions, and our policies' persistency, meaning the percentage of policies remaining in force from year to year, as measured by premiums;

      --   the amount and composition of assets under management;

      -- the maintenance of our target spreads between the rate of earnings on our investments and dividend and interest rates credited to customers; and

      --   our ability to manage expenses.

     Prior to the demutualization, we focused on participating life insurance products, which pay policyholder dividends. As of December 31, 2000, 74% of our life insurance reserves were for participating policies. As a result, a significant portion of our expenses consists, and will continue to consist, of such policyholder dividends. Policyholder dividends are determined in large part based on actual interest, mortality and expense results as compared to guaranteed levels of such items under the related life insurance contracts. Our net income is reduced by the amounts of these dividends. Policyholder dividends paid were $351.6 million, $360.5 million and $378.0 million for the years ended December 31, 1998, 1999 and 2000, respectively.

     As described under "Business--Market Opportunity," we believe the affluent and high net worth market presents us with a substantial business opportunity. We began implementation of our wealth management strategy in 1997 in order to focus on the wealth management needs of this target market. Essential to this strategy was the expansion of both our non-participating product portfolio and our distribution channels, and a de-emphasis on sales of participating products. These steps accelerated the growth of our non-participating product sales. In 1997, only 31% of our annualized first-year life insurance premiums was attributable to non-participating products, whereas this percentage rose to 49% in 1998, 68% in 1999 and 86% in 2000.

     The positive trend in sales of non-participating products that had become clear by the end of 1999 reinforced our long-term commitment to our wealth management strategy. We expect that our continued execution of this strategy will result in future periods in an increasing portion of our revenues coming from non-participating policies. We believe that the implementation of our wealth management strategy has enhanced our revenues, and that it will continue to do so in future periods based on the growth potential of the affluent and high net worth market.

     External factors, such as competitive conditions and legislation and regulation relating to the life insurance, annuity and investment management industries, also may affect our profitability.

     Our sales and financial results over the last several years have been affected by economic and industry trends. Americans generally have begun to rely less on whole life insurance, defined benefit retirement plans and social security and other government programs to meet their post-retirement financial needs. Reflecting this trend, sales of our whole life insurance products have declined in recent years. Concurrently, the baby boom generation has begun to enter its prime savings years. These facts, coupled with the strong performance of the U.S. equities market in recent years, have had a positive effect on sales of our variable life and annuity products, mutual funds and managed account products. See "Business--Market Opportunity."

     We have benefited in Venture Capital from historical growth trends in the technology sector of the venture capital market. From 1998 through April 2000, the venture capital market generally profited from its focus on technology-related companies, and many of our venture capital investments have been in the technology sector. We recorded investment income from venture capital investments of $39.6 million in 1998, $139.9 million in 1999 and $277.3 million in 2000. We cannot be certain that we will experience similar returns in the future. This uncertainty is heightened by the fact that asset prices and company valuations in the technology sector have declined significantly since mid-2000. In the first nine months of 2001, Venture Capital results lowered our investment income by $100.2 million. In addition, we recorded a charge of $48.8 million, net of income taxes of $26.3 million, to reflect the cumulative effect of a change in accounting for our venture capital investments in the first quarter ended March 31, 2001. See "Risk Factors--Risks Related to Our Business--Future success in Venture Capital is uncertain, which means that this segment's contribution to our income from continuing operations might not continue at its historic levels." For a further discussion of the accounting and valuation methods used for venture capital investments, see "--Venture Capital Segment" and note 4 to our unaudited interim consolidated financial statements.

DISCONTINUED OPERATIONS

     We have discontinued the operations of several businesses that we concluded did not align with our business strategy. The discontinuation involved the sales of several operations and the implementation of plans to withdraw from other businesses.

     During 1999, we discontinued the operations of three of our business units:

      --   reinsurance operations;

      --   real estate management operations; and

      --   group life and health insurance operations.

     During 1999, we sold our real estate management business and signed a definitive agreement to sell our group life and health insurance business. This sale was completed in the second quarter of 2000. We recorded net pre-tax gains of $5.9 million in 1999 and $71.1 million in 2000 in connection with these dispositions.

     In addition, in 1999 we exited our reinsurance business, which included individual life reinsurance, group life and health reinsurance and group personal accident business, by selling the reinsurance business and placing the remaining group accident and health reinsurance business into runoff. We recognized pre-tax losses of $173.1 million in 1999 and $103.0 million in 2000, in connection with this exit. See "Business--Divestitures of Non-Core Businesses." Included in the 2000 loss is an increase in reserve estimates on the group accident and health reinsurance business of $97.0 million (pre-tax). See note 13 to our audited consolidated financial statements included in this prospectus.

     The assets and liabilities of the discontinued operations have been excluded from the assets and liabilities of continuing operations and separately identified on our consolidated balance sheet. Net assets of the discontinued operations totaled $298.7 million, $187.6 million and $25.5 million as of December 31, 1998, 1999 and 2000, respectively, and totaled $20.8 million as of September 30, 2001. Asset and liability balances of continuing operations as of December 31, 1998 have been restated to conform to the current year presentation. Similarly, our consolidated statement of income, comprehensive income and equity has been restated for 1998 to exclude from continuing operations the operating results of discontinued operations. See "Selected Historical Financial Data" and note 13 to our consolidated financial statements included in this prospectus for information about the operating results of our discontinued operations.

STRATEGIC ACQUISITIONS AND INVESTMENTS

     We have made several strategic acquisitions and investments designed to solidify our position as a leading provider of wealth management solutions through advisors to the affluent and high net worth market and to businesses and institutions.

  LIFE AND ANNUITY

      -- In 1997 we acquired a $1.4 billion block of individual life and single premium deferred annuity business of the former Confederation Life Insurance Company, or Confederation Life, a company in liquidation. A block purchased in liquidation is by its nature a runoff block and will decrease over time.

      -- In 1998 and 2000 we purchased, in a series of transactions, a total of 9% of the common stock of Clark/Bardes, Inc., or Clark/Bardes, which provides a variety of compensation and benefit services to corporations, banks and healthcare organizations.

      -- In 1999 we acquired a controlling interest in PFG Holdings, Inc., or PFG, which develops, markets and underwrites specialized individually customized life and annuity products.

      -- In 1999 we purchased for $29.1 million a 12% interest in Lombard International Assurance, S.A., or Lombard, a rapidly growing pan-European life insurer based in Luxembourg, which provides unit-linked life assurance products designed exclusively for high net worth investors.

      -- In 2000 we acquired a controlling interest in Main Street Management Company, or Main Street Management, a broker-dealer with approximately 250 registered representatives, which generated over 80% of its 2000 revenues from sales of variable annuities and mutual funds.

  INVESTMENT MANAGEMENT

      -- In a series of transactions from 1996 through May 2001, we acquired 22% of the common stock of Aberdeen Asset Management plc, or Aberdeen, a Scottish firm that manages assets of institutional and retail clients in several countries. In addition, we own subordinated notes of Aberdeen which are convertible at our option, subject to U.K. law.

      -- In 1997 we acquired a 75% interest in Seneca Capital Management LLC, or Seneca, an asset management firm based in San Francisco. Seneca is primarily an institutional manager with a notable presence in the endowment and foundation markets, as well as the affluent and high net worth market. In January 2001 Phoenix Life transferred a 6.5% interest in Seneca to Seneca's management.

      -- In 1997 we acquired Roger Engemann and Associates, Inc., or Engemann, an asset management firm based in Pasadena. Engemann has an established presence in the managed account business, as well as in the affluent and high net worth market.

      -- In 1999 we acquired the retail mutual fund and closed-end fund businesses of the Zweig Fund Group, or Zweig, a New York-based asset management firm. This acquisition broadened our investment style offerings to include a conservative approach to equity investing with market downside protection.

      -- On January 31, 2001 we acquired a 75% interest in Walnut Asset Management LLC, or Walnut, a Philadelphia-based investment management firm and Rutherford, Brown and Catherwood, LLC, or Rutherford, its affiliated registered broker-dealer. Walnut provides investment management services primarily to high net worth individuals. We believe the acquisition of Walnut will enhance our position in our target affluent and high net worth markets.

      -- On November 14, 2001, we acquired a 65% interest in Capital West Asset Management, LLC, or CapWest, a Denver-based investment management firm. CapWest provides investment management services primarily to high net worth individuals and institutional clients. We believe the acquisition of CapWest will enhance our position in our target affluent and high net worth markets.

      -- On November 12, 2001, we agreed to acquire a 60% interest in Kayne Anderson Rudnick Investment Management, LLC, or Kayne Anderson, a Los Angeles-based investment management firm. Kayne Anderson provides investment management services to high net worth individuals and institutional clients. We believe that the acquisition of Kayne Anderson will enhance our position in our target affluent and high net worth markets.

     See "Business--Life and Annuity Segment--Strategic Transactions;" "Business--Investment Management Segment--Strategic Transactions;" and note 12 to our consolidated financial statements and note 7 to our unaudited interim consolidated financial statements included in this prospectus.

PURCHASE OF PXP MINORITY INTEREST

     On September 10, 2000, Phoenix Life and PXP entered into an agreement and plan of merger, pursuant to which Phoenix Life agreed to purchase PXP's outstanding common stock owned by third parties, for a price of $15.75 per share. In connection with this merger, which closed on January 11, 2001, Phoenix Life paid total cash of $339.3 million to those stockholders. After the merger, some third party holders of PXP's convertible subordinated debentures converted their debentures, and PXP redeemed all remaining outstanding debentures held by third parties. PXP has made cash payments totaling $38.0 million in connection with these conversions and redemptions. In addition, PXP has accrued non-recurring compensation expenses of $57.0 million to cash out restricted stock, $5.5 million of related compensation costs, $15.0 million in non-recurring retention costs and $3.9 million in non-recurring transaction costs for the nine months ended September 30, 2001.

     As a result of the merger, PXP became a wholly owned subsidiary of Phoenix Life and PXP's shares of common stock were de-listed from the New York Stock Exchange. Pursuant to the plan of reorganization, on the effective date of the demutualization Phoenix Life transferred to a subsidiary designated by us all the outstanding shares of common stock of PXP for $640.0 million, the fair market value of those shares on that date.

     Phoenix Life obtained from internal sources the cash it paid to PXP's third party stockholders. In order to fund payments with respect to outstanding options and the redemption or conversion of its convertible subordinated debentures, in January 2001 PXP borrowed $95.0 million under its former credit facility.

     The purchase of the PXP minority interest as described above has resulted in intangible assets, primarily consisting of investment management contracts and goodwill, of $297.5 million, reflected on our consolidated balance sheet. We are amortizing investment management contracts over their estimated lives, which generally range from five to 16 years. We are amortizing goodwill over a period not to exceed 40 years.

RECENT PXP ACQUISITIONS

     On November 14, 2001, we acquired a 65% interest in CapWest for $5 million in cash. Under the terms of the purchase agreement, we may be obligated to pay additional consideration for our initial ownership interest depending upon CapWest's future revenue growth. In addition, under the terms of the purchase agreement, we will purchase an additional 10% ownership interest in CapWest. The remaining ownership interests in CapWest will be retained by its management. CapWest is a Denver-based investment management firm that provides investment management services to high net worth individuals, institutional accounts and sponsored managed accounts. At September 30, 2001, CapWest had approximately $175 million in assets under management.

     On November 12, 2001, we signed a definitive agreement to acquire a majority interest in Kayne Anderson. Under the terms of the purchase agreement, we will purchase an initial 60% interest in Kayne Anderson at closing and an additional 15% ownership interest in Kayne Anderson by 2007. The remaining ownership interests in Kayne Anderson will be retained by its management. The purchase agreement provides for a purchase price based upon revenues at the closing of the acquisition (expected in the first quarter of 2002) and, after payment of the initial purchase price, we may be obligated to pay additional consideration for the initial 60% interest depending upon Kayne Anderson's future revenue growth. Based on Kayne Anderson's current revenues, the purchase price is expected to be between $95 million and $100 million; however, a significant change in the value of Kayne Anderson's assets under management prior to closing could have a material impact on this estimate. Kayne Anderson is a Los Angeles-based investment management firm that provides investment management services to high net worth individuals, institutional accounts and sponsored managed accounts. The transaction does not include the firm's broker-dealer, Kayne Anderson Associates, or its hedge fund affiliate, Kayne Anderson Capital Advisors Inc. At September 30, 2001, Kayne Anderson had approximately $7.0 billion in assets under management.

THE DEMUTUALIZATION

     On June 25, 2001, the effective date of the demutualization, Phoenix Life converted from a mutual life insurance company to a stock life insurance company and became our wholly owned subsidiary.

     The plan of reorganization required that Phoenix Life establish and operate a closed block for the benefit of holders of certain individual life insurance policies of Phoenix Life. The purpose of the closed block is to protect the policy dividend expectations of the holders of the policies included in the closed block. The closed block will continue in effect until the date none of such policies is in force. On the effective date of the demutualization, Phoenix Life allocated to the closed block assets in an amount that is expected to produce cash flows which, together with anticipated revenues from the closed block policies, is reasonably expected to be sufficient to support obligations and liabilities relating to these policies, and for continuation of policy dividend scales payable in 2000, if the experience underlying such dividend scales continues. In addition, to the extent that the actual cumulative earnings in the closed block exceed the expected cumulative earnings, the excess of such earnings is used to establish a policyholder dividend obligation, or a PDO. The PDO will be used either to offset future unfavorable financial results in the closed block or to increase future policyholder dividend scales. The assets allocated to the closed block, any cash flows provided by those assets and the PDO will benefit solely the holders of policies included in the closed block.

     The assets and liabilities allocated to the closed block are recorded in our consolidated financial statements at their historical carrying values. The carrying value of the assets allocated to the closed block was less than that of the closed block liabilities at the effective date of the demutualization. The excess carrying value at the effective date represents the estimated future post-tax contribution expected from the operation of the closed block, which will be recognized in our consolidated income over the period the policies in the closed block remain in force.

     In funding the closed block, we made assumptions regarding the mortality rates, lapse rates, investment earnings (including a provision for defaults), premium taxes, federal income taxes and other items applicable to the policies contained in the closed block. Actual experience may, in the aggregate, be more favorable than we assumed in establishing the closed block. In that case, the policy dividend scale will be increased, and neither we nor our stockholders will benefit from that more favorable experience. Conversely, to the extent that actual experience is, in the aggregate, less favorable than we assumed in establishing the closed block, the policy dividend scale will be decreased, unless we choose to use assets from outside the closed block to support the dividends.

     In addition, Phoenix Life remains responsible for paying the benefits guaranteed under the policies included in the closed block, even if cash flows and revenues from the closed block prove insufficient. We funded the closed block to provide for these payments and for continuation of dividends paid under 2000 policy dividend scales, assuming the experience underlying such dividend scales continues. Therefore, we do not believe that Phoenix Life will have to pay these benefits from assets outside the closed block unless the closed block business experiences very substantial adverse deviations in investment, mortality, persistency or other experience factors. We intend to accrue any additional contributions necessary to fund guaranteed benefits under the closed block when it becomes probable that we will be required to fund any shortage.

     We incurred costs relating to the demutualization, excluding costs relating to the initial public offering, of approximately $37.1 million, net of income taxes of $9.5 million, of which $14.1 million was recognized for the year ended December 31, 2000 and $23.0 million was recognized for the nine months ended September 30, 2001. We estimate we will have additional expenses relating to the demutualization of approximately $1.8 million. Demutualization expenses consist of our cost of printing and mailing materials to policyholders and our aggregate cost of engaging independent accounting, actuarial, compensation, financial, investment banking and legal advisors and other consultants to advise us in the demutualization process and related matters, as well as other administrative costs. In addition, our costs include the fees and expenses of the advisors engaged by the New York State Insurance Department.

RESULTS OF OPERATIONS

     The following table presents summary consolidated financial data for the periods indicated.

                                                                                   FOR THE NINE
                                                  FOR THE YEAR ENDED               MONTHS ENDED
                                                     DECEMBER 31,                 SEPTEMBER 30,
                                           --------------------------------    --------------------
                                             1998        1999        2000        2000        2001
                                           --------    --------    --------    --------    --------
                                                                (IN MILLIONS)
Revenues
  Premiums...............................  $1,175.8    $1,175.7    $1,147.4    $  871.3    $  836.0
  Insurance and investment product
    fees.................................     537.5       574.6       631.0       481.4       414.3
  Net investment income..................     859.6       953.1     1,127.4       891.4       582.5
  Net realized investment gains
    (losses).............................      58.2        75.8        89.2        66.0       (37.2)
                                           --------    --------    --------    --------    --------
    Total revenues.......................   2,631.1     2,779.2     2,995.0     2,310.1     1,795.6
                                           --------    --------    --------    --------    --------
Benefits and expenses
  Policy benefits and increase in policy
    liabilities..........................   1,409.8     1,373.1     1,409.8     1,050.5     1,056.7
  Policyholder dividends.................     351.6       360.5       378.0       279.5       301.7
  Amortization of deferred policy
    acquisition costs....................     138.0       147.9       356.0       116.6        95.3
  Amortization of goodwill and other
    intangible assets....................      28.8        40.1        36.9        27.4        37.3
  Interest expense.......................      29.8        34.0        32.7        24.4        21.1
  Other operating expenses...............     516.3       557.9       626.3       426.3       521.1
                                           --------    --------    --------    --------    --------
    Total benefits and expenses..........   2,474.3     2,513.5     2,839.7     1,924.7     2,033.2
                                           --------    --------    --------    --------    --------
Income (loss) from continuing operations
  before income taxes (benefit), minority
  interest and equity in earnings of and
  interest earned from investments in
  unconsolidated subsidiaries............     156.8       265.7       155.3       385.4      (237.6)
Income taxes (benefit)...................      56.0        99.0        55.4       136.3      (106.9)
                                           --------    --------    --------    --------    --------
Income (loss) from continuing operations
  before minority interest and equity in
  earnings of and interest earned from
  investments in unconsolidated
  subsidiaries...........................     100.8       166.7        99.9       249.1      (130.7)
Minority interest in net income of
  consolidated subsidiaries..............      10.5        10.1        14.1        13.7         5.1
Equity in earnings of and interest earned
  from investments in unconsolidated
  subsidiaries...........................       1.6         5.5         9.0         5.2         6.0
                                           --------    --------    --------    --------    --------
Income (loss) from continuing
  operations.............................      91.9       162.1        94.8       240.6      (129.8)
Discontinued operations
  Income from discontinued operations,
    net of income taxes..................      45.2        36.1         9.4         8.1          --
  Loss on disposal, net of income
    taxes................................        --      (109.0)      (20.9)      (21.7)         --
Cumulative effect of accounting changes
  for:
  Venture capital partnerships, net of
    income taxes.........................        --          --          --          --       (48.8)
  Securitized financial instruments, net
    of income taxes......................        --          --          --          --       (20.5)
  Derivative financial instruments, net
    of income taxes......................        --          --          --          --         3.9
                                           --------    --------    --------    --------    --------
    Net income (loss)....................  $  137.1    $   89.2    $   83.3    $  227.0    $ (195.2)
                                           ========    ========    ========    ========    ========

  NINE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2000

     Premiums were $836.0 million for the nine months ended September 30, 2001, a decrease of $35.3 million, or 4%, from $871.3 million in the comparable period in 2000. Whole life premiums decreased $23.5 million, reflecting the shift to variable products, for which revenues are recognized through insurance and investment product fees. There was also a decrease in term premiums of $4.2 million and a $5.5 million decrease due to the runoff of the Confederation Life whole life business.

     Insurance and investment product fees were $414.3 million for the nine months ended September 30, 2001, a decrease of $67.1 million, or 14%, from $481.4 million for the comparable period in 2000. Investment Management fees decreased $46.2 million, primarily as a result of decreases in average assets under management due to negative investment performance. Life and Annuity fees decreased $4.8 million, primarily as a result of decreases in variable annuity funds under management due to negative investment performance, partially offset by increases in fees for variable universal life products as a result of increased sales. Corporate and Other fees decreased $11.1 million, primarily due to lower fees resulting from our decision to exit our physician practice management business in the third quarter of 2000.

     Net investment income was $582.5 million for the nine months ended September 30, 2001, a decrease of $308.9 million, or 35%, from $891.4 million for the comparable period in 2000. Venture Capital net investment income decreased $368.8 million due to market depreciation on portfolio stocks held in partnerships and a decrease in gains from partnerships' dispositions of stocks. Also, due to the recent volatility in the equity markets, during the first quarter of 2001 we changed our method of applying the equity method of accounting to our venture capital partnerships to eliminate the quarterly lag in reporting. See "-- Venture Capital Segment" and Note 4 of our unaudited interim consolidated financial statements. Life and Annuity net investment income increased $74.8 million due to higher average invested assets. Corporate and Other net investment income decreased $14.2 million, primarily the result of the sale of assets to fund the purchase of the PXP minority interest in January 2001, partially offset by the earnings on the IPO proceeds. Average invested assets, excluding venture capital partnerships, were $12,674.4 million as of September 30, 2001, an increase of $1,034.1 million, or 9% from $11,640.3 million as of September 30, 2000. The yield on average invested assets, excluding venture capital partnerships, was 7.5% for the nine months ended September 30, 2001, compared to 7.4% for the comparable period in 2000.

     Net realized investment losses were $37.2 million for the nine months ended September 30, 2001, a decrease of $103.2 million, or 156%, from $66.0 million in gains for the comparable period in 2000. Credit related realized losses of $28.6 million were recorded in 2001 on several debt securities. In 2001, a $4.7 million loss was recorded due to a subsequent price adjustment on the sale of our Cleveland office, which occurred in June 2000. In 2000, non-recurring gains of $110.6 million on the sale of common stock were recorded. Offsetting these were non-recurring interest-related losses on debt securities of $45.0 million.

     Policy benefits, increase in policy liabilities and policyholder dividends were $1,358.4 million for the nine months ended September 30, 2001, an increase of $28.4 million, or 2%, from $1,330.0 million for the comparable period in 2000, primarily due to higher dividends for participating whole life, including a $10 million increase to the PDO, and higher interest credited on the guaranteed interest account of variable annuities.

     Amortization of deferred policy acquisition costs was $95.3 million for the nine months ended September 30, 2001, a decrease of $21.3 million, or 18%, from $116.6 million for the comparable period in 2000. The decrease was primarily a result of lower margins from higher universal life death claims, and the $10 million increase to the PDO for participating whole life policies in the closed block.

     Amortization of goodwill and other intangible assets was $37.3 million for the nine months ended September 30, 2001, an increase of $9.9 million, or 36%, from $27.4 million for the comparable period in 2000, primarily due to the increase in Investment Management amortization of $13.8 million. This increase in amortization resulted from our purchase of the PXP minority interest in January 2001, our acquisition of a 75% interest in Walnut in January 2001 and our final payment of $50.0 million in September 2000 for the Engemann acquisition.

     Other operating expenses were $521.1 million for the nine months ended September 30, 2001, an increase of $94.8 million, or 22%, from $426.3 million for the comparable period in 2000. Life and Annuity other operating expenses increased $17.6 million due primarily to the growth of the Life and Annuity business, increases in compensation and related expenses due to the growth of the segment, including additions to our staff of wholesalers, increased expenses related to technology initiatives, the growth in WS Griffith and PFG, and the acquisition in July 2000 of Main Street Management. Investment Management other operating expenses increased $6.0 million primarily due to increases in various incentive compensation programs and non-compensation related costs in support of technology initiatives begun during the year. Corporate and Other operating expenses decreased $33.7 million primarily due to decreases in compensation, mainly incentive compensation, and our withdrawal from our physicians practice management business.

     Income tax benefit was $106.9 million for the nine months ended September 30, 2001, a decrease of $243.2 million, or 178%, from a $136.3 million income tax expense for the comparable period in 2000. This change reflects a tax benefit from operating losses in the nine months ended September 30, 2001, compared to a tax expense on operating gains in the nine months ended September 30, 2000. The effective tax rate increased to 45% for the nine months ended September 30, 2001 compared to the nominal tax rate of 35%, primarily due to the elimination of the surplus tax liability.

     Minority interest in net income of consolidated subsidiaries was $5.1 million for the nine months ended September 30, 2001, a decrease of $8.6 million, or 63%, from $13.7 million for the comparable period in 2000, due to our purchase of the PXP minority interest on January 11, 2001.

  YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

     Premiums were $1,147.4 million in 2000, a decrease of $28.3 million, or 2%, from $1,175.7 million in 1999. The decrease was due to the shift to variable products, for which revenues are recognized through insurance and investment product fees, and the runoff of the Confederation Life whole life business.

     Insurance and investment product fees were $631.0 million in 2000, an increase of $56.4 million, or 10%, from $574.6 million in 1999. Investment Management fees increased $40.1 million, primarily from increases in average assets under management due to investment performance from late 1999 through September 2000, offset, in part, by negative performance in the fourth quarter of 2000. Life and Annuity fees increased $25.0 million due to increased sales of variable products and investment performance from late 1999 through September 30, 2000, offset, in part, by negative investment performance in the fourth quarter of 2000. In addition, sales of non-affiliated products increased through WS Griffith, resulting in increased commission revenue to us. Corporate and Other fees decreased $14.1 million, primarily due to the sale of our property casualty distribution subsidiary in May 1999.

     Net investment income was $1,127.4 million in 2000, an increase of $174.3 million or 18%, from $953.1 million in 1999. Venture Capital net investment income increased $137.4 million due to partnership gains on dispositions of stocks and appreciation on the portfolio stocks held in partnerships. Average invested assets, excluding venture capital partnerships, were $11,696.3 million in 2000, an increase of $393.3 million, or 3%, from $11,303.0 million in 1999. The yield on average invested assets, excluding venture capital partnerships, of 7.5% was consistent over each period.

     Net realized investment gains were $89.2 million in 2000, an increase of $13.4 million, or 18%, from $75.8 million in 1999. The 2000 amount was principally due to realized gains of $130.2 million from the sale of common stock of National Oilwell and other common stocks, offset by losses, primarily interest-rate-related, of $33.8 million from the sale of debt securities. Factors affecting the 1999 results included non-recurring gains of $40.1 million related to the sale of our property and casualty distribution subsidiary, $18.5 million from repayment of mortgages, $2.9 million from sales of real estate properties and $18.5 million from other invested assets primarily as a result of the sale of part of our holdings in Emprendimiento Compartido, S.A., or EMCO.

     Policy benefits and increase in policy liabilities were $1,409.8 million in 2000, an increase of $36.7 million, or 3%, from $1,373.1 million in 1999. Policy benefits were higher for variable products, due to the growth in business. In addition, death benefits increased for traditional and group executive ordinary life insurance, offset by a decline in policy benefits due to the runoff of the Confederation Life block.

     Policyholder dividends were $378.0 million in 2000, an increase of $17.5 million, or 5% from $360.5 million in 1999, due primarily to the growth in cash values in existing whole life policies.

     Amortization of deferred policy acquisition costs was $356.0 million in 2000, an increase of $208.1 million, or 141%, from $147.9 million in 1999, due primarily to a one-time adjustment to deferred acquisition costs of $218.2 million in our participating block. In December 2000 we reallocated the assets supporting the participating life policies. This reallocation was approved by Phoenix Life's board of directors on December 18, 2000 and resulted in a reduction of approximately 71 basis points in the investment yield on the assets supporting participating policies. As a consequence, our regular evaluation of estimated future gross margins related to the participating policies resulted in a one-time increase in amortization of deferred acquisition costs due to the change in expected investment earnings from the invested assets allocated to support these policy liabilities. The reallocation of assets resulted in 2000 in the one-time adjustment to deferred policy acquisition costs described and will result in lower deferred policy acquisition cost amortization in future periods. See "Business--General Account and Separate Account Investments--Asset Reallocation."

     Amortization of goodwill and other intangible assets was $36.9 million in 2000, a decrease of $3.2 million, or 8%, from $40.1 million in 1999. Life and Annuity amortization decreased $5.8 million primarily due to a write-off of goodwill in 1999, offset by the increase in Investment Management amortization of $1.5 million. This increase resulted primarily from increased amortization related to our acquisition of Zweig in March 1999 and to the final payment of $50.0 million in September 2000 for the Engemann acquisition, and was offset, in part, by the reduction in intangible assets related to our sale of PXP's Cleveland operations in June 2000.

     Interest expense was $32.7 million in 2000, a decrease of $1.3 million, or 4%, from $34.0 million in 1999, due to the reduction in long-term debt by $74.0 million over the prior year.

     Other operating expenses were $626.3 million in 2000, an increase of $68.4 million, or 12%, from $557.9 million in 1999. Life and Annuity other operating expenses increased $24.6 million due primarily to increased compensation and related expenses reflecting continued growth in business, including additions to our staff of product specialists, incentive compensation and to investments in technology. Investment Management other operating expenses increased $35.9 million due to increases in various incentive compensation programs. Non-compensation related costs also increased primarily in support of company initiatives begun during the year. Corporate and Other operating expenses increased due to a contribution to our charitable foundation, expenses related to a decision to exit the physician practice management business and non-recurring demutualization expenses. These expenses were offset by a reduction in expenses due to the sale of our property and casualty distribution subsidiary in May 1999.

     Income taxes were $55.4 million in 2000, a decrease of $43.6 million, or 44%, from $99.0 million in 1999. The effective tax rate was 36.0% in 2000, relatively unchanged from 37.0% in 1999.

     Equity in earnings of and interest earned from investments in unconsolidated subsidiaries was $9.0 million in 2000, an increase of $3.5 million, or 64%, from $5.5 million in 1999, due primarily to our increased equity in the earnings of Aberdeen.

     Discontinued operations income from operations was $9.4 million in 2000, a decrease of $26.7 million, or 74%, from $36.1 million in 1999, due primarily to the sale of the group insurance operations in April 2000.

     Discontinued operations loss on disposal was $20.9 million in 2000, a decrease of $88.1 million, or 81%, from $109.0 million in 1999. In 2000, there was a gain on sale from the group operations of $71.7 million, offset by losses of $103.0 million related to our reinsurance operations.

  YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     Premiums were $1,175.7 million in 1999, showing virtually no change from 1998. Whole life premiums decreased $6.2 million, due primarily to the runoff of the Confederation Life whole life business. This decrease was offset by an increase in term life premiums of $6.0 million, due to increased sales.

     Insurance and investment product fees were $574.6 million in 1999, an increase of $37.1 million, or 7%, from $537.5 million in 1998. Investment Management fees increased $59.0 million, due to the acquisition of Zweig in March 1999, and due to an increase in average assets under management resulting primarily from strong investment performance. Life and Annuity insurance and investment product fees increased $29.4 million, or 12%, due to increased fund balances for our variable annuity and variable universal life products, resulting primarily from strong investment performance. Corporate and Other fees decreased $41.3 million, or 49%, primarily due to the sale of our property and casualty distribution subsidiary in May 1999.

     Net investment income was $953.1 million in 1999, an increase of $93.5 million, or 11%, from $859.6 million in 1998. Venture Capital net investment income increased $100.3 million from $39.6 million to $139.9 million, due to partnership gains on dispositions of stock and appreciation on the portfolio stocks held in the partnerships. Average invested assets, excluding venture capital partnerships, were $11,303.0 million in 1999, a decrease of $48.9 million, from $11,351.9 million in 1998. The yield on average invested assets, excluding venture capital partnerships, was 7.5% in 1998 and 1999.

     Net realized investment gains were $75.8 million in 1999, an increase of $17.6 million, or 30%, from $58.2 million in 1998. This increase was due to a gain of $40.1 million from the sale of our property and casualty distribution subsidiary, an increase in 1999 of realized gains on mortgage loans of $25.4 million due to the repayment of mortgages in excess of their carrying value, and an increase in gains from other invested assets of $23.1 million. These increases were offset by non-recurring gains in 1998 of $67.5 million on the sale of real estate properties.

     Policy benefits and increase in policy liabilities were $1,373.1 million in 1999, a decrease of $36.7 million, or 3%, from $1,409.8 million in 1998. Policy benefits in Life and Annuity were reduced primarily as a result of the runoff of the Confederation Life block of business, and due to improved mortality in our whole life and variable universal life products, which caused death benefits to decrease. These decreases in benefits were offset by increases in reserves for term insurance and variable universal life products, due to the growth in these lines of business. In addition, there were increased death benefits for group executive ordinary life insurance.

     Policyholder dividends were $360.5 million in 1999, an increase of $8.9 million, or 3%, from $351.6 million in 1998, due to growth in cash values in our existing whole life policies.

     Amortization of deferred policy acquisition costs was $147.9 million in 1999, an increase of $9.9 million, or 7%, from $138.0 million in 1998. Amortization expenses relating to variable annuity and universal life insurance products increased due to revised estimated gross profits.

     Amortization of goodwill and other intangible assets was $40.1 million in 1999, an increase of $11.3 million, or 39%, from $28.8 million in 1998. Investment Management amortization increased $8.3 million due to the acquisition of Zweig. Life and Annuity amortization increased $5.9 million due to a write-off of goodwill relating to recoverability testing performed in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Corporate and Other amortization decreased $2.9 million due to the sale of our property and casualty distribution subsidiary in May 1999.

     Interest expense was $34.0 million in 1999, an increase of $4.2 million, or 14%, from $29.8 million in 1998, due primarily to an increase in notes payable during the year. Notes payable increased by $50.1 million, or 11%, over 1998 due to an increase in our bank borrowing related to the acquisition of Zweig, offset in part by principal repayments during 1999.

     Other operating expenses were $557.9 million in 1999, an increase of $41.6 million, or 8%, from $516.3 million in 1998. Investment Management other operating expenses increased $37.9 million, of which $25.9 million related to the acquisition of Zweig and the remainder of which related to increased compensation and related expenses due to improved sales and performance. Life and Annuity other operating expenses increased $18.0 million, due primarily to increased incentive compensation and related expenses reflecting continued growth in the business. Corporate and other operating expenses decreased $38.1 million, due primarily to the sale of our property and casualty distribution subsidiary in May 1999. There was also a non-recurring charge of $17.6 million relating to increased pension expenses from an early retirement program.

     Income taxes were $99.0 million in 1999, an increase of $43.0 million, or 77%, from $56.0 million in 1998. Our effective tax rate was 37% in 1999, compared to 36% in 1998. The effective rate increased due primarily to an increase in surplus tax of $11.6 million. The surplus tax results from Section 809 of the Internal Revenue Code, which disallows as a deduction from taxable income a portion of a mutual life insurance company's policyholder dividends. We will not be subject to the surplus tax in 2001 and future years, as a result of the demutualization.

     Equity in earnings of and interest earned from investments in unconsolidated subsidiaries was $5.5 million in 1999, an increase of $3.9 million from $1.6 million in 1998, due primarily to our equity in the increased earnings of Aberdeen of $1.1 million, and of EMCO of $1.6 million.

     Income from discontinued operations, net of income taxes, was $36.1 million in 1999, a decrease of $9.1 million, or 20%, from $45.2 million in 1998. The decrease was due primarily to discontinuing our reinsurance operations as of January 1, 1999.

     Discontinued operations loss on disposal, net of income taxes, was $109.0 million in 1999. This loss was due to the loss on the runoff of our group accident and health reinsurance operations and sale of our life reinsurance operations of $173.1 million, offset by gains on the sale of our real estate management operations of $5.9 million. The effects of these transactions were offset by a net tax benefit of $58.2 million.

RESULTS OF OPERATIONS BY SEGMENT

     We evaluate segment performance on the basis of segment after-tax operating income. Realized investment gains and some non-recurring items are excluded because management does not consider them when evaluating the financial performance of the segments. The size and timing of realized investment gains are often subject to management's discretion. Non-recurring items are removed from segment after-tax operating income if, in management's opinion, they are not indicative of overall operating trends. While some of these items may be significant components of net income reported in accordance with GAAP, we believe that segment after-tax operating income is an appropriate measure that represents the net income attributable to the ongoing operations of our business. The criteria used by management to identify non-recurring items and to determine whether to exclude a non-recurring item from segment after-tax operating income include whether the item is infrequent and:

      --   is material to the segment's after-tax operating income; or

      --   results from a business restructuring; or

      --   results from a change in the regulatory environment; or

      --   relates to other unusual circumstances (e.g., litigation).

     Non-recurring items excluded by management from segment after-tax operating income may vary from period to period. Because such items are excluded based on management's discretion, inconsistencies in the application of management's selection criteria may exist. Segment after-tax operating income is not a substitute for net income determined in accordance with GAAP and may be different from similarly titled measures of other companies.

SEGMENT ALLOCATIONS

     We allocate capital to Investment Management on an historical cost basis and to insurance products based on 200% of company action level risk-based capital. We allocate net investment income based on the assets allocated to each segment. We allocate other costs and operating expenses to each segment based on a review of the nature of such costs, cost allocations using time studies, and other allocation methodologies.

     The following table presents a reconciliation of segment after-tax operating income to GAAP reported income from continuing operations.

                                                                               FOR THE NINE
                                                  FOR THE YEAR ENDED           MONTHS ENDED
                                                     DECEMBER 31,              SEPTEMBER 30,
                                              ---------------------------    -----------------
                                               1998      1999      2000       2000      2001
                                              ------    ------    -------    ------    -------
                                                               (IN MILLIONS)
SEGMENT AFTER-TAX OPERATING INCOME (LOSS):
  Life and Annuity..........................  $ 37.1    $ 46.7    $  19.6    $ 33.0    $  38.2
  Investment Management.....................    19.8      23.9       23.9      20.6       (9.6)
  Venture Capital...........................    25.7      90.9      180.2     174.6      (65.1)
  Corporate and Other.......................   (23.0)    (15.3)     (17.5)    (16.5)     (11.4)
                                              ------    ------    -------    ------    -------
     Total segment after-tax operating
       income (loss)........................    59.6     146.2      206.2     211.7      (47.9)
                                              ------    ------    -------    ------    -------
AFTER-TAX ADJUSTMENTS:
  Net realized investment gains (losses)....    33.3      49.2       55.0      39.7      (24.1)
  Deferred policy acquisition costs
     adjustment(1)..........................      --        --     (141.8)       --         --
  Early retirement pension adjustment(2)....      --     (17.6)        --        --      (11.3)
  Pension adjustment(3).....................      --        --         --        --        2.9
  Demutualization expense(4)................      --        --      (14.1)     (6.0)     (22.9)
  Surplus tax(5)............................      --     (11.2)     (10.4)     (4.7)      21.0
  Portfolio (loss) gain(6)..................      --      (3.8)       3.1       3.1         --
  Loss on sublease transaction(7)...........      --        --        (.7)      (.7)        --
  Partnership gains(8)......................      --        --         --        --        2.4
  Restructuring charges(9)..................    (1.0)      (.7)        --        --         --
  Expenses of purchase of PXP minority
     interest(10)...........................      --        --        (.7)      (.7)     (49.9)
  Litigation settlement(11).................      --        --       (1.8)     (1.8)        --
                                              ------    ------    -------    ------    -------
     Total after-tax adjustments............    32.3      15.9     (111.4)     28.9      (81.9)
                                              ------    ------    -------    ------    -------
GAAP REPORTED:
  Income (loss) from continuing
     operations.............................  $ 91.9    $162.1    $  94.8    $240.6    $(129.8)
                                              ======    ======    =======    ======    =======

------------
 (1) An increase to deferred policy acquisition costs amortization resulting from a change in estimated future investment earnings due to a reallocation in December 2000 of assets supporting the participating life policies.

 (2) In 1999 and 2001 Phoenix Life offered special early retirement programs that enhanced the retirement benefits of employees who accepted the offer. We recorded one-time charges against income of $17.6 million in 1999 and $11.3 million in the first nine months of 2001 in connection with these programs.

 (3) Reduction in pension plan cost due to a change in the corridor used to amortize deferred gains and losses.

 (4) Represents non-recurring expenses related to the demutualization.

 (5) As a mutual life insurance company, Phoenix Life was subject, in the periods indicated, to a surplus tax limiting the ability of mutual insurance companies to deduct the full amount of policyholder dividends from taxable income. Phoenix Life will not be subject to such surplus tax for 2001 and future years, as a result of its demutualization in June 2001. Reestimation of the surplus tax liability for prior years at September 30, 2001, resulted in the elimination of the liability.

 (6) Related to the reimbursement, and subsequent reinsurance recovery, of two mutual fund investment portfolios which had inadvertently sustained losses.

 (7) Represents one-time expenses related to sublease transactions on certain office space.

 (8) Represents gains related to distributions from PXP partnership investments.

 (9) Represents various restructuring charges, which include expenses resulting from a senior executive exercising certain rights under an employment agreement, charges related to the outsourcing of fund accounting operations and severance costs related to staff reductions resulting primarily from the closing of PXP's equity management department in Hartford and PXP's reductions in the institutional line of business.

(10) Represents expenses related to the purchase of the PXP minority interest, including PXP's accrual of non-recurring compensation expenses of $57.0 million to cash out restricted stock, $5.5 million of related compensation costs, non-recurring retention costs of $15.0 million and non-recurring transaction costs of $3.9 million. Income taxes of $31.5 million were calculated using PXP's effective tax rate of 38.8%.

(11) Represents a charge related to a litigation settlement with former clients of PXP and its former financial consulting subsidiary.

LIFE AND ANNUITY SEGMENT

     The following table presents summary financial data relating to Life and Annuity for the periods indicated.

                                                                                 FOR THE NINE
                                                FOR THE YEAR ENDED               MONTHS ENDED
                                                   DECEMBER 31,                 SEPTEMBER 30,
                                         --------------------------------    --------------------
                                           1998        1999        2000        2000        2001
                                         --------    --------    --------    --------    --------
                                                              (IN MILLIONS)
OPERATING RESULTS:
Revenues
Premiums...............................  $1,175.8    $1,175.7    $1,147.4    $  871.3    $  836.0
Insurance and investment product
  fees.................................     248.3       277.7       302.7       231.0       226.2
Net investment income..................     768.8       768.3       791.4       590.0       664.8
                                         --------    --------    --------    --------    --------
     Total revenues....................   2,192.9     2,221.7     2,241.5     1,692.3     1,727.0
                                         --------    --------    --------    --------    --------
Benefits and Expenses
Policy benefits and dividends..........   1,743.6     1,723.6     1,775.8     1,320.6     1,351.0
Amortization of deferred policy
  acquisition costs....................     138.0       147.9       137.8       116.6        95.3
Other operating expenses...............     254.1       278.0       297.7       204.4       222.0
                                         --------    --------    --------    --------    --------
     Total benefits and expenses.......   2,135.7     2,149.5     2,211.3     1,641.6     1,668.3
                                         --------    --------    --------    --------    --------
Operating income before income taxes...      57.2        72.2        30.2        50.7        58.7
Income taxes...........................      20.1        25.5        10.6        17.7        20.5
                                         --------    --------    --------    --------    --------
Segment after-tax operating income.....      37.1        46.7        19.6        33.0        38.2
                                         --------    --------    --------    --------    --------
After-tax adjustments:
  Net realized investment (losses)
     gains.............................     (11.6)       10.3       (15.8)      (14.0)       (4.7)
  Deferred policy acquisition costs
     adjustment........................        --          --      (141.8)         --          --
                                         --------    --------    --------    --------    --------
     Total after-tax adjustments.......     (11.6)       10.3      (157.6)      (14.0)       (4.7)
                                         --------    --------    --------    --------    --------
GAAP REPORTED:
  Income (loss) from continuing
     operations........................  $   25.5    $   57.0    $ (138.0)   $   19.0    $   33.5
                                         ========    ========    ========    ========    ========

  NINE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2000

     Premiums were $836.0 million for the nine months ended September 30, 2001, a decrease of $35.3 million, or 4%, from $871.3 million for the comparable period in 2000. Whole life premiums decreased $23.5 million, reflecting the shift to variable products, for which revenues are recognized through insurance and investment product fees. There was also a decrease in term premiums of $4.2 million and a $5.5 million decrease due to the runoff of the Confederation Life whole life business.

     Insurance and investment product fees were $226.2 million for the nine months ended September 30, 2001, a decrease of $4.8 million, or 2%, from $231.0 million for the comparable period in 2000. Insurance and investment product fees for variable annuities decreased $11.3 million, primarily as a result of a decrease in assets under management due to negative investment performance. At September 30, 2001, funds under management for variable annuities were $3.9 billion, a decrease of $0.8 billion, or 17%, from September 30, 2000. The decrease in funds under management due to negative investment performance was $1.4 billion from September 30, 2000. Variable annuity sales were $899.5 million for the nine months ended September 30, 2001, an increase of 106% from the comparable period in 2000, primarily as a result of our expanded distribution system and a single case deposit of $200 million received in June 2001. Variable annuity benefits and surrenders were $388.3 million; a decrease of 19% from the nine months ended September 30, 2000. Fees related to our trust operations decreased $5.7 million due to the sale of our New Hampshire trust and agency operations. Fees related to our variable universal life products increased $10.7 million, or 19%. Even though funds under management for variable universal life decreased, variable universal life fees increased because a significant portion of the fees are premium-based or are based upon net amount at risk. At September 30, 2001, funds under management for variable universal life were $947.7 million, a decrease of $222.2 million, or 19%, from September 30, 2000. The decrease in funds under management due to negative investment performance was $425.2 million from September 30, 2000. Variable universal life deposits were $252.3 million for the first nine months of 2001, an increase of 39% from the first nine months of 2000. Variable universal life benefits and surrenders were $24.4 million, a decrease of 6% from the first nine months of 2000.

     Net investment income was $664.8 million for the nine months ended September 30, 2001, an increase of $74.8 million, or 13%, from $590.0 million for the comparable period in 2000, primarily the result of higher general account assets.

     Policy benefits, increase in policy liabilities and policyholder dividends were $1,351.0 million for the nine months ended September 30, 2001, an increase of $30.4 million, or 2% from $1,320.6 million for the comparable period in 2000. This increase was due primarily to higher dividends for participating whole life, including $10 million increase to the PDO, and higher interest credited on the guaranteed interest account of variable annuities.

     Amortization of deferred policy acquisition costs was $95.3 million for the nine months ended September 30, 2001, a decrease of $21.3 million, or 18%, from $116.6 million for the comparable period in 2000. This decrease is primarily due to lower margins from higher universal life death claims, and to the $10 million increase to the PDO for participating whole life policies in the closed block.

     Other operating expenses were $222.0 million for the nine months ended September 30, 2001, an increase of $17.6 million, or 9%, from $204.4 million for the comparable period in 2000. This increase primarily related to increases in compensation and related expenses due to the growth of the segment, including additions to our staff of wholesalers, increased expenses related to technology initiatives and an increase in expenses due to the growth in WS Griffith and PFG, and the acquisition in July 2000 of Main Street Management.

  YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

     Premiums were $1,147.4 million in 2000, a decrease of $28.3 million, or 2%, from $1,175.7 million in 1999. Whole life premiums decreased $17.1 million, reflecting the shift to variable products, for which revenues are recognized through insurance and investment product fees. There was also a $9.4 million decrease due to the runoff of the Confederation Life whole life business.

     Insurance and investment product fees were $302.7 million in 2000, an increase of $25.0 million, or 9%, from $277.7 million in 1999, due to the growth in our variable products business. Insurance and investment product fees for variable products and universal life increased $16.0 million, due to increased sales for the year and investment performance from late 1999 through September 30, 2000, offset, in part, by negative investment performance in the fourth quarter of 2000. Variable annuity sales were $687.0 million for 2000, an 80% increase from 1999. Variable universal life sales were $258.2 million for 2000, a 26% increase from 1999. These variable product sales were offset by benefits and surrenders of $668.8 million for 2000, remaining relatively unchanged from 1999. Total funds under management were $7.0 billion as of December 31, 2000, a 6% decrease from $7.4 billion as of December 31, 1999. Insurance and investment product fees also increased $8.2 million from WS Griffith due to an increase in commissions related to the sale of non-affiliated products.

     Net investment income was $791.4 million in 2000, an increase of $23.1 million, or 3%, from $768.3 million in 1999. The increase was primarily the result of higher average invested assets.

     Policy benefits and dividends were $1,775.8 million in 2000, an increase of $52.2 million, or 3%, from $1,723.6 million in 1999. Dividends increased $18.5 million due to increases in cash values on whole life policies. Policy benefits were $14.1 million higher for variable products due to growth in the business, and $26.0 million higher for whole life business, due primarily to a reinsurance accounting adjustment reflecting, as a liability, future profits expected to accrue to our reinsurers as a result of improvements in mortality. Group executive ordinary life claims also increased $5.9 million. These increases were offset by a decrease in policy benefits of $8.8 million, due to the runoff of the Confederation Life block of business.

     Amortization of deferred policy acquisition costs was $137.8 million in 2000, a decrease of $10.1 million, or 7%, from $147.9 million in 1999. In 2000 this excludes a one-time increase in the amortization of deferred acquisition costs of $218.2 million in our participating block relating to the reallocation of assets supporting participating life policies. See "Business--General Account and Separate Account Investments--Asset Reallocation." Whole life amortization expenses declined $25.5 million due primarily to lower deferred acquisition expenses caused by decreased sales volume and $8.0 million due to the runoff of the Confederation Life whole life business. In addition, amortization costs for variable universal life products decreased $4.3 million, as a result of revised estimated gross profits offset by growth in the business. These decreases were offset by increases in variable annuity amortization costs of $13.9 million due to revised estimated gross profits resulting from the future costs of an enhanced commission program, lower assumed investment performance and a decrease in the amortization period. In addition, amortization increased $4.5 million on universal life products and $9.9 million on term products, due to business growth.

     Other operating expenses were $297.7 million in 2000, an increase of $19.7 million, or 7%, from $278.0 million in 1999. This increase primarily related to the growth of the Life and Annuity business, including an increase of $11.5 million in compensation expenses including additions to our staff of product specialists and incentives, an increase of $5.5 million in expenses related to technology initiatives and an increase of $8.4 million due to growth in WS Griffith and PHL Associates, Inc. These expenses were offset, in part, by a decrease in amortization of goodwill and other intangible assets of $5.8 million due to a write-off of goodwill in 1999.

  YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     Premiums were $1,175.7 million in 1999, showing virtually no change from 1998. Whole life premiums decreased $6.2 million, due primarily to the runoff of the Confederation Life whole life business. This decrease was offset by an increase in term life premiums of $6.0 million, due to increased sales.

     Insurance and investment product fees were $277.7 million in 1999, an increase of $29.4 million, or 12%, from $248.3 million in 1998. Investment product fees for variable products increased $21.2 million, resulting primarily from higher fund balances due to strong investment performance. Funds under management increased from $4.8 billion in 1998 to $5.9 billion in 1999. Revenues also increased $8.3 million at WS Griffith, due to an increase in commissions related to the sale of non-affiliated products.

     Net investment income was $768.3 million in 1999, essentially unchanged from 1998. An increase in segment assets was offset by a decrease in investment yields.

     Policy benefits and dividends were $1,723.6 million in 1999, a decrease of $20.0 million, or 1%, from $1,743.6 million in 1998. Policy benefits were reduced $28.1 million due to the runoff of the Confederation Life block of business and due to improved mortality in our whole life, universal life and term products. This reduction was offset by an increase in dividends of $8.0 million, due to growth in the cash values of whole life policies.

     Amortization of deferred policy acquisition costs was $147.9 million in 1999, an increase of $9.9 million, or 7%, from $138.0 million in 1998. Amortization expense in variable annuities increased $7.3 million due to revised estimated gross profits resulting from higher than expected surrender experience in one variable annuity product. Amortization expense in variable universal life and universal life increased $5.0 million, due to growth in the business and revised estimated gross profits. These two increases were offset by a decrease in whole life amortization expense of $5.0 million.

     Other operating expenses were $278.0 million in 1999, an increase of $23.9 million, or 9%, from $254.1 million in 1998. This increase related primarily to increased incentive compensation of $3.0 million, increased technology costs of $6.9 million, increased benefit costs of $4.2 million due to a non-recurring charge for an early retirement program, an increase of $4.8 million in amortization of goodwill resulting from recoverability testing performed in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and an increase of $8.1 million due to growth in WS Griffith.

INVESTMENT MANAGEMENT SEGMENT

     The following table presents summary financial data relating to Investment Management for the periods indicated.

                                                                        FOR THE NINE
                                            FOR THE YEAR ENDED          MONTHS ENDED
                                               DECEMBER 31,            SEPTEMBER 30,
                                        --------------------------    ----------------
                                         1998      1999      2000      2000      2001
                                        ------    ------    ------    ------    ------
                                                        (IN MILLIONS)
OPERATING RESULTS:
Revenues
Investment product fees...............  $225.3    $284.3    $324.4    $246.4    $200.2
Net investment income.................      --       3.1       2.6       1.7       1.3
                                        ------    ------    ------    ------    ------
     Total revenues...................   225.3     287.4     327.0     248.1     201.5
                                        ------    ------    ------    ------    ------
Expenses
Amortization of goodwill and other
  intangible assets...................    22.0      30.3      31.8      23.0      36.8
Interest expense......................    11.5      16.8      17.9      13.5      12.0
Other operating expenses..............   149.1     187.0     222.9     158.6     164.6
                                        ------    ------    ------    ------    ------
     Total expenses...................   182.6     234.1     272.6     195.1     213.4
                                        ------    ------    ------    ------    ------
Income (loss) from continuing
  operations before income taxes,
  minority interest and equity in
  earnings of and interest earned from
  investments in unconsolidated
  subsidiaries........................    42.7      53.3      54.4      53.0     (11.9)
Income tax expense (benefit)..........    19.3      23.0      25.7      24.7      (3.7)
Minority interest in net income of
  consolidated subsidiaries...........     6.0      10.1      11.0      10.5       5.1
Equity in earnings of and interest
  earned from investments in
  unconsolidated subsidiaries.........     2.4       3.7       6.2       2.8       3.7
                                        ------    ------    ------    ------    ------
Segment after-tax operating income
  (loss)..............................    19.8      23.9      23.9      20.6      (9.6)
                                        ------    ------    ------    ------    ------
After-tax adjustments:
  Net realized investment gains.......     6.9        --       5.2       4.9        .5
  Portfolio (loss) gain...............      --      (3.8)      3.1       3.1        --
  Partnership gains...................      --        --        --        --       2.4
  Loss on sublease transaction........      --        --       (.7)      (.7)       --
  Restructuring charges...............    (1.0)      (.7)       --        --        --
  Expenses of purchase of PXP minority
     interest.........................      --        --       (.7)      (.7)    (49.9)
  Litigation settlement...............      --        --      (1.8)     (1.8)       --
                                        ------    ------    ------    ------    ------
     Total after-tax adjustments......     5.9      (4.5)      5.1       4.8     (47.0)
                                        ------    ------    ------    ------    ------
GAAP REPORTED:
  Income (loss) from continuing
     operations.......................  $ 25.7    $ 19.4    $ 29.0    $ 25.4    $(56.6)
                                        ======    ======    ======    ======    ======
OTHER DATA:(1)
EBITDA(2).............................  $ 89.0    $ 99.2    $121.5    $101.1    $(27.2)
Net cash flow from operations.........  $ 52.9    $ 59.7    $ 65.7    $ 51.8    $ 29.4

------------
(1) Other data reflects 100% of PXP's results.

(2) EBITDA represents income before income taxes (which for the nine months ended September 30, 2001 includes expenses of $81.5 million related to the purchase of PXP minority interest), interest expense and depreciation and amortization. EBITDA is presented because it is commonly used by investors to analyze and compare operating performance of investment management companies and to determine such a company's ability to service and/or incur debt. However, EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. EBITDA is not calculated under GAAP and therefore is not necessarily comparable to similarly titled measures of other companies.

  NINE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2000

     Investment product fees were $200.2 million for the nine months ended September 30, 2001, a decrease of $46.2 million, or 19%, from $246.4 million for the comparable period in 2000. This decrease was primarily the result of decreases of $7.6 billion and $2.0 billion in average assets under management for the private client and institutional lines of business, respectively. Our sale of PXP's Cleveland operations in June 2000 accounted for approximately $2.2 billion of the decrease in average institutional assets under management. At September 30, 2001, Investment Management had $48.8 billion in assets under management, a decrease of $7.8 billion, or 14%, from December 31, 2000 and a decrease of $13.1 billion, or 21%, from September 30, 2000. The decrease from December 31, 2000 consisted of a $10.4 billion decrease due to investment performance, offset, in part, by net asset inflows of $1.1 billion, a $0.8 billion increase as a result of the Phoenix IPO and an increase of $0.7 billion resulting from the acquisition of a 75% interest in Walnut. The decrease from September 30, 2000 consisted of a $15.4 billion decrease due to investment performance offset, in part, by $0.7 billion in net asset inflows, a $0.8 billion increase as a result of the Phoenix IPO, and a $0.7 billion increase from the acquisition of a 75% interest in Walnut in January 2001. Sales of private client products for the nine months of 2001 were $3.8 billion, a decrease of 17% from the same period in 2000, and redemptions from existing accounts were $4.3 billion, an increase of 23% from the same period in 2000. Sales of institutional accounts for the first nine months of 2001 were $3.9 billion, a decrease of 11% from the same period in 2000, and withdrawals from existing accounts were $2.4 billion, a decrease of 61% from the same period in 2000.

     Net investment income was $1.3 million for the nine months ended September 30, 2001, remaining relatively unchanged from $1.7 million for the comparable period in 2000.

     Amortization of goodwill and other intangible assets was $36.8 million for the nine months ended September 30, 2001, an increase of $13.8 million, or 60%, from $23.0 million for the comparable period in 2000. This increase in amortization resulted primarily from our purchase in January 2001 of the PXP minority interest, the final payment of $50.0 million in September 2000 for the Engemann acquisition, and our acquisition in January 2001 of a 75% interest in Walnut.

     Interest expense was $12.0 million for the nine months ended September 30, 2001, a decrease of $1.5 million, or 11%, from $13.5 million for the comparable period in 2000. The decrease was due to debt repayments beginning in June 2000, which includes $30.0 million in the third quarter of 2001, and a 2% decrease in the average interest rate paid on outstanding debt as compared to the same period in 2000. There was an offsetting increase in interest expense as a result of $100.0 million of additional borrowings under PXP's then existing credit facilities, in January 2001, primarily to fund payments with respect to the outstanding options and remaining convertible subordinated debentures in connection with our purchase of the PXP minority interest, as well as the September 2000 payment of $50.0 million as the final portion of the Engemann purchase price.

     Other operating expenses were $164.6 million for the nine months ended September 30, 2001, an increase of $6.0 million, or 4%, from $158.6 million for the comparable period in 2000, of which $2.3 million resulted from an increase in compensation expense, primarily the result of hiring sales and marketing personnel in both lines of business, the Walnut acquisition, increases in staffing and base compensation as the result of the growth of certain investment management subsidiaries, and cost of living adjustments. These increases were offset, in part, by reduced incentive compensation for one subsidiary that, in accordance with its operating agreement, receives compensation directly related to revenues, which declined as a result of investment performance. In addition, a decrease of $3.1 million was related to the termination of PXP's profit sharing plan effective January 1, 2001. Non-compensation related costs increased $5.7 million, of which consulting charges increased $2.2 million and computer charges increased $1.5 million as a result of various information technology initiatives. Brokerage clearance costs increased $2.8 million (with a corresponding increase in revenue), and professional fees increased $0.9 million as a result of various legal matters. Certain mutual fund expenses decreased $1.3 million primarily as a result of a change in the method of reimbursing fund expenses, which change also reduced revenue.

     Minority interest in net income of consolidated subsidiaries was $5.1 million for the nine months ended September 30, 2001, a decrease of $5.4 million, or 51%, from $10.5 million for the comparable period in 2000, due primarily to our purchase of the PXP minority interest in January 2001.

     Equity in earnings of and interest earned from investment in unconsolidated subsidiaries was $3.7 million for the nine months ended September 30, 2001, an increase of $0.9 million, or 32%, from $2.8 million for the comparable period in 2000, due primarily to our estimate of our equity in the earnings of Aberdeen.

  YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

     Investment product fees were $324.4 million in 2000, an increase of $40.1 million, or 14%, from $284.3 million in 1999. These fee increases were the result of increases of $4.1 billion and $0.3 billion in average assets under management for the private client and institutional lines of business, respectively. At December 31, 2000, Investment Management had $56.6 billion in assets under management, a decrease of $8.0 billion, or 12%, from December 31, 1999. The decrease in 2000 consisted of a $3.3 billion decrease related to the sale of PXP's Cleveland operations, a $3.7 billion decrease due to investment performance, and net asset outflows of $1.0 billion. Sales of private client products in 2000 were $5.9 billion, an increase of 56% from 1999, but were offset by redemptions of $5.1 billion, an increase of 20% from 1999. Sales of institutional accounts in 2000 were $5.6 billion, a decrease of 5% from 1999, but were offset by lost accounts and withdrawals from existing accounts, excluding the effect of the Cleveland sale, of $7.4 billion, an increase of 46% from 1999. PXP sold its Cleveland-based operations on June 30, 2000 and received cash of $5.0 million and a note receivable of $3.3 million. Additional consideration may be received based upon future revenues. The transaction did not have a material impact on pre-tax results of operations. However, due to the inclusion of $8.5 million of non-deductible goodwill in the tax basis of the Cleveland operations, PXP recorded a $3.4 million tax expense.

     Net investment income was $2.6 million in 2000, a decrease of $0.5 million, or 16%, from $3.1 million in 1999. This decrease was due primarily to the repayment to PXP of an interest-bearing note in the fourth quarter of 1999, which decreased interest income by $0.7 million in 2000.

     Amortization of goodwill and intangibles was $31.8 million in 2000, an increase of $1.5 million, or 5%, from $30.3 million in 1999. This increase in the amortization related to the acquisition of Zweig in March 1999, and the final payment of $50.0 million in September 2000 for the Engemann acquisition, and was offset, in part, by the reduction in intangible assets related to the sale of PXP's Cleveland operations in June 2000.

     Interest expense was $17.9 million in 2000, an increase of $1.1 million, or 7%, from $16.8 million in 1999, resulting from the financing of the Zweig acquisition and the payment of the $50 million to Engemann. Interest expense is expected to increase in future periods as a result of PXP's borrowing of $95.0 million under its then existing credit facilities in January 2001, to fund payments with respect to outstanding options and the remaining conversions of its convertible subordinated debentures, in connection with our purchase of the PXP minority interest.

     Other operating expenses were $222.9 million in 2000, an increase of $35.9 million, or 19%, from $187.0 million in 1999, primarily due to various incentive compensation programs relating to increased sales and improved investment performance and the addition of wholesaling and other marketing positions in both the private client and institutional lines of business in the third quarter of 2000. Non-compensation related costs increased primarily in support of company initiatives begun during the year which related primarily to distribution and technology.

     Minority interest in net income of consolidated subsidiaries was $11.0 million in 2000, an increase of $0.9 million, or 9%, from $10.1 million in 1999, due to the increased earnings of PXP.

     Equity in earnings of and interest earned from investments in unconsolidated subsidiaries was $6.2 million in 2000, an increase of $2.5 million, or 68%, from $3.7 million in 1999, due primarily from the equity in the increased earnings of Aberdeen.

  YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     Investment product fees were $284.3 million in 1999, an increase of $59.0 million, or 26%, from $225.3 million in 1998. Investment product fees increased $30.6 million, or 14%, excluding an increase of $28.4 million attributable to Zweig. Average assets under management increased $3.2 billion in the private client line of business, resulting primarily from strong investment performance and sales of managed accounts. Management fees earned from the private client line of business, excluding management fees earned through Zweig, increased $19.0 million. Management fees earned from the institutional line of business, excluding management fees earned through Zweig, increased $12.6 million, due primarily to an increase of $3.0 billion in average assets under management resulting from increased sales and investment performance.

     Net investment income was $3.1 million in 1999, compared to $0.0 million in 1998, due primarily to interest on a note receivable related to the sale of Beutel Goodman & Company, Ltd. and other interest and dividend income.

     Amortization of goodwill and intangibles was $30.3 million in 1999, an increase of $8.3 million, or 38%, from $22.0 million in 1998 due to an increase in amortization relating to the acquisition of Zweig.

     Interest expense was $16.8 million in 1999, an increase of $5.3 million, or 46%, from $11.5 million in 1998. An increase of $6.7 million was due to debt incurred to finance the acquisition of Zweig. A decrease of $3.3 million was due to a lower average principal balance in 1999 on PXP's credit facility used to finance the acquisitions of Engemann and Seneca. PXP's preferred stock was exchanged for convertible debentures in the second quarter of 1998, resulting in $1.2 million of additional interest expense while eliminating PXP's obligation to pay dividends on its preferred stock.

     Other operating expenses were $187.0 million in 1999, an increase of $37.9 million, or 25%, from $149.1 million in 1998. Other operating expenses increased $12.0 million, or 8%, excluding an increase of $25.9 million attributable to Zweig. This increase was due primarily to an increase in compensation and related expenses relating to improved sales and performance.

     Minority interest in net income of consolidated subsidiaries was $10.1 million in 1999, an increase of $4.1 million, or 68%, from $6.0 million in 1998, due primarily to the increased earnings of PXP.

     Equity in earnings of and interest earned from investments in unconsolidated subsidiaries was $3.7 million in 1999, an increase of $1.3 million, or 54%, from $2.4 million in 1998, due primarily to our equity in the increased earnings of Aberdeen.

VENTURE CAPITAL SEGMENT

     The following table presents summary financial data relating to Venture Capital for the periods indicated.

                                                                       FOR THE NINE
                                           FOR THE YEAR ENDED          MONTHS ENDED
                                              DECEMBER 31,             SEPTEMBER 30,
                                        -------------------------    -----------------
                                        1998      1999      2000      2000      2001
                                        -----    ------    ------    ------    -------
                                                        (IN MILLIONS)
OPERATING RESULTS:
Revenues
Net investment income (loss)..........  $39.6    $139.9    $277.3    $268.6    $(100.2)
                                        -----    ------    ------    ------    -------
Operating income (loss) before income
  taxes...............................   39.6     139.9     277.3     268.6     (100.2)
Expenses
Income taxes (benefit)................   13.9      49.0      97.1      94.0      (35.1)
                                        -----    ------    ------    ------    -------
  Segment after-tax operating income
     (loss)(1)........................  $25.7    $ 90.9    $180.2    $174.6    $ (65.1)
                                        =====    ======    ======    ======    =======

------------
(1) Excludes the charge of $48.8 million representing the cumulative effect of an accounting change in the first quarter of 2001, as described below.

     Our investments in Venture Capital are primarily in the form of limited partner interests in venture capital funds, leveraged buyout funds and other private equity partnerships sponsored and managed by third parties. We refer to all of these types of investments as venture capital.

     We record our investments in venture capital partnerships in accordance with the equity method of accounting. Our pro rata share of the earnings or losses of the partnerships, which represent realized and unrealized investment gains and losses as well as operations of the partnership, is included in our investment income. We record our share of the net equity in earnings of the venture capital partnerships in accordance with GAAP, using the most recent financial information received from the partnerships. Historically, this information has been provided to us on a one-quarter lag. Due to the recent volatility in the equity markets, we believe the one-quarter lag in reporting is no longer appropriate. Therefore, we have changed our method of applying the equity method of accounting to eliminate the quarterly lag in reporting.

     In the first quarter of 2001, we recorded a charge of $48.8 million (net of income taxes of $26.3 million) representing the cumulative effect of this accounting change on the fourth quarter of 2000. The cumulative effect was based on the actual fourth quarter 2000 financial results as reported by the partnerships.

     In the first quarter of 2001, we removed the lag in reporting by estimating the change in our share of the net equity in earnings of the venture capital partnerships for the period from December 31, 2000, the date of the most recent financial information provided by the partnerships, to our then current reporting date of March 31, 2001. To estimate the net equity in earnings of the venture capital partnerships for each quarter, we developed a methodology to estimate the change in value of the underlying investee companies in the venture capital partnerships. For public investee companies, we used quoted market prices at the end of each quarter, applying liquidity discounts to these prices in instances where such discounts were applied in the underlying partnerships' financial statements. For private investee companies, we applied a public industry sector index to roll the value forward for each quarter. We apply this methodology consistently each quarter with subsequent adjustments to reflect market events reported by the partnerships (e.g., new rounds of financing, initial public offerings and writedowns by the general partners). In addition, we will annually revise the valuations we have assigned to the investee companies to reflect the valuations contained in the audited financial statements received from the venture capital partnerships. Our venture capital earnings remain subject to volatility.

     Income taxes are provided for at the statutory rate of 35%.

  NINE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2000

     Net investment loss from venture capital partnerships was $100.2 million for the nine months ended September 30, 2001, a decrease of $368.8 million, or 137%, from net investment income of $268.6 million for the comparable period in 2000. Gains from the partnerships' dispositions of stocks decreased $165.4 million and appreciation on the portfolio stocks held in partnerships decreased $202.1 million in 2001. This segment's results are primarily driven by equity market performance, particularly in the technology sector. This sector produced very favorable returns in the first nine months of 2000 but suffered significant declines during the first nine months of 2001.

  YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

     Net investment income from venture capital partnerships was $277.3 million in 2000, an increase of $137.4 million, or 98%, from $139.9 million in 1999. Gains from the partnerships' dispositions of stocks increased $138.6 million and appreciation on the portfolio stocks held in partnerships decreased $2.4 million in 2000. This segment's results in 2000 were primarily driven by stock market performance in the technology sector in the first nine months of 2000.

  YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     Net investment income from venture capital partnerships was $139.9 million in 1999, an increase of $100.3 million, or 253%, from $39.6 million in 1998. Gains from the dispositions of stock increased $61.4 million and appreciation on the portfolio stocks held in partnerships increased $45.1 million from 1998. Partnership expenses increased $6.2 million from 1998. This segment's 1999 results were primarily driven by stock market performance in the technology sector.

CORPORATE AND OTHER SEGMENT

     The following table presents summary financial data relating to Corporate and Other for the periods indicated.

                                                                                FOR THE NINE
                                                     FOR THE YEAR ENDED         MONTHS ENDED
                                                        DECEMBER 31,            SEPTEMBER 30,
                                                 --------------------------    ---------------
                                                  1998      1999      2000     2000      2001
                                                 ------    ------    ------    -----    ------
                                                                 (IN MILLIONS)
OPERATING RESULTS:
Revenues
Insurance and investment product fees..........  $ 83.5    $ 42.2    $ 28.1    $20.5    $  9.4
Net investment income..........................    41.8      31.3      45.3     22.6       8.4
                                                 ------    ------    ------    -----    ------
     Total revenues............................   125.3      73.5      73.4     43.1      17.8
                                                 ------    ------    ------    -----    ------
Expenses
Policy benefits and increase in policy
  liabilities..................................    17.8      10.0      12.0      9.4       7.4
Interest expense...............................    18.3      17.2      14.7     10.2       9.1
Other operating expenses.......................   128.8      87.8     102.4     66.8      33.1
                                                 ------    ------    ------    -----    ------
     Total expenses............................   164.9     115.0     129.1     86.4      49.6
                                                 ------    ------    ------    -----    ------
Operating loss before income taxes, minority
  interest and equity in earnings of and
  interest earned from investments in
  unconsolidated subsidiaries..................   (39.6)    (41.5)    (55.7)   (43.3)    (31.8)
Income tax benefit.............................   (17.4)    (24.4)    (35.4)   (24.4)    (18.1)
Equity in earnings of and interest earned from
  investments in unconsolidated subsidiaries...     (.8)      1.8       2.8      2.4       2.3
                                                 ------    ------    ------    -----    ------
Segment after-tax operating loss...............   (23.0)    (15.3)    (17.5)   (16.5)    (11.4)
                                                 ------    ------    ------    -----    ------

                                                                                FOR THE NINE
                                                     FOR THE YEAR ENDED         MONTHS ENDED
                                                        DECEMBER 31,            SEPTEMBER 30,
                                                 --------------------------    ---------------
                                                  1998      1999      2000     2000      2001
                                                 ------    ------    ------    -----    ------
                                                                 (IN MILLIONS)
After-tax adjustments:
  Net realized investment gains (losses).......    38.0      38.9      65.6     48.8     (19.9)
  Early retirement pension adjustment..........      --     (17.6)       --       --     (11.3)
  Pension adjustment...........................      --        --        --       --       2.9
  Demutualization expense......................      --        --     (14.1)    (6.0)    (22.9)
  Surplus tax..................................      --     (11.2)    (10.4)    (4.7)     21.0
                                                 ------    ------    ------    -----    ------
     Total after-tax adjustments...............    38.0      10.1      41.1     38.1     (30.2)
                                                 ------    ------    ------    -----    ------
GAAP REPORTED:
  Income (loss) from continuing operations.....  $ 15.0    $ (5.2)   $ 23.6    $21.6    $(41.6)
                                                 ======    ======    ======    =====    ======

  NINE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2000

     Insurance and investment product fees were $9.4 million for the nine months ended September 30, 2001, a decrease of $11.1 million, or 54%, from $20.5 million for the comparable period in 2000, primarily due to the decision to exit our physician practice management business in the third quarter of 2000.

     Net investment income consists of income from invested assets not allocated to other segments. Net investment income was $8.4 million for the nine months ended September 30, 2001, a decrease of $14.2 million, or 63%, from $22.6 million for the comparable period in 2000, primarily the result of the sale of assets to fund the purchase of the PXP minority interest in January 2001, partially offset by the earnings on the IPO proceeds.

     Policy benefits and dividends were $7.4 million for the nine months ended September 30, 2001, a decrease of $2.0 million, or 21%, from $9.4 million for the comparable period in 2000, due primarily to a decrease in reserves related to the group pension business.

     Interest expense was $9.1 million for the nine months ended September 30, 2001, a decrease of $1.1 million, or 11%, from $10.2 million for the comparable period in 2000, as a result of lower borrowings.

     Other operating expenses were $33.1 million for the nine months ended September 30, 2001, a decrease of $33.7 million, or 50%, from $66.8 million for the comparable period in 2000, due primarily to decreases of $9.5 million in compensation and related expenses and our decision to exit our physician practice management business in the third quarter of 2000.

  YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

     Insurance investment product fees were $28.1 million in 2000, a decrease of $14.1 million, or 33%, from $42.2 million in 1999, primarily due to the sale of our property and casualty distribution subsidiary in May 1999.

     Net investment income consists of income from invested assets not allocated to other segments. Net investment income was $45.3 million in 2000, an increase of $14.0 million, or 45%, from $31.3 million in 1999. This increase was primarily the result of higher average invested assets due to the proceeds from the sale of the group insurance operations.

     Policy benefits and increase in policy liabilities and policyholder dividends were $12.0 million in 2000, an increase of $2.0 million, or 20%, from $10.0 million in 1999, due primarily to an increase in reserves related to the group pension business.

     Interest expense was $14.7 million in 2000, a decrease of $2.5 million, or 15%, from $17.2 million in 1999, due primarily to a decrease in corporate borrowings.

     Other operating expenses were $102.4 million in 2000, an increase of $14.6 million, or 17%, from $87.8 million in 1999, due to a $10.5 million increase in contributions to our charitable foundation and $13.8 million in expenses related to a decision to exit our physician practice management business. These expenses included goodwill write-offs, expenses related to contract terminations and severance costs. In addition, other operating expenses increased $10.6 million due primarily to corporate advertising, litigation and the growth of Phoenix Global Solutions (India) Pvt. Ltd., or PGS. These expenses are offset, in part, by a $20.3 million reduction in expenses due to the sale of our property and casualty distribution subsidiary in May 1999.

     Equity in earnings of and interest earned from investments in unconsolidated subsidiaries was $2.8 million in 2000, an increase of $1.0 million, or 56%, from $1.8 million in 1999, due primarily to our equity in the increased earnings of Hilb, Rogal and Hamilton Company, or HRH.

  YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     Insurance and investment product fees were $42.2 million in 1999, a decrease of $41.3 million, or 49%, from $83.5 million in 1998, primarily due to the sale of our property and casualty distribution subsidiary in May 1999.

     Net investment income was $31.3 million in 1999, a decrease of $10.5 million, or 25%, from $41.8 million in 1998, due to increased investments in equity securities, which have a lower current yield.

     Policy benefits and dividends were $10.0 million in 1999, a decrease of $7.8 million, or 44%, from $17.8 million in 1998, due primarily to the runoff of the group pension and guaranteed investment contract businesses.

     Interest expense was $17.2 million in 1999, a decrease of $1.1 million, or 6%, from $18.3 million in 1998, due to an increase in corporate borrowings.

     Other operating expenses were $87.8 million in 1999, a decrease of $41.0 million, or 32%, from $128.8 million in 1998. This decrease was primarily due to the sale of our property and casualty distribution subsidiary in May 1999 of $31.7 million, and decreases in pension expenses of $4.0 million and advertising expenses of $1.7 million, offset by increased business in a small physician practice management subsidiary of $8.3 million, increased litigation expenses of $4.1 million and increased contributions to our charitable foundation of $2.5 million.

     Equity in earnings of and interest earned from investments in unconsolidated subsidiaries was $1.8 million in 1999, an increase of $2.6 million from $(0.8) million in 1998, due primarily to our equity in the increased earnings of EMCO.

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity refers to the ability of a company to generate sufficient cash flow to meet its cash requirements. The following discussion combines liquidity and capital resources as the subjects are interrelated. Consistent with the discussion of our results of operations, we discuss liquidity and capital resources on both consolidated and segment bases.

  LIQUIDITY REQUIREMENTS AND SOURCES

     The Phoenix Companies, Inc. On the effective date of the demutualization, Phoenix Life and PXP became our wholly owned subsidiaries. Phoenix Life subsequently paid a dividend of $132.3 million to The Phoenix Companies, Inc. Our primary uses of liquidity will be the payment of dividends on our common stock, loans or contributions to our subsidiaries, debt service and the funding of our general corporate expenses.

     Our primary source of liquidity is dividends from Phoenix Life. Based on the historic cash flows and the current financial results of Phoenix Life, and subject to any dividend limitations which may be imposed upon Phoenix Life or any of its subsidiaries by regulatory authorities, we believe that cash flows from Phoenix Life's operating activities will be sufficient to enable us to pay our operating expenses, service our outstanding debt, make contributions to our subsidiaries and meet our other obligations, including payments of interest on and principal of the bonds being offered pursuant to this prospectus. In addition, we have entered into a master credit facility under which we have direct borrowing rights, as do Phoenix Life and PXP with our unconditional guarantee. See "--Debt Financing--The Phoenix Companies, Inc.--Master Credit Facility."

     Under the New York Insurance Law, the ability of Phoenix Life to pay stockholder dividends to us in any calendar year in excess of the lesser of:

     (1) 10% of Phoenix Life's surplus to policyholders as of the immediately preceding calendar year; or

     (2) Phoenix Life's statutory net gain from operations for the immediately preceding calendar year, not including realized capital gains will be subject to the discretion of the New York Superintendent of Insurance.

     The dividend limitation imposed by the New York Insurance Law is based on the statutory financial results of Phoenix Life. Statutory accounting practices differ in certain respects from accounting principles used in financial statements prepared in conformity with GAAP. The significant differences relate to deferred acquisition costs, deferred income taxes, required investment reserves, reserve calculation assumptions and surplus notes. See note 22 to our consolidated financial statements included in this prospectus for a reconciliation of the differences between statutory financial results with those determined in conformity with GAAP.

     We do not expect to receive significant dividend income from PXP for several years, because we expect that during this time PXP will use a substantial portion of its cash flows from operations to pay down its outstanding indebtedness.

     Phoenix Life. Phoenix Life's liquidity requirements principally relate to the liabilities associated with its various life insurance and variable annuity products; the payment of dividends to us; operating expenses; contributions to subsidiaries; and payment of principal and interest on outstanding debt obligations. Phoenix Life's liabilities arising from its life insurance and variable annuity products include the payment of benefits, as well as cash payments in connection with policy surrenders, withdrawals and loans. Phoenix Life also has liabilities arising from the runoff of the remaining group accident and health reinsurance discontinued operations.

     Historically, Phoenix Life has used cash flow from operations and investment activities to fund its liquidity requirements. Phoenix Life's principal cash inflows from its life insurance and variable annuities activities come from premiums, annuity deposits and charges on insurance policies and variable annuity contracts, as well as dividends and distributions from subsidiaries. Phoenix Life's principal cash inflows from its investment activities result from repayments of principal, proceeds from maturities, sales of invested assets and investment income.

     Additional sources of liquidity to meet unexpected cash outflows are available from Phoenix Life's portfolio of liquid assets. These liquid assets include substantial holdings of U.S. government and agency bonds, short-term investments and marketable debt and equity securities. The cash Phoenix Life received as consideration for the transfer of shares of common stock of PXP and other subsidiaries following the demutualization was a non-recurring source of liquidity. Pursuant to the plan of reorganization, this cash payment was $659.8 million.

     Phoenix Life's current sources of liquidity also include a master credit facility under which Phoenix Life has direct borrowing rights, subject to our unconditional guarantee. See "--Debt Financing--PXP" and "--Debt Financing--The Phoenix Companies, Inc.--Master Credit Facility." Since the demutualization, Phoenix Life has no longer had access to the cash flows generated by the closed block assets. See "--The Demutualization."

     On September 11, 2001, terrorists attacked the United States of America, causing significant property damage and thousands of deaths. This event has resulted in significant claims exposure to the insurance industry. Phoenix Life's total pretax claim costs related to September 11 were $4.6 million, net of reinsurance, of which $2.5 million reduced net income and $2.1 million were absorbed by the closed block.

     A primary liquidity concern with respect to life insurance and annuity products is the risk of early policyholder and contractholder withdrawal. Phoenix Life closely monitors its liquidity requirements in order to match cash inflows with expected cash outflows, and employs an asset/liability management approach tailored to the specific requirements of each product line, based upon the return objectives, risk tolerance, liquidity, tax and regulatory requirements of the underlying products. In particular, Phoenix Life maintains investment programs generally intended to provide adequate funds to pay benefits without forced sales of investments. Products having liabilities with relatively long lives, such as life insurance, are matched with assets having similar estimated lives, such as long-term bonds, private placement bonds and mortgage loans. Shorter term liabilities are matched with investments such as short- and medium-term fixed maturities.

     The following table summarizes Phoenix Life's annuity contract reserves and deposit fund liabilities in terms of contractholders' ability to withdraw funds for the indicated periods:

                 WITHDRAWAL CHARACTERISTICS OF ANNUITY CONTRACT
                    RESERVES AND DEPOSIT FUND LIABILITIES(1)

                                                                             AS OF
                                          AS OF DECEMBER 31,             SEPTEMBER 30,
                                  ----------------------------------    ---------------
                                       1999               2000               2001
                                  ---------------    ---------------    ---------------
                                   AMOUNT      %      AMOUNT      %      AMOUNT      %
                                  --------    ---    --------    ---    --------    ---
                                                  (DOLLARS IN MILLIONS)
Not subject to discretionary
  withdrawal provisions.........  $  191.9      4%   $  182.8      4%   $  177.0      4%
Subject to discretionary
  withdrawal without
  adjustment....................     684.8     12       688.3     14       724.3     16
With market value adjustment....      13.6     --        17.2     --       232.0      5
Subject to discretionary
  withdrawal at contract value
  less surrender charge.........     134.1      2       173.9      3       337.5      7
Subject to discretionary
  withdrawal at market value....   4,675.2     82     4,041.5     79     3,070.9     68
                                  --------    ---    --------    ---    --------    ---
Total annuity contract reserves
  and deposit fund liability....  $5,699.6    100%   $5,103.7    100%   $4,541.7    100%
                                  ========           ========           ========

------------
(1) Data are reported on a statutory basis, which more accurately reflects the potential cash outflows. Data include variable product liabilities. Annuity contract reserves and deposit fund liabilities are monetary amounts that an insurer must have available to provide for future obligations with respect to its annuities and deposit funds. These are liabilities on the balance sheet of financial statements prepared in conformity with statutory accounting practices. These amounts are at least equal to the values available to be withdrawn by policyholders.

     Individual life insurance policies are less susceptible to withdrawal than are annuity contracts because policyholders may incur surrender charges and be required to undergo a new underwriting process in order to obtain a new insurance policy. As indicated in the table above, most of Phoenix Life's annuity contract reserves and deposit fund liabilities are subject to withdrawal.

     Individual life insurance policies, other than term life insurance policies, increase in cash values over their lives. Policyholders have the right to borrow from Phoenix Life an amount generally up to the cash value of their policies at any time. As of September 30, 2001, Phoenix Life had approximately $10.2 billion in cash values with respect to which policyholders had rights to take policy loans. The majority of cash values eligible for policy loans are at variable interest rates which are reset annually on the policy anniversary. Phoenix Life's amount of policy loans has remained consistent since 1998, at approximately $2.1 billion.

     The primary liquidity concerns with respect to Phoenix Life's cash inflows from its investment activities are the risks of default by debtors, interest rate and other market volatility and potential illiquidity of investments. Phoenix Life closely monitors and manages these risks. See "--Quantitative and Qualitative Information About Market Risk" and "Business--General Account and Separate Account Investments--Asset/ Liability and Risk Management."

     We believe that Phoenix Life's current and anticipated sources of liquidity are adequate to meet its present and anticipated needs.

     PXP. PXP will require liquidity primarily to fund operating expenses and repay outstanding debt. PXP also will require liquidity to fund the costs of any future acquisitions. Historically, PXP's principal source of liquidity has been cash flows from operations. We expect that cash flow from operations will continue to be PXP's principal source of working capital for the foreseeable future. PXP, together with The Phoenix Companies, Inc. and Phoenix Life, has entered into a master credit facility. Under this facility, PXP has direct borrowing rights, subject to our unconditional guarantee. See "--Debt Financing--The Phoenix Companies, Inc.--Master Credit Facility." We believe that PXP's current and anticipated sources of liquidity are adequate to meet its present and anticipated needs.

  DEBT FINANCING

     The Phoenix Companies, Inc. As of September 30, 2001, The Phoenix Companies, Inc. had no debt outstanding (not including the indebtedness of Phoenix Life and PXP described below under "Phoenix Life" and "PXP," respectively).

          Master Credit Facility. In June 2001, The Phoenix Companies, Inc., Phoenix Life and PXP entered into a $375 million revolving credit facility that matures on June 10, 2005 and terminated Phoenix Life's and PXP's prior credit facilities. Bank of Montreal is the administrative agent for this credit facility. Each of The Phoenix Companies, Inc., Phoenix Life and PXP has direct borrowing rights under this credit facility. Loans to Phoenix Life and PXP are unconditionally guaranteed by The Phoenix Companies, Inc. Base rate loans bear interest at the greater of the Bank of Montreal's prime commercial rate or the effective federal funds rate plus 0.5%. Eurodollar rate loans bear interest at LIBOR plus an applicable margin. The credit agreement contains customary financial and operating covenants that include, among other provisions, requirements that The Phoenix Companies, Inc. maintain a minimum shareholders' equity and a maximum debt to capitalization ratio; that Phoenix Life maintain a minimum risk based capital ratio and minimum financial strength ratings; and that PXP maintain a maximum debt to capitalization ratio and a minimum shareholders' equity.

          Phoenix Life. As of September 30, 2001, Phoenix Life had $175.0 million of debt outstanding.

          Surplus notes. In November 1996, Phoenix Life issued $175 million principal amount of 6.95% surplus notes due December 1, 2006. Each payment of interest or principal of the notes requires the prior approval of the New York Superintendent of Insurance and may be made only out of surplus funds which the Superintendent determines to be available for such payment under the New York Insurance Law. The notes contain neither financial covenants nor early redemption provisions, and are to rank pari passu with any subsequently issued surplus, capital or contribution notes or similar obligations of Phoenix Life. Section 1307 of the New York Insurance Law provides that the notes are not part of the legal liabilities of Phoenix Life and are not a basis of any set-off against Phoenix Life.

          PXP. As of September 30, 2001, PXP had $344.2 million of debt outstanding, including:

          Phoenix Life Subordinated Note. In exchange for the debentures held by it, Phoenix Life agreed to accept from PXP, in lieu of cash, a $69.0 million subordinated note due 2006, bearing interest annually at the rate of LIBOR plus 200 basis points.

          Master Credit Facility. As of September 30, 2001, PXP had $275 million of debt outstanding under the master credit facility described above.

     Reinsurance. We maintain life reinsurance programs designed to protect against large or unusual losses in our life insurance business. Over the last several years, in response to the reduced cost of reinsurance coverage, we increased the amount of individual mortality risk coverage purchased from third party reinsurers. See "Business--Life and Annuity Segment--Reinsurance." Based on our review of our life reinsurers' financial statements and reputations in the reinsurance marketplace, we believe that our life reinsurers are financially sound and, therefore, that we have no material exposure to uncollectable life reinsurance. See "Business--Legal Proceedings" for a discussion of potential exposures to unrecoverable reinsurance relating to our discontinued group accident and health business.

     Risk-based capital. Section 1322 of the New York Insurance Law requires that New York life insurers report their RBC. RBC is based on a formula calculated by applying factors to various asset, premium and statutory reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk and business risk.
Section 1322 gives the New York Superintendent of Insurance explicit regulatory authority to require various actions by, or take various actions against, insurers whose total adjusted capital does not exceed certain RBC levels. As of December 31, 2000, Phoenix Life's total adjusted capital was in excess of each of these RBC levels. See "Regulation--Insurance Regulation--Risk-based capital." Each of the U.S. insurance subsidiaries of Phoenix Life is also subject to these same RBC requirements. As of December 31, 2000, the total adjusted capital of each of these insurance subsidiaries was in excess of each of these RBC levels.

     Net capital requirements. Phoenix Equity Planning Corporation, or PEPCO, PXP Securities Corp., or PSC, and Rutherford, each of which is a wholly owned subsidiary of PXP, Main Street Management and WS Griffith, each of which is a subsidiary of Phoenix Distribution Management Company, and PHOENIXLINK Investments, inc., or PHOENIXLINK and PFG Distribution Company, each of which is a subsidiary of Phoenix Life, are subject to the net capital requirements imposed on registered broker-dealers by the Securities Exchange Act of 1934, or the Exchange Act. Each of them is also required to maintain a ratio of aggregate indebtedness to net capital that does not exceed 15 to 1. The following are the net capital, as defined in the Exchange Act, regulatory minimum and ratio of aggregate indebtedness (as defined in the Exchange Act) to net capital for each of these broker-dealers, as of September 30, 2001:

      -- PEPCO had net capital of approximately $11.0 million. This amount exceeded PEPCO's regulatory minimum of $0.7 million. The ratio of aggregate indebtedness to net capital for PEPCO was 0.94 to 1.

      -- PSC had net capital of approximately $0.9 million. This amount exceeded PSC's regulatory minimum of $36,950. The ratio of aggregate indebtedness to net capital for PSC was 0.59 to 1.

      -- Main Street Management had net capital of approximately $0.5 million. This amount exceeded Main Street Management's regulatory minimum of $49,367. The ratio of aggregate indebtedness to net capital for Main Street Management was 1.40 to 1.

      -- PHOENIXLINK had net capital of approximately $35,000. This amount exceeded PHOENIXLINK's regulatory minimum of $5,000. The ratio of aggregate indebtedness to net capital for PHOENIXLINK was 0 to 1.

      -- PFG Distribution Company had net capital of approximately $8,660. This amount exceeded PFG Distribution Company's regulatory minimum of $5,000. The ratio of aggregate indebtedness to net capital for PFG Distribution Company was 3.5 to 1.

      -- WS Griffith had net capital of approximately $2.1 million. This amount exceeded WS Griffith's regulatory minimum of $0.4 million. The ratio of aggregate indebtedness to net capital for WS Griffith was
           3.09 to 1.

      -- Rutherford had net capital of approximately $0.8 million. This amount exceeded Rutherford's regulatory minimum of $0.1 million. The ratio of aggregate indebtedness to net capital for Rutherford was 0.06 to 1.

CONSOLIDATED CASH FLOWS

     Net cash provided by operating activities of continuing operations was $255.4 million and $287.4 million for the nine months ended September 30, 2000 and 2001, respectively. Net cash provided by operating activities of continuing operations was $448.1 million, $318.0 million and $375.1 million for the years ended December 31, 1998, 1999 and 2000, respectively. The increase for the nine month period during 2001 over the comparable period in 2000 resulted primarily from a reduction in estimated income tax payments in 2001, refunds in 2001 of estimated income taxes paid in prior years and lower benefits paid to policyholders primarily in the closed block. The increase in 2000 as compared to 1999 resulted primarily from lower benefits paid to policyholders primarily in the Confederation Life block and higher investment income. The decrease in 1999 as compared to 1998 resulted primarily from the increases in benefits paid to policyholders, increased operating expenses and dividends paid.

     Net cash used for operating activities of discontinued operations was $233.8 million and $53.0 million for the nine months ended September 30, 2000 and 2001, respectively. Net cash provided by (used for) operating activities of discontinued operations was $97.6 million, $(76.7) million and $(264.6) million for the years ended December 31, 1998, 1999 and 2000, respectively. The decrease in cash used for the nine month period during 2001 over the comparable period in 2000 resulted primarily from the cash payout by our reinsurance discontinued operations in 2000 which was more significant than the payout in the current year. The increase in cash used for 2000 as compared to 1999 resulted primarily from the payment of cash settlements to several of the companies involved in Unicover, which is associated with the runoff of our group accident and health reinsurance block, plus the remaining operating activities of our discontinued operations. The increase in cash used in 1999 as compared to 1998 was primarily attributable to the purchase of aggregate excess-of-loss reinsurance related to the runoff of the group accident and health reinsurance block.

     Net cash used for investing activities of continuing operations was $421.5 million and $505.8 million for the nine months ended September 30, 2000 and 2001, respectively. Net cash used for investing activities of continuing operations was $252.9 million, $366.7 million and $416.2 million for the years ended December 31, 1998, 1999 and 2000, respectively. The increase in net cash used for investing activities for the nine months ended September 30, 2001 over the comparable period in 2000 resulted primarily from the sale of investments to meet cash flow operating needs. The increase in net cash used for investing activities for 2000 as compared to 1999 was due to the increase in cash available from operations, which was invested. The increase in 1999 as compared to 1998 was due primarily to the acquisition of Zweig.

     Net cash provided by investing activities of discontinued operations was $234.2 million and $55.4 million for the nine months ended September 30, 2000 and 2001, respectively. Net cash (used for) provided by investing activities of discontinued operations was $(78.2) million, $105.6 million and $259.5 million for the years ended December 31, 1998, 1999 and 2000, respectively. The decrease for the nine month period during 2001 over the comparable period in 2000 resulted primarily from the sale of our group life and health businesses in 2000. The increase in net cash for 2000 as compared to 1999 was due to the sale of our group life and health business. The increase in cash provided by investing activities in 1999 as compared to 1998 reflected the sales of securities to fund the purchase of the excess loss reinsurance described above.

     Net cash provided by financing activities of continuing operations was $66.8 million and $647.0 million for the nine months ended September 30, 2000 and 2001, respectively. Net cash (used for) provided by financing activities of continuing operations was $(240.0) million, $80.4 million and $35.2 million for the years ended December 31, 1998, 1999 and 2000, respectively. The increase for the nine month period during 2001 over the comparable period in 2000 resulted primarily from the proceeds received from the issuance of common stock, the deposits of policyholder deposit funds and a decrease in bank borrowing, partially offset by distributions to minority stockholders and payments to eligible policyholders. The decrease for 2000 as compared to 1999 resulted primarily from the decrease in short-term debt and bank borrowings and the increase in repayments of securities sold subject to repurchase agreements offset primarily by the increased variable annuity deposits into the guaranteed account option rather than the separate account option. The increase in 1999 resulted primarily from the increase in short-term debt and bank borrowings used to fund the purchase of subsidiaries and the increase in proceeds from repayment of securities sold subject to repurchase agreements.

QUANTITATIVE AND QUALITATIVE INFORMATION ABOUT MARKET RISK

  MARKET RISK EXPOSURES AND RISK MANAGEMENT

     We must effectively manage, measure and monitor the market risk generally associated with our insurance and annuity business and, in particular, our commitment to fund insurance liabilities. We have developed an integrated process for managing risk, which we conduct through our Corporate Portfolio Management Department, Corporate Actuarial Department and additional specialists at the business segment level. These groups confer with each other regularly. We have implemented comprehensive policies and procedures at both the corporate and business segment level to minimize the effects of potential market volatility.

     Market risk is the risk that we will incur losses due to adverse changes in market rates and prices. We have exposure to market risk through our insurance operations and our investment activities. Our primary market risk exposure is to changes in interest rates, although we also have exposures to changes in equity prices and foreign currency exchange rates. We also have credit risks in connection with our derivatives contracts.

  INTEREST RATE RISK

     Interest rate risk is the risk that we will incur economic losses due to adverse changes in interest rates. Our exposure to interest rate changes primarily results from our commitment to fund interest-sensitive insurance liabilities, as well as from our significant holdings of fixed rate investments. Our insurance liabilities are largely comprised of dividend-paying individual whole life and universal life policies. Our fixed maturity investments include U.S. and foreign government bonds, securities issued by government agencies, corporate bonds, asset-backed securities, mortgage-backed securities and mortgage loans, most of which are mainly exposed to changes in medium- and long-term U.S. Treasury rates.

     We manage interest rate risk as part of our asset/liability management process and product design procedures. Asset/liability strategies include the segmentation of investments by product line, and the construction of investment portfolios designed to specifically satisfy the projected cash needs of the underlying product liability. We manage the interest rate risk inherent in our assets relative to the interest rate risk inherent in our insurance products. We identify potential interest rate risk in portfolio segments by modeling asset and product liability durations and cash flows under current and projected interest rate scenarios.

     One of the key measures we use to quantify this interest rate exposure is duration. Duration is one of the most significant measurement tools in measuring the sensitivity of the fair value of assets and liabilities to changes in interest rates. For example, if interest rates increase by 100 basis points, or 1%, the fair value of an asset with a duration of five years is expected to decrease in value by 5%. We believe that as of December 31, 2000 and September 30, 2001, our asset and liability portfolio durations were well matched, especially for the largest segments of our balance sheet (i.e., whole life and universal life). Since our insurance products have variable interest rates (which expose us to the risk of interest rate fluctuations), we regularly undertake a sensitivity analysis which calculates liability durations under various cash flow scenarios.

     The selection of a 100 basis point immediate, parallel increase or decrease in interest rates is a hypothetical rate scenario used to demonstrate potential risk. While a 100 basis point immediate, parallel increase or decrease does not represent our view of future market changes, it is a reasonably possible hypothetical near-term change that illustrates the potential impact of such events. Although these fair value measurements provide a representation of interest rate sensitivity, they are based on our portfolio exposures at a point in time and may not be representative of future market results. These exposures will change as a result of ongoing portfolio transactions in response to new business, management's assessment of changing market conditions and available investment opportunities.

     To calculate duration, we project asset and liability cash flows and discount them to a net present value using a risk-free market rate adjusted for credit quality, sector attributes, liquidity and any other relevant specific risks. Duration is calculated by revaluing these cash flows at an alternative level of interest rates and by determining the percentage change in fair value from the base case.

     We also employ product design and pricing strategies to manage interest rate risk. Product design and pricing strategies include the use of surrender charges or restrictions on withdrawals in some products.

     The tables below show the interest rate sensitivity of our fixed income financial instruments measured in terms of fair value for the periods indicated. Given that our asset and liability portfolio durations were well matched for the periods indicated, it is expected that market value gains or losses in assets would be largely offset by corresponding changes in liabilities.

                                            AS OF DECEMBER 31, 1999
                            --------------------------------------------------------
                                                          FAIR VALUE
                                          ------------------------------------------
                                           -100 BASIS       AS OF        +100 BASIS
                            BOOK VALUE    POINT CHANGE    12/31/1999    POINT CHANGE
                            ----------    ------------    ----------    ------------
                                                 (IN MILLIONS)
Cash and short term
  investments.............   $  288.8       $  290.0       $  289.8       $  289.6
Floating rate notes.......      230.7          231.2          230.7          230.1
Long term bonds...........    7,256.5        8,460.0        7,981.5        7,609.4
Commercial mortgages......      716.8          752.0          721.9          698.5
                             --------       --------       --------       --------
     Total................   $8,492.8       $9,733.2       $9,223.9       $8,827.6
                             ========       ========       ========       ========

                                            AS OF DECEMBER 31, 2000
                            --------------------------------------------------------
                                                          FAIR VALUE
                                          ------------------------------------------
                                           -100 BASIS       AS OF        +100 BASIS
                            BOOK VALUE    POINT CHANGE    12/31/2000    POINT CHANGE
                            ----------    ------------    ----------    ------------
                                                 (IN MILLIONS)
Cash and short term
  investments.............   $  660.9       $  661.5       $  660.9       $  660.4
Floating rate notes.......      193.0          193.3          193.1          192.8
Long term bonds...........    7,918.4        8,519.8        8,063.5        7,641.7
Commercial mortgages......      593.4          612.7          589.1          567.4
                             --------       --------       --------       --------
     Total................   $9,365.7       $9,987.3       $9,506.6       $9,062.3
                             ========       ========       ========       ========

                                            AS OF SEPTEMBER 30, 2001
                             -------------------------------------------------------
                                                          FAIR VALUE
                                           -----------------------------------------
                                            -100 BASIS       AS OF       +100 BASIS
                             BOOK VALUE    POINT CHANGE    9/30/2001    POINT CHANGE
                             ----------    ------------    ---------    ------------
                                                 (IN MILLIONS)
Cash and short term
  investments..............  $   430.9      $   431.2      $  430.9       $  430.5
Floating rate notes........      145.3          147.9         145.9          143.9
Long term bonds............    9,187.4        9,853.7       9,359.6        8,886.3
Commercial mortgages.......      542.5          551.7         531.2          511.5
                             ---------      ---------      ---------      --------
     Total.................  $10,306.1      $10,984.5      $10,467.6      $9,972.2
                             =========      =========      =========      ========

     With respect to our residual exposure to fluctuations in interest rates, we use various derivative financial instruments to manage such exposure to fluctuations in interest rates, including interest rate swap agreements, interest rate caps, interest rate floors, interest rate swaptions and foreign currency swap agreements. To reduce counterparty credit risks and diversify counterparty exposure, we enter into derivative contracts only with highly rated financial institutions.

     We enter into interest rate swap agreements to reduce market risks from changes in interest rates. We do not enter into interest rate swap agreements for trading purposes. Under interest rate swap agreements, we exchange cash flows with another party, at specified intervals, for a set length of time based on a specified notional principal amount. Typically, one of the cash flow streams is based on a fixed interest rate set at the inception of the contract, and the other is based on a variable rate that periodically resets. Generally, no premium is paid to enter into the contract and neither party makes payment of principal. The amounts to be received or paid on these swap agreements are accrued and recognized in net investment income.

     We enter into interest rate floor, cap and swaption contracts for our assets and our insurance liabilities as a hedge against substantial changes in interest rates. We do not enter into such contracts for trading purposes. Interest rate floor and interest rate cap agreements are contracts with a counterparty which require the payment of a premium and give us the right to receive, over the term of the contract, the difference between the floor or cap interest rate and a market interest rate on specified future dates based on an underlying notional principal. Swaption contracts are options to enter into an interest rate swap transaction on a specified future date and at a specified interest rate. Upon the exercise of a swaption, we would receive either a swap agreement at the pre-specified terms or cash for the market value of the swap. We pay the premium for these instruments on a quarterly basis over the term of the contract, and recognize these payments in computing net investment income.

     The tables below show the interest rate sensitivity of our interest rate derivatives measured in terms of fair value for the periods indicated. These exposures will change as our insurance liabilities are created and discharged and as a result of ongoing portfolio and risk management activities.

                                                AS OF DECEMBER 31, 1999
                          -------------------------------------------------------------------
                                                                     FAIR VALUE
                                                       --------------------------------------
                                        WEIGHTED       -100 BASIS                  +100 BASIS
                          NOTIONAL       AVERAGE         POINT         AS OF         POINT
                           AMOUNT     TERM (YEARS)       CHANGE      12/31/1999      CHANGE
                          --------    -------------    ----------    ----------    ----------
                                    (IN MILLIONS EXCEPT FOR WEIGHTED AVERAGE TERM)
Interest rate floors....  $1,210.0         8.7           $(4.3)        $ (7.5)       $ (8.5)
Interest rate swaps.....    474.0          8.8             8.7            1.5          (4.9)
Interest rate caps......     50.0          8.5              .1             .8           2.0
Receiver swaptions......  1,600.0          9.3            (2.6)          (8.2)        (10.1)
                          --------                       -----         ------        ------
     Totals.............  $3,334.0                       $ 1.9         $(13.4)       $(21.5)
                          ========                       =====         ======        ======

                                                AS OF DECEMBER 31, 2000
                           ------------------------------------------------------------------
                                                                     FAIR VALUE
                                                       --------------------------------------
                                         WEIGHTED      -100 BASIS                  +100 BASIS
                           NOTIONAL      AVERAGE         POINT         AS OF         POINT
                            AMOUNT     TERM (YEARS)      CHANGE      12/31/2000      CHANGE
                           --------    ------------    ----------    ----------    ----------
                                     (IN MILLIONS EXCEPT FOR WEIGHTED AVERAGE TERM)
Interest rate floors.....   $110.0         7.9           $ 1.1          $(.1)         $(.4)
Interest rate swaps......    453.0         7.5            15.6           7.9           1.1
Interest rate caps.......     50.0         7.8             (.3)                         .9
                            ------                       -----          ----          ----
     Totals..............   $613.0                       $16.4          $7.8          $1.6
                            ======                       =====          ====          ====

                                                AS OF SEPTEMBER 30, 2001
                            -----------------------------------------------------------------
                                                                     FAIR VALUE
                                                        -------------------------------------
                                          WEIGHTED      -100 BASIS                 +100 BASIS
                            NOTIONAL      AVERAGE         POINT         AS OF        POINT
                             AMOUNT     TERM (YEARS)      CHANGE      9/30/2001      CHANGE
                            --------    ------------    ----------    ---------    ----------
                                     (IN MILLIONS EXCEPT FOR WEIGHTED AVERAGE TERM)
Interest rate floors......   $110.0         1.7           $ 2.2         $  .7        $  .1
Interest rate swaps.......    461.3         6.3            21.4          15.6          9.8
Interest rate caps........     50.0         6.7             (.3)           .1           .8
                             ------                       -----         -----        -----
     Totals...............   $621.3                       $23.3         $16.4        $10.7
                             ======                       =====         =====        =====

  EQUITY RISK

     Equity risk is the risk that we will incur economic losses due to adverse changes in equity prices. Our exposure to changes in equity prices primarily results from our commitment to fund our variable annuity and variable life products, as well as from our holdings of common stocks, mutual funds and other equities. We manage our insurance liability risks on an integrated basis with other risks through our liability and risk management and capital and other asset allocation strategies. We also manage equity price risk through industry and issuer diversification and asset allocation techniques. We held $437.2 million, $335.5 million and $262.8 million in equities on our balance sheet as of December 31, 1999 and 2000 and September 30, 2001, respectively. A 10% decline in the relevant equity price would decrease the value of these assets by approximately $44 million, $34 million and $26 million as of December 31, 1999 and 2000 and September 30, 2001, respectively. Conversely, a 10% increase in the relevant equity price would increase the value of these assets by approximately $44 million, $34 million and $26 million as of December 31, 1999 and 2000 and September 30, 2001, respectively.

  FOREIGN EXCHANGE RISKS

     Foreign exchange risk is the risk that we will incur economic losses due to adverse changes in foreign currency exchange rates. Our functional currency is the U.S. dollar. Our exposure to fluctuations in foreign exchange rates against the U.S. dollar results from our holdings in non-U.S. dollar-denominated fixed maturity securities and equity securities and through our investments in foreign subsidiaries and affiliates. The principal currency that creates foreign exchange rate risk for us is the British pound sterling, due to our investment in Aberdeen.

     We partially mitigate this risk by using foreign currency swaps, which are agreements designed to hedge against fluctuations in foreign currency exposure. Under this type of agreement, we agree to exchange with another party principal and periodic interest payments denominated in foreign currency for payments denominated in U.S. dollars. The amounts to be received or paid on a foreign currency swap agreement are recognized in net investment income. As of December 31, 1999 and 2000 and September 30, 2001, these swaps represented a notional amount of $8.1 million, $24.3 million and $21.3 million, and a fair value of $0.2 million, $2.0 million and $3.8 million, respectively. We believe our outstanding foreign exchange risk is immaterial.

EFFECTS OF INFLATION

     We do not believe that inflation has had a material effect on our consolidated results of operations, except insofar as inflation may affect interest rates. However, changes in interest rates could harm cash flow and profitability in our life and annuity businesses. See "Risk Factors--Risks Related to Our Business--Changes in interest rates could harm cash flow and profitability in our life and annuity businesses."

                                    BUSINESS

OVERVIEW

     We are a leading provider of wealth management products and services offered through a variety of select advisors and financial services firms to serve the accumulation, preservation and transfer needs of the affluent and high net worth market, businesses and institutions. We refer to our products and services together as our wealth management solutions. We offer a broad range of life insurance, annuity and investment management solutions through a variety of distributors. These distributors include affiliated and non-affiliated advisors and financial services firms who make our solutions available to their clients.

     The affluent and high net worth market is a growing market with significant demand for customized products and services. We define affluent as those households that have annual income of at least $100,000 or net worth, excluding primary residence, of at least $500,000; and we define high net worth, a subset of the affluent category, as those households that have net worth, excluding primary residence, of over $1,000,000. Our wealth management solutions are designed to assist advisors and their clients in this target market to achieve three main goals:

      -- the ACCUMULATION of wealth, primarily during an individual's working years;

      -- the PRESERVATION of income and wealth during retirement and following death; and

      -- the efficient TRANSFER of wealth in a variety of situations, including through estate planning, business continuation planning and charitable giving.

We also provide products and services directly to businesses and institutions. These products and services include discretionary investment management services (where we are authorized to trade without the client's prior knowledge or consent) and non-discretionary investment management services and structured finance products, as well as benefits for corporate executives.

     We have developed, through internal growth and strategic acquisitions, an asset management capability that is fundamental to the provision of wealth management solutions in both our Life and Annuity and Investment Management businesses. Our ten affiliated asset managers offer a number of distinct investment styles and invest in a wide range of asset classes. In addition to playing a central role in the private client and institutional lines of our Investment Management business, seven of these affiliated asset managers manage one or more portfolios available through our variable product lines; in this way, our asset management platform enhances the accumulation and preservation components of our Life and Annuity business. Several of our affiliated asset managers also manage our general account assets, which underlie our whole life, universal life and fixed annuity products.

     Our diversified asset management capability means that many of the same investment choices are available in each of our life insurance, annuity and investment management product lines. We believe this represents a competitive advantage that helps us deepen penetration of our target market since, in our experience, distributors familiar with our investment offerings in one product line are generally more receptive to selling additional product lines with the same investment choices.

     We provide our wealth management solutions to the affluent and high net worth market through an array of distribution channels. We distribute through:

      -- non-affiliated financial intermediaries such as national and regional broker-dealers and financial planning firms; and

      -- our affiliated retail producers, most of whom are registered representatives of our wholly owned retail broker-dealer WS Griffith.

     Since 1999, we have added a significant number of internal product specialists, or wholesalers, across all our product lines. Consistent with our strategy of providing our distributors with services that support our products and make them easier for advisors to sell, we have made and expect to continue to make significant investments in developing our information technology platform. We expect that these technological improvements will support sales growth and improve our operating efficiency. See "--Technology."

     In 2000, our total revenues were $2,995.0 million and our total income from continuing operations was $94.8 million. At September 30, 2001, we had total assets of $20,801.7 million and total equity of $2,366.5 million.

MARKET OPPORTUNITY

     We believe the affluent and high net worth market presents us with a substantial business opportunity. In 2000, according to the Spectrem Group, a financial services industry research and consulting firm, affluent and high net worth households spent approximately $353 billion on financial services, of which an estimated $179 billion related to sales of the types of wealth management solutions we currently offer. This market has grown rapidly. According to the Spectrem Group's 2000 Affluent Market Research Program study, the number of affluent households in the U.S. grew at a compound annual growth rate of 12% from 1995 to 2000, to 19.4 million households. The high net worth segment had a compound annual growth rate of 9% for the same period, to 6.3 million households. The Spectrem Group study projected that the number of U.S. affluent households would grow to 34 million by 2005, and that the number of U.S. high net worth households would grow to 10 million over the same period, assuming continuation of the same respective compound annual growth rates recorded from 1995 to 2000. (Actual growth rates may vary significantly from projected rates, particularly in the event of slowing economic growth.)

     Further, we expect the need for wealth transfer products and services to increase dramatically in the future. In 1999 the Social Welfare Research Institute at Boston College estimated that $12 trillion of intergenerational asset transfers would occur over the next 20 years. Transfers of this magnitude will affect individuals, businesses and institutions alike. (The cited estimate is based on several assumptions, including continuous economic growth of 2%, the absence of a major recession or depression, and rates of household savings, dissavings and growth in wealth based on age.)

     In the past decade, there has been a general trend towards younger affluence. According to the Spectrem Group's 2000 Affluent Market Research Program study, in 1990 an estimated 39% of the heads of U.S. affluent households were under age 55; by 2000 that percentage had increased to an estimated 59%. The analogous percentages for heads of high net worth households were 26% in 1990 and 40% in 2000. We believe this trend towards younger affluence enhances the long-term business opportunity in our target market, since the trend implies demand over a longer period of time for the types of accumulation, preservation and transfer solutions we offer. A 1999 Spectrem Group industry survey identified us as being one of the top 10 companies chosen by penta-millionaires (households with net worth, excluding primary residence, of at least $5 million) to meet their life insurance needs.

BUSINESS STRENGTHS

     We believe that the following business strengths position us to capitalize on the market opportunity presented by affluent and high net worth households, businesses and institutions.

  A TRADITION OF INNOVATIVE PRODUCTS

     We have a long tradition of creating innovative products, particularly those designed to meet the evolving needs of the affluent and high net worth market and institutional investors. We were among the first to provide many products that subsequently have become primary accumulation, preservation and transfer tools for wealthy households. For example, we were one of the first insurers to offer second-to-die life policies, now a major estate planning product. We introduced first-to-die life policies in 1991, and believe we are the industry's leading seller of this product by premiums and deposits. We have offered variable annuities since 1983, and in 1988 became one of the first insurers to offer variable universal life policies. We believe this history of innovation has resulted in a corporate culture that fosters a continuous effort to develop products that meet market needs.

 PRODUCT OFFERINGS THAT PROVIDE OUR TARGET MARKET WITH SOLUTIONS TO ITS VARYING WEALTH MANAGEMENT NEEDS

     We believe the following products, among others that we offer, are particularly well suited for our target market:

  PRODUCTS FOR INDIVIDUALS

      -- Variable Universal Life. Variable universal life products provide insurance coverage that gives the policyholder flexibility in investment choices and, depending on the product, flexibility in premium payments and coverage amounts, with limited guarantees. Investment choices include a broad array of equity and fixed income offerings. We have achieved a growing presence in the market for variable universal life products, which are tools for income preservation and estate planning. Variable universal life products appeal to our target market because they provide insurance coverage coupled with tax deferred investment opportunities not available with whole life insurance products.

      -- Variable Annuities. Variable annuities permit an individual to accumulate assets on a tax deferred basis for later distribution in the form of a lump sum payment or periodic payments. These products enable the contractholder to save for retirement and also provide options which enable the contractholder to protect against outliving assets during retirement. Variable annuities have been popular in recent years because they permit the contractholder to receive a return based on equity market performance. We have recently developed a range of flexible variable annuity offerings that we market specifically through advisors to the affluent and high net worth market. We believe these offerings are well suited to this target market, as affluent and high net worth customers tend to invest more actively than members of other market segments.

      -- Managed Accounts. Managed accounts consist of intermediary and direct managed accounts. Intermediary managed accounts, which are sold through sponsored programs at broker-dealers such as Merrill Lynch, offer clients discretionary portfolio management services provided by unaffiliated investment managers selected by the broker-dealer. Direct managed accounts are offered directly by certain of our affiliated asset managers and allow affluent and high net worth individuals to personalize their investment portfolios.

      -- Private Placement Life and Annuity Products. We provide individually customized variable life and annuity products with a minimum deposit of $500,000 for individuals in the high end of our target market. These products are exempt from SEC registration and provide wealthy individuals with the opportunity to purchase a completely tailored product, including selection of the investment manager.

  PRODUCTS FOR BUSINESSES AND INSTITUTIONS

      -- Executive Benefits. Executive benefit solutions are designed for corporations to fund special deferred compensation plans and benefit programs for key employees. We offer a range of products and services to both large and mid-size corporate clients, using specially tailored life insurance products.

      -- Structured Finance Products. Structured finance products consist of collateralized bond and debt obligations backed by high yield bonds, emerging market bonds, asset-backed securities or other assets. These products provide institutional investors an opportunity for attractive yields compared to other fixed income investments, and offer a range of credit ratings. Our structured finance products are subject to ongoing professional management by our affiliated asset managers.

     Our products are designed to address the wealth management needs faced by our target market. In addition, because our choice of products and related features allows our customers to vary the level and type of risk they wish to accept, our products are suitable to a range of economic conditions. For instance, when economic conditions are favorable and consumer confidence is high, individuals are generally more likely to purchase variable products, which enable them to enjoy the potential of higher gains while accepting equity market risk. When economic conditions are less favorable or when interest rates are higher, individuals are more likely to purchase universal life or whole life products, which provide policyholders with a guaranteed minimum rate of return, eliminating their exposure to market risk but exposing them to the risk that interest rates may fall. During periods of market volatility, individuals may also choose variable annuities with special features that reduce the policyholder's exposure to market fluctuations.

  A STRONG AND DIVERSIFIED GROUP OF ASSET MANAGERS

     Our ten affiliated asset managers represent a variety of equity and fixed income investment styles, which we use to enhance offerings across our product lines, including variable products, mutual funds, managed accounts and alternative financial products. Through these managers, we offer investment styles that cover eight of the nine Morningstar categories of domestic equity funds: large-cap value, mid-cap value, small-cap value, large-cap blend, small-cap blend, large-cap growth, mid-cap growth and small-cap growth. We also offer a variety of fixed income investment alternatives, as well as balanced, international and emerging market investment alternatives. By offering a broad array of styles, we provide our distributors with an extensive product offering to meet the investment needs of our target market.

  BROAD ACCESS TO DISTRIBUTORS FOCUSED ON THE AFFLUENT AND HIGH NET WORTH MARKET

     We began to use non-affiliated distribution in 1954, primarily by selling life insurance products through agents of other insurance companies. For the last few years, we have intensified our focus on building and broadening relationships with distributors who have access to, or specifically target, the affluent and high net worth market. These include select broker-dealers, financial planning firms and other advisors that have broad penetration of our target market, as well as insurance agents who have historically served this market. Advisors in our target market, and their clients, demand high levels of service and support. We strive to enhance the attractiveness of our products to distributors by offering a variety of services designed to improve their understanding of, and ability to sell, our products. Our increasing focus on non-affiliated distribution sources is reflected by sales trends in our life insurance product line: in 2000 non-affiliated distribution sources represented 70% of our life insurance sales measured by premium and deposits, compared to 41% in 1993.

  STRONG COMPETITIVE POSITION IN OUR TARGET MARKET

     We have engaged in a series of acquisitions, strategic investments and divestitures designed to solidify our position as a leading provider of wealth management solutions to the affluent and high net worth market. Our acquisitions and strategic investments have helped us to increase our scale of operations, increase assets under management, improve our access to important distribution sources and broaden our presence in the affluent and high net worth market. See "--Life and Annuity Segment--Strategic Transactions;" "--Investment Management Segment--Strategic Transactions;" and "--Divestitures of Non-Core Businesses."

  ABILITY TO IDENTIFY AND EXECUTE SIGNIFICANT TRANSACTIONS

     We have a history of conceiving and effectively executing large, complex transactions designed to maximize our competitive position. For example:

      -- in 1992 Phoenix Mutual and Home Life completed an unprecedented merger of two medium-size mutual insurance companies, bringing together the companies' respective product and distribution capabilities to create a top 15 mutual insurance company;

      -- in 1993 we acquired National Securities and Research Corporation, or NSR, an asset management firm with approximately $3.0 billion under management at the time of acquisition;

      -- in 1995 we merged Phoenix Life's investment management operations with Duff & Phelps Corporation, or Duff & Phelps, a publicly traded asset manager, thereby creating Phoenix Duff & Phelps Corporation, which continued as a publicly traded corporation until 2001 and is now known as PXP. See "-- Investment Management Segment -- Purchase of PXP Minority Interest;"

      -- in 1997 we acquired a $1.4 billion block (based on reserves) of individual life and single premium deferred annuity business of the former Confederation Life Insurance Company, as well as two asset management firms, Engemann and Seneca; and

      -- in 2001 we demutualized and conducted an initial public offering in which we raised over $800 million. The proceeds of the offering were primarily used by us to acquire all of the outstanding shares of common stock of PXP from Phoenix Life.

     We believe our history of executing large, complex transactions positions us well to continue to evaluate and take advantage of future strategic opportunities.

  A STRONG HISTORY OF PROVIDING VALUE TO POLICYHOLDERS

     We believe that during our long history as a mutual company, we established a strong record of providing value to our policyholders. For example, in each of the last ten years preceding its demutualization, Phoenix Life was ranked among the top five mutual insurance companies in the ten-year, and among the top ten in the 20-year, surrender cost index published by A.M. Best. This index measures the actual cost, from the perspective of a policyholder, of a policy over the ten-or 20-year period on the basis of premiums and dividends paid and surrender value.

  STRATEGY

     Our mission is to strengthen our position as a leading provider of wealth management products and services offered through a variety of select advisors and financial services firms to serve the accumulation, preservation and transfer needs of the affluent and high net worth market, businesses and institutions. We believe we can accomplish this mission through the effective execution of the following strategies.

 CREATING INNOVATIVE LIFE AND ANNUITY PRODUCTS TO ENHANCE OUR POSITION WITH DISTRIBUTION SOURCES

     We continuously strive to strengthen our market position by designing, developing, providing and administering a broad variety of innovative life insurance and annuity products that meet the evolving needs of our distribution sources and their clients. Our variable universal life, universal life and variable annuity product lines contain diversified offerings designed specifically for the affluent and high net worth market, including products such as our second-to-die and first-to-die life policies. To supplement these offerings, we began offering fixed annuity products in mid-2001. We enhance the attractiveness of our products to our distribution sources by building in a number of flexible options, such as a variety of death benefit options relating to our variable annuity offerings, which enable the advisor to offer better tailored products to its clients. We also work with different distributors to develop proprietary products for exclusive sale by the distributor. An example of such a "co-branded" product is the proprietary executive benefits product we have developed for use by Clark/Bardes, a leading distributor and administrator of employee benefit plans.

 CAPITALIZING ON OUR STRONG POSITION IN THE RAPIDLY GROWING INTERMEDIARY MANAGED ACCOUNTS MARKET

     We are a leading provider of portfolio management services to financial advisors, with $4.9 billion in intermediary managed accounts under management at September 30, 2001, and net asset inflows of $2.3 billion for the year ended December 31, 2000. Through our managed account business, we enable financial advisors to offer their clients access to certain of our asset managers. We intend to leverage our position in the intermediary managed accounts market to sell more of our mutual funds and to provide certain of our intermediary managed account distributors with access to our variable products, which are managed by our same affiliated asset managers. We also intend to broaden our distribution of intermediary managed account products into additional programs run by non-affiliated advisors.

  STRENGTHENING OUR ANNUITY PRODUCT LINE

     Annuity products are important wealth accumulation and preservation tools for our target market, and their use is growing significantly. For this reason, we have substantially increased our efforts to expand our variable annuity business. We have developed new variable annuity products that target the affluent and high net worth market, such as our Retirement Planner's Edge product, for which deposits per contract averaged over $105,000 in 2000. Simultaneously, we have:

      --   added experienced management personnel;

      -- hired an experienced wholesaling team of product specialists dedicated to our variable annuity product line; and

      -- improved market access through the growth of non-affiliated distribution relationships.

     This initiative contributed to our 80% increase in variable annuity sales in 2000 as compared to 1999. We plan to continue our focused efforts to increase variable annuity assets under management and achieve economies of scale in our operations. In addition, during 2001 we introduced two fixed annuities and one immediate variable annuity product.

 SELECTIVELY ADDING DISTRIBUTION CHANNELS TO EXPAND OUR ACCESS TO THE AFFLUENT AND HIGH NET WORTH MARKET

     We believe we can improve our access to our target market by developing new relationships, and deepening our existing relationships, with selected distributors. We have attempted to broaden our distribution system by marketing our solutions to institutions that distribute through advisors with established affluent and high net worth customer bases. Some of these institutions are of the type through which we have traditionally distributed our products, such as national and regional broker-dealers, but which are now receiving more specific attention from us to the extent they have displayed significant presence in the affluent and high net worth market. Others represent distribution channels we have not historically used, such as specialized advisors to wealthy families through which we distribute individually customized life and annuity products.

     We also seek to deepen our market penetration by selling a greater array of products through existing distribution sources. In 2000, we implemented the "Team Phoenix" approach, whereby our life insurance, variable annuity and investment management product specialists introduce one another to the distribution sources with which they already have established relationships, in an attempt to encourage those distributors to sell additional categories of our products. We believe the Team Phoenix approach is already demonstrating its effectiveness. Since its implementation we have entered into 26 new selling agreements, under which a distributor that previously had sold one of our life, variable annuity or investment management product lines is now selling an additional product line.

 PROVIDING OUR DISTRIBUTORS WITH SERVICES THAT SUPPORT OUR PRODUCTS AND MAKE THEM EASIER FOR ADVISORS TO SELL

     We provide our distributors with a variety of services relating to our products and target market. We believe this enhances the value of our products by assisting distributors to better understand and market them, thus making it more likely that our distribution relationships will result in increased sales for us. Among the services we provide to distributors are:

      -- Education and sales support. For each of our life insurance, annuity and investment management product lines, a dedicated team of product specialists, or wholesalers, is responsible for maintaining contact with our distributors and ensuring that they understand our product lines and the needs of our target market. These product specialists are also available to help distributors assess the wealth management needs of their clients.

      -- Investment allocation tools. An advisor may review these tools with its client when assessing the client's financial planning needs. These services include our Complementary Investment Analysis tool, which identifies investment options offered both by us and third parties that are suitable for an individual's allocation needs.

      -- Specialist advice. Our in-house staff of nine attorneys with over 180 years' cumulative experience provides distributors with advice on estate planning, executive benefits, charitable giving and retirement planning issues.

      -- Technology initiatives. We have developed for use by our distributors a range of Internet-accessible information, including interactive product illustrations, educational and sales tools and Internet-accessible forms, marketing materials and policyholder account information. We are currently developing the flexibility to provide this information in a variety of formats desired by distributors, including for use on a distributor's own website for access by its clients. These information technology-based initiatives are designed to make it easy for distributors to do business with us and to make the information we provide a basic component of the service the distributor provides to its own client. In this way, we believe we encourage distributor loyalty and, accordingly, enhance our revenue prospects.

  MAKING SELECTIVE ACQUISITIONS AND STRATEGIC INVESTMENTS

     We have made and expect to continue to make selective acquisitions and strategic investments. We engage in transactions that we believe will add:

      -- scale to our existing business lines, such as our 1997 acquisitions of Engemann and Seneca and our 1997 acquisition of a block of Confederation Life's life and annuity business;

      -- distribution reach and product offerings, such as our 1999 acquisition of PFG, which specializes in developing and distributing customized life and annuity products; and

      -- a global presence, such as the expansion of our relationship with Aberdeen, a Scottish firm that manages assets of institutional and retail clients in several countries.

  EXPANDING OUR ALTERNATIVE FINANCIAL PRODUCTS BUSINESS

     We have expanded our presence in alternative financial products in recent years. At September 30, 2001, we managed approximately $2.3 billion in structured finance products, including seven collateralized bond and debt obligation issues. We also manage five closed-end funds with approximately $4.4 billion in assets under management at September 30, 2001. These products offer attractive management fee income and, depending on the product, limited or no rights of asset withdrawal by third party investors. In offering these products, we have leveraged our strong reputation and significant expertise in a variety of investment management sectors, including high yield and emerging markets bonds.

     We expect increasing demand for alternative investment products from high net worth individuals. We plan to meet this expected demand by offering an array of products, which may include private equity, venture capital, and hedge funds.

 ENHANCING OUR BRAND IDENTITY AS A LEADING WEALTH MANAGEMENT COMPANY

     We have undertaken a comprehensive advertising and branding campaign, directed at both distributors and their clients, to reinforce our position as a leading provider of wealth management solutions in the affluent and high net worth market. Our corporate sponsorships and event hosting activities are key elements of our branding program. To increase name recognition on a national basis, we have a sponsorship agreement for the NCAA championships. To enhance our wealth management image, we advertise in select publications targeted to the affluent and high net worth market, and host exclusive events related to the specific publications, such as art gallery receptions, wine tastings and music festivals. Our sponsorships and hosted events provide us enhanced visibility in our target market, as well as opportunities to build our relationships with advisors and other distributors.

 IMPROVING EARNINGS THROUGH A SHIFT TO MORE PROFITABLE PRODUCTS, INCREASED PRODUCTIVITY AND EXPENSE MANAGEMENT

     We expect that our earnings will be enhanced by our shift in Life and Annuity towards non-participating life products, which represented 86% of our first year life insurance premiums and deposits in 2000. Non-participating life products typically produce higher returns on capital than whole life insurance. We have increased productivity requirements for our affiliated retail producers, which has resulted in a reduction in the number of total producers and a 200% increase in the average annual income per producer over the period 1993 to 2000. In addition, we have made significant investments in wholesalers for both the Life and Annuity and Investment Management businesses, which we expect to result in increased sales of our products. We are in the process of restructuring our affiliated distribution channel in order to increase its efficiency and productivity. See "--Life and Annuity Segment--Distribution--Affiliated Distribution." Over the past two years we have undertaken, and expect to continue to undertake, several cost-reduction initiatives, including the reduction of operating expenses through the sale of home office property and consolidation of administrative and staff operations, and the adoption of a company-wide continuous improvement process designed to increase productivity and reduce waste. We conduct a significant portion of our information technology activities through our Indian subsidiary PGS, which has afforded us substantial cost savings. In addition, in the first quarter of 2001 we offered an early retirement program to eligible employees. We believe that these cost reduction measures, combined with our growth initiatives, will improve our earnings in both the short and long terms.

SEGMENTS

     We provide our wealth management solutions through two operating segments:
Life and Annuity and Investment Management. Both segments serve the affluent and high net worth market, so opportunities exist to leverage their capabilities and relationships through the Team Phoenix approach. See "--Life and Annuity Segment--Distribution--Non-Affiliated Distribution." In addition, Investment Management, through PXP and its affiliated asset managers, manages both Phoenix Life's general account and many of the portfolios available through Life and Annuity's product lines.

  LIFE AND ANNUITY

     We offer a variety of individual life insurance and annuity products, including universal, variable universal, whole and term life insurance, and a range of variable annuity offerings. As a result of our increased focus on our wealth management business and consistent with industry trends, first year premiums and deposits from variable universal life insurance products have grown significantly in recent years, while sales of our whole life insurance products have declined in relative importance. We are also experiencing sales growth in our variable annuity business, with sales in the first nine months of 2001 of $899.5 million, representing a 106% increase compared to the first nine months of 2000. In addition, benefits and surrenders decreased 19% for the same period. Life and Annuity benefits from its use of the expertise and multiple investment styles of seven of our ten affiliated asset managers. In 2000 Life and Annuity produced total revenues of $2,241.5 million, representing 77% of our total, and total segment after-tax operating income of $19.6 million. This total net operating income reflects our payment of $378.0 million in policyholder dividends, and excludes a one-time increase in the amortization of deferred acquisition costs of $218.2 million in our participating block relating to the reallocation of assets supporting participating life policies.

  INVESTMENT MANAGEMENT

     Primarily through PXP, we offer investment management products and services to both individuals and institutions. We offer a broad array of equity and fixed income investment management styles, provided through our ten affiliated asset managers. Our products for retail investors include managed accounts and open-end mutual funds. Our institutional business consists of discretionary and non-discretionary asset management services provided primarily to corporations, multi-employer retirement and welfare benefit funds, endowments and foundations. We also provide alternative financial products, including structured finance products and closed-end funds. PXP also manages Phoenix Life's general account and seven of our affiliated asset managers manage one or more portfolios available through Phoenix Life's variable insurance and annuity product lines. PXP's assets under management as of September 30, 2001 were $48.8 billion. Investment Management also includes our minority interest in Aberdeen, a global investment management firm. In 2000 Investment Management produced total revenues of $327.0 million, representing 11% of our total, and total segment after-tax operating income of $23.9 million.

     We report our remaining activities as two additional segments: Venture Capital and Corporate and Other. These segments are significant for financial reporting purposes but do not contain products or services relevant to our core wealth management operations.

TECHNOLOGY

     We view technology as fundamental to the continued development of our Life and Annuity and Investment Management businesses. We are committed to using technology on a company-wide basis both to support sales growth and to enhance operating productivity.

     We have made, and plan to continue to make, significant investments in our Internet-accessible distributor services. We strive to provide distributors of all our product lines with information in an easy-to-use format, on a real time basis. We electronically provide, often on an interactive basis, a variety of information for our distributors. We are currently enhancing our ability to furnish information to distributors in any format they request, including making information available on a distributor's own website for access by its clients. In Life and Annuity, the information we provide to distributors through our information technology platform includes account information, product illustrations, specimen documents and a variety of educational and marketing support tools. In Investment Management, we provide performance data, allocation tools, and information regarding our mutual fund managers and investment options, as well as a range of distributor-oriented educational material. In addition, we provide online share purchase capability for existing mutual fund shareholders. We believe our technology-based service initiatives enable distributors to better understand and sell our entire range of products, thereby increasing distributor loyalty.

     Our company-wide commitment to technological innovation is also central to our ongoing effort to increase productivity. In particular, we have leveraged the expertise of PGS, our Indian subsidiary, by employing it as a company-wide technology support organization. PGS, which we established to assist in our preparations for the Year 2000 date change, provides helpline support for our affiliated producers and our non-affiliated distributors in connection with our Internet-accessible distributor services. PGS also assists in the continual upgrading of our information systems. In this way, PGS furnishes us with a low cost, in-house technology development platform that is important to our program of reducing operating costs.

LIFE AND ANNUITY SEGMENT

OVERVIEW

     Through Life and Annuity, we offer a variety of life insurance and annuity products. We have developed broad distribution access for these products through affiliated and non-affiliated sources. We believe our competitive advantage in this segment consists of four main components:

      --   our innovative products;

      --   our diversified asset management capability;

      -- our range of wholesale distribution relationships with institutions that have established customer bases in our target market; and

      -- our ability to deliver wealth management solutions combining products and services that distributors and their clients find attractive.

     In 2000, Life and Annuity produced total revenues of $2,241.5 million, representing 77% of our total, and total segment after-tax operating income of $19.6 million. This total net operating income reflects our payment of $378.0 million in policyholder dividends, and excludes a one-time increase in the amortization of deferred acquisition costs of $218.2 million in our participating block relating to the reallocation of assets supporting participating life policies.

     Life and Annuity is focused on the development of products and distribution relationships that respond to the affluent and high net worth market's demand for wealth management solutions.

      -- Life Insurance Products. We have shifted our life insurance product mix away from participating (i.e., dividend-paying) toward non-participating products, including variable universal life, universal life and term life. In 1997, 31% of our life insurance sales were of non-participating policies, compared to 95% for the nine months ended September 30, 2001. This shift has taken place in the context of relatively stable overall life insurance sales.

      -- Annuities. While our variable annuity business has long been profitable, historically our product offerings were relatively limited, with only PXP funds as investment options and sales primarily attributable to our affiliated retail distribution channel. We began in 1999 to enhance our variable annuity business by improving product choices and broadening our distribution sources. In 1999 we strengthened our management team by adding experienced management personnel, hiring a dedicated wholesaling team of product specialists to market our product lines to our distribution sources, and expanding our investment options to be competitive in the broker-dealer market. Variable annuity sales for the first nine months of 2001 were $899.5 million, 106% greater than for the first nine months of 2000. As of September 30, 2001, we had $3.9 billion in variable annuity assets under management. In addition, we have recently introduced two fixed annuities and one immediate variable annuity product.

      -- Private Placement Life and Annuity Products. As part of our strategy to broaden our presence in the high net worth market, we acquired majority ownership of PFG in 1999. As a result of this acquisition, we have a diverse collection of individually customized life and annuity offerings that include COLI, single premium life, second-to-die life and variable annuity products. These products have minimum deposits of over $500,000 and are an important component of wealth management solutions for the wealthiest segment of the high net worth market. PFG received approximately $185 million in new deposits for the nine months ended September 30, 2001, compared to approximately $142 million for the full year ended December 31, 2000. PFG is directly involved in the sales of these products, working with a diverse range of advisors including financial institutions, individual asset managers, specialized advisors to wealthy families, accountants and attorneys.

      -- Executive Benefits. Executive benefits are designed for corporations to fund special deferred compensation plans and benefit programs for key employees. We offer a range of products to the executive benefits market. For large corporate clients, we have co-branded a proprietary product with Clark/Bardes, a leading distributor and administrator of employee benefit plans. For mid-sized corporate clients, we provide our distribution sources with a separate, tailored product. We view these products, which are variations on our variable universal life products, as a source of growing fee-based business.

      -- Distribution. We have actively expanded our range of distribution channels by developing relationships with advisors and distribution entities that we consider to have exceptional access to our target market. These targeted distribution channels include:

        --   affiliated retail producers;

        --   national broker-dealers such as Merrill Lynch and A.G. Edwards;

        -- advisor groups such as National Financial Partners, or NFP, and Partners Marketing Group, Inc., or PartnersFinancial, as well as Clark/Bardes;

        --   independent financial planning firms;

        --   other insurance companies, such as State Farm;

        --   private banks; and

        --   private banking groups within commercial banks.

      -- Marketing and Service. We have developed a variety of services that our product specialists, attorneys and other staff professionals offer to distributors in order to help them understand our target market's needs and the application of our products. These services, in tandem with our products, permit the creation of wealth management solutions.

PRODUCTS

  LIFE INSURANCE

     Our life insurance products consist of variable universal life, universal life, whole life, term life and other insurance products. The average face amount of life policies issued by us in 2000 was approximately $606,000. According to A.M. Best, we had the life insurance industry's second-highest average face amount for new life insurance policies sold in 1999, the most recent year for which data are available. We believe we are currently one of the nation's leading providers of first-to-die life insurance. In 1998, the most recent year for which data are available, we were among the nation's top five sellers of second-to-die life insurance, according to Tillinghast's Last Survivor Sales Survey. In each case, measurement was based on first year premiums and deposits. We continually review and modify our products. In the past several years, our sales of variable universal life and universal life insurance products have increased in relative terms, while sales of whole life insurance have declined in relative terms. While 31% of our life insurance sales in 1997 were of non-participating policies, this proportion was 86% in 2000 and 95% for the nine months ended September 30, 2001.

                            LIFE INSURANCE SALES(1)

                               [GRAPHIC TO COME]
------------
(1) Based on the sum of new annualized premiums and single premiums.

     The following chart shows our principal life insurance products:

------------------------------------------------------------------------------------
                                             VARIABLE
                                             UNIVERSAL   UNIVERSAL   WHOLE    TERM
             PRODUCT CATEGORY                  LIFE        LIFE      LIFE     LIFE
------------------------------------------------------------------------------------
  Single life insurance                          X           X         X        X
------------------------------------------------------------------------------------
  Second-to-die life insurance(1)                X           X         X
------------------------------------------------------------------------------------
  First-to-die life insurance(2)                 X
------------------------------------------------------------------------------------
  Corporate-owned life insurance                 X
------------------------------------------------------------------------------------

------------
(1) Second-to-die policies are typically used for estate planning purposes and insure two lives rather than one, with the policy proceeds paid after the death of both insured individuals.

(2) Under first-to-die policies, up to five lives may be insured, with the policy proceeds paid after the death of the first of the five insured individuals.

     The following table sets forth selected financial and other data regarding our life insurance products as of the dates or for the periods indicated:

                          LIFE INSURANCE SELECTED DATA

                                                                             AS OF OR FOR THE
                                      AS OF OR FOR THE YEAR ENDED               NINE MONTHS
                                              DECEMBER 31,                  ENDED SEPTEMBER 30,
                                  ------------------------------------    -----------------------
                                    1998         1999          2000         2000          2001
                                  ---------    ---------    ----------    ---------    ----------
                                                    (DOLLARS IN MILLIONS EXCEPT
                                                        NUMBER OF POLICIES)
LIFE INSURANCE PRODUCTS:
Variable universal life:(1)
  First year & single premium
     sales......................  $    80.8    $   108.0    $    141.0    $    86.1    $    130.2
  Renewal premiums..............       83.4         90.3         110.1         85.5         105.5
  Number of policies............     39,492       44,822        50,255       48,344        51,781
  GAAP reserves.................      734.3      1,059.7       1,012.2      1,140.5         841.4
  Life insurance in force(2)....   10,662.6     13,670.3      17,144.9     15,637.3      18,434.1
Universal life:
  First year & single premium
     sales......................        2.9          7.9           9.8          7.1          18.1
  Renewal premiums..............       95.0         88.7          77.0         42.4          39.6
  Number of policies............     75,449       75,032        71,026       72,005        71,890
  GAAP reserves.................    1,587.4      1,533.5       1,517.5      1,519.8       1,516.1
  Life insurance in force(2)....   10,818.2      9,955.7       9,644.2      9,700.1       9,596.5
Whole life:
  First year & single premium
     sales......................       96.3         60.1          27.9         16.4           7.6
  Renewal premiums..............      776.8        778.0         754.0        539.2         521.9
  Number of policies............    488,222      463,548       437,735      446,062       428,558
  GAAP reserves.................    7,464.0      7,902.4       8,677.0      8,541.6       9,019.4
  Life insurance in force(2)....   67,332.3     64,399.9      60,841.3     61,437.4      57,670.1
Term life and other insurance
  products:(3)
  First year & single premium
     sales......................        9.2         10.5          14.7         11.1           8.2
  Renewal premiums..............       13.9         20.3          27.9         16.5          26.7
  Number of policies............      6,374       12,809        21,012       19,122        24,966
  GAAP reserves.................      361.1        414.7         461.2        454.2         501.7
  Life insurance in force(2)....    3,736.0      8,161.0      13,842.0     12,424.2      17,083.0
Total:
  First year & single premium
     sales......................      189.2        186.5         193.4        120.6         164.1
  Renewal premiums..............      969.1        977.3         969.0        683.6         693.7
  Number of policies............    609,537      596,211       580,028      585,533       577,195
  GAAP reserves.................   10,146.8     10,910.3      11,667.9     11,656.1      11,878.6
  Life insurance in force(2)....   92,549.1     96,186.9     101,472.4     99,199.0     102,783.7

------------
(1) Includes PFG sales beginning October 1999.

(2) Before life insurance ceded.

(3) Other insurance products primarily consists of group executive ordinary life.

     Variable Universal Life. Variable universal life products provide insurance coverage that gives the policyholder flexibility in investment choices and, depending on the product, flexibility in premium payments and coverage amounts, with limited guarantees. The policyholder may direct premiums and cash value into a variety of separate investment accounts or to our general account (i.e., our aggregate assets other than those allocated to separate accounts). In the separate investment accounts, the policyholder bears the entire risk of the investment results. We collect specified fees for the management of these various investment accounts and the net return is credited directly to the policyholder's account. With some variable universal products, by maintaining a certain premium level, the policyholder may enjoy death benefit guarantees that protect the policy's death benefit if, due to adverse investment experience, the policyholder's account balance is zero. We retain the right within limits to adjust the fees we assess for providing administrative services. We also collect fees to cover mortality costs; these fees may be adjusted by us but may not exceed contractually defined maximum levels.

     Our current variable universal life insurance products offer the policyholder a broad array of choices with respect to both investment options and fund managers. As of September 30, 2001, our variable line of products included 44 fund options and seven affiliated and 11 unaffiliated fund managers, offering a broad range of domestic equity, indexed, fixed income and international investment styles. Unaffiliated boutique offerings include the Dow 30 Index and the Morgan Stanley Technology Fund, as well as funds sponsored by widely recognized firms such as Fidelity and Janus. As of September 30, 2001, PXP managed approximately 66% of our total variable product assets.

     We have experienced strong growth in our variable universal life product line, increasing sales by 37% in 2000 compared to 27% for the industry as a whole, according to LIMRA. We ranked 15th out of 59 companies in total variable life and variable universal life assets under management as of December 31, 2000, according to Tillinghast's Variable Life--Fourth Quarter 2000 Survey. In 2000, 80% of our new variable universal life insurance sales by premium were life policies with an annual premium of at least $10,000 or a face amount of at least $750,000.

     Universal Life. Universal life products provide insurance coverage on the same basis as variable universal life products, except that premiums, and the resulting accumulated balances, are allocated only to our general account for investment. Universal life products may allow the policyholder to increase or decrease the amount of death benefit coverage over the term of the policy, and also may allow the policyholder to adjust the frequency and amount of premium payments. We credit premiums, net of specified expenses, to an account maintained for the policyholder, as well as interest, at rates that we determine, subject to specified minimums. Specific charges are made against the account for the cost of insurance protection and for expenses. We also collect fees to cover mortality costs; these fees may be adjusted by us but may not exceed contractually defined maximum levels.

     Since 1999, we have been enhancing our universal life product portfolio. While still relatively modest, sales of our universal life products grew substantially from 1998 through 2000. We have a competitive universal life second-to-die product which represented 11% of our total second-to-die sales for 2000. Second-to-die products are typically used for estate planning purposes and insure two lives rather than one, with the policy proceeds paid after the death of both insured individuals. We have recently introduced two new single life products to complement our existing offerings and replaced our second-to-die product. We experienced 155% growth in universal life sales for the first nine months of 2001 as compared to the first nine months of 2000.

     Whole Life. Whole life insurance products provide a guaranteed benefit over the lifetime of the insured, in return for the periodic payment of a fixed premium over a predetermined period. Premium payments may be required for the length of the contract period, to a specified age or for a specified period, and may be level or change in accordance with a predetermined schedule. Whole life insurance includes policies that provide a participation feature in the form of dividends. Policyholders may receive dividends in cash or apply them to increase death benefits, provide paid-up additional insurance, or reduce the premiums required.

     Since our demutualization, we have continued to offer whole life policies. We are subject to statutory restrictions limiting the amount of profits we can earn on such policies written after the demutualization. We believe, however, that the impact of these restrictions on our earnings will be immaterial, in part because we do not expect sales of participating whole life policies to be significant.

     Term Life. Term life insurance provides a guaranteed benefit upon the death of the insured within a specified time period, in return for the periodic payment of premiums. Specified coverage periods range from one to 20 years, but in no event are longer than the period over which premiums are paid. Premiums may be at a level amount for the coverage period or may be non-level. Term insurance products are sometimes referred to as pure protection products, in that there are normally no savings or investment elements. Term contracts expire without value at the end of the coverage period.

     Although we do not consider term life insurance to be a core element of our strategic focus on the provision of wealth management solutions, we continue to offer this product because many of our distribution sources expect a full product offering. Subject to certain limitations, our term insurance policies allow policyholders to convert to permanent coverage without evidence of insurability.

  ANNUITIES

     We offer a variety of variable annuities to meet the accumulation and preservation needs of the affluent and high net worth market. These products enable the contractholder to save for retirement and also provide options which enable the holder to protect against outliving assets during retirement. Our major sources of revenues from variable annuities are mortality and expense fees charged to the contractholder, generally determined as a percentage of the market value of the underlying assets under management. Variable annuity contractholders can make deposits into various investment accounts, as they determine appropriate. The investment accounts are separate accounts of Phoenix Life (i.e., the investments in each account are maintained separately from our general account and other separate accounts, and are not subject to Phoenix Life's general liabilities). Risks associated with investments in the separate accounts are borne entirely by the contractholders. The contractholder may choose to allocate all or a portion of the contractholder's account to our general account, in which case we credit interest at rates we determine, subject to certain minimums. Contractholders also may elect certain death benefit guarantees, for which they are assessed a specific charge.

     Our variable annuity products include a significant degree of flexibility and choice. Advisors may select from among a variety of commission structures, while contractholders have a number of death benefit and investment choices. As is the case with our variable universal life product line, as of March 31, 2001 our variable annuity product line included 44 fund options and seven affiliated and 11 unaffiliated fund managers, offering a broad range of domestic equity, indexed, fixed income and international investment styles.

     The following table presents data regarding our variable annuity funds under management for the periods indicated:

                    VARIABLE ANNUITY FUNDS UNDER MANAGEMENT

                                                                         FOR THE NINE
                                        FOR THE YEAR ENDED               MONTHS ENDED
                                           DECEMBER 31,                 SEPTEMBER 30,
                                 --------------------------------    --------------------
                                   1998        1999        2000        2000        2001
                                 --------    --------    --------    --------    --------
                                                      (IN MILLIONS)
Beginning balance..............  $3,598.1    $4,072.3    $4,843.0    $4,843.0    $4,403.2
Acquisitions...................        --       109.8(1)       --
Deposits.......................     381.9       381.7       687.0       437.2       899.5
Performance....................     625.2       992.4      (415.2)       21.5      (932.9)
Fees...........................     (64.2)      (72.0)      (78.2)      (59.8)      (50.6)
Benefits and Surrenders........    (468.7)     (641.2)     (633.4)     (477.0)     (388.3)
                                 --------    --------    --------    --------    --------
Ending balance.................  $4,072.3    $4,843.0    $4,403.2    $4,764.9    $3,930.9
                                 ========    ========    ========    ========    ========

------------
(1) Reflects acquisition of PFG in October 1999.

     We have recently introduced three additional annuity products: two fixed annuities and an immediate variable annuity. Fixed annuities are general account products, with respect to which we bear the investment risk as funds are invested in our general account and a minimum fixed interest rate, reset from time to time, is credited to the contractholder's account. Fixed annuities are useful as accumulation tools and may also be attractive as income preservation tools for investors who wish to reduce their exposure to equity market volatility. Our fixed annuity products are single premium products designed for broker-dealer and bank distribution. The broker-dealer product includes a modified guaranteed fixed annuity, which is invested in our general account but provides for adjustments to the surrender value based on changes in interest rates if the contractholder withdraws funds at any time other than at specified intervals.

     Immediate annuities are purchased by means of a single lump sum payment and begin paying periodic income immediately. We are offering fixed and variable options. We believe this product is especially attractive to affluent and high net worth retirees who are rolling over pension or retirement plan assets and seek an income stream based entirely or partly on equity market performance.

PROFESSIONAL SUPPORT AND SERVICES

     We believe we have a competitive advantage in Life and Annuity due to our practice of providing distributors with a variety of services, including:

      -- market education programs designed to help advisors better understand the financial product ownership patterns of the affluent and high net worth market, and to assist advisors in marketing to specific customer segments such as senior corporate executives, business owners and high net worth households;

      -- marketing programs, including special events, that provide distributors access to the affluent and high net worth market;

      -- customized advice on estate planning, charitable giving planning, executive benefits and retirement planning, provided by a staff of professionals with specialized expertise in the advanced application of life insurance and variable annuity products; this staff includes nine attorneys with over 180 years' cumulative experience, who combine their advice with tailored presentations, educational materials and specimen legal documents;

      -- separate nationwide teams of product line specialists who provide education and sales support to distributors and who can act as part of the advisory team for case design and technical support;

      -- investment management and investment allocation strategies including our Complementary Investment Analysis tool, which identifies investment options, offered both by us and third parties, that are suitable for an individual's allocation needs;

      -- an underwriting team with significant experience in evaluating the financial and medical underwriting risks associated with affluent and high net worth individuals, who generally purchase high face-value policies requiring more extensive underwriting analysis;

      -- Internet-accessible information that makes it easier for our distributors to do business with us, such as interactive product illustrations, educational and sales tools, and online access to forms, marketing materials and policyholder account information; and

      -- a comprehensive program, which we call LifePlan, that provides tools, flexible product options and wealth management strategies for use by advisors in addressing the estate planning needs of the high net worth.

     In addition, we currently provide trust services on a limited basis through our wholly owned Connecticut chartered trust company and are considering how to develop our trust capabilities to complement the services we provide to distributors. We expect to establish a federally chartered trust organization with nationwide capability, by converting our Connecticut trust company to a national bank limited to trust powers. We believe that a nationwide trust capability would strengthen our relationships with distributors by enabling us to provide them with directed trustee, custody and other trust-related fiduciary services for their clients who employ trusts as wealth preservation and transfer tools.

DISTRIBUTION

     We provide Life and Annuity products through an array of distribution sources with access to the affluent and high net worth market.

  NON-AFFILIATED DISTRIBUTION

     We began to use non-affiliated distribution in 1954, primarily by selling life insurance products through agents of other insurance companies. For many years, non-affiliated distribution has represented a significant portion of our sales and in recent years we have increased our emphasis on this distribution source.

                    SHIFT IN LIFE INSURANCE DISTRIBUTION(1)

                           [SHIFT IN LIFE INSURANCE]
------------
(1) Based on the sum of new annualized premiums and single premiums.

     We seek to build relationships with distributors who are, or who have access to, advisors to the affluent and high net worth market. Since 1997, we have experienced our greatest growth in distribution, in terms of new premiums, from our relationships with non-affiliated distributors. These distributors consist of:

      --   broker-dealers, which include national and regional brokerage firms;

      --   financial planning firms;

      --   advisor groups;

      --   insurance companies; and

      --   emerging distribution sources.

     Since late 1999, we have significantly strengthened our internal wholesaling teams, in order to enhance our relationships with distributors in each of our product areas. As of September 30, 2001, we employed 46 life insurance wholesalers, 20 variable annuity wholesalers and 38 investment management wholesalers, compared to 42, one and 24, respectively, as of December 31, 1999.

     In 1989, which was prior to the merger with Home Life, 53% of Phoenix Mutual's life insurance sales were from non-affiliated sources. In 1993, the first full calendar year after the merger with Home Life, which used exclusively affiliated distribution, non-affiliated life insurance sales fell to 41% of total sales, as measured by new annualized and single premiums. Increased focus since 1993 has resulted in steady increases in non-affiliated sales as a percent of total sales. During the year 2000 and the nine months ended September 30, 2001, 70% and 86%, respectively, of total life insurance sales, as measured by new annualized and single premiums, were from non-affiliated distribution sources.

     Our focus on non-affiliated distribution in the variable annuity product area also has begun to produce results, as sales through such sources were $679.3 million for the first nine months of 2001 compared to $167.1 million for the first nine months of 2000. This increase is due in large part to the 1999 acquisition of PFG, the products of which are sold almost exclusively through non-affiliated distributors. This increase has occurred while variable annuity sales through our affiliated retail channel have decreased to $220.2 million in the first nine months of 2001, from $270.1 million in the first nine months of 2000, representing a decline of 18%.

     The Team Phoenix Approach. In addition to broadening our distribution system by developing new relationships, it is our strategy to deepen our market penetration by selling a greater array of products through existing distribution sources. We seek to execute this strategy through our collaborative account development, whereby our life insurance, variable annuity and investment management product specialists, or wholesalers, introduce one another to the distribution sources with which they have established relationships, to encourage those distributors to sell additional categories of our products. This Team Phoenix approach, which we initiated in 1999, often involves joint marketing presentations and the provision of specialized services to advisors. We believe the fact that many of the same investment choices are available in each of our product lines contributes to the success of this approach, since in our experience, a distributor already comfortable with our investment options in one product line is generally more receptive to the idea of selling additional product lines.

     We believe the Team Phoenix approach is already demonstrating its effectiveness. Since its implementation we have entered into 26 new selling agreements, under which a distributor that previously had sold one of our life, variable annuity or investment management product lines is now selling an additional product line.

     National and Regional Broker-Dealers. We categorize as national and regional broker-dealers those brokerage firms that engage individual advisors as employees rather than as independent contractors. To meet the evolving wealth management needs of their customers, national and regional broker-dealers are beginning to offer products, such as life insurance, with respect to which they may have little historical experience. Simultaneously, many of these firms are seeking to rationalize their relationships with product providers in favor of those that offer a range of products together with services designed to support advisors' sales efforts. We believe our ability to offer wealth management solutions based on an array of life insurance, annuity and investment management products positions us to benefit from these dual trends. For example, in 2000 our life products represented 11% of Merrill Lynch Life Agency's non-proprietary life insurance sales. During that year, Merrill Lynch's sales of our variable universal life products increased 68% by premium and their sales of our managed accounts and mutual funds increased 97% by deposits. Sales of life insurance products through A.G. Edwards also have grown significantly, due in part to the wealth transfer training seminars we have conducted with advisors employed by that firm. We were A.G. Edwards' fourth most significant life carrier in 2000 in terms of sales, compared to our eleventh-ranked position in 1998.

     Financial Planning Firms. We categorize as financial planning firms those brokerage firms that engage individual advisors as independent contractors rather than as employees. Financial planning firms have begun to show significant interest in expanding their offerings to include wealth preservation and transfer products. To capitalize on this trend, we focus on the development of relationships directly with the financial planning firm, rather than with the individual financial planners. This entity-focused approach permits us to maximize the number of individual registered representatives who potentially may sell our products. As an example of our focus on financial planning firms, in 2000 we exceeded $1.4 million in annualized life premiums through Financial Services Corporation, or FSC. FSC, a leading financial planning firm, is a subsidiary of Sun America. We are one of seven core life insurance carriers for the FSC Access Group, an internal FSC producer group.

     Advisor Groups. The recent industry trend toward affiliations among small independent financial advisors has led to these affiliated groups becoming a distinct class of distributors. We believe we have a particularly strong position as a provider of life insurance products through PartnersFinancial, which since 1999 has been an important component of the NFP organization. PartnersFinancial is a marketing organization with reported revenues of $67.6 million for 2000 from life insurance broker-dealer and executive benefit operations. We are one of PartnersFinancial's six core life carriers. We recently developed a co-branded second-to-die product for NFP, as well. In the variable annuities area, as a result of a Team Phoenix collaboration in early 2000, we began selling our products through NFP Securities, the broker-dealer for NFP, and have experienced strong initial sales.

     Insurance Companies. Insurance companies have been moving their agents into an advisor/planner role, resulting in a need to provide their agents, particularly their top producers, with a more diverse range of life insurance products to sell. Insurance companies have responded to this need in part by negotiating arrangements with third party providers, including other insurance companies. We are taking advantage of this trend by developing distribution relationships with financial services providers such as AXA Financial Inc., or AXA, and its outbrokerage outlet for internal producers, AXA Network. At $2.9 million in 2000, we more than tripled our sales through AXA over 1999. In addition, we continue to maintain relationships with individual agents of other companies and independent agents. In March 2001, we entered into an agreement with a subsidiary of State Farm to provide various services to State Farm and its subsidiaries and policyholders, including estate, retirement, executive benefits and charitable gift planning. The agreement also offers us the opportunity to provide to State Farm's affluent customers, through qualified State Farm agents, additional life and annuity products and services not previously available from those agents.

     Emerging Distribution Sources. As part of our strategy to broaden our presence in the high net worth market, we acquired majority ownership of PFG in 1999. See "--Strategic Transactions." We also offer our life and annuity products through non-traditional sources such as private banks and private banking groups within commercial banks.

  AFFILIATED DISTRIBUTION

     Our affiliated retail distribution channel consists primarily of Phoenix Life's career producers. Approximately 98% of our career producers are licensed securities representatives of our wholly owned broker-dealer, WS Griffith. The productivity of our affiliated retail distribution channel has improved dramatically since 1993. From 1993 through 2000, the number of producers in this channel was reduced by over 50%, largely as a result of increases in our productivity requirements for these producers, while average commissions earned per producer in this channel increased by 200%. Sales of life products through our affiliated retail distribution channel have remained relatively stable. Generally, the producers who have remained with us have successfully made a transition from the role of life insurance agent to that of advisor/planner, providing a broader spectrum of financial planning solutions to their clients. Our career producers principally sell Phoenix Life products, but may sell the products of other companies, as well. In 2000, Phoenix Life products represented 73% of WS Griffith's revenues from variable annuity and life products. WS Griffith recorded a 59% increase in registered investment management fees in the first nine months of 2001 compared to the first nine months of 2000. These fees include fees paid when a producer provides investment advice, such as advice on asset allocation or on the selection of particular investments.

     We have created a separate distribution company owned by The Phoenix Companies, Inc., in order to further improve the productivity and profitability of our retail affiliated distribution. This company, known as WS Griffith Advisors, Inc., or Griffith Advisors, is the holding company for WS Griffith and other related entities. We expect that Griffith Advisors, using existing office locations and personnel of WS Griffith to the extent possible, will reconfigure those offices to take advantage of a planning-based, team approach to develop comprehensive financial plans for clients, implement those plans and regularly review them. Producers affiliated with the Griffith Advisors organization have the ability to offer products of various other insurance companies and other asset managers. We expect that this new structure will provide a competitive compensation program, including the potential for profit sharing. Further, this structure will permit individual producers to establish succession plans for their businesses.

     We are also committed to expanding our affiliated distribution capacity, where strategically appropriate, through acquisitions. Our purchase in 2000 of a majority interest in Main Street Management, a broker-dealer with approximately 250 registered representatives and a strong focus on variable products and mutual funds, is an example of this approach.

     The table below shows sales by distribution channel for the periods indicated. Historically, we have experienced seasonality in our life insurance sales, with a disproportionately large portion of new sales occurring in the fourth quarter of each year.

                         SALES BY DISTRIBUTION CHANNEL

                                                                        FOR THE NINE
                                            FOR THE YEAR ENDED          MONTHS ENDED
                                               DECEMBER 31,            SEPTEMBER 30,
                                        --------------------------    ----------------
                                         1998      1999      2000      2000      2001
                                        ------    ------    ------    ------    ------
                                                        (IN MILLIONS)
Life First Year Annualized Premiums
  and Deposits:
  Affiliated..........................  $ 74.1    $ 64.5    $ 58.7    $ 24.1    $ 16.4
  Non-Affiliated......................   115.1     121.3     134.7      51.7      65.5
                                        ------    ------    ------    ------    ------
     Total life first year annualized
       premiums and deposits..........  $189.2    $185.8    $193.4    $ 75.8    $ 81.9
                                        ======    ======    ======    ======    ======
Variable Annuity Deposits:
  Affiliated..........................  $285.5    $261.9    $398.2    $270.1    $220.2
  Non-Affiliated......................    96.4     119.8     288.8     167.1     679.3
                                        ------    ------    ------    ------    ------
     Total variable annuity
       deposits.......................  $381.9    $381.7    $687.0    $437.2    $899.5
                                        ======    ======    ======    ======    ======

UNDERWRITING

     Insurance underwriting is the process of examining, accepting or rejecting insurance risks, and classifying those accepted, in order to charge appropriate premiums or assess appropriate mortality charges for each accepted risk. Underwriting also determines the amount and type of reinsurance levels appropriate for a particular type of risk. By using reinsurance, we can limit our risk and improve product profitability.

     We believe we have particular expertise in evaluating the underwriting risks relevant to our target market. We believe this expertise enables us to make appropriate underwriting decisions, including in some instances the issuance of policies on more competitive terms than other insurers would offer. Phoenix Life has a long tradition of underwriting innovation. Beginning in 1955, we were among the first insurance companies to offer reduced rates to women. We believe we were the second company to offer reduced rates for non-smokers, beginning in 1967. Our underwriting team includes doctors and other medical staff to ensure, among other things, that we are focused on current developments in medical technology.

     Our underwriting standards for life insurance are intended to result in the issuance of policies that produce mortality experience consistent with the assumptions used in product pricing. The overall profitability of our life insurance business depends to a large extent on the degree to which our mortality experience compares to our pricing assumptions. Our underwriting is based on our historical mortality experience, as well as on the experience of the insurance industry and of the general population. We continually compare our underwriting standards to those of the industry generally, to assist in managing our mortality risk and to stay abreast of industry trends.

     Our life insurance underwriters evaluate policy applications on the basis of the information provided by the applicant and others. We use a variety of methods to evaluate certain policy applications, such as those where the size of the policy sought is particularly large, or where the applicant is an older individual, has a known medical impairment or is engaged in a hazardous occupation or hobby. Consistent with industry practice, we require medical examinations and other tests, depending upon the age of the applicant and the size of the proposed policy.

     Our COLI policies covering multiple lives are issued on a guaranteed issue basis, within specified limits per life insured, whereby the amount of insurance issued per life on a guaranteed basis is related to the total number of lives being covered and the particular need for which the product is being purchased. Guaranteed issue underwriting applies to employees actively at work, and product pricing reflects the additional guaranteed issue underwriting risk.

RESERVES

     We establish and report liabilities for future policy benefits on our consolidated balance sheet to reflect the obligations under our insurance policies and contracts. Our liability for variable universal life insurance and universal life insurance policies and contracts is equal to the cumulative account balances, plus additional reserves we establish with respect to policy riders. Cumulative account balances include deposits plus credited interest, less expense and mortality charges and withdrawals. Reserves for future policy benefits for whole life policies are calculated based on actuarial assumptions that include investment yields, mortality, lapses and expenses.

REINSURANCE

     While we have underwriting expertise and strong mortality experience, we believe it is prudent to spread the risk associated with our life insurance products through reinsurance. As is customary in the life insurance industry, our reinsurance program is designed to protect us against adverse mortality experience generally and to reduce the potential loss we might face from a death claim on any one life.

     We cede risk to other insurers under various agreements that cover individual life insurance policies as a means of reducing mortality risk. The amount of risk retained by us depends on our evaluation of the specific risk, subject, in certain circumstances, to maximum limits based on characteristics of coverage. Under the terms of our reinsurance agreements, the reinsurer agrees to reimburse us for the ceded amount in the event a claim is incurred. However, we remain liable to our policyholders with respect to ceded insurance if any reinsurer fails to meet its obligations. Since we bear the risk of nonpayment by one or more of our reinsurers, we cede business to well-capitalized, highly rated insurers. While our retention limit on any one life is $8 million ($10 million on second-to-die cases), we may cede amounts below those limits on a case-by-case basis depending on the characteristics of a particular risk. Typically our reinsurance contracts allow us to reassume ceded risks after a specified period. This right is valuable where our mortality experience is sufficiently favorable that it would be financially advantageous for us to reassume the risk rather than continuing to pay reinsurance premiums.

     Recently, the cost of obtaining reinsurance has declined significantly. Consequently, we decided to take advantage of this opportunity by increasing the amount of individual mortality risk coverage purchased from third party reinsurers. We reinsure 80% of the mortality risk on a block of policies acquired from Confederation Life in 1997. We entered into separate reinsurance agreements in 1998 and 1999 to reinsure 80% of the retained mortality risk, after ceding amounts above the $8 million or $10 million retention limit described above, on a substantial portion of our in force participating term and whole life policies and our in force variable universal life policies, respectively. In addition, we reinsure up to 90% of the mortality risk on some new issues.

     As of September 30, 2001, we had ceded $66.0 billion in face amount of reinsurance, representing 65% of our total face amount of $102.8 billion of life insurance in force. The following table lists our five principal life reinsurers, together with the reinsurance recoverables on a statutory basis as of December 31, 2000, the face amount of life insurance ceded as of December 31, 2000, and the reinsurers' respective A.M. Best ratings.

---------------------------------------------------------------------------------------
                                                             FACE AMOUNT OF
                                           REINSURANCE       LIFE INSURANCE
                                        RECOVERABLES AS OF    CEDED AS OF
                                           DECEMBER 31,       DECEMBER 31,    A.M. BEST
              REINSURER                        2000               2000        RATING(1)
---------------------------------------------------------------------------------------
 Transamerica Occidental Life
   Insurance Company                       $8.4 million       $9.4 billion      A+
---------------------------------------------------------------------------------------
 Life Reinsurance Corp. of America(2)      $7.1 million       $8.3 billion      A++
---------------------------------------------------------------------------------------
 Allianz Life Insurance Co. of North
   America                                 $4.2 million       $9.1 billion      A++
---------------------------------------------------------------------------------------
 Employers Reinsurance Corp.               $5.4 million       $7.8 billion      A++
---------------------------------------------------------------------------------------
 Annuity and Life Reassurance Ltd.         $3.5 million       $4.3 billion      A
---------------------------------------------------------------------------------------

------------
(1) As of September 30, 2001.

(2) An affiliate of Swiss Re Life & Health America Inc.

COMPETITION

     We face significant competition in our life insurance and variable annuity businesses. Our competitors include larger and, in some cases, more highly rated insurance companies and other financial services companies. Some competitors have penetrated more markets and have greater resources than us. Many competitors offer similar products and use similar distribution sources.

     As we continue to focus on the development of our non-affiliated distribution system, we increasingly must compete with other providers of life insurance and annuity products to attract and maintain relationships with productive distributors that have the ability to sell our products. Our ability to attract distributors for our life insurance and annuity products could be adversely affected if for any reason our products became less competitive or concerns arose about our asset quality or ratings.

     We also face competition for access to distributors of life insurance and variable annuity products. Much of this competition is based on the pricing of products and the advisors' or distributors' compensation structures.

STRATEGIC TRANSACTIONS

     We have engaged in a number of strategic acquisitions and investments in Life and Annuity. These transactions have been designed to solidify our position in our target market in a variety of ways.

      -- In 1992, Phoenix Mutual merged with Home Life, which enabled us to expand our affiliated distribution, broaden our product offerings, consolidate our back-office operations and create one of the 15 largest mutual life insurance companies in the U.S.

      -- In 1997, we acquired a $1.4 billion block (based on reserves) of individual life and single premium deferred annuity business of the former Confederation Life Insurance Company, which enabled us to increase the scale of our life business and expand distribution relationships, particularly for our second-to-die insurance products.

      -- In 1998 and 2000, we purchased, in a series of transactions, a total of 9% of the common stock of Clark/Bardes, which provides a variety of compensation and benefit services to corporations, banks and healthcare organizations. These services include the evaluation, design, implementation and administration of innovative compensation and benefit programs for executives, key employees and other professionals. This investment has enabled us to create an alliance with a major distributor of executive benefits products.

      -- In 1999, we acquired a controlling interest in PFG, which develops, markets and underwrites specialized individually customized life and annuity products. PFG received approximately $185 million in new deposits for the nine months ended September 30, 2001, compared to approximately $142 million for the full year ended December 31, 2000. This acquisition has enabled us to establish a strong base in the business of individually customized life and annuity products. We believe that we have been successful in this arena by maintaining broad access to our distribution sources through financial institutions, individual asset managers, accountants and attorneys. These products have average deposits of over $500,000 and are an important component of wealth management solutions for the wealthiest segment of the high net worth market.

      -- In 1999, we purchased a 12% equity interest in Lombard, a rapidly growing pan-European life insurer based in Luxembourg. Lombard's unit-linked life assurance products are designed exclusively for high net worth private investors, and are distributed through approximately 100 partnership relationships that Lombard has entered into with private banks and independent financial advisors in Austria, Belgium, Finland, France, Germany, Italy, Luxembourg, the Netherlands, Sweden and the United Kingdom. For the nine months ended September 30, 2001 Lombard reported new premium and deposit income of approximately $552.2 million, an 8% increase over the comparable period in 2000. As of September 30, 2001 Lombard reported assets under management of $2.1 billion, a 2% increase from December 31, 2000. Lombard's relationships with private banks and independent financial advisors provide us with the potential for future strategic distribution relationships.

      -- In 2000, we acquired a controlling interest in Main Street Management, a broker-dealer with approximately 250 registered representatives, which generated over 80% of its 2000 revenues from variable annuities and mutual funds. This acquisition gives us access to additional affiliated retail distribution sources in our target market. We believe in particular that Main Street Management's representatives are a potential source for sales of our variable products.

      -- In 2001 we demutualized and conducted an initial public offering in which we raised over $800 million. The proceeds of the offering were primarily used by us to acquire all of the outstanding shares of common stock of PXP from Phoenix Life.

INVESTMENT MANAGEMENT SEGMENT

OVERVIEW

     We conduct activities in Investment Management largely through PXP and its subsidiaries. Investment Management also includes our minority investment in Aberdeen. In 2000, Investment Management produced total revenues of $327.0 million, representing 11% of our total; total segment after-tax operating income of $23.9 million; net cash flow provided by operating activities of $65.7 million; and EBITDA of $121.5 million. We refer to our Investment Management EBITDA because this measure is commonly used by investors to analyze and compare operating performance of investment management companies. However, EBITDA is not a GAAP measure, and our calculation of it may not be comparable to similarly titled measures of other companies.

     We have developed our Investment Management operations through internal growth and strategic acquisitions, with a view to increasing assets under management and offering a full range of investment styles to support all of our product lines. Our Investment Management operations began as the internal investment arm of Phoenix Life, which was responsible for managing our general account assets. We developed asset management capability to support our mutual fund and variable product businesses, and in 1993 Phoenix Life acquired NSR, an asset management firm with approximately $3 billion under management at the time of the acquisition. In 1995 Phoenix Life merged its investment management operations with Duff & Phelps, a publicly traded asset manager with approximately $15 billion under management at the time of the merger, thereby creating Phoenix Duff & Phelps Corporation, which continued as a publicly traded corporation until 2001 and is now known as PXP. See "-- Purchase of PXP Minority Interest."

     As of September 30, 2001, PXP's assets under management totaled $48.8 billion, compared to $35.0 billion as of December 31, 1995, reflecting in part several strategic acquisitions of asset management firms we completed in the years following the creation of PXP. See "--Strategic Transactions." These acquisitions were carefully chosen steps toward the establishment of our current Investment Management operations, which include ten distinct affiliated asset managers functioning with a high degree of investment autonomy while sharing a common, cost-effective administrative and marketing platform. As a result of a "going private" merger transaction that closed on January 11, 2001, Phoenix Life became the sole shareholder of PXP. See "--Purchase of PXP Minority Interest."

     Investment Management comprises two lines of business: private client and institutional. Through our private client line of business, we provide investment management services principally on a discretionary basis, with products consisting of open-end mutual funds and managed accounts. Managed accounts include intermediary programs sponsored and distributed by non-affiliated broker-dealers and direct managed accounts which are sold and administered by us. These two types of managed accounts generally require minimum investments of $100,000 and $1 million, respectively. Our private client business also provides transfer agency, accounting and administrative services to our open-end mutual funds.

     Through our institutional line of business, we provide discretionary and non-discretionary investment management services primarily to corporations, multi-employer retirement funds and foundations, as well as to endowment, insurance and other special purpose funds. In addition, we offer our institutional clients alternative financial products, including structured finance products and closed-end funds. Structured finance products include collateralized debt and bond obligations backed by portfolios of public high yield bonds, emerging markets bonds, commercial mortgage-backed and asset-backed securities and bank loans.

  PURCHASE OF PXP MINORITY INTEREST

     On September 10, 2000, Phoenix Life and PXP entered into an agreement and plan of merger, pursuant to which Phoenix Life agreed to purchase PXP's outstanding common stock owned by third parties, for a price of $15.75 per share. In connection with this merger, which closed on January 11, 2001, Phoenix Life paid total cash of $339.3 million to those stockholders. After the merger, some third party holders of PXP's convertible subordinated debentures converted their debentures, and PXP redeemed all remaining outstanding debentures held by third parties. PXP has made cash payments totaling $38.0 million in connection with these conversions and redemptions. In addition, PXP has accrued non-recurring compensation expenses of $57.0 million to cash out restricted stock, $5.5 million of related compensation costs, $15.0 million in non-recurring retention costs and $3.9 million in non-recurring transaction costs.

     As a result of the merger, PXP became a wholly owned subsidiary of Phoenix Life and PXP's shares of common stock were de-listed from the New York Stock Exchange. Pursuant to the plan of reorganization, as of the effective date of the demutualization, Phoenix Life transferred to a subsidiary designated by us all the outstanding shares of common stock of PXP for $640.0 million, the fair market value of such shares on the effective date of the demutualization.

     We believe increasing Phoenix Life's ownership interest in PXP to 100% will permit Phoenix Life and PXP to enhance their collaborative efforts to execute our wealth management strategy.

RECENT PXP ACQUISITIONS

     On November 14, 2001, we acquired a 65% interest in CapWest for $5 million in cash. Under the terms of the purchase agreement, we may be obligated to pay additional consideration for our initial ownership interest depending upon CapWest's future revenue growth. In addition, under the terms of the purchase agreement, we will purchase an additional 10% ownership interest in CapWest. The remaining ownership interests in CapWest will be retained by its management. CapWest is a Denver-based investment management firm that provides investment management services to high net worth individuals, institutional accounts and sponsored managed accounts. At September 30, 2001, CapWest had approximately $175 million in assets under management.

     On November 12, 2001, we signed a definitive agreement to acquire a majority interest in Kayne Anderson. Under the terms of the purchase agreement, we will purchase an initial 60% interest in Kayne Anderson at closing and an additional 15% ownership interest in Kayne Anderson by 2007. The remaining ownership interests in Kayne Anderson will be retained by its management. The purchase agreement provides for a purchase price based upon revenues at the closing of the acquisition (expected in the first quarter of 2002) and, after payment of the initial purchase price, we may be obligated to pay additional consideration for the initial 60% interest depending upon Kayne Anderson's future revenue growth. Based on Kayne Anderson's current revenues, the purchase price is expected to be between $95 million and $100 million; however, a significant change in the value of Kayne Anderson's assets under management prior to closing could have a material impact on this estimate. Kayne Anderson is a Los Angeles-based investment management firm that provides investment management services to high net worth individuals, institutional accounts and sponsored managed accounts. The transaction does not include the firm's broker-dealer, Kayne Anderson Associates, or its hedge fund affiliate, Kayne Anderson Capital Advisors Inc. At September 30, 2001, Kayne Anderson had approximately $7.0 billion in assets under management.

  OUR AFFILIATED ASSET MANAGERS

     We provide investment management services through ten affiliated asset managers. Goodwin(SM) Capital Advisers, or Goodwin(SM); Hollister(SM) Investment Management, or Hollister(SM); and Oakhurst(SM) Asset Managers, or Oakhurst(SM), are divisions of Phoenix Investment Counsel, Inc., or PIC, which is an indirect wholly-owned subsidiary of PXP. Duff & Phelps Investment Management Co., or DPIM, Engemann, Seneca, Zweig, Walnut and CapWest are also subsidiaries of PXP. In addition, Aberdeen Fund Managers, Inc., a subsidiary of Aberdeen, serves as the investment adviser to certain of our institutional accounts and international mutual funds.

     We provide our affiliated asset investment managers with a consolidated platform of distribution and administrative support. Each manager retains autonomy with respect to the investment process, while we monitor performance and ensure that each manager adheres to its stated investment style.

     Our affiliated asset managers serve the following types of clients and represent the following investment styles:

      -- Goodwin(SM), Hollister(SM) and Oakhurst(SM), each of which operates as a division of PIC, provide investment management services for mutual funds and institutional investors. Goodwin also offers a broad array of structured finance products. These divisions also manage the investment assets (other than investments in real estate and mortgages) of the Phoenix Life general account, and some of the separate accounts relating to Phoenix Life's variable life and variable annuity products. As of September 30, 2001, PIC had a total of $18.9 billion of assets under management through its three investment management divisions.

         -- Goodwin(SM) applies a sector rotation approach to fixed income management and uses a wide variety of market sectors to enhance performance. These sectors may include investment-grade and below investment-grade securities.

         -- Hollister(SM) follows a traditional value approach to equity investing, seeking to invest in high quality companies that are perceived as temporarily out of favor.

         -- Oakhurst(SM) follows a systematic value approach to equity investing, seeking to invest, through the use of quantitative research and fundamental analysis, in relatively undervalued large-cap companies with improving earnings prospects.

      -- Engemann provides investment management services for intermediary managed account programs, mutual funds and direct managed accounts. Engemann specializes in classic growth-style equity investing, seeking to target quality companies with consistent and substantial earnings growth, financial strength and a favorable long-term earnings outlook. Engemann adheres to a buy-and-hold strategy that generally keeps portfolio turnover low. The majority of assets under management are invested in large-capitalization growth equities, although Engemann also manages small-capitalization, global growth, balanced and value portfolios. As of September 30, 2001, Engemann had $6.6 billion of assets under management.

      -- Seneca provides investment management services to foundations, endowments, corporations, public funds, structured finance products and managed accounts, and also provides sub-advisory services to certain open-end mutual funds advised by PIC. Seneca actively manages domestic equity, fixed income and balanced products using a disciplined, bottom-up investment process. Seneca's equity professionals seek growth with controlled risk, using a blend of high quality large capitalization stocks and high growth small capitalization stocks. As of September 30, 2001, Seneca had $13.6 billion of assets under management.

      -- DPIM's clients include three closed-end funds and three open-end mutual funds, as well as corporate, public and multi-employer retirement funds and endowment, insurance and other special purpose funds. DPIM's fixed income approach is a "core" approach that seeks superior market returns without significant interest rate risk or credit risk. The approach focuses on appropriate interest rate exposure, sector rotation and individual security selection. DPIM does not invest in below investment-grade securities or non-traditional sectors such as emerging markets. DPIM's equity investment style emphasizes investments in securities that it expects to provide higher total returns coupled with lower risk relative to broad stock market indices. As of September 30, 2001, DPIM had $7.1 billion of assets under management.

      -- Zweig provides investment management and advisory services to eight mutual funds and two closed-end funds. Zweig also provides administrative services to two closed-end investment companies. Zweig's investment approach uses a risk-averse style that seeks to reduce market exposure as volatility rises. As of September 30, 2001, Zweig had $1.9 billion of assets under management.

      -- Aberdeen Fund Managers, Inc. provides sub-advisory services to three Phoenix-Aberdeen international and global mutual funds. Aberdeen, through Phoenix-Aberdeen International Advisors LLC, a joint venture with us, manages two international funds distributed by PXP. As of September 30, 2001, these two managers had $415.5 million of assets under management related to the five funds referenced in this paragraph.

      -- Walnut provides investment management services primarily to high net worth individuals. Walnut follows a relative value investment philosophy, seeking to identify stocks that are attractively valued relative to the S&P 500, the stock's own historic valuation levels or the industry in which the company competes. As of September 30, 2001 Walnut had $688.8 million of assets under management.

      -- On November 14, 2001, we acquired a 65% interest in CapWest. CapWest provides investment services primarily to high net worth individuals and institutional clients. As of September 30, 2001, CapWest had approximately $175 million of assets under management.

      -- On November 12, 2001, we agreed to acquire a 60% interest in Kayne Anderson. Kayne Anderson provides investment services to high net worth individuals and institutional clients. As of September 30, 2001, Kayne Andersen had approximately $7.0 billion of assets under management.

  ABERDEEN ASSET MANAGEMENT

     Investment Management also includes a minority investment by Phoenix Life in Aberdeen, a Scottish investment management company with institutional and retail clients in the United Kingdom, as well as in continental Europe, Asia, Australia and the U.S. Aberdeen has offices in seven countries, including Scotland, England, Singapore and the U.S. Our strategic investment in Aberdeen provides us with a means of participating in the growing interest of mutual fund investors in international funds. Further, as an investor in Lombard, Aberdeen introduced us to the principals of Lombard, which led to our own investment in that firm, an investment which enhances our ability to pursue our wealth management strategy from an international perspective. See "--Life and Annuity Segment--Strategic Transactions."

     For the six months ended March 31, 2001, Aberdeen reported, on a U.K. GAAP basis, profit before taxation of L10.4 million, representing a 19% decrease from Aberdeen's results for the comparable period in 2000. Excluding goodwill amortization, the reported profit for the period showed a 51% increase. Aberdeen's reported assets under management grew to L27.2 billion at March 31, 2001, an increase of L5.3 billion, or 24%, from March 31, 2000, despite the decrease of L3.3 billion due to the decline in global stock market levels. Aberdeen manages portfolios representing a wide range of asset classes and geographic regions. Its client base is primarily institutional.

     As of September 30, 2001 the carrying value of our convertible debt was $37.5 million, while the carrying value of our equity interest was $107.4 million. As of September 30, 2001 the market value of our equity interest was $179.7 million and the fair value of our convertible debt was $82.3 million, based on the trading price of Aberdeen's shares on the London Stock Exchange. We account for our investment in Aberdeen by the equity method. In May 2001 we acquired additional shares of common stock for a purchase price of $46.8 million, bringing our current ownership to 22.0% of the common stock of Aberdeen.

PRODUCTS

  PRIVATE CLIENT PRODUCTS

     Managed Accounts. We provide investment management services through participation in 61 intermediary managed account programs sponsored by various broker-dealers such as Merrill Lynch and Morgan Stanley Dean Witter. These programs enable an advisor's client to select us as the provider of discretionary portfolio management services, in return for an asset-based fee paid by the client to the broker-dealer, which then pays a management fee to PXP. Seven of these programs include more than one of our affiliated asset managers. In 2000 we were one of the largest managers of client assets in the "Consults" intermediary managed account program of Merrill Lynch. We were recently admitted to the Salomon Smith Barney managed account program. According to Cerulli, Merrill Lynch and Salomon Smith Barney are the top two managed account sponsors in the U.S. Also, according to Cerulli, we had the eighth largest market share for intermediary managed account programs at September 30, 2001. As of September 30, 2001 we managed 38,654 accounts relating to such intermediary programs, representing approximately $4.9 billion of assets under management.

     In addition, as of September 30, 2001 we provided investment management services directly to 2,475 high net worth individual account clients, representing $2.8 billion in assets under management. As of September 30, 2001 our managed account business had aggregate assets under management of approximately $7.7 billion.

     The following table provides data regarding PXP's managed accounts business as of September 30, 2001:

                           PXP MANAGED ACCOUNTS DATA

                                                   AS OF SEPTEMBER 30, 2001
                                         --------------------------------------------
                                                                           ASSETS
                                           MANAGEMENT      NUMBER OF        UNDER
          SOURCE OF ACCOUNTS             FEE CHARGED(1)    ACCOUNTS      MANAGEMENT
---------------------------------------  --------------    ---------    -------------
                                                                        (IN MILLIONS)
Intermediary Programs..................        .47%         38,654        $4,888.6(2)
Direct Managed Accounts................       1.09%          2,475         2,788.3
                                                            ------        --------
     Total.............................                     41,129        $7,676.9
                                                            ======        ========

------------
(1) Fee represents weighted average annual charge.

(2) Includes assets of approximately $3.1 billion managed within the Merrill Lynch "Consults" program.

     PXP achieved net cash inflows of over $2.2 billion in its managed accounts products for the year ended December 31, 2000. Total deposits and reinvestments were $1.0 billion in 1998, $2.1 billion in 1999 and $3.9 billion in 2000.

     Mutual Funds. Our affiliated asset managers are investment advisers and/or sub-advisers to 54 open-end mutual funds, which had aggregate assets under management of approximately $10.3 billion as of September 30, 2001. These mutual funds are available primarily to retail investors. Fourteen of these funds are included as investment choices to purchasers of our variable life and variable annuity products.

     We have two principal sources of revenue from our mutual fund business: investment management fees and mutual fund ancillary fees. We receive investment management fees for providing investment advisory and management services to the funds. Any changes in these fees must be approved by fund shareholders. We also receive various fees for providing ancillary services such as distributing fund shares, fund accounting, shareholder services, transfer agency and other administrative services.

     The following table sets forth the performance of our ten largest retail open-end mutual funds, as measured by net assets, as of September 30, 2001. The historical performance of these funds is not an indicator of future performance. The table also sets forth the net assets of all other open-end funds as a group and our variable product funds.

                          SUMMARY OF FUND PERFORMANCE

                                                                    AS OF SEPTEMBER 30, 2001
                                                -----------------------------------------------------------------
                                                                           THREE-YEAR   FIVE-YEAR      OVERALL
                                                                ONE-YEAR    AVERAGE      AVERAGE     MORNINGSTAR
                                      TYPE OF                    TOTAL       ANNUAL      ANNUAL        RATING
10 LARGEST OPEN-END FUNDS  CLASS(1)     FUND     NET ASSETS      RETURN      RETURN      RETURN     (STARS)(2)(3)
-------------------------  --------   --------  -------------   --------   ----------   ---------   -------------
                                                  (IN MILLIONS)
Phoenix-Oakhurst Balanced
  Fund..................      A       Balanced    $ 1,183.8       (7.19)%      5.95%       8.93%           3
                              B                        31.7       (7.92)       5.15        8.11            4
Phoenix-Engemann Capital
  Growth Fund...........      A        Equity       1,135.8      (55.80)     (11.16)      (0.70)           1
                              B                        39.5      (56.14)     (11.83)      (1.44)           1
Phoenix-Oakhurst Income &
  Growth Fund...........      A       Balanced        428.2       (7.26)       3.32        6.67            3
                              B                        97.3       (7.89)       2.53        5.90            3
                              C                         0.7       (8.03)        N/A         N/A          N/R
Phoenix-Seneca Strategic
  Theme Fund............      A        Equity         252.2      (56.04)       2.62        5.95            2
                              B                        62.8      (56.37)       1.84        5.16            2
                              C                         5.3      (56.39)       1.84         N/A            2
Phoenix-Goodwin High
  Yield Fund............      A        Fixed          235.3      (15.32)      (2.00)       0.08            1
                              B        Income          30.9      (15.86)      (2.72)      (0.65)           1
                              C                         2.3      (15.99)      (2.77)        N/A          N/R
Phoenix-Oakhurst
  Strategic Allocation
  Fund..................      A       Balanced        231.1       (7.39)       6.64        9.26            3
                              B                         8.8       (8.11)       5.82        8.44            4
Phoenix-Oakhurst Growth &
  Income Fund...........      A        Equity         224.4      (22.47)       4.01         N/A            3
                              B                       106.1      (22.98)       3.26         N/A            3
                              C                        79.1      (23.03)       3.23         N/A            3
Phoenix-Engemann
  Aggressive Growth
  Fund..................      A        Equity         222.1      (66.25)       1.19        2.52            1
                              B                        24.9      (66.51)       0.42        1.75            1
                              C                         0.2         N/A         N/A         N/A          N/R
Phoenix-Engemann Focus
  Growth Fund...........      A        Equity         212.4      (55.85)      (5.64)       0.24            1
                              B                        29.7      (56.18)      (6.36)      (0.53)           1
                              C                        19.8      (56.17)      (6.36)      (0.53)           1

                                                                    AS OF SEPTEMBER 30, 2001
                                                -----------------------------------------------------------------
                                                                           THREE-YEAR   FIVE-YEAR      OVERALL
                                                                ONE-YEAR    AVERAGE      AVERAGE     MORNINGSTAR
                                      TYPE OF                    TOTAL       ANNUAL      ANNUAL        RATING
10 LARGEST OPEN-END FUNDS  CLASS(1)     FUND     NET ASSETS      RETURN      RETURN      RETURN     (STARS)(2)(3)
-------------------------  --------   --------  -------------   --------   ----------   ---------   -------------
                                                  (IN MILLIONS)
Phoenix-Engemann Small &
  Mid Cap Growth Fund...      A        Equity         210.6      (61.01)       3.72        3.85            1
                              B                       103.6      (61.30)       2.95        3.08            1
                              C                        44.8      (61.29)       2.97         N/A            2
                                                  ---------
    Subtotal............                            3,807.9
Net Assets of Other
  Funds:
Other Open-End Funds(4)..                           4,221.9
Variable Product Funds...                           2,247.0
                                                  ---------
    Total Open-End
      Funds.............                          $10,276.8
                                                  =========

------------
(1) Represents different classes of shares within each fund, based upon fee and expense computations. Class A shares have had a front-end load, in which sales charges are incurred as deposits are received. PXP receives an underwriting fee representing a portion of the front-end loads it receives, with the balance paid to the broker-dealer firms that sell the funds' shares. Class B shares have a back-end or contingent load, in which sales charges are incurred only if redemptions are made within a time frame specified at the time of deposit. These charges decline to zero over time, typically a five-year period. Class C shares do not have an upfront sales charge but they do have a back-end load for redemptions made within one year, and ongoing annual expenses tend to be higher due to higher asset-based distribution fees.

(2) Morningstar is an independent provider of financial information concerning mutual fund performance. According to Morningstar, a fund's ten-year return accounts for 50% of its overall rating score, its five-year return accounts for 30% and its three-year return accounts for 20%. If only five years of history are available, the five-year period is weighted 60% and the three-year period is weighted 40%. If only three years of data are available, the three years are used alone. Funds scoring in the top 10% of their investment category receive 5 stars; funds scoring in the next 22.5% receive 4 stars; those in the next 35% receive 3 stars; those in the next 22.5% receive 2 stars; and the bottom 10% receive 1 star.

(3) "N/R" means not rated by Morningstar.

(4) Excludes $415.5 million of PXP assets managed by Aberdeen Fund Managers and includes $101.5 million of Aberdeen assets managed by PXP.

  INSTITUTIONAL PRODUCTS

     Institutional Accounts. We have over 600 institutional clients, consisting primarily of medium-sized pension and profit sharing plans of corporations, government entities, and unions, as well as endowments and foundations, public and multi-employer retirement funds and other special purpose funds. Assets under management totaled approximately $13.4 billion as of September 30, 2001. The largest single institutional account (other than Phoenix Life's general account) as of September 30, 2001 had assets of $659.5 million, and the ten largest accounts (other than Phoenix Life's general account) together had assets of $2.9 billion.

     Closed-End Funds. We manage the assets of five closed-end funds, each of which is traded on the New York Stock Exchange: Duff & Phelps Utility Tax-Free Income, Inc.; Duff & Phelps Utility and Corporate Bond Trust; Duff & Phelps Utilities Income, Inc.; The Zweig Fund, Inc.; and The Zweig Total Return Fund, Inc. Assets under management totaled approximately $4.4 billion as of September 30, 2001.

     Structured Finance Products. We manage seven structured finance products, and also act as a sub-adviser to a structured finance product sponsored by a third party. These products are collateralized debt and bond obligations backed by high yield bonds, emerging markets bonds and asset-backed securities. Assets under management totaled approximately $2.3 billion as of September 30, 2001. Our platform of experienced asset managers and their performance record permitted us to respond quickly to a market opportunity by entering the structured finance products market in 1999.

     Phoenix Life General Account and Related Assets. PXP manages most of the assets of the Phoenix Life general account, as well as those of its life subsidiaries and other assets such as the Phoenix Life pension plan. These assets under management by PXP totaled $10.7 billion as of September 30, 2001.

     The following two tables present information regarding the assets under management by PXP as of the dates indicated:

                            ASSETS UNDER MANAGEMENT

                                                                                    AS OF
                                               AS OF DECEMBER 31,               SEPTEMBER 30,
                                        ---------------------------------   ---------------------
                                          1998        1999        2000        2000        2001
                                        ---------   ---------   ---------   ---------   ---------
                                                              (IN MILLIONS)
PRIVATE CLIENT PRODUCTS:
Open-end Mutual Funds(1)..............  $14,407.4   $18,073.4   $14,716.7   $17,604.7   $10,276.8
Intermediary Programs.................    5,969.6     8,689.7     8,404.1     9,806.7     4,888.6
Direct Managed Accounts...............    2,749.1     3,509.9     3,056.0     3,530.7     2,788.3
                                        ---------   ---------   ---------   ---------   ---------
     Total Private Client.............   23,126.1    30,273.0    26,176.8    30,942.1    17,953.7
                                        ---------   ---------   ---------   ---------   ---------
INSTITUTIONAL PRODUCTS:
Institutional Accounts................   17,209.9    18,683.2    13,569.8    14,391.7    13,431.9
Closed-end Funds......................    3,504.8     4,596.0     4,899.6     4,837.5     4,365.7
Phoenix Life General Account &
  Related(2)..........................    9,390.6     9,772.8     9,849.2     9,800.9    10,689.3
Structured Finance Products...........      256.0     1,276.4     2,097.3     1,886.0     2,318.2
                                        ---------   ---------   ---------   ---------   ---------
     Total Institutional..............   30,361.3    34,328.4    30,415.9    30,916.1    30,805.1
                                        ---------   ---------   ---------   ---------   ---------
     Total Assets Under
       Management(2)..................  $53,487.4   $64,601.4   $56,592.7   $61,858.2   $48,758.8
                                        =========   =========   =========   =========   =========

------------

 (1) Excludes $649.6 million, $636.5 million and $415.5 million of PXP assets managed by Aberdeen Fund Managers and includes $72.9 million, $559.3 million and $101.5 million of Aberdeen assets managed by PXP, as of December 31, 2000, September 30, 2000 and September 30, 2001, respectively.

 (2) Includes $8.8 billion, $9.1 billion, $9.2 billion, $9.1 billion and $9.9 billion of Phoenix Life's general account assets managed by PXP as of December 31, 1998, 1999, 2000, September 30, 2000 and September 30, 2001,
     respectively.

                               ASSET FLOW SUMMARY

                                                                             FOR THE NINE MONTHS
                                         FOR THE YEAR ENDED DECEMBER 31,     ENDED SEPTEMBER 30,
                                        ---------------------------------   ---------------------
                                          1998        1999        2000        2000        2001
                                        ---------   ---------   ---------   ---------   ---------
                                                              (IN MILLIONS)
PRIVATE CLIENT PRODUCTS:
Mutual Funds:
Assets under management, beginning of
  period..............................  $13,001.3   $14,407.4   $18,073.4   $18,073.4   $14,716.7
  Deposits and reinvestments..........    1,579.6     1,657.8     2,068.5     1,573.9     1,492.0
  Redemptions and withdrawals.........   (2,390.1)   (3,216.3)   (3,492.0)   (2,317.4)   (2,159.1)
  Asset flows from acquisitions,
     dispositions and
     reclassifications(1).............         --     2,099.8          --          --          --
  Performance (net of fees)...........    2,216.6     3,124.7    (1,933.2)      274.8    (3,772.8)
                                        ---------   ---------   ---------   ---------   ---------
Assets under management, end of
  period..............................  $14,407.4   $18,073.4   $14,716.7   $17,604.7   $10,276.8
                                        =========   =========   =========   =========   =========
Intermediary Programs:
Assets under management, beginning of
  period..............................  $ 4,482.1   $ 5,969.6   $ 8,689.7   $ 8,689.7   $ 8,404.1
  Deposits and reinvestments..........      924.2     2,002.5     3,668.9     2,758.6     2,161.7
  Redemptions and withdrawals.........     (679.6)     (876.1)   (1,408.0)   (1,092.4)   (1,948.4)
  Performance (net of fees)...........    1,242.9     1,593.7    (2,546.5)     (549.2)   (3,728.8)
                                        ---------   ---------   ---------   ---------   ---------
Assets under management, end of
  period..............................  $ 5,969.6   $ 8,689.7   $ 8,404.1   $ 9,806.7   $ 4,888.6
                                        =========   =========   =========   =========   =========
Direct Managed Accounts:
Assets under management, beginning of
  period..............................  $ 1,953.9   $ 2,749.1   $ 3,509.9   $ 3,509.9   $ 3,056.0
  Deposits and reinvestments..........      100.0       140.7       200.5       171.4       101.3
  Redemptions and withdrawals.........     (190.3)     (158.2)     (211.8)      (99.3)     (169.6)
  Asset flows from acquisitions,
     dispositions and
     reclassifications(2)(3)..........      520.0       433.0      (130.0)        1.0       713.9
  Performance (net of fees)...........      365.5       345.3      (312.6)      (52.3)     (913.3)
                                        ---------   ---------   ---------   ---------   ---------
Assets under management, end of
  period..............................  $ 2,749.1   $ 3,509.9   $ 3,056.0   $ 3,530.7   $ 2,788.3
                                        =========   =========   =========   =========   =========
INSTITUTIONAL PRODUCTS:
Assets under management, beginning of
  period..............................  $26,964.9   $30,361.3   $34,328.4   $34,328.4   $30,416.0
  Deposits and reinvestments..........    4,879.0     5,843.7     5,572.5     4,423.8     3,945.3
  Redemptions and withdrawals.........   (3,989.5)   (5,025.6)   (7,355.6)   (6,058.8)   (2,370.7)
  Asset flows from acquisitions,
     dispositions and
     reclassifications(2)(3)(4)(5)....     (520.0)    1,246.5    (3,206.0)   (3,337.0)      807.6
  Performance (net of fees)...........    3,026.9     1,902.5     1,076.7     1,559.7    (1,993.0)
                                        ---------   ---------   ---------   ---------   ---------
Assets under management, end of
  period..............................  $30,361.3   $34,328.4   $30,416.0   $30,916.1   $30,805.2
                                        =========   =========   =========   =========   =========

                                                                             FOR THE NINE MONTHS
                                         FOR THE YEAR ENDED DECEMBER 31,     ENDED SEPTEMBER 30,
                                        ---------------------------------   ---------------------
                                          1998        1999        2000        2000        2001
                                        ---------   ---------   ---------   ---------   ---------
                                                              (IN MILLIONS)
TOTAL:
Assets under management, beginning of
  period..............................  $46,402.2   $53,487.4   $64,601.4   $64,601.4   $56,592.8
Deposits and reinvestments............    7,482.8     9,644.7    11,510.4     8,927.7     7,700.3
  Redemptions and withdrawals.........   (7,249.5)   (9,276.2)  (12,467.4)   (9,567.9)   (6,647.8)
  Asset flows from acquisitions,
     dispositions and
     reclassifications................         --     3,779.3    (3,336.0)   (3,336.0)    1,521.5
  Performance (net of fees)...........    6,851.9     6,966.2    (3,715.7)    1,233.0   (10,407.9)
                                        ---------   ---------   ---------   ---------   ---------
Assets under management, end of
  period..............................  $53,487.4   $64,601.4   $56,592.7   $61,858.2   $48,758.9
                                        =========   =========   =========   =========   =========

------------

(1) Includes asset inflows of $2.1 billion (Zweig) in 1999 related to acquisitions.

(2) Includes reclassification of net changes in private client products included in institutional products activity, not separately identifiable, of $0.5 billion, $0.4 billion and $(0.1) billion in 1998, 1999 and 2000, respectively.

(3) Includes asset inflows of $1.7 billion (Zweig) and $0.7 billion (Walnut) related to acquisitions in 1999 and 2001, respectively.

(4) Includes asset outflow of $3.3 billion in 2000 related to the sale of PXP's Cleveland operations.

(5) Includes asset inflows of $0.8 billion in 2001 related to the Phoenix IPO.

     For the nine months ended September 30, 2001 private client and institutional funds experienced total net asset inflows of $1.1 billion, while during the comparable period in 2000 private client and institutional funds experienced total net redemptions of $765.5 million.

     The following table presents data regarding the investment management fees and other revenues earned during the periods indicated:

                 INVESTMENT MANAGEMENT FEES AND OTHER REVENUES

                                                                                    FOR THE NINE
                                                                                    MONTHS ENDED
                                              FOR THE YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                                            ------------------------------------   ---------------
                                             1998           1999           2000     2000     2001
                                            ------   ------------------   ------   ------   ------
                                                                (IN MILLIONS)
PRIVATE CLIENT PRODUCTS:
Managed Accounts
  Intermediary program management fees....  $ 28.9         $ 37.3         $ 51.5   $ 38.3   $ 27.5
  Direct managed account management
     fees.................................    13.4           16.0           19.2     23.5     20.1
Mutual Funds
  Management fees.........................    71.8           92.7           99.4     75.7     54.7
  Ancillary fees..........................    26.3           34.1           37.9     29.2     26.1
                                            ------         ------         ------   ------   ------
     Total private client.................  $140.4         $180.1         $208.0   $166.7   $128.4
                                            ------         ------         ------   ------   ------

                                                                                    FOR THE NINE
                                                                                    MONTHS ENDED
                                              FOR THE YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                                            ------------------------------------   ---------------
                                             1998           1999           2000     2000     2001
                                            ------   ------------------   ------   ------   ------
                                                                (IN MILLIONS)
INSTITUTIONAL PRODUCTS:
Institutional accounts management fees....  $ 51.5         $ 59.8         $ 64.3   $ 41.1   $ 35.1
Closed-end funds management fees..........    16.8           27.6           28.6     22.3     21.6
Phoenix Life general account and related
  management fees.........................    10.7           11.9           12.8      9.3      8.6
Structured finance products management
  fees....................................      --            3.7            6.4      4.9      6.6
                                            ------         ------         ------   ------   ------
     Total institutional..................    79.0          103.0          112.1     77.6     71.9
                                            ------         ------         ------   ------   ------
     Other revenues.......................     5.9            4.3            6.9      3.8      1.2
                                            ------         ------         ------   ------   ------
     Total investment management fees and
       other revenues.....................  $225.3         $287.4         $327.0   $248.1   $201.5
                                            ======         ======         ======   ======   ======

DISTRIBUTION AND MARKETING

  GENERAL

     We seek to expand retail distribution and marketing of our Investment Management products by leveraging the relationships of our affiliated asset managers with broker-dealers to get additional asset managers represented in existing intermediary programs, as well as by selling our mutual fund offerings to managed account clients. We continue to promote our mutual funds through our existing distribution relationships. Similarly, we expect to leverage our existing institutional investment advisory relationships by offering consultants and their clients centralized access to all of our investment management styles. This effort includes the pursuit of expanded distribution opportunities in the alternative financial product area of the institutional market.

     The Team Phoenix concept also plays an important role in the expansion of our private client distribution opportunities, as our life insurance and variable annuity product specialists introduce their distribution sources to our investment management products. We have increased our number of investment management product specialists from 24 as of December 31, 1999 to 38 as of September 30, 2001.

  PRIVATE CLIENT PRODUCTS

     We distribute managed accounts through financial intermediaries such as broker-dealers, and directly through our affiliated asset managers. In particular, we attempt to leverage our distribution relationships for Life and Annuity products to enhance our distribution of managed accounts. In our experience, distributors who are familiar with our Life and Annuity products are more receptive to selling our managed account products. We distribute our mutual fund products through non-affiliated national and regional broker-dealers, financial advisors and other financial institutions, representing approximately 2,400 selling agreements and 23,000 registered representatives. We also distribute mutual funds through our wholly owned retail broker-dealer, WS Griffith, which has over 700 affiliated retail producers.

  INSTITUTIONAL PRODUCTS

     We direct our institutional marketing efforts primarily toward investment management consultants who are retained by institutional investors to assist in competitive reviews of potential investment managers. These consultants recommend investment managers to their institutional clients based on their review of investment managers' performance histories and investment styles. We maintain relationships with these consultants and provide information and materials to them in order to facilitate their review of our funds.

COMPETITION

     We face substantial competition in all aspects of our investment management business.

     In our private client business, we compete for affluent and high net worth customers with a large number of investment management firms and others. We compete for mutual fund business with hundreds of fund companies. Many of our competitors in the mutual fund industry are larger, have been established for a longer period of time, offer less expensive products, have deeper penetration in key distribution channels and have more resources. Competition in the private client segment is based on several factors. These include investment performance and the ability to successfully penetrate distribution channels, offer effective service to advisors and their clients, develop products that meet the changing needs of advisors and their clients, charge competitive investment management fees and control expenses.

     The institutional asset management business is also highly competitive, with over 23,000 registered investment advisory firms active nationwide. Consolidation activity in recent years has increased the concentration of competitors within certain asset classes. We compete with other investment management firms, insurance companies, banks and mutual fund companies, many of which are larger and have greater resources. We believe the key bases for competing successfully in the institutional segment are investment performance and customer service. Our competitive strategy focuses on attracting assets through superior performance. Consistent with this strategy, we continually evaluate opportunities to develop internally or acquire investment management operations and strive to improve our investment management products and services.

STRATEGIC TRANSACTIONS

     Investment Management began as a division within Phoenix Life. In 1993 we acquired NSR, an asset management firm with approximately $3.0 billion of assets under management at the time of acquisition. In 1995, through a merger of Phoenix Life's investment management operations with Duff & Phelps, an asset management firm with approximately $15.0 billion of assets under management at the time of the merger, we broadened our product array and our distribution system, while obtaining the advantages of having a publicly traded subsidiary.

     We have continued to engage in a number of strategic acquisitions and investments in Investment Management. These transactions have been designed to solidify our position in our target market in a variety of ways.

      -- In a series of transactions from 1996 through May 2001, we acquired 22% of the common stock of Aberdeen, a Scottish asset management firm that manages assets of institutional and retail clients in several countries. In addition, we own subordinated notes of Aberdeen which are convertible at our option subject to U.K. law. This investment has enabled us to participate in the growing interest of mutual fund investors in international funds.

      -- In 1997, we acquired a 75% interest in Seneca, an asset management firm based in San Francisco. Seneca was primarily an institutional manager with a notable presence in the endowment and foundation markets as well as the affluent and high net worth market. In January 2001, Phoenix Life transferred a 6.5% interest in Seneca to Seneca's management.

      -- In 1997, we acquired Engemann, an asset management firm based in Pasadena. Engemann had an established presence in the managed account business as well as in the affluent and high net worth market.

      -- In 1999, we acquired the retail mutual fund and closed-end fund businesses of Zweig, an asset management firm based in New York. This acquisition broadened our investment style offerings by providing a conservative approach to equity investing with market downside protection. In addition, Zweig had a well-established sales and marketing organization.

      -- In January 2001, we acquired a 75% interest in Walnut, a Philadelphia-based asset management firm focused primarily on the high net worth private client market.

      -- On November 14, 2001, we acquired a 65% interest in CapWest, a Denver-based investment management firm. CapWest provides investment services primarily to high net worth individuals and institutional clients.

      -- On November 12, 2001, we agreed to acquire a 60% interest in Kayne Anderson, a Los Angeles-based investment management firm. Kayne Anderson provides investment services to high net worth individuals and institutional clients.

VENTURE CAPITAL SEGMENT

     We have invested in the venture capital markets for over 20 years, during which time we have invested over $487 million in venture capital partnerships. We have received aggregate cash and stock distributions of over $656 million from these investments through September 30, 2001. There was also market value of over $281 million remaining in our venture capital interests as of September 30, 2001. These investments have been primarily in the form of limited partnership interests in venture capital funds, leveraged buyout funds and other private equity partnerships sponsored and managed by third parties. We refer to all of these types of investments as venture capital. We currently have 88 partnership investments with 41 different sponsors. We believe our long-standing relationships and history of consistent participation with many well-established venture capital sponsors gives us preferred access to venture capital opportunities.

     We view our venture capital investments as an opportunity to enhance our portfolio returns. Returns in recent years have resulted in a portfolio size that is appropriately managed as a separate business segment. We generally allocate between 1.0% and 1.5% of annual investable cash flow to venture capital investments. We expect this allocation level to continue.

     In 2000, Venture Capital produced total revenues of $277.3 million, representing 9% of our total, and total segment after-tax operating income of $180.2 million.

     In the first nine months of 2001, we recorded a loss in investment income of $100.2 million. In addition, in the first quarter of 2001, we recorded a charge of $48.8 million, net of income taxes of $26.3 million, to reflect the cumulative effect of a change in accounting for our venture capital investments. We are dependent on the general partner of each partnership to provide quarterly financial reports, which indicate realized and unrealized capital gains and losses as well as any other operating results. These reports are provided 60 or more days after the end of the quarter. For periods through December 31, 2000 we reported our results from venture capital investments with a one-quarter lag. In the first quarter of 2001, we removed the lag in reporting by estimating the change in our share of the net equity in earnings of the venture capital partnerships. For a further discussion of the accounting and valuation methods used for venture capital investments, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Venture Capital Segment" and
note 4 of our unaudited interim consolidated financial statements.

     The table below demonstrates the impact of the venture capital portfolio on our financial position as of and for the dates and periods indicated. We record our equity in the earnings of these partnerships as net investment income, which includes realized and unrealized gains and losses. See note 4 to our consolidated financial statements included in this prospectus.

                       VENTURE CAPITAL INVESTMENT INCOME

                                                                       AS OF OR FOR THE
                                      AS OF OR FOR THE YEAR ENDED      NINE MONTHS ENDED
                                             DECEMBER 31,                SEPTEMBER 30,
                                     -----------------------------    -------------------
                                      1998       1999       2000       2000        2001
                                     -------    -------    -------    ------      -------
                                                        (IN MILLIONS)
BALANCE SHEET:
Venture capital partnerships(1)....  $191.2     $338.1     $467.3     $487.3      $ 281.7
                                     ======     ======     ======     ======      =======
INCOME STATEMENT:
Venture capital partnerships:
Operating losses...................  $ (2.7)    $ (8.9)    $ (7.7)    $ (3.7)     $  (4.6)
Realized gains on cash and stock
  distributions....................    23.3       84.7      223.3      180.1         15.3
Unrealized gains (loss) on
  investments held in the
  partnerships.....................    19.0       64.1       61.7       92.2       (110.9)
                                     ------     ------     ------     ------      -------
Total pre-tax investment income....    39.6      139.9      277.3      268.6       (100.2)
Income taxes (benefit).............    13.9       49.0       97.1       94.0        (35.1)
                                     ------     ------     ------     ------      -------
Total after-tax investment income
  (loss)...........................    25.7       90.9      180.2      174.6        (65.1)
Cumulative effect of accounting
  change...........................      --         --         --         --        (48.8)
                                     ------     ------     ------     ------      -------
Total..............................  $ 25.7     $ 90.9     $180.2     $174.6      $(113.9)
                                     ======     ======     ======     ======      =======

------------
(1) Excludes stock distributed by venture capital partnerships. Such stock is classified on our consolidated balance sheet, following distribution, as equity securities. As of September 30, 2001, $6.6 million of our equity securities consisted of distributed venture capital securities.

     We believe we have carefully built our portfolio of venture capital partnership investments. Our portfolio of venture capital funds includes significant investments in early-stage venture funds, but includes holdings in multi-stage and late-stage ventures as well. Our venture capital fund portfolio has a large information technology component. Our leveraged buyout fund portfolio is diversified with an emphasis on medium-sized and middle market growth companies. As of September 30, 2001, our investments in venture capital funds had an aggregate value of $115.4 million and our investments in leveraged buyout funds had an aggregate value of $118.4 million.

     The following table shows the composition of our venture capital investments by industry category, and the carrying value of our holdings in each category, as of the dates indicated.

         COMPOSITION AND CARRYING VALUE OF VENTURE CAPITAL INVESTMENTS

                                                          AS OF              AS OF
                                                       DECEMBER 31,      SEPTEMBER 30,
                                                     ----------------    -------------
                                                      1999      2000         2001
                                                     ------    ------    -------------
                                                               (IN MILLIONS)
VENTURE CAPITAL FUNDS:
Early-Stage Funds:(1)
Information technology.............................  $ 50.5    $ 83.6       $ 37.1
  Information technology and non-technology........    31.1      29.8         11.3
  Information technology and service industries....    10.3      23.8          6.3
  Information technology and life science
     industries....................................    31.7      34.5          7.9
  Information technology, non-technology and health
     care..........................................    11.8      20.4         10.5
  Medical technology...............................     6.0       8.1          7.6
  Other............................................      .2        --           .1
                                                     ------    ------       ------
     Total early-stage ventures....................   141.6     200.2         80.8
                                                     ------    ------       ------
Multi-Stage Funds:(2)
Information technology and telecommunications......    24.4      28.1          9.1
  Information technology...........................     7.4      20.3          5.5
  Information technology, telecommunications and
     healthcare....................................     7.3      14.2         13.3
  Other............................................      --       (.1)          --
                                                     ------    ------       ------
     Total multi-stage ventures....................    39.1      62.5         27.9
                                                     ------    ------       ------
Late-Stage Funds:(3)
  Information technology, healthcare,
     telecommunications and other growth sectors...     8.5       5.6          3.9
  Information technology...........................     3.8       4.8          2.7
                                                     ------    ------       ------
     Total late-stage ventures.....................    12.3      10.4          6.6
                                                     ------    ------       ------
     Total venture capital funds...................   193.0     273.1        115.4
                                                     ------    ------       ------
LEVERAGED BUYOUT FUNDS:(4)
  Medium-sized companies...........................    23.6      17.1         14.5
  Middle market growth companies...................    22.3      32.0         20.3
  Management-led leveraged buyouts.................     9.4      19.8         10.6
  Family-owned companies...........................     9.0      11.8         12.7
  International fund of funds......................     8.6      16.5         15.0
  Manufacturing companies..........................     4.0       7.5          7.7
  UK buyouts.......................................     4.5       4.3          5.2
  Northern European companies......................     2.5       3.3          3.3
  Other............................................    12.0      26.2         29.1
                                                     ------    ------       ------
     Total leveraged buyout funds..................    95.9     138.5        118.4
                                                     ------    ------       ------
OTHER..............................................    49.2      55.7         47.9
                                                     ------    ------       ------
     Total venture capital investments.............  $338.1    $467.3       $281.7
                                                     ======    ======       ======

------------
(1) We classify as "early-stage" those funds that invest primarily in companies requiring seed money, startup financing or research and development financing.

(2) We classify as "multi-stage" those funds that invest primarily in any and every stage of venture financing.

(3) We classify as "late-stage" those funds that invest primarily in companies that are in the last round of financing before an initial public offering.

(4) "Leveraged buyout funds" provide operating management with funds to acquire a product line or business.

     The following table shows total amounts invested in venture capital, together with the distributions received from the venture capital partnerships in the form of stock or cash and market value of the partnership investments as of September 30, 2001. This table also shows the excess of distributions received and market value over amounts funded, as of September 30, 2001.

                                                                            DISTRIBUTIONS
                                       AGGREGATE                             AND MARKET
                       AGGREGATE    DISTRIBUTIONS OF    MARKET VALUE AS      VALUE LESS
   YEAR OF CAPITAL      AMOUNT          CASH AND        OF SEPTEMBER 30,       AMOUNTS
    COMMITMENT(1)      FUNDED(2)        STOCK(3)            2001(4)            FUNDED
---------------------  ---------    ----------------    ----------------    -------------
                                      (IN MILLIONS)
Prior to 1993........   $ 99.6           $204.7              $  3.4            $108.5
1993.................     17.5             29.6                 7.8              19.9
1994.................     39.2            135.7                23.7             120.2
1995.................     40.2            123.5                24.0             107.3
1996.................     40.1             45.2                29.9              35.0
1997.................     41.4             51.5                31.8              41.9
1998.................    101.6             50.0                81.5              29.9
1999.................     79.0             16.0                57.2              (5.8)
2000.................     27.0               --                20.4              (6.6)
2001.................      2.0               --                 2.0                --
                        ------           ------              ------            ------
Total................   $487.6           $656.2              $281.7            $450.3
                        ======           ======              ======            ======

------------
(1) Year in which we became a limited partner in the fund and agreed to make capital available for fund investments. Cash contributions may have occurred partly or entirely in years subsequent to the year of the capital commitment. As of September 30, 2001, total unfunded capital commitments were $166.8 million.

(2) Funds contributed through September 30, 2001, to limited partnerships with respect to which we made our capital commitment in the year indicated.

(3) Distributions of cash and stock received through September 30, 2001, through limited partnerships with respect to which we made our capital commitment in the year indicated.

(4) Represents our estimated share of the market value of the partnerships as of September 30, 2001. For a further discussion on the accounting and valuation methods for our Venture Capital investments, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Venture Capital Segment" and note 4 to our unaudited interim consolidated financial statements.

CORPORATE AND OTHER SEGMENT

     Corporate and Other contains several of our smaller subsidiaries and investment activities that are not of sufficient scale to be reported as segments, including the runoff of our group pension and guaranteed investment contract businesses.

     This segment also contains our international operations other than our investments in Aberdeen and Lombard. We are committed to establishing a presence in select international growth markets when opportunities arise to enhance our wealth management strategy. Generally we have targeted parts of the world where we believe there are significant opportunities in the asset accumulation market, including pension management and/or specialized life products. As of September 30, 2001, through this segment we had a total of $39.4 million invested in businesses in six countries.

     Corporate and Other also includes an investment in HRH, which we obtained upon our sale of American Phoenix Corporation, or APC, our property and casualty distribution subsidiary, which was organized in 1981. This business grew, primarily through acquisitions and without significant additional capital support, to become in 1998 the 13th largest property and casualty distribution company in the U.S., measured by revenues. We determined that, in addition to this business' lack of strategic fit with our current operations, further acquisitions would have been necessary for APC to compete in the long term, which would have created unacceptable levels of goodwill. In 1999, we sold our majority interest in APC to HRH, for convertible debt and a 6% equity interest in HRH, a publicly traded property and casualty company. As of September 30, 2001, the market value of our equity interest was $39.5 million and the fair value of our convertible debt was $64.1 million, based on the trading price of HRH's shares on the New York Stock Exchange. We currently have two seats on HRH's board. This relationship provides us with a potential strategic marketing opportunity through HRH's distribution network.

     In 2000, Corporate and Other produced total revenues of $73.4 million, representing 3% of our total, and total segment after-tax operating income of $(17.5) million.

DIVESTITURES OF NON-CORE BUSINESSES

     In addition to repositioning our property and casualty distribution business as a non-core operation, in keeping with our increased focus on providing wealth management solutions to the affluent and high net worth market, since 1997 we have strategically disposed of three businesses that we concluded were not part of our core operations. We had established and developed each of these businesses, and sold each as a going concern.

      -- Reinsurance Operations. In the early 1960s, we entered the individual life reinsurance market and thereafter expanded to related reinsurance lines of business, group accident and group life and health reinsurance. In addition to this business' lack of strategic fit with our current operations, pricing trends in reinsurance had become particularly challenging. Consequently, in 1999 we sold our reinsurance business as a going concern and placed the remaining group accident and health reinsurance business in runoff.

      -- Real Estate Management Operations. In 1995, we established a separate real estate management operation. We determined that, in addition to this business' lack of strategic fit with our current operations, we wished to reduce our exposure to equity real estate as an asset class. In a series of transactions in 1998, 1999 and 2000, we sold our real estate management operations and disposed of the bulk of our equity real estate investments.

      -- Group Life and Health Insurance Operations. We entered the group life and health markets in the 1950s. We determined that, in addition to this business' lack of strategic fit with our current operations, in light of industry consolidation, it did not have the scale to compete adequately in the group markets. In April 2000 we completed the sale of these operations, including 97% of the capital stock of the insurance company which constituted substantially all of such business, for cash and a 3% equity interest in GE Life and Annuity Assurance Company.

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Discontinued Operations."

GENERAL ACCOUNT AND SEPARATE ACCOUNT INVESTMENTS

OVERVIEW

     Our investments include assets held in our general account and numerous separate accounts. Our general account assets and a substantial portion of our separate account assets are managed by our Investment Management professionals. We manage our general account assets in investment segments that support specific product liabilities. These investment segments have distinct investment policies that are structured to support the financial characteristics of the specific liability or liabilities within them. Segmentation of assets allows us to manage the risks and measure returns on capital for our various businesses and products. As of September 30, 2001, general account cash and invested assets totaled $13,500.5 million.

     Separate account assets are managed in accordance with the specific investment contracts and guidelines relating to our variable products. We generally do not bear any investment risk on assets held in separate accounts. Rather, we receive investment management fees based on assets under management. Generally, assets held in separate accounts are not available to satisfy general account obligations. As of September 30, 2001, $4,556.5 million was held in separate accounts.

ASSET/LIABILITY AND RISK MANAGEMENT

     Our primary investment objective is to maximize after-tax investment return within defined risk parameters. Our primary sources of investment risk are:

      -- credit risk, which relates to the uncertainty associated with the ongoing ability of an obligor to make timely payments of principal and interest;

      -- interest rate risk, which relates to the market price and cash flow variability associated with changes in market interest rates; and

      -- equity risk, which relates to the volatility of prices for equity and equity-like investments.

     We manage credit risk through fundamental analysis of the underlying obligors, issuers and transaction structures. We employ a staff of specialized and experienced credit analysts who review obligors' management, competitive position, financial statements, cash flow, coverage ratios, liquidity and other key financial and non-financial information. These specialists analyze complex financing transactions to acquire the investments needed to fund our liability guarantees within diversification and credit rating guidelines. In addition, when investing in private debt securities, we rely upon broad access to management information, negotiated protective covenants, call protection features and collateral protection. We review our debt security portfolio regularly to monitor the performance of obligors and assess the integrity of their current credit ratings.

     We manage interest rate risk as part of our asset/liability management process and product design procedures. Asset/liability management strategies include the segmentation of investments by product line, and the construction of investment portfolios designed to satisfy the projected cash needs of the underlying liabilities. We identify potential interest rate risk in portfolio segments by modeling asset and liability durations and cash flows under current and projected interest rate scenarios. We use these projections to assess and control interest rate risk.

     We also manage interest rate risk by emphasizing the purchase of securities that feature prepayment restrictions and call protection. Our product design and pricing strategies include the use of surrender charges or restrictions on withdrawals in some products. In addition, we selectively apply derivative instruments, such as interest rate swaps, swaptions, floors and futures, to reduce the interest rate risk inherent in our portfolios. These derivatives are transacted with highly rated counterparties and monitored for effectiveness on an ongoing basis. We use derivatives exclusively for hedging purposes.

     We manage equity risk, as well as credit risk, through industry and issuer diversification and asset allocation. Maximum exposure to an issuer is defined by quality ratings, with higher quality issuers having larger exposure limits. We have an overall limit on below investment-grade rated issuer exposure.

     For further information about our management of interest rate risk and equity risk, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Quantitative and Qualitative Information About Market Risk."

COMPOSITION OF GENERAL ACCOUNT

     The invested assets in our general account are generally of high quality and broadly diversified across asset classes, sectors and individual credits and issuers. As shown in the following table, the major category of investment assets is debt securities, representing 69% of our invested assets as of September 30, 2001. The remainder of the general account is invested in cash and short-term investments, mortgage loans, venture capital partnerships, common stock, other limited partnership interests, policy loans and real estate.

     The values in the tables included in this "--General Account and Separate Account Investments" section of this prospectus are the carrying values in our consolidated financial statements.

                 COMPOSITION OF GENERAL ACCOUNT INVESTED ASSETS

                                     AS OF DECEMBER 31,
                       -----------------------------------------------    AS OF SEPTEMBER 30,
                                1999                     2000                     2001
                       ----------------------   ----------------------   ----------------------
                        AMOUNT     % OF TOTAL    AMOUNT     % OF TOTAL    AMOUNT     % OF TOTAL
                       ---------   ----------   ---------   ----------   ---------   ----------
                                                (DOLLARS IN MILLIONS)
Debt securities......  $ 7,465.0       64%      $ 8,058.6       64%      $ 9,278.1       69%
Equity securities....      437.2        4           335.5        2           262.8        2
Mortgage loans.......      716.8        6           593.4        5           542.6        4
Real estate..........       92.0        1            77.9        1            81.8       --
Policy loans.........    2,042.6       18         2,105.2       17         2,160.5       16
Venture capital
  partnerships.......      338.1        2           467.3        4           281.7        2
Other invested
  assets.............      188.0        2           235.7        2           267.9        2
Short-term
  investments........      133.4        1           547.2        4            17.5       --
Cash and cash
  equivalents........      187.6        2           176.6        1           607.6        5
                       ---------      ---       ---------      ---       ---------      ---
     Total invested
       assets........  $11,600.7      100%      $12,597.4      100%      $13,500.5      100%
                       =========                =========                =========

ASSET REALLOCATION

     As described under "Business--Market Opportunity," we believe the affluent and high net worth market presents us with a substantial business opportunity. We began implementation of our wealth management strategy in 1997 in order to focus on the wealth management needs of this target market. Essential to this strategy was the expansion of both our non-participating product portfolio and our distribution channels, and a de-emphasis on sales of participating products. These steps accelerated the growth of our non-participating product sales. In 1997, only 31% of our annualized first-year life insurance premiums was attributable to non-participating products, whereas this percentage rose to 49% in 1998 and 68% in 1999. The positive trend in sales of non-participating products that had become clear by the end of 1999 reinforced our long-term commitment to our wealth management strategy.

     As part of the implementation of our wealth management strategy, we undertook a review of the businesses we owned in order to determine which of them were not core to the strategy. We concluded that certain businesses were not suitable for our future product offerings and detracted from our ability to execute our strategy. Consequently, we sold those businesses.

     The declining importance of participating product sales in the context of our wealth management strategy, the growth in sales of our non-participating products, and our disposition of non-core businesses caused us to reassess our historical allocation of assets in support of the participating line of business. This reassessment, in conjunction with management's review of the assets to be selected for allocation to the closed block, led to our decision to reallocate some of the assets that had previously supported our participating life policies. We completed the analysis and implementation of this reallocation in the fourth quarter of 2000.

     The asset reallocation involved the removal of assets from, and the transfer of assets into, the portfolio of assets supporting our participating life policies. The principal type of asset we removed from this portfolio was equity in affiliates. In addition, we removed some or all of the following types of assets: real estate; debt securities rated B or below; and restructured, watch list or delinquent mortgage loans. We also transferred into the portfolio of assets supporting our participating life policies debt securities including corporate debt, asset-backed securities, and commercial and residential mortgage-backed securities. All these debt securities were rated Category 1, 2 or 3 by the Securities Valuation Office of the National Association of Insurance Commissioners.

     The following table summarizes by type the investments we reallocated in and out of the portfolio of assets supporting our participating life policies.

           INVESTMENTS REALLOCATED IN AND OUT OF PORTFOLIO OF ASSETS
                     SUPPORTING PARTICIPATING LIFE POLICIES

                                           CARRYING VALUE        FAIR VALUE           YIELD
                                          ----------------    ----------------    -------------
                                            IN       OUT        IN       OUT       IN      OUT
                                          ------    ------    ------    ------    ----    -----
                                                          (DOLLARS IN MILLIONS)
Debt securities.........................  $296.4    $ 16.8    $299.2    $ 16.6    8.47%   11.32%
Equity in affiliates....................      --     183.9        --     358.5      --    15.51
Mortgage loans..........................      --      11.9        --      11.9      --       --
Real estate.............................      --      83.8        --     102.5      --    11.77
                                          ------    ------    ------    ------    ----    -----
     Total assets transferred...........  $296.4    $296.4    $299.2    $489.5    8.47%   13.52%
                                          ======    ======    ======    ======

     The reallocation described above was recommended by management and approved by Phoenix Life's board of directors on, and occurred effective as of, December 18, 2000. The effect of the reallocation, when applied across the entire portfolio of assets supporting our participating life policies, was to reduce the overall yield on those assets by approximately 71 basis points as of December 31, 2000. The removal of equity in affiliates was the primary cause of this reduction.

     The reallocation did not require regulatory approval, nor do reallocations generally, other than those that occur with respect to an established closed block. Our reallocation of assets did not have a significant impact on any of our business segments, and had no impact on our consolidated balance sheet other than a one-time adjustment to deferred policy acquisition costs as described in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Year Ended December 31, 2000 Compared to Year Ended December 31, 1999." The reallocation was completely an internal reallocation of assets and consequently had no other impact on our consolidated balance sheet.

INVESTMENT RESULTS

     The following table provides gross investment yields by asset categories for the periods indicated.

                   GENERAL ACCOUNT ASSET YIELDS BY ASSET TYPE

                                                                                 FOR THE NINE MONTHS
                                      FOR THE YEAR ENDED DECEMBER 31,            ENDED SEPTEMBER 30,
                                -------------------------------------------   --------------------------
                                        1999                   2000                      2001
                                --------------------   --------------------   --------------------------
                                             GROSS                  GROSS                     GROSS
                                YIELD(1)   INCOME(2)   YIELD(1)   INCOME(2)   YIELD(1)   INCOME(LOSS)(2)
                                --------   ---------   --------   ---------   --------   ---------------
                                                         (DOLLARS IN MILLIONS)
Debt securities...............    8.76%    $  637.4      8.35%    $  622.2      8.06%        $ 503.7
Equity securities.............    2.16          7.9      3.51         13.3       .79             1.8
Mortgage loans................    9.16         66.3      8.70         54.6      8.12            33.2
Real estate...................   11.15          9.7     11.40          9.2      8.16             9.7
Venture capital...............   71.85        139.9     95.84        277.3     17.63          (100.2)
Policy loans..................    7.64        149.0      7.89        157.4     23.57           125.4
Short-term investments and
  cash and cash equivalents...    7.38         22.6      5.40         27.5      3.74            12.3
Other invested assets.........     .30           .7       .60          1.2      2.47             6.9
                                           --------               --------                   -------
     Total gross income.......      --      1,033.5        --      1,162.7        --           592.8
Less: investment expenses.....      --         13.0        --         14.3        --             4.3
Less: discontinued
  operations..................      --         67.4        --         21.0        --             6.0
                                           --------               --------                   -------
Net investment income.........    8.52%    $  953.1      9.54%    $1,127.4      6.46%        $ 582.5
                                           ========               ========                   =======
Excluding venture capital
  partnerships................    7.40%    $  813.2      7.54%    $  850.1      7.45%        $ 682.7
                                           ========               ========                   =======

------------
(1) Yields, which are annualized for interim periods (except as noted), are based on annual average asset carrying values for the years ended December 31, 1998, 1999 and 2000 and quarterly average asset carrying values for the nine months ended September 30, 2001.

(2) Gross income before investment expenses.

(3) Venture Capital yields are based on income for the three months ended September 30, 2001.

DESCRIPTION OF INVESTED ASSETS

  DEBT SECURITIES

     Our debt security portfolio consists primarily of investment-grade publicly traded and privately placed corporate bonds; residential mortgage-backed securities, or RMBS; commercial mortgage-backed securities, or CMBS; and asset-backed securities, or ABS. As of September 30, 2001, debt securities represented 69% of general account invested assets, with a carrying value of $9,278.1 million. Public debt securities represented 76% of this total amount, with the remaining 24% represented by private debt securities. We classify our public debt securities as available-for-sale and carry them at fair value. We classify our private debt securities as held-to-maturity and carry them at amortized cost. We invest in private debt securities to enhance the overall value of our debt security portfolio, increase diversification and obtain higher yields than can ordinarily be obtained with comparable public securities. Generally, private debt securities provide us with protective covenants, call protection features and, where applicable, a higher level of collateral.

     Our private debt securities are classified as "held-to-maturity" for accounting purposes because we do not expect to sell them except in limited circumstances. Each year, the majority of our net cash flows are invested in investment grade debt securities. However, we maintain a portfolio allocation between 6% and 10% of debt securities in below investment grade rated bonds. Allocations are based on our assessment of relative value and the likelihood of enhancing risk-adjusted portfolio returns. The size of our allocation to below investment grade bonds is constrained by the size of our net worth. We are subject to the risk that the issuers of the debt securities we own may default on principal and interest payments, particularly if a major economic downturn occurs. As of September 30, 2001, total debt securities having an increased risk of default totaled $36.2 million, or 0.4%, of our total debt security portfolio, and our below investment grade debt securities represented 8% of our total debt security portfolio.

     The following table displays the composition of our debt security portfolio by type of issuer as of the dates indicated.

                       DEBT SECURITIES BY TYPE OF ISSUER

                                                                              AS OF
                                                   AS OF DECEMBER 31,     SEPTEMBER 30,
                                                  --------------------    -------------
                                                    1999        2000          2001
                                                  --------    --------    -------------
                                                              (IN MILLIONS)
U.S. government and agency bonds................  $  279.1    $  276.0      $  277.0
State and political subdivision bonds...........     506.5       505.5         523.7
Foreign government bonds........................     296.6       269.3         301.9
Corporate securities............................   4,013.2     3,957.9       4,287.9
Mortgage and asset-backed securities............   3,177.2     3,164.2       3,945.5
                                                  --------    --------      --------
Total debt securities...........................   8,272.6     8,172.9       9,336.0
Less: Debt securities of discontinued
  operations....................................     807.6       114.3          57.9
                                                  --------    --------      --------
     Total debt securities of continuing
       operations...............................  $7,465.0    $8,058.6      $9,278.1
                                                  ========    ========      ========

     The following table provides the contractual maturities of our debt security portfolio as of the dates indicated. The portfolio's maturity distributions are primarily a function of our liability composition, but also reflect where we have identified relative value.

                          DEBT SECURITIES BY MATURITY

                                                                              AS OF
                                                   AS OF DECEMBER 31,     SEPTEMBER 30,
                                                  --------------------    -------------
                                                    1999        2000          2001
                                                  --------    --------    -------------
                                                              (IN MILLIONS)
Due in one year or less.........................  $  161.7    $  236.7      $  112.3
Due after one year through five years...........   1,078.3     1,034.1       1,114.6
Due after five years through 10 years...........   1,729.7     1,631.7       1,839.6
Due after 10 years..............................   2,125.7     2,106.2       2,324.0
Mortgage and asset-backed securities............   3,177.2     3,164.2       3,945.5
                                                  --------    --------      --------
Total debt securities...........................   8,272.6     8,172.9       9,336.0
Less: Debt securities of discontinued
  operations....................................     807.6       114.3          57.9
                                                  --------    --------      --------
     Total debt securities of continuing
       operations...............................  $7,465.0    $8,058.6      $9,278.1
                                                  ========    ========      ========

     Our mortgage-backed securities, or MBS, and ABS holdings are heavily concentrated in securities with structural protection against prepayment of the underlying loan collateral. CMBS and ABS issues contain underlying collateral loans that are largely call protected and not prepayable without penalty prior to the maturity of the loan. RMBS securities that include structural protection against prepayments comprised 85% of our RMBS holdings as of September 30, 2001. The RMBS portfolio does not include interest-only, principal-only, or inverse floating rate securities. We use several recognized vendor software systems to monitor and analyze prepayment risk. By projecting future interest rate scenarios, we are able to assess the sensitivity of these holdings to prepayments. MBS securities are purchased to diversify the portfolio risk characteristics from primarily corporate credit risk to a mix of credit risk and cash flow risk. The principal risks inherent in holding MBS and other pass-through securities are prepayment and extension risks, which affect the timing of when cash flows will be received. When interest rates decline, mortgages underlying MBS tend to be prepaid more rapidly than anticipated, causing early repayments. When interest rates rise, the underlying mortgages tend to be prepaid at a slower rate than anticipated, causing the principal repayments to be extended. Although early prepayments may result in acceleration of income from recognition of any unamortized discount, the proceeds typically are reinvested at a lower current yield, resulting in a net reduction of future investment income. We believe that active monitoring and analysis of this portfolio, our focus on stable types of securities, and the limited extent of our holdings of more volatile types of securities mitigates the effects of interest rate fluctuations on this portfolio. We believe that the portion of our MBS/ ABS portfolio subject to high prepayment risk as of September 30, 2001 was limited to 5% of our total MBS/ ABS portfolio and 2% of our total debt securities holdings.

     The following tables show the types of MBS and ABS securities we held as of the dates indicated.

                       MORTGAGE-BACKED SECURITIES BY TYPE

                                                                                     AS OF
                                               AS OF DECEMBER 31,                SEPTEMBER 30,
                                     --------------------------------------    -----------------
                                           1999                 2000                 2001
                                     -----------------    -----------------    -----------------
                                                 % OF                 % OF                 % OF
                                      AMOUNT     TOTAL     AMOUNT     TOTAL     AMOUNT     TOTAL
                                     --------    -----    --------    -----    --------    -----
                                                        (DOLLARS IN MILLIONS)
Publicly Traded Carrying Value:
Commercial Mortgage-Backed.........  $  923.8      42%    $  931.0      45%    $1,278.9      50%
Residential Collateralized
  Mortgage.........................   1,251.8      56      1,091.4      53      1,191.8      47
Residential Pass-through Securities
  (Exc. GNMA)......................      44.1       2         59.2       2         71.7       3
                                     --------     ---     --------     ---     --------     ---
     Total Carrying Value..........   2,219.7     100%     2,081.6     100%     2,542.4     100%
                                     --------             --------             --------
Privately Traded Carrying Value:
Commercial Mortgage-Backed.........        .3      50%          --      --%          --      --%
Residential Collateralized
  Mortgage.........................        .2      33           .2      72           .2      72
Residential Pass-through Securities
  (Exc. GNMA)......................        .1      17           .1      28           .1      28
                                     --------     ---     --------     ---     --------     ---
     Total Carrying Value..........        .6     100%          .3     100%          .3     100%
                                     --------             --------             --------
Total Carrying Value:
Commercial Mortgage-Backed.........     924.1      42%       931.0      45%     1,278.9      50%
Residential Collateralized
  Mortgage.........................   1,252.0      56      1,091.6      53      1,192.0      47
Residential Pass-through Securities
  (Exc. GNMA)......................      44.2       2         59.3       2         71.8       3
                                     --------     ---     --------     ---     --------     ---
     Total Carrying Value..........  $2,220.3     100%    $2,081.9     100%    $2,542.7     100%
                                     ========             ========             ========

                        ASSET-BACKED SECURITIES BY TYPE

                                                                           AS OF
                                      AS OF DECEMBER 31,               SEPTEMBER 30,
                             ------------------------------------    -----------------
                                  1999                2000                 2001
                             ---------------    -----------------    -----------------
                                       % OF                 % OF                 % OF
                             AMOUNT    TOTAL     AMOUNT     TOTAL     AMOUNT     TOTAL
                             ------    -----    --------    -----    --------    -----
                                               (DOLLARS IN MILLIONS)
Publicly Traded Carrying
  Value:
Auto Loans.................  $39.5        6%    $   60.1       8%    $   82.4       7%
Credit Card Receivables....   61.5        9         64.9       8        115.7      10
Home Equity Loans..........  241.2       36        200.0      26        244.2      22
Collateralized Bond
  Obligations..............   38.5        6         88.1      11        177.9      16
Manufactured Housing.......  143.4       21        135.1      17        173.6      15
Other......................  149.5       22        238.9      30        335.4      30
                             ------     ---     --------     ---     --------     ---
     Total Publicly
       Traded..............  673.6      100%       787.1     100%     1,129.2     100%
                             ------             --------             --------
Privately Traded Carrying
  Value:
Auto Loans.................     .4       --%          --      --%          --      --%
Home Equity Loans..........     .1       --           .1      --           .1      --
Collateralized Bond
  Obligations..............  275.8       97        279.5      95        246.1      90
Other......................    7.0        3         15.6       5         27.4      10
                             ------     ---     --------     ---     --------     ---
     Total Privately
       Traded..............  283.3      100%       295.2     100%       273.6     100%
                             ------             --------             --------
Total Carrying Value:
Auto Loans.................   39.9        4%        60.1       6%        82.4       6%
Credit Card Receivables....   61.5        6         64.9       6        115.7       8
Home Equity Loans..........  241.3       25        200.1      18        244.3      17
Collateralized Bond
  Obligations..............  314.3       34        367.6      34        424.0      30
Manufactured Housing.......  143.4       15        135.1      13        173.6      13
Other......................  156.5       16        254.5      23        362.8      26
                             ------     ---     --------     ---     --------     ---
     Total.................  $956.9     100%    $1,082.3     100%    $1,402.8     100%
                             ======             ========             ========

     The Securities Valuation Office, or the SVO, of the NAIC evaluates all public and private bonds purchased as investments by insurance companies. The SVO assigns one of six investment categories to each security it reviews. Category 1 is the highest quality rating and Category 6 is the lowest. Categories 1 and 2 are the equivalent of investment grade debt as defined by rating agencies such as Standard & Poor's Ratings Services, or S&P, and Moody's Investors Services, Inc., or Moody's (i.e., BBB--/Baa3 or higher), while Categories 3-6 are the equivalent of below investment grade securities. SVO ratings are reviewed at least annually.

     The following table displays the SVO ratings for our debt security portfolio as of the dates indicated, along with an equivalent S&P rating agency designation. The majority of our bonds are investment grade, with 92% invested in Category 1 and 2 securities as of September 30, 2001. As of September 30, 2001, below investment grade bonds represented 8% of our total invested assets compared to an industry average of 5.2% as of December 31, 2000, calculated based on American Council of Life Insurance, or ACLI data.

                    TOTAL DEBT SECURITIES BY CREDIT QUALITY

                                                                                             AS OF
                                                       AS OF DECEMBER 31,                SEPTEMBER 30,
                                             --------------------------------------    -----------------
                                                   1999                 2000                 2001
                                             -----------------    -----------------    -----------------
                                                         % OF                 % OF                 % OF
        NAIC             S&P EQUIVALENT       AMOUNT     TOTAL     AMOUNT     TOTAL     AMOUNT     TOTAL
---------------------  ------------------    --------    -----    --------    -----    --------    -----
                                                                (DOLLARS IN MILLIONS)
          1            AAA/AA/A              $5,460.9      66%    $5,359.3      66%    $6,125.4      66%
          2            BBB                    2,151.9      26      1,979.7      24      2,461.0      26
          3            BB                       481.8       6        573.9       7        561.8       6
          4            B                        169.5       2        240.6       3        147.2       2
          5            CCC and lower              7.1      --         15.5      --         39.2      --
          6            In or near default         1.4      --          3.9      --          1.4      --
                                             --------     ---     --------     ---     --------     ---
                       Total                  8,272.6     100%     8,172.9     100%     9,336.0     100%
         Less debt securities of
discontinued operations..................       807.6                114.3                 57.9
                                             --------             --------             --------
         Total debt securities,
continuing operations....................    $7,465.0             $8,058.6             $9,278.1
                                             ========             ========             ========

     The following table displays the credit quality of our public debt securities portfolio as of the dates indicated. As we have increased our investments in the private placement market, our public debt securities decreased as a percentage of our total from 75% in 1999 to 74% in 2000.

                    PUBLIC DEBT SECURITIES BY CREDIT QUALITY

                                                                                             AS OF
                                                       AS OF DECEMBER 31,                SEPTEMBER 30,
                                             --------------------------------------    -----------------
                                                   1999                 2000                 2001
                                             -----------------    -----------------    -----------------
         SVO             S&P EQUIVALENT                  % OF                 % OF                 % OF
       RATING             DESIGNATION         AMOUNT     TOTAL     AMOUNT     TOTAL     AMOUNT     TOTAL
---------------------  ------------------    --------    -----    --------    -----    --------    -----
                                                     (DOLLARS IN MILLIONS)
          1            AAA/AA/A              $4,546.8      73%    $4,285.0      71%    $4,996.3      70%
          2            BBB                    1,131.2      18      1,083.7      18      1,521.3      21
          3            BB                       373.1       6        491.5       8        477.4       7
          4            B                        153.5       3        200.2       3        122.4       2
          5            CCC and lower              6.7      --          1.5      --         15.7      --
          6            In or near default         1.1      --          1.4      --          1.4      --
                                             --------     ---     --------     ---     --------     ---
                                             $6,212.4     100%    $6,063.3     100%    $7,134.6     100%
                                             ========             ========             ========

     The following table displays the credit quality of our private debt security portfolio as of the dates indicated. We invest in private debt securities because these investments provide diversification to our overall investment portfolio and higher yields than public debt securities. These private debt securities frequently contain financial covenants, which help protect the investor. Our private debt securities decreased as a percentage of our total debt securities from 25% in 1999 to 26% in 2000.

                   PRIVATE DEBT SECURITIES BY CREDIT QUALITY

                                                                                             AS OF
                                                       AS OF DECEMBER 31,                SEPTEMBER 30,
                                             --------------------------------------    -----------------
                                                   1999                 2000                 2001
                                             -----------------    -----------------    -----------------
         SVO             S&P EQUIVALENT                  % OF                 % OF                 % OF
       RATING             DESIGNATION         AMOUNT     TOTAL     AMOUNT     TOTAL     AMOUNT     TOTAL
---------------------  ------------------    --------    -----    --------    -----    --------    -----
                                                     (DOLLARS IN MILLIONS)
          1            AAA/AA/A              $  914.1      44%    $1,074.3      51%    $1,129.1      51%
          2            BBB                    1,020.7      50        896.0      43        939.7      43
          3            BB                       108.7       5         82.4       4         84.4       4
          4            B                         16.0       1         40.4       2         24.8       1
          5            CCC and lower               .4      --         14.0      --         23.5       1
          6            In or near default          .3      --          2.5      --           --      --
                                             --------     ---     --------     ---     --------     ---
                                             $2,060.2     100%    $2,109.6     100%    $2,201.4     100%
                                             ========             ========             ========

  MORTGAGE LOANS

     In 1998, we decided to shift the focus of our mortgage investments from commercial mortgage whole loans to commercial MBS, which in our opinion provide better diversification, credit quality, cost-effectiveness and liquidity. As a result of this shift, we exited the mortgage origination and servicing business. As a consequence, our mortgage loan portfolio will decline in size as a percentage of general account assets as maturing loans are repaid and no additional new loans are made. The servicing of this portfolio has been subcontracted to a third party administrator since September 1998.

     The following table displays the distribution of our mortgage loan portfolio by property type and geographic region as of the dates indicated.

             MORTGAGE LOANS BY PROPERTY TYPE AND GEOGRAPHIC REGION

                                                          AS OF              AS OF
                                                       DECEMBER 31,      SEPTEMBER 30,
                                                     ----------------    -------------
                                                      1999      2000         2001
                                                     ------    ------    -------------
                                                               (IN MILLIONS)
Property Type
  Office Buildings.................................  $183.9    $171.3       $156.2
  Retail...........................................   208.6     183.5        174.7
  Apartment Buildings..............................   252.9     180.7        172.2
  Industrial Buildings.............................    82.7      64.8         52.7
  Other............................................     3.0       2.2          2.1
  Valuation allowances.............................   (14.3)     (9.1)       (15.3)
                                                     ------    ------       ------
     Total.........................................  $716.8    $593.4       $542.6
                                                     ======    ======       ======
Geographic Region
  Northeast........................................  $149.3    $124.5       $117.9
  Southeast........................................   198.6     147.6        131.0
  North central....................................   164.1     147.4        135.9
  South central....................................   105.1     103.7        102.0
  West.............................................   114.0      79.3         71.1
  Valuation allowances.............................   (14.3)     (9.1)       (15.3)
                                                     ------    ------       ------
     Total.........................................  $716.8    $593.4       $542.6
                                                     ======    ======       ======

     The following table shows, as of the dates indicated, the percentages of our commercial mortgage loan portfolio that were delinquent and in process of foreclosure, restructured or foreclosed during the year or three-month period through such date. Commercial mortgage loans are delinquent when they are 60 days or more past due as to the payment of interest or principal. Commercial mortgage loans are classified as restructured when they are in good standing, but the basic terms, such as interest rate or maturity date, have been modified as a result of a prior actual delinquency or an imminent delinquency. Given our decision to exit the commercial mortgage origination business in 1998, our portfolio has declined in size, so we expect that delinquencies as a percentage of total loans will fluctuate in our case more than for a company that continues to make new investments for its portfolio. We seek to maximize economic recovery from delinquent mortgages, and losses of principal on mortgage delinquencies have declined from 1997 through 2000.

                              MORTGAGE EXPERIENCE

                                                           AS OF             AS OF
                                                        DECEMBER 31,     SEPTEMBER 30,
                                                       --------------    -------------
                                                       1999     2000         2001
                                                       -----    -----    -------------
                                                                (IN MILLIONS)
Delinquent and in process of foreclosure.............  $ 6.0    $11.4        $ 5.6
Restructured.........................................   36.6     34.9         34.1
Foreclosed during the year...........................     --       --           --
                                                       -----    -----        -----
     Total problem mortgages.........................  $42.6    $46.3        $39.7
                                                       =====    =====        =====

     Delinquent and restructured commercial mortgage loans are reviewed on a monthly basis. All commercial mortgage loans are reviewed on an annual basis.

  REAL ESTATE

     In 1998 we completed the sale of a substantial portion of our commercial real estate holdings. As of September 30, 2001, our remaining real estate portfolio, excluding home office real estate of $81.0 million, had a book value of $81.8 million and consisted of several joint venture real estate partnerships and four wholly owned commercial properties. As of September 30, 2001, our total real estate holdings, excluding home office real estate, represented less than 1% of total invested assets.

  VALUATION ALLOWANCES

     The allowance for losses on mortgage loans and real estate is maintained at a level that we believe is adequate to absorb estimated probable losses. We periodically review the adequacy of the valuation allowances and update them for relevant changes, which may include changes in market value for the real estate, changes in the borrowers' ability to pay for mortgages, general economic developments and other factors. This evaluation is subjective and no assurance can be given that the valuation allowances will be adequate to cover all future losses or that additional allowances or write-downs will not be required in the future.

     The following table indicates activity in the valuation allowance accounts for mortgages and real estate.

                              VALUATION ALLOWANCES

                                         BALANCE AT                                BALANCE AT
                                         JANUARY 1,    ADDITIONS    DEDUCTIONS    DECEMBER 31,
                                         ----------    ---------    ----------    ------------
                                                             (IN MILLIONS)
2001
Mortgage loans.........................    $ 9.1         $ 6.3        $ (0.1)        $15.3(1)
Real estate............................      9.3            --          (9.3)           --(1)
                                           -----         -----        ------         -----
     Total.............................    $18.4         $ 9.6        $ (9.4)        $15.3(1)
                                           =====         =====        ======         =====
2000
Mortgage loans.........................    $14.3         $ 1.8        $ (7.0)        $ 9.1
Real estate............................      3.2           6.1            --           9.3
                                           -----         -----        ------         -----
     Total.............................    $17.5         $ 7.9        $ (7.0)        $18.4
                                           =====         =====        ======         =====
1999
Mortgage loans.........................    $30.6         $ 9.7        $(26.0)        $14.3
Real estate............................      6.4            .2          (3.4)          3.2
                                           -----         -----        ------         -----
     Total.............................    $37.0         $ 9.9        $(29.4)        $17.5
                                           =====         =====        ======         =====
1998
Mortgage loans.........................    $35.8         $50.6        $(55.8)        $30.6
Real estate............................     28.5           5.1         (27.2)          6.4
                                           -----         -----        ------         -----
     Total.............................    $64.3         $55.7        $(83.0)        $37.0
                                           =====         =====        ======         =====

------------
(1) Balance at September 30, 2001.

  EQUITY SECURITIES

     As of September 30, 2001, we held $262.8 million of equity securities. These equity investments were diversified across a number of different types of equity and included seed money in certain of our mutual funds. As of September 30, 2001, these seed money investments totaled $81.2 million. Seed money investments are used to provide initial investments for a mutual fund prior to its sale to the general public and are primarily in domestic equity funds.

     In 1993, we began receiving significant stock distributions from our venture capital portfolios. As a consequence, we hired Shott Capital Management, LLC, or Shott, to manage the orderly disposition of our portfolio of distributed venture capital stock. We pay Shott on an incentive basis. Shott's dispositions of distributed venture capital stock have produced $17.4 million in pre-tax realized capital gains from 1996 through September 30, 2001.

     Since 1996, we have also had a program of making direct private equity investments to complement our venture capital investing.

     In 1996, we invested $6.0 million in a private equity vehicle which in turn invested in National Oilwell, an oil services company. This private equity vehicle subsequently distributed shares of National Oilwell to us. Our shares in National Oilwell became tradable in March 2000, by which time they had appreciated significantly. As of March 31, 2001, we had sold all of our National Oilwell shares and recorded a pre-tax capital gain on these sales of $129.3 million.

     We maintain a managed portfolio of primarily domestic equities. We also have made investments in several companies with which we have strategic business relationships.

     The following table indicates the components of our equity securities as of the dates indicated.

                               EQUITY SECURITIES

                                                          AS OF              AS OF
                                                       DECEMBER 31,      SEPTEMBER 30,
                                                     ----------------    -------------
                                                      1999      2000         2001
                                                     ------    ------    -------------
                                                               (IN MILLIONS)
Mutual fund seed money.............................  $159.7    $112.4       $ 81.2
Venture capital stock distributions................    54.5      22.0          6.6
Private equities...................................    11.4      19.5         10.9
National Oilwell...................................    69.5       6.0           --
Other equities.....................................    93.2     118.4        100.3
Strategic equity investments(1)....................    48.9      57.2         63.8
                                                     ------    ------       ------
     Total equity securities.......................  $437.2    $335.5       $262.8
                                                     ======    ======       ======

------------
(1) These strategic investments include investments in Lombard, PXRE Group, Ltd. and Clark/Bardes. For a further discussion on these investments, see "--Life and Annuity Segment--Strategic Transactions" and "--Investment Management Segment--Strategic Transactions."

  OTHER INVESTED ASSETS

     The following table indicates the components of our other invested assets as of the dates indicated. Joint venture and partnership interests are generally accounted for under the equity method, while the transportation and equipment leases use the interest method for determining net investment income.

                             OTHER INVESTED ASSETS

                                                          AS OF              AS OF
                                                       DECEMBER 31,      SEPTEMBER 30,
                                                     ----------------    -------------
                                                      1999      2000         2001
                                                     ------    ------    -------------
                                                               (IN MILLIONS)
Transportation and equipment leases................  $ 82.1    $ 83.2       $ 84.2
Affordable housing partnerships....................    22.2      29.1         28.7
Investment in other affiliates.....................    12.4       7.5          9.3
Seed money in separate accounts....................    33.3      41.2         40.6
Mezzanine partnerships.............................    17.5      30.4         36.1
Other partnership interests........................    24.5      44.3         50.6
Derivative instruments.............................      --        --         16.4
                                                     ------    ------       ------
     Total.........................................   192.0     235.7        267.9
Less: other invested assets of discontinued
  operations.......................................     4.0        --           --
                                                     ------    ------       ------
     Total other invested assets of continuing
       operations..................................  $188.0    $235.7       $267.9
                                                     ======    ======       ======

  CASH AND SHORT-TERM INVESTMENTS

     Our positions in short-term investments, including cash and cash equivalents, are variable based on the availability and timing of new investments and the payment of interest and principal on existing investments. As a general policy, we try to minimize the opportunity cost of holding excess cash and short-term investments, while balancing the need to meet obligations to our policyholders and creditors. We invest short-term funds in commercial paper, certificates of deposit and other short-term instruments, subject to our investment guidelines regarding issuer concentration, quality and maturity. As of December 31, 2000, we had a large cash and short-term position in anticipation of our need to fund the then-pending purchase by Phoenix Life of the outstanding common stock of PXP held by its public stockholders. See "--Investment Management Segment--Overview--Purchase of PXP Minority Interest."

  EQUITY IN UNCONSOLIDATED SUBSIDIARIES

     The following table indicates the components of our investment in unconsolidated subsidiaries as of the dates indicated. These are accounted for under the equity method.

                     EQUITY IN UNCONSOLIDATED SUBSIDIARIES

                                                          AS OF              AS OF
                                                       DECEMBER 31,      SEPTEMBER 30,
                                                     ----------------    -------------
                                                      1999      2000         2001
                                                     ------    ------    -------------
                                                               (IN MILLIONS)
EMCO common stock..................................  $ 13.4    $ 14.8       $ 16.8
Aberdeen common stock..............................    61.6      58.7        107.4
Aberdeen 7% convertible subordinated notes.........    37.5      37.5         37.5
HRH common stock...................................    16.2      16.9         18.2
HRH 5.25% convertible subordinated notes...........    32.0      32.0         32.0
                                                     ------    ------       ------
Total investments in unconsolidated subsidiaries...  $160.7    $159.9       $211.9
                                                     ======    ======       ======

CLAIMS PAYING ABILITY RATINGS

     Claims paying ability and financial strength ratings are factors underlying the competitive position of life insurers. The current claims paying ability and financial strength ratings of Phoenix Life are listed in the table below:

          RATING AGENCY                   RATING                  RATING STRUCTURE
----------------------------------    ---------------    ----------------------------------
Standard & Poor's Ratings Services          AA-          Second highest of nine ratings
                                      ("Very Strong")    categories and lowest within the
                                                         category based on modifiers (i.e.,
                                                         AA+, AA and AA- are "Very Strong")
Moody's Investors Service, Inc.             Aa3          Second highest of nine ratings
                                       ("Excellent")     categories and lowest within the
                                                         category based on modifiers (i.e.,
                                                         Aa1, Aa2 and Aa3 are "Excellent")
A.M. Best Company, Inc.                      A           Second highest of nine ratings
                                       ("Excellent")     categories and highest within the
                                                         category based on modifiers (i.e.,
                                                         A and A- are "Excellent")
Fitch IBCA (Formerly Duff & Phelps          AA           Second highest of eight ratings
  Credit Rating Company)               ("Very High")     categories and second highest
                                                         within the category based on
                                                         modifiers (i.e., AA+, AA and AA-
                                                         are "Very High")

     The foregoing ratings reflect each rating agency's opinion of Phoenix Life's financial strength, operating performance and ability to meet its obligations to policyholders, and are not evaluations relating to our bonds or the protection of our securityholders. In January 2001 A.M. Best reaffirmed Phoenix Life's A rating and assigned a positive outlook, citing Phoenix Life's recent financial performance and the financial flexibility the company will have after demutualization.

PROPERTIES

     Our executive headquarters consist of our main office building at One American Row and two other buildings in Hartford, Connecticut. We own these buildings and occupy approximately 82% of the aggregate gross square feet of space contained in them. In addition to this property, we own offices in Enfield, Connecticut and East Greenbush, New York, for use in the operation of our business. We also lease office space within and outside the U.S. as needed for our operations, including for use by our sales force. We believe that our properties are adequate for our current and expected needs.

LEGAL PROCEEDINGS

  GENERAL

     We are regularly involved in litigation, both as a defendant and as a plaintiff. The litigation naming us as a defendant ordinarily involves our activities as an insurer, employer, investment adviser, investor or taxpayer. In addition, state regulatory bodies, the SEC, the NASD and other regulatory bodies regularly make inquiries of us and, from time to time, conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, and laws governing the activities of broker-dealers. These types of lawsuits and regulatory actions may be difficult to assess or quantify, may seek recovery of very large and/or indeterminate amounts, including punitive and treble damages, and their existence and magnitude may remain unknown for substantial periods of time. A substantial legal liability or significant regulatory action against us could have a material adverse effect on our business, results of operations and financial condition.

     While it is not feasible to predict or determine the ultimate outcome of all pending investigations and legal proceedings or to provide reasonable ranges of potential losses, it is the opinion of our management that their outcomes, after consideration of available insurance and reinsurance and the provisions made in our consolidated financial statements, are not likely to have a material adverse effect on our consolidated financial condition.

     However, given the large and/or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on our operating results or cash flows.

  DISCONTINUED REINSURANCE BUSINESS

     Phoenix Life's reinsurance business included, among other things, reinsurance by Phoenix Life of other insurance companies' group accident and health business. During 1999, Phoenix Life placed its remaining group accident and health reinsurance business into runoff, adopting a formal plan to terminate the related contracts as early as contractually permitted and not entering into any new contracts. As part of its decision to discontinue its remaining reinsurance operations, Phoenix Life reviewed the runoff block and estimated the amount and timing of future net premiums, claims and expenses.

     We have established reserves for claims and related expenses that we expect to pay on our discontinued group accident and health reinsurance business. These reserves are a net present value amount that is based on currently known facts and estimates about, among other things, the amount of insured losses and expenses that we believe we will pay, the period over which they will be paid, the amount of reinsurance we believe we will collect under our finite reinsurance and our other reinsurance to cover our losses and the likely legal and administrative costs of winding down the business. In 2000, we strengthened our reserves for our discontinued reinsurance business by $97 million (pre-tax). Total reserves were $40 million at September 30, 2001. In addition, in 1999, we purchased finite aggregate excess-of-loss reinsurance to further protect us from unfavorable results from this discontinued business. The initial premium for this coverage was $130 million. The maximum coverage available is currently $175 million and increases to $230 million by 2004.

     Phoenix Life is involved in two sets of disputes relating to reinsurance arrangements under which it reinsured group accident and health risks. The first of these involves contracts for reinsurance of the life and health carveout components of workers compensation insurance arising out of a reinsurance pool created and formerly managed by Unicover. In addition, Phoenix Life is involved in arbitrations and negotiations pending in the United Kingdom between multiple layers of reinsurers and reinsureds relating to transactions in which Phoenix Life participated involving certain personal accident excess-of-loss business reinsured in the London market. For a description of these legal proceedings, see "Risk Factors -- Risks Related to Our Business -- We could have material losses in the future from our discontinued reinsurance business."

     In light of our provisions for our discontinued reinsurance operations through the establishment of reserves and the finite reinsurance, based on currently available information we do not expect these operations, including the proceedings described above, to have a material adverse effect on our consolidated financial position. However, given the large and/or indeterminate amounts involved and the inherent unpredictability of litigation, it is not possible to predict with certainty the ultimate impact on us of all pending matters or of our discontinued reinsurance operations.

  SEC INVESTIGATION OF PXP AFFILIATE

     In 1997, PXP received a subpoena from a federal grand jury calling for production by DPIM, PXP's Chicago-based asset management subsidiary, of account and trade-related documents having to do with, among other things, whether DPIM directed client commission dollars to certain brokers in exchange for client referrals for DPIM during the period 1994 to 1997. Thereafter, PXP conducted an internal investigation into these activities. Following the internal investigation, PXP ultimately returned a total of approximately $586,626 of commissions to the appropriate clients, took disciplinary action against certain employees involved in the matter and implemented a number of compliance procedures and enhanced controls.

     PXP voluntarily disclosed the matter to both the U.S. Department of Labor, or DOL, which enforces ERISA, and the SEC, and voluntarily provided these agencies access to documents, records and witnesses. In

October 2000, the SEC issued a formal order of investigation in this matter. PXP cooperated fully in such investigation.

     The federal grand jury has no outstanding requests for information from PXP, and PXP is cooperating with the DOL's request for follow-up information. On September 28, 2001, the SEC instituted administrative and cease and desist proceedings against DPIM and imposed sanctions pursuant to an offer of settlement which DPIM had submitted without admitting or denying the allegations. Under the terms of that settlement, DPIM agreed to a censure, a cease and desist order, a fine of $100,000 and disgorgement of certain amounts in addition to the $586,626 already returned. The outcome of the SEC action did not have any material adverse effect on our business or our operating results.

  TEAMSTERS LOCAL 710 CLAIM

     The Teamsters Local 710 pension account, which was a DPIM account from 1994 until 1997, has demanded that DPIM return approximately $965,000 in investment management fees paid to DPIM by the Teamsters account. The claims arise out of the same facts which were the basis for the SEC investigation and order described in the preceding section, that is, the direction by DPIM of client commission dollars in exchange for the referral of the Teamsters account to DPIM. The Teamsters account has filed civil actions against other similarly situated investment advisors to recover management fees and seeking damages for, among other alleged acts, violations of the Racketeer Influenced and Corrupt Organizations Act and ERISA. To date the Teamsters account has not commenced such litigation against DPIM. The outcome of this matter is not expected to have any material adverse effect on our business or our operating results.

  POLICYHOLDER LAWSUITS CHALLENGING THE PLAN OF REORGANIZATION

     Two pending lawsuits seek to challenge Phoenix Life's reorganization and the adequacy of the information provided to policyholders regarding the plan of reorganization. We believe that both of these lawsuits lack merit. The first of these lawsuits, Andrew Kertesz v. Phoenix Home Life Mut. Ins. Co., et al., was filed on April 16, 2001, in the Supreme Court of the State of New York for New York County. The plaintiff seeks to maintain a class action on behalf of a putative class consisting of the eligible policyholders of Phoenix Life as of December 18, 2000, the date the plan of reorganization was adopted. Plaintiff seeks compensatory damages for losses allegedly sustained by the class as a result of the demutualization, punitive damages and other relief. The defendants named in the lawsuit include Phoenix Life, The Phoenix Companies, Inc. and directors of Phoenix Life, as well as Morgan Stanley & Co. Incorporated, financial advisor to Phoenix Life in connection with the plan of reorganization.

     The second lawsuit, Paulette M. Fantozzi v. Phoenix Home Life Mut. Ins. Co., et al., was filed on August 23, 2001, in the Supreme Court of the State of New York for New York County. The allegations and relief requested in this class-action complaint are virtually identical to the allegations and relief sought in the Kertesz lawsuit. The defendants named in the Fantozzi action are the same as those named in Kertesz.

     On October 19, 2001, motions to dismiss the claims asserted in the Kertesz and Fantozzi lawsuits were filed. These motions are pending. We intend to vigorously defend against all the claims asserted in the pending lawsuits.

     On October 22, 2001, Andrew Kertesz filed a proceeding pursuant to Article 78 of the New York Civil Practice Law and Rules, Andrew Kertesz v. Gregory V. Serio, et al., in the Supreme Court of New York for New York County. The Article 78 petition seeks to vacate and annul the decision and order of the New York Superintendent, dated June 1, 2001, approving the plan of reorganization. The petition names as respondents the New York Superintendent, Phoenix Life, The Phoenix Companies, Inc., and directors of Phoenix Life. We believe that the allegations of the petition are meritless and intend to vigorously defend against all the claims asserted.

     Another lawsuit that sought to challenge the plan of reorganization, Billie
J. Burns v. Phoenix Home Life Mut. Ins. Co., et al., was filed on April 4, 2001, in the Circuit Court of Cook County, Illinois County Department, Chancery Division. A motion to dismiss that action was filed on May 4, 2001. On October 2, 2001, the court entered an order dismissing the action for want of prosecution.

EMPLOYEES

     As of September 30, 2001, we employed approximately 2,220 people. We believe our relations with our employees are good.

                                   REGULATION

     Certain of our businesses are subject to extensive regulation at both the state and federal level, including regulation under state insurance and federal and state securities laws. We cannot predict the impact of future state, federal or foreign laws or regulations on our business. Future laws and regulations, or the interpretation thereof, may materially adversely affect our results of operations and financial condition.

INSURANCE REGULATION

     General. Phoenix Life is licensed to transact insurance business in, and is subject to regulation and supervision by, all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Canada. Each of our other insurance subsidiaries is licensed and regulated in all U.S. and international jurisdictions where it conducts insurance business. The extent of such regulation varies, but most jurisdictions have laws and regulations governing the financial aspects of insurers, including standards of solvency, reserves, reinsurance, capital adequacy, and the business conduct of insurers. In addition, statutes and regulations usually require the licensing of insurers and their agents, the approval of policy forms and related materials and, for certain lines of insurance, the approval of rates. Such statutes and regulations also prescribe the permitted types and concentration of investments. The primary purpose of this insurance industry regulation is to protect policyholders, not securityholders.

     The New York Insurance Law limits the sales commissions and certain other marketing expenses that may be incurred in connection with the sale of life insurance policies and annuity contracts. Our insurance subsidiaries are each required to file reports, generally including detailed annual financial statements, with insurance regulatory authorities in each of the jurisdictions in which they do business, and their operations and accounts are subject to periodic examination by such authorities. Our subsidiaries must also file, and in many jurisdictions and in some lines of insurance obtain regulatory approval for, rules, rates and forms relating to the insurance written in the jurisdictions in which they operate.

     State and federal insurance and securities regulatory authorities and other state law enforcement agencies and attorneys general from time to time make inquiries regarding compliance by our insurance subsidiaries with insurance, securities and other laws and regulations regarding the conduct of our insurance and securities businesses. We endeavor to respond to such inquiries in an appropriate way and to take corrective action if warranted.

     Holding Company Regulation. We and our insurance subsidiaries are subject to regulation under the insurance holding company laws of various jurisdictions. The insurance holding company laws and regulations vary from jurisdiction to jurisdiction, but generally require an insurance holding company (and insurers that are subsidiaries of insurance holding companies) to register with state regulatory authorities and to file with those authorities certain reports, including information concerning their capital structure, ownership, financial condition, certain intercompany transactions and general business operations.

     State insurance statutes also typically place restrictions on the amount of dividends or other distributions payable by insurance company subsidiaries to their parent companies, as well as on transactions between an insurer and its affiliates. See "Risk Factors -- Risks Related to the Offering of the
Bonds -- We will depend upon dividends from Phoenix Life to repay the bonds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." The New York Insurance Law and the regulations thereunder also restrict the aggregate amount of investments Phoenix Life may make in non-life insurance subsidiaries and provide for periodic reporting on subsidiaries.

     Guaranty Associations and Similar Arrangements. Most of the jurisdictions in which we are admitted to transact insurance business require life insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay contractual benefits owed pursuant to insurance policies issued by impaired, insolvent or failed life insurers. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written in such state by member insurers in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets. In none of the past five years have the aggregate assessments levied against Phoenix Life or any of its insurance subsidiaries been material.

     Statutory Examinations. As part of their routine regulatory oversight process, state insurance departments conduct periodic detailed examinations of the books, records and accounts of insurers domiciled in their states. These examinations are generally conducted in cooperation with the departments of two or three other states under guidelines promulgated by the NAIC. In December 1998, the New York State Insurance Department completed an examination of Phoenix Life for the five-year period ended December 31, 1997. The New York State Insurance Department's Report on Examination of Phoenix Life as of December 31, 1997 found that, during the five-year examination period 1993 through 1997, Phoenix Life failed to comply fully with the disclosure requirements of a New York State Insurance Department regulation regarding replacements of certain of its insurance policies with other policies issued by it, used certain policy forms that had not been filed with or approved by the New York State Insurance Department, failed to pay interest on certain matured endowment contracts and violated certain New York State Insurance Department regulations governing advertising. These findings resulted in a $25,000 fine. In October 2001, the New York State Insurance Department concluded a target market conduct examination of Phoenix Life's historical practices related to race-based underwriting. During the course of its examination, the New York State Insurance Department discovered only a few activities over the entirety of Phoenix Life's history that it identified as race-based or possibly race-based. No past or present policyholders were identified as having been affected. Phoenix Life believes it has no material legal or financial exposure arising out of or based upon any allegations of race-based underwriting.

     Various state insurance departments also periodically examine non-domestic insurance companies conducting business in their states, including our life insurance subsidiaries. The purpose of these periodic examinations is to evaluate the companies' compliance with state insurance laws and regulations and to determine if operations are consistent with the public interest of the policyholders resident in the state conducting the examination. To date, we have addressed the issues raised during the course of these examinations and believe we have resolved them satisfactorily. In February 2001, the Connecticut Department of Insurance commenced a market conduct examination focusing on the conduct by Phoenix Life and its affiliated insurance companies in Connecticut of their respective individual life and annuity, variable annuity, disability and health businesses in 1999 and 2000. This examination is of the routine type periodically performed by state insurance departments.

     NAIC Ratios. On the basis of statutory financial statements filed with state insurance regulators, the NAIC calculates annually 12 financial ratios to assist state regulators in monitoring the financial condition of insurers. A "usual range" of results for each ratio is used as a benchmark. Departure from the "usual range" on four or more of the ratios can lead to inquiries from individual state insurance departments. In each of the years 1996 through 2000, at most one ratio for Phoenix Life fell outside the usual range.

     Policy and Contract Reserve Sufficiency Analysis. Under the New York Insurance Law, Phoenix Life is required to conduct annually an analysis of the sufficiency of all life and health insurance and annuity statutory reserves. A qualified actuary must submit an opinion which states that the statutory reserves, when considered in light of the assets held with respect to such reserves, make good and sufficient provision for the associated contractual obligations and related expenses of the insurer. If such an opinion cannot be provided, the insurer must set up additional reserves by moving funds from surplus. Since the inception of this requirement, we have provided this opinion without any qualifications.

     Statutory Investment Reserves. Statutory accounting practices require a life insurer to maintain both an asset valuation reserve and an interest maintenance reserve to absorb both realized and unrealized gains and losses on a portion of its investments. The asset valuation reserve is a statutory reserve for fixed maturity securities, equity securities, mortgage loans, equity real estate and other invested assets. The asset valuation reserve is designed to capture all realized and unrealized gains and losses on such assets, other than those resulting from changes in interest rates. The level of the asset valuation reserve is based on both the type of investment and its credit rating. In addition, the reserves required for similar investments, for example, fixed maturity securities, differ according to the credit ratings of the investments, which are based upon ratings established periodically by the SVO. The interest maintenance reserve applies to all types of fixed maturity securities, including bonds, preferred stocks, MBS, ABS and mortgage loans. The interest maintenance reserve is designed to capture the net gains which are realized upon the sale of such investments and which result from changes in the overall level of interest rates. The captured net realized gains or losses are then amortized into income over the remaining period to the stated maturity of the investment sold. Any increase in the asset valuation reserve and interest maintenance reserve causes a reduction in an insurance company's statutory capital and surplus which, in turn, reduces funds available for stockholder dividends.

     Surplus and Capital. The New York Insurance Law requires Phoenix Life to maintain at least $2,000,000 in capital. Since we continue to offer participating policies after the demutualization, we are subject to statutory restrictions that limit to 10% the amount of statutory profits on participating policies written after the demutualization (measured before dividends to policyholders) that can inure to the benefit of stockholders. We believe that the impact of these restrictions on our earnings will not be material.

     Our U.S. insurance subsidiaries are subject to the supervision of the regulators in each jurisdiction in which they are licensed to transact business. These regulators have discretionary authority, in connection with the continued licensing of any of these insurance subsidiaries, to limit or prohibit its sales to policyholders if such regulators determine that such subsidiary has not maintained the minimum surplus or capital required or that such subsidiary's further transaction of business would be hazardous to policyholders.

     Risk-based Capital. Section 1322 of the New York Insurance Law requires that New York life insurers report their RBC based on a formula calculated by applying factors to various asset, premium and reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk and business risk. The New York State Insurance Department uses the formula only as an early warning regulatory tool to identify possibly inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally.
Section 1322 imposes broad confidentiality requirements on those engaged in the insurance business (including insurers, agents, brokers and others) and on the New York State Insurance Department as to the use and publication of RBC data.

     Section 1322 gives the New York Superintendent of Insurance explicit regulatory authority to require various actions by, or take various actions against, insurers whose total adjusted capital does not exceed certain RBC levels. As of December 31, 2000, Phoenix Life's total adjusted capital was in excess of each of those RBC levels.

     Each U.S. insurance subsidiary of Phoenix Life is also subject to these same RBC requirements. As of December 31, 2000, the total adjusted capital of each of these insurance subsidiaries was in excess of each of those RBC levels.

     Codification of Statutory Accounting Principles. The NAIC adopted the Codification of Statutory Accounting Principles for life insurers, with an effective date of January 1, 2001. The adoption of the new statutory accounting practices has changed, to some extent, prescribed statutory accounting practices that we use to prepare our statutory financial statements. Statutory accounting practices determine, among other things, the amount of statutory surplus and statutory net income of our insurance subsidiaries and thus determine, in part, the amount of funds they have available to pay dividends to us. Each state must adopt the new statutory accounting practices before they become the prescribed statutory basis of accounting for insurance companies domesticated in that state. The New York Insurance Department adopted the codification guidance (Regulation 172) effective January 1, 2001 but did not adopt several key provisions of the guidance, including deferred income taxes and the establishment of goodwill as an asset. As a result of the adoption of Regulation 172, our statutory surplus decreased by approximately $67.7 million (unaudited) in the first quarter of 2001, primarily as a result of non-admitting certain assets and recording increased investment reserves.

     Regulation of Investments. Phoenix Life and each of its insurance subsidiaries are subject to state laws and regulations that require diversification of our investment portfolios and limit the amount of investments in certain asset categories, such as below investment-grade fixed income securities, equity real estate, other equity investments and derivatives. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring surplus and, in some instances, would require divestiture of such non-qualifying investments. We believe that the investments made by Phoenix Life and each of its insurance subsidiaries complied with such regulations at September 30, 2001 and continue to so comply.

     Federal Insurance Initiatives and Litigation. Although the federal government generally does not directly regulate the insurance business, federal initiatives often have an impact on our life insurance business. Current and proposed measures that may significantly affect the insurance business generally include limitations on anti-trust immunity, minimum solvency requirements and health care reform.

     The Gramm-Leach-Bliley Act of 1999 implemented fundamental changes in the regulation of the financial services industry in the U.S. The Gramm-Leach-Bliley Act permits the transformation of the already converging banking, insurance and securities industries by permitting mergers that combine commercial banks, insurers and securities firms under one holding company. Under this legislation, national banks retain their existing ability to sell insurance products in some circumstances. In addition, bank holding companies that qualify and elect to be treated as "financial holding companies" may engage in activities, and acquire companies engaged in activities, that are "financial" in nature or "incidental" or "complementary" to such financial activities, including acting as principal, agent or broker in selling life, property and casualty and other forms of insurance, including annuities. A financial holding company can own any kind of insurance company or insurance broker or agent, but its bank subsidiary cannot own the insurance company. Under state law, the financial holding company would need to apply to the insurance commissioner in the insurer's state of domicile for prior approval of the acquisition of the insurer, and the Gramm-Leach-Bliley Act provides that the commissioner, in considering the application, may not discriminate against the financial holding company because it is affiliated with a bank. Under the Gramm-Leach-Bliley Act, no state may prevent or interfere with affiliations between banks and insurers, insurance agents or brokers, or the licensing of a bank or affiliate as an insurer or agent or broker.

     Until passage of the Gramm-Leach-Bliley Act, the Glass-Steagall Act of 1933, as amended, had limited the ability of banks to engage in securities-related businesses, and the Bank Holding Company Act of 1956, as amended, had restricted banks from being affiliated with insurance companies. With the passage of the Gramm-Leach-Bliley Act, bank holding companies may acquire insurers, and insurance holding companies may acquire banks. The ability of banks to affiliate with insurance companies may materially adversely affect all of our product lines by substantially increasing the number, size and financial strength of potential competitors. Although the effect of these recent developments on us and our competitors is uncertain, both the persistency of our existing insurance products and our ability to sell new products may be materially affected by these developments in the future.

     Valuation of Life Insurance Policies Model Regulation. The NAIC adopted a revision to the Valuation of Life Insurance Policies Model Regulation known as XXX Regulation. This model regulation establishes new minimum statutory reserve requirements for certain individual life insurance policies written in the future. As a result, insurers selling certain individual life insurance products, such as term life insurance with guaranteed premium periods and universal life insurance products with no-lapse guarantees, are required to redesign their products or hold increased reserves to be consistent with the new minimum standards with respect to policies issued after the effective date of the regulation. The New York Insurance Department adopted a similar regulation in 1994, and amended it on March 13, 2000 to be consistent with XXX Regulation.

SECURITIES REGULATION

     Phoenix Life, some of its subsidiaries and certain insurance policies and annuity contracts offered by them are subject to various forms of regulation under the federal securities laws administered by the SEC. Certain subsidiaries of Phoenix Life and PXP are investment advisers registered under the Investment Advisors Act of 1940, as amended. In addition, certain separate accounts of Phoenix Life and its life insurance subsidiaries and several mutual funds advised, in whole or in part, by investment advisers affiliated with Phoenix Life and PXP are registered under the Investment Company Act of 1940, as amended, or the

Investment Company Act. Certain annuity contracts and life insurance policies issued by Phoenix Life and some of its life insurance subsidiaries are funded by separate accounts and are registered under the Securities Act of 1933, as amended, or the Securities Act.

     Certain subsidiaries of Phoenix Life and PXP are registered as broker-dealers under the Securities Exchange Act of 1934, as amended, and are therefore subject to minimum net capital requirements imposed by the SEC. As registered broker-dealers, these subsidiaries are members of the NASD. The SEC and NASD require that, in addition to the minimum net capital requirements, these broker-dealers are subject to a variety of operational standards, including proper record keeping and the licensing of representatives.

     Phoenix Life also has certain pooled investment vehicles that are exempt from registration under the Securities Act and the Investment Company Act, but that may be subject to certain other provisions of such legislation.

     Federal and state securities regulatory authorities from time to time make inquiries regarding compliance by Phoenix Life and PXP and their respective subsidiaries, with securities and other laws and regulations regarding the conduct of their securities businesses. We endeavor to respond to such inquiries in an appropriate way and to take corrective action if warranted.

      -- The SEC has conducted an examination of PXP's books and records relating to specified retail mutual funds, certain of PXP's transfer agent operations and certain of its affiliated investment advisers. This examination is pursuant to the SEC's authority to investigate the compliance of registered investment companies and registered investment advisers with the record-keeping provisions of the Investment Company Act of 1940 and the Investment Advisers Act of 1940. The SEC provided PXP with separate comment letters, dated July 12, 2001 (transfer agent) and August 1, 2001 (mutual funds and advisers), for these examinations. The letters did not reveal any substantive operational or qualitative issues relative to these operations. PXP has responded to these comment letters.

      -- The SEC is also conducting a similar examination of Engemann, focusing on Engemann's investment management activities relating to mutual funds, institutional accounts and managed accounts. The SEC provided Engemann with a comment letter dated July 31, 2001. The letter revealed no substantive or qualitative issues. Engemann has responded to this comment letter.

      -- In mid-May 2001, the SEC also began an investigation of DPIM relating to its advisory services to the closed-end funds it manages. The SEC provided DPIM with a comment letter dated August 1, 2001. The letter revealed no substantive or qualitative issues. DPIM has responded to this comment letter.

      -- In September 2001, the SEC began an examination of Phoenix-Zweig Advisors and the mutual funds it manages. We believe that this is a routine examination and Phoenix-Zweig Advisors is cooperating fully with the SEC.

     Federal and state securities laws and regulations are primarily intended to protect investors in the securities markets and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with such laws and regulations. We may also be subject to similar laws and regulations in the states and foreign countries in which we provide investment advisory services, offer the products described above or conduct other securities-related activities.

TAX LEGISLATION

     Currently, under the Internal Revenue Code, holders of many life insurance and annuity products, including both traditional and variable products, are entitled to tax-favored treatment on these products. For example, income tax payable by policyholders on investment earnings under whole life and variable life insurance and annuity products which are owned by natural persons is deferred during the product's accumulation period and is payable, if at all, only when the insurance or annuity benefits are actually paid or to be paid. Also for example, interest on loans up to $50,000 secured by the cash value of life insurance policies owned by businesses on key employees is eligible for deduction, even though investment earnings during the accumulation period are tax-deferred. From time to time, legislation has been proposed that would curtail the tax-favored treatment of some of our life insurance and annuity products. If such proposals are ever enacted, market demand for such products would be adversely affected.

     Legislation was enacted in the spring of 2001 that will increase the size of estates exempt from federal estate taxes and phase in reductions in the estate tax rate between 2002 and 2009 and repeal the estate tax entirely in 2010. Under the legislation, the estate tax will be reinstated, without the increased exemption or reduced rate, in 2011 and thereafter. Many insurance products are designed and sold to help policyholders reduce the effect of federal estate taxation on their estates. See "Risk Factors--Risks Related to Regulation and Proposed Legislation--Elimination or modification of the federal estate tax could adversely affect revenues from our life insurance products, because some of them are specifically designed and marketed as policies that help a decedent's heirs to pay this tax."

ENVIRONMENTAL CONSIDERATIONS

     As owners and operators of real property, we are subject to extensive federal, state and local environmental laws and regulations. Inherent in such ownership and operation is the risk that there may be environmental liabilities and costs incurred in connection with any required investigation or remediation of any current or former properties. In addition, we hold interests in companies that are subject to environmental liabilities and costs. We cannot assure you that environmental liabilities or costs will not arise. However, based on information currently available to management, we believe that any environmental costs or liabilities associated with compliance with environmental laws and regulations or any investigation or remediation of any current or former properties will not have a material adverse effect on our results of operations or financial condition.

ERISA CONSIDERATIONS

     Certain of our products and services, including our management of employee benefit plan assets in our advisory capacity in separate accounts, are subject to the requirements of the Employee Retirement Income Security Act of 1974, or ERISA. In addition, the Small Business Job Protection Act, or the SBJPA, offered insurers protection from potential litigation exposure prompted by the 1993 U.S. Supreme Court decision in John Hancock Mutual Life Insurance Company v. Harris Trust & Savings Bank. In this decision, the Court held that, with respect to a portion of the funds held under certain general account group annuity contracts, an insurer is subject to the fiduciary requirements of ERISA.

     The pertinent SBJPA provisions provide that insurers are protected from liability for breaches of fiduciary duties under ERISA for past actions with respect to their general account contracts. However, insurers remain subject to federal criminal law and liable for actions brought by the Secretary of Labor alleging breaches of fiduciary duties that also constitute a violation of federal or state criminal law. The SBJPA also provides that contracts issued from an insurer's general account on or before December 31, 1998, and that are not guaranteed benefit policies, will not be subject to ERISA's fiduciary requirements if they meet the requirements of regulations issued by the Department of Labor. In addition, the SBJPA provides that contracts issued from an insurer's general account after December 31, 1998, and that are not guaranteed benefit policies, will be subject to ERISA.

     In January 2000, the Department of Labor published a regulation pursuant to the SBJPA which provides that where an employee benefit plan acquired an insurance policy (other than a guaranteed benefit policy) issued on or before December 31, 1998 and supported by the assets of the insurer's general account, the employee benefit plan's assets for purposes of ERISA will not be deemed to include any of the assets of the insurer's general account, provided that the requirements of the regulation are met. Accordingly, if those requirements are met, the insurer is not subject to the fiduciary obligations of ERISA in connection with issuing such an insurance policy. Pursuant to these requirements, the insurer must make detailed disclosures to the employee benefit plan and must permit the policyholder to terminate the policy on 90 days' notice and receive without penalty, at the policyholder's option, either the accumulated fund balance (which may be subject to market value adjustment) or a book value payment of such amount in annual installments with interest. We are taking steps to comply with these requirements to secure the exemption provided by the regulations from the fiduciary obligations of ERISA.

     In June, 2001, DPIM received a subpoena issued by the Department of Labor in connection with an ongoing investigation of DPIM that apparently began in late 1998 or early 1999. Pursuant to the subpoena, DPIM produced certain general ledgers, documents regarding compliance, and documents relating to accounts maintained by DPIM for certain ERISA pension fund trustees. On November 6, 2001, the Department of Labor notified DPIM that it had concluded its investigation and would take no further action.

                                   MANAGEMENT

     The following table lists the directors and executive officers of The Phoenix Companies, Inc. and their ages and positions as of November 30, 2001.

               NAME                 AGE                        POSITION
----------------------------------  ---    -------------------------------------------------
Sal H. Alfiero....................  64     Director
J. Carter Bacot...................  68     Director
Peter C. Browning.................  60     Director
Arthur P. Byrne...................  56     Director
Carl T. Chadburn..................  55     Executive Vice President
Sanford Cloud, Jr.  ..............  57     Director
Richard N. Cooper.................  67     Director
Gordon J. Davis...................  60     Director
Robert W. Fiondella...............  59     Chairman, Chief Executive Officer and Director
John E. Haire.....................  49     Director
Jerry J. Jasinowski...............  62     Director
Thomas S. Johnson.................  61     Director
John W. Johnstone, Jr.............  69     Director
Marilyn E. LaMarche...............  67     Director
Philip R. McLoughlin..............  55     Executive Vice President and Director
Tracy L. Rich, Esq. ..............  49     Senior Vice President and General Counsel
David W. Searfoss.................  50     Executive Vice President and Chief Financial
                                           Officer
Simon Y. Tan......................  49     Executive Vice President
Robert F. Vizza...................  68     Director
Robert G. Wilson..................  67     Director
Dona D. Young.....................  47     President, Chief Operating Officer and Director

     We provide below biographical information relating to our directors and executive officers:

     Sal H. Alfiero has been a director of The Phoenix Companies, Inc. since November 2000 and a director of Phoenix Life since 1988. Mr. Alfiero has been Chairman and Chief Executive Officer of Protective Industries LLC since May, 2001. He previously served as the Chairman and Chief Executive Officer of Mark IV Industries, Inc., a position he has held since 1969. He also serves as a director of HSBC USA and Niagara Mohawk Holdings.

     J. Carter Bacot has been a director of The Phoenix Companies, Inc. since November 2000 and a director of Phoenix Life since 1974. In 1998, Mr. Bacot retired as the Chairman and Chief Executive Officer of The Bank of New York and of The Bank of New York Company, a position he had held since 1982. Mr. Bacot is a director of the Foot Locker, Inc. and, since March 2001, has served as the non-executive Chairman of the Board of Foot Locker, Inc.

     Peter C. Browning has been a director of The Phoenix Companies, Inc. since November 2000 and a director of Phoenix Life since October, 2000. He previously served as a director of Phoenix Life from 1989 to 1999. He is currently chairman of the board of NUCOR in Charlotte, North Carolina. Previously, he served as president and chief executive officer of Sonoco Products Company from 1998 to 2000; as President and Chief Operating Officer of Sonoco Products Company from 1996 to 1998; and as Executive Vice President of Sonoco Products Company from 1993 to 1996. Mr. Browning is also a director of Lowe's Companies, Inc., Wachovia Corporation and National Service Industries.

     Arthur P. Byrne has been a director of The Phoenix Companies, Inc. since November 2000 and a director of Phoenix Life since 1997. He has been President, Chief Executive Officer and Chairman of The Wiremold Company since 1991.

     Carl T. Chadburn has been an Executive Vice President of The Phoenix Companies, Inc. since November 2000 and an officer of Phoenix Life since 1978. He became an Executive Vice President of Phoenix Life in 1998, and served as Senior Vice President from 1992 until that time. Prior to 1992, Mr. Chadburn held the position of Vice President, Human Resources, of Phoenix Life.

     Sanford Cloud, Jr. has been a director of The Phoenix Companies, Inc. and Phoenix Life Insurance Company since August 2001. He has been President and Chief Executive Officer of The National Conference for Community and Justice since 1994. Prior to that, he was a partner at the law firm of Robinson & Cole from 1993 until 1994, a Vice President at the Aetna Foundation from 1986 until 1992, and a Connecticut State Senator from 1977 until 1980. Mr. Cloud is currently a director of Tenet Healthcare Corp., a member of the board of trustees of Northeast Utilities and Chairman of the Board of IronBridge Mezzanine Fund, L.P.

     Richard N. Cooper has been a director of The Phoenix Companies, Inc. since November 2000 and a director of Phoenix Life since 1982. He is currently Mauritus C. Boas Professor of International Economics for Harvard University, a position he has held since 1981. While on leave from Harvard, Mr. Cooper served as Chairman of the National Intelligence Council from 1995 to 1997. Mr. Cooper is a director of Circuit City Stores, Inc.

     Gordon J. Davis has been a director of The Phoenix Companies, Inc. since November 2000 and a director of Phoenix Life since 1986. He is a partner at the law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P., a position he previously held from 1994 to December 2000. From January 2001 until November 2001 he served as President of Lincoln Center for the Performing Arts. He is also a director of Consolidated Edison of New York, Inc.

     Robert W. Fiondella has been Chairman and Chief Executive Officer and a director of The Phoenix Companies, Inc. since November 2000 and Chairman and Chief Executive Officer of Phoenix Life since February 1994. He served as President of Phoenix Life from 1987 until February 2000; as Principal Operating Officer of Phoenix Life from 1992-1994; and as Chief Operating Officer of Phoenix Life from 1989-1992. He has been a director of Phoenix Life since 1987. Mr. Fiondella is also a director of PXRE Group Ltd. and Hilb, Rogal and Hamilton Company.

     John E. Haire has been a director of The Phoenix Companies, Inc. since November 2000 and a director of Phoenix Life since 1999. He is currently an Executive Vice President of Time, Inc. From 1999 until June 2001, Mr. Haire served as president of The FORTUNE Group. Prior to joining The FORTUNE Group, he had been publisher of TIME magazine since 1993.

     Jerry J. Jasinowski has been a director of The Phoenix Companies, Inc. since November 2000 and a director of Phoenix Life since 1995. He has been president of the National Association of Manufacturers since 1990. Mr. Jasinowski is a director of Harsco Corporation.

     Thomas S. Johnson has been a director of The Phoenix Companies, Inc. since November 2000 and a director of Phoenix Life since October, 2000. He is currently Chairman and Chief Executive Officer of GreenPoint Financial Corp. He previously served as President and director of Manufacturers Hanover Trust Company and of Chemical Bank. Mr. Johnson is a director of R.R. Donnelly & Sons Company, Alleghany Corporation and Online Resources Corp.

     John W. Johnstone, Jr. has been a director of The Phoenix Companies, Inc. since November 2000 and a director of Phoenix Life since 1986. Mr. Johnstone served as Chairman and Chief Executive Officer of Olin Corporation from 1986 until his retirement in 1996. Mr. Johnstone is a director of Fortune Brands, Inc., McDermott International and Arch Chemicals, Inc.

     Marilyn E. LaMarche has been a director of The Phoenix Companies, Inc. since November 2000 and a director of Phoenix Life since 1989. She has been a Limited Managing Director in the New York investment banking firm of Lazard Freres & Co. LLC since 1995 and was a General Partner from 1987 to 1995.

     Philip R. McLoughlin has been Executive Vice President and a director of The Phoenix Companies, Inc. since November 2000 and a director of Phoenix Life since 1994. He has been Executive Vice President--Investments of Phoenix Life since 1988 and Chairman and Chief Executive Officer of PXP since

1995. Mr. McLoughlin is also a director/trustee of the following registered investment companies: The Phoenix Funds, The Phoenix Institutional Funds, The Phoenix-Seneca Funds, Phoenix-Engemann Funds, Phoenix-Euclid Market Neutral Fund, Phoenix-Zweig Trust, Duff & Phelps Utility and Corporate Bond Trust Inc., Duff & Phelps Utilities Tax-Free Income Inc. and The World Trust Fund. He also serves as a director of PXRE Group Ltd.

     Tracy L. Rich, Esq. has been Senior Vice President and General Counsel of The Phoenix Companies, Inc. since November 2000 and of Phoenix Life since January 2000. Prior to joining Phoenix Life, Mr. Rich held various positions, including Senior Vice President and Deputy General Counsel, with Massachusetts Mutual Life Insurance Company from 1996 to 2000 and various positions, including Chief Tax Legal Counsel, with Connecticut Mutual Life Insurance Company from 1982 to 1996.

     David W. Searfoss has been Executive Vice President and Chief Financial Officer of The Phoenix Companies, Inc. since November 2000 and Executive Vice President and Chief Financial Officer of Phoenix Life since 1994. He served as Senior Vice President and Chief Financial Officer of Phoenix Life from 1987 to 1994. Mr. Searfoss is a director of PXRE Group Ltd. and of Hilb, Rogal and Hamilton Company.

     Simon Y. Tan has been an Executive Vice President of The Phoenix Companies, Inc. since November 2000 and of Phoenix Life since June 2000. He was a Senior Vice President of Phoenix Life from 1994 until June 2000. Mr. Tan is a director/trustee of Phoenix Edge Series Fund.

     Robert F. Vizza has been a director of The Phoenix Companies, Inc. since November 2000 and a director of Phoenix Life since 1991. Dr. Vizza is currently the President of the Lustgarten Foundation for Pancreatic Cancer Research and the Dolan Foundations. In 1998, he retired as the President and Chief Executive Officer of St. Francis-Mercy Corporation. He had been the President and Chief Executive Officer of St. Francis Hospital since 1985 and stayed on as President and Chief Executive Officer of the holding company, St. Francis-Mercy Corporation in 1995, when St. Francis Hospital acquired Mercy Corporation. Dr. Vizza is a director of GreenPoint Financial Corporation.

     Robert G. Wilson has been a director of The Phoenix Companies, Inc. since November 2000 and a director of Phoenix Life since 1976. He was Chairman of QuoteShip.com from 1999 to 2000, and stayed on as a consultant to Logistics.com after QuoteShip.com was merged into Logistics.com in 2000. He was the Chief Executive Officer and Chairman of, and currently serves as a consultant to, LendingTree.com. Mr. Wilson is a former partner of Goldman Sachs & Co. and former President of Goldman Sachs International Corporation.

     Dona D. Young has been President and a director of The Phoenix Companies, Inc. since November 2000 and Chief Operating Officer since February 2001. She has been a director of Phoenix Life since 1998, its President since 2000 and its Chief Operating Officer since February 2001. Mrs. Young was Executive Vice President, Individual Insurance and General Counsel of Phoenix Life from 1994 to 2000; and Senior Vice President and General Counsel from 1989 through 1994. Mrs. Young also serves as a director of Sonoco Products Company, Wachovia Corporation and Foot Locker, Inc., and as a director/trustee of Phoenix Edge Series Fund.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

  RESPONSIBILITIES AND COMPOSITION OF THE BOARD

     Our business is managed under the direction of our board of directors. The board consists of seventeen directors, a majority of whom are outside directors. An outside director is a director who is neither an officer or employee of The Phoenix Companies, Inc. or of any entity controlling, controlled by, or under common control with The Phoenix Companies, Inc., nor the beneficial owner of a controlling interest in the voting stock of The Phoenix Companies, Inc. or of any such other entity.

     Our amended and restated certificate of incorporation provides that the directors will be divided into three classes, as nearly equal in number as possible, with the term of office of each class to be three years. The classes serve staggered terms, such that the term of office of one class of directors expires each year.

  BOARD COMMITTEES

     There are currently six committees of our board of directors that perform essential functions of the board. Three of these are standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. The responsibilities of the committees are summarized below. Only outside directors may be members of the Audit Committee and the Compensation Committee. From time to time, in its discretion, the board may form other committees.

  THE EXECUTIVE COMMITTEE

     The Executive Committee, except as otherwise provided in our amended and restated certificate of incorporation, has and may exercise the powers and authority of the board of directors in the management of our property, affairs and business, including the power to declare dividends, in the intervals between meetings of the board of directors.

     The Executive Committee currently consists of the following six members:
Sal H. Alfiero, J. Carter Bacot, Robert W. Fiondella, John W. Johnstone, Jr., Robert F. Vizza and Robert G. Wilson.

  THE AUDIT COMMITTEE

     The Audit Committee, except as otherwise provided in any resolution of the board of directors, has and may exercise the authority of the board of directors:

      -- to recommend to the board of directors the selection of our independent certified public accountants;

      -- to review the scope, plans and results relating to our internal and external audits and financial statements;

      --   to review our financial condition;

      -- to review the integrity and quality of our financial reporting processes and procedures;

      -- to review our significant business and financial risks and exposures and the adequacy of our internal controls in connection with such risks and exposures, including, but not limited to, accounting and audit controls over cash, securities, receipts, disbursements and other financial transactions; and

      -- to review our policies on ethical business conduct and monitor our compliance with those policies.

     The Audit Committee currently consists of the following seven members: J. Carter Bacot, Peter C. Browning, Arthur P. Byrne, John E. Haire, Thomas S. Johnson, Robert F. Vizza and Robert G. Wilson.

  THE COMPENSATION COMMITTEE

     The Compensation Committee, except as otherwise provided in any resolution of the board of directors, has and may exercise all the authority of the board of directors with respect to compensation, benefits and personnel administration of our employees, including:

      -- nominating persons for election or appointment as officers by the board of directors;

      -- evaluating the performance and recommending to the board of directors the compensation, if any, of such officers;

      -- recommending, to the board of directors, at its discretion, any plan to issue options for the purchase of shares of our stock to our directors, officers or employees and those of our subsidiaries; and

      --   administering our long-term incentive plan for senior executives.

     In the absence of a Nominating Committee or another committee exercising similar functions, the Compensation Committee will also have authority to make recommendations to the board of directors with respect to filling vacancies on the board of directors.

     The Compensation Committee currently consists of the following seven members: Sal H. Alfiero, J. Carter Bacot, Peter C. Browning, Arthur P. Byrne, John E. Haire, Jerry J. Jasinowski and John W. Johnstone, Jr.

  OTHER COMMITTEES

     The board of directors may form such other committees of the board of directors as it deems appropriate. As of September 30, 2001, other committees of the board of directors included the Nominating and Corporate Governance Committee, which makes recommendations to the board of directors with respect to electing directors and the structure of the board, the Shareholder and External Affairs Committee, which is responsible for matters relating to the interests of our shareholders, and the Finance Committee.

  STATE FARM OBSERVATION RIGHTS

     We have entered into a shareholder's agreement with State Farm that provides, among other things, for:

      -- the attendance of a representative of State Farm at certain of our board and board planning committee meetings, other than executive sessions; and

      -- the appointment of one or more representatives of State Farm to an advisory committee established by us to advise the management of PXP in connection with PXP's business and operations.

COMPENSATION OF DIRECTORS

     Directors who are employees of PXP, Phoenix Life or The Phoenix Companies, Inc. do not receive any compensation for serving as directors of these companies. In 2000, outside directors (i.e., those not employed by us) received an annual retainer of $27,500 for serving on the board of directors of Phoenix Life. Each chairman of a board committee received an additional $6,000 annual retainer. Outside directors were paid attendance fees of $1,600 for each board meeting they attended and an additional $1,600 for each board committee meeting they attended. In 2001, these fees remain unchanged. For purposes of these fees, each meeting of the board of directors of The Phoenix Companies, Inc. and of Phoenix Life will be treated as one meeting, as will meetings of their comparable committees. Directors may defer the receipt of the payment of all or a portion of their retainer and attendance fees.

     Phoenix Life provides $100,000 of whole life insurance to each director. The cost to Phoenix Life of providing this insurance is nominal. All directors may also participate in a matching charitable gift program to qualified educational institutions, subject to an annual maximum match of $2,000.

     The Phoenix Companies, Inc. maintains a directors stock plan, or the Directors Stock Plan. No options may be granted under this plan prior to June 25, 2002. Thereafter, the board of directors may grant options to outside directors, provided:

      -- prior to June 25, 2006, such options will be in substitution for a portion of the cash fees that would otherwise have been payable to the outside director; and

      -- the aggregate number of shares issuable pursuant to options will not exceed 0.5% of the total shares outstanding on June 26, 2001.

     The exercise price per share will not be less than the fair market value of a share on the day such option is granted and the option will be exercisable from the later of June 25, 2003 or the day the option is granted until the earlier of the tenth anniversary of such grant date or the third anniversary of the day the outside director ceases to provide services for The Phoenix Companies, Inc. In addition, beginning with respect to fees for services rendered after June 25, 2002, the board of directors may require the outside director to receive up to one-half of such fees in shares instead of cash and the outside director may elect to receive any portion of such fees in shares instead of cash. The aggregate number of shares that may be issued in lieu of cash fees may not exceed 500,000 shares.

MANAGEMENT COMPENSATION

 EXECUTIVE COMPENSATION

     Since the formation of The Phoenix Companies, Inc. in March 2000, none of its officers or directors has received any compensation from such company. All compensation has been paid to such individuals in their capacities as officers and/or directors of Phoenix Life or PXP. If and to the extent any directors or officers of The Phoenix Companies, Inc. continue in such capacity but cease to be directors or officers of Phoenix Life or PXP, their entire compensation will be paid by The Phoenix Companies, Inc. The Phoenix Companies, Inc. currently has no employees who are not officers.

     The following table describes the components of the total compensation of the Chief Executive Officer and the four other most highly compensated executive officers of Phoenix Life, or the Named Executive Officers, for services rendered during the fiscal year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                 LONG TERM
                                                                COMPENSATION
                                       ANNUAL COMPENSATION      ------------
                                    --------------------------      LTIP          ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR   SALARY     BONUS      PAYOUTS(3)    COMPENSATION(4)
----------------------------------  ----  --------  ----------  ------------   ---------------
Robert W. Fiondella...............  2000  $900,000  $1,170,000   $2,246,400        $47,582
  Chairman of the Board and Chief
  Executive Officer
Dona D. Young.....................  2000   650,000     715,000    1,537,380         35,553
  President and Chief Operating
  Officer(1)
Philip R. McLoughlin(2)...........  2000   600,000     901,300      552,825        104,749
  Chairman and Chief Executive
  Officer, Phoenix Investment
  Partners, Ltd.
David W. Searfoss.................  2000   410,000     410,000      705,510         26,687
  Executive Vice President and
  Chief Financial Officer
Carl T. Chadburn..................  2000   325,000     325,000      531,765         18,063
  Executive Vice President

------------

(1) Mrs. Young was appointed as Chief Operating Officer of Phoenix Life in February 2001.

(2) On December 31, 2000, Mr. McLoughlin held 58,478 vested and unvested restricted grants of common stock of PXP with a value of $917,374. As of January 11, 2001, the date on which Phoenix Life acquired the outstanding common stock of PXP held by third parties, these restricted stock grants were vested and the value thereof paid to Mr. McLoughlin.

(3) Long-Term Incentive Compensation Plan.

(4) "All Other Compensation" consists primarily of employer contributions with respect to Phoenix Life's Savings and Investment Plan and nonqualified excess benefit plans, and, in the case of Mr. McLoughlin, the Phoenix Investment Partners, Ltd. qualified and nonqualified profit sharing plans. Other elements of "All Other Compensation" include auto, health and tax planning.

     None of the Named Executive Officers other than Robert W. Fiondella and Philip R. McLoughlin has received or holds any option to acquire any stock of The Phoenix Companies, Inc. or any of its subsidiaries. Each of Messrs. Fiondella and McLoughlin received PXP options as part of their remuneration for their services to PXP. The table set forth below illustrates the options to acquire PXP common stock held by Mr. Fiondella and Mr. McLoughlin on December 31, 2000 (and the value thereof based on the closing price of a share of PXP common stock on that date). Neither officer exercised any PXP options in 2000; however, in connection with the January 2001 merger transaction by which PXP became a wholly owned subsidiary of

Phoenix Life, all of each officer's PXP options (whether or not then exercisable) were cashed out for a per share cash payment equal to the excess of $15.75 over the per share exercise price under each such option.

                        AGGREGATED FY-END OPTION VALUES

                                    NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                   UNDERLYING UNEXERCISED            IN-THE-MONEY
                                      OPTIONS AT FY-END            OPTIONS AT FY-END
             NAME                 EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
------------------------------    -------------------------    -------------------------
Robert W. Fiondella...........          85,154/23,076              $801,619/$227,998
Philip R. McLoughlin..........         360,000/75,000              2,950,825/564,000

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                               PERFORMANCE OR              EST. FUTURE PAYOUTS
                                OTHER PERIOD      -------------------------------------
                              UNTIL MATURATION    THRESHOLD      TARGET       MAXIMUM
           NAME                  OR PAYOUT         PAYMENT      PAYMENT       PAYMENT
--------------------------    ----------------    ---------    ----------    ----------
Robert W. Fiondella.......       2000-2002           $0        $1,350,000    $4,050,000
Dona D. Young.............       2000-2002            0           683,333     2,050,000
Philip R. McLoughlin......       2000-2002            0           280,000       840,000
David W. Searfoss.........       2000-2002            0           246,000       738,000
Carl T. Chadburn..........       2000-2002            0           178,750       536,250

  RETIREMENT PLAN

     The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age, which is age 62 for participants with ten (10) years of service or otherwise age 65, based on the final pay formula contained in our pension plan, a qualified defined-benefit plan. The benefits also include any pension amounts provided under our non-qualified pension plan due to benefit limitations imposed by the Internal Revenue Code or our exclusion of certain types of compensation from the qualified plan.

                               PENSION PLAN TABLE

  FINAL                         YEARS OF PLAN PARTICIPATION
 AVERAGE     -----------------------------------------------------------------
   PAY          10         15         20         25         30          35
----------   --------   --------   --------   --------   --------   ----------
$  450,000   $ 90,000   $135,000   $180,000   $225,000   $247,500   $  270,000
   500,000    100,000    150,000    200,000    250,000    275,000      300,000
   750,000    150,000    225,000    300,000    375,000    412,500      450,000
 1,000,000    200,000    300,000    400,000    500,000    550,000      600,000
 1,250,000    250,000    375,000    500,000    625,000    687,500      750,000
 1,500,000    300,000    450,000    600,000    750,000    825,000      900,000
 1,750,000    350,000    525,000    700,000    875,000    962,500    1,050,000

     The benefits shown in the above table are payable in the form of a straight life annuity and would be actuarially adjusted for optional benefit forms available under the pension plan. The annual retirement benefit under the qualified plan and the non-qualified plan is generally equal to the sum of (1) an executive's "final average earnings" multiplied by years of credited service up to 25 years times 2% and (2) an executive's "final average earnings" multiplied by years of credited service in excess of 25 years but up to 35 years times 1%. Benefits payable under the pension plan are subject to being offset for Social Security benefits. "Final average earnings" taken into account under the pension plan is the average annual salary (as reflected in the "salary" column of the Summary Compensation Table) paid to a participant during the consecutive 36 month period prior to an employee's retirement. For certain field office and sales-related positions, the "final average earnings" taken into account is the average of their five highest consecutive calendar years of salary out of their last seven consecutive calendar years. "Final average earnings" also takes into account the average of the highest three of the last five years' bonuses, as reflected in the Summary Compensation Table.

     At December 31, 2000 (assuming retirement as of such date), the estimated "final average earnings" under the qualified plan and the non-qualified plan is $1,521,200 for Robert W. Fiondella, $832,533 for Dona D. Young, $1,010,833 for Philip R. McLoughlin, $577,933 for David W. Searfoss and $446,364 for Carl T. Chadburn. The estimated years of credited service under the qualified plan and the non-qualified plan as of such date is 31.75 years for Mr. Fiondella, 20.42 years for Mrs. Young, 25.50 years for Mr. McLoughlin, 13.17 years for Mr. Searfoss and 28.42 years for Mr. Chadburn.

  LONG-TERM INCENTIVE COMPENSATION PLAN

     All key executives at the level of senior vice president and above and select vice presidents are eligible to participate in the Phoenix Life Long-Term Incentive Plan, or the LTIP. The LTIP is a three-year plan with a new plan cycle beginning each January 1. Under the LTIP, performance objectives are established at the beginning of each three-year performance period and may include specific capital growth and profitability objectives as well as select strategic objectives. At the end of the performance period, the performance of Phoenix Life is measured against the pre-determined objectives. Results, expressed as a percentage, may range from 0% to 300%. This percentage is multiplied by each participant's target award, which is a percentage (ranging from 20% to 120%, depending on the participant's grade) of his or her average salary (based on the percentage salary on each February 1 of each year of the plan cycle). All LTIP awards are reviewed by the Compensation Committee at its February meeting. Payment of any awards is made each year as soon as is practical after that meeting.

  SHORT-TERM INCENTIVE PLAN

     All regular full-time and part-time employees who are not participating in another annual incentive plan are eligible to participate in the Mutual Incentive Plan. At the beginning of each plan year, company objectives emphasizing return on equity and revenue growth are established as part of the annual business planning process. From these company goals, performance objectives and target measures are established. At the end of the plan year, senior management reviews the company's financial results against the pre-determined objectives. Results, expressed as a percentage, may range from 0% to 200%. This percentage is multiplied by the participant's target award, which is expressed as a percentage (ranging from 2.5% to 100%, depending on the participant's grade) of salary. The percent of target award is reviewed and approved by the Compensation Committee at its February meeting. Awards are paid each year as soon as practical after that meeting.

  THE PHOENIX COMPANIES, INC. STOCK INCENTIVE PLAN

     The Compensation Committee of the board of directors of The Phoenix Companies, Inc. will administer The Phoenix Companies, Inc. Stock Incentive Plan, or the Stock Incentive Plan. Under the Stock Incentive Plan, the Compensation Committee may from time to time grant stock options for the purchase of common stock to officers (including officers who are also directors), employees and insurance agents of The Phoenix Companies, Inc. and its subsidiaries, provided that the Compensation Committee may not grant any stock or stock options prior to June 25, 2002. The Compensation Committee may, in its discretion, delegate its authority and power under the Stock Incentive Plan to The Phoenix Companies, Inc.'s Chief Executive Officer with respect to individuals who are below the rank of Senior Vice President. Such delegation of authority is limited to 1.5% of the total number of shares authorized for issuance under the Stock Incentive Plan, and no individual may receive more than 5% of the shares subject to the Chief Executive Officer's total authorization in any twelve-month period.

     The maximum number of shares issuable under the Stock Incentive Plan with respect to officers, employees and insurance agents of The Phoenix Companies, Inc. (including those officers, employees, and insurance agents who are also employees, officers or directors of PXP and those individuals who were officers or employees of The Phoenix Companies, Inc. on June 25, 2001) is the aggregate of 5% of the shares outstanding on June 26, 2001 reduced by the shares issuable pursuant to options granted under The Phoenix Companies, Inc. Directors Stock Plan and, with respect to officers and employees of PXP (other than those officers, employees or insurance agents of The Phoenix Companies, Inc. as provided above) 1% of such shares outstanding. The maximum number of shares which may be subject to award under the Stock Incentive Plan shall not exceed 75% of the shares available under the Stock Incentive Plan prior to June 25, 2003, 85% of the shares available under the Stock Incentive Plan prior to June 25, 2004 and 100% of the shares available under the Stock Incentive Plan prior to June 25, 2005.

     No participant in the Stock Incentive Plan may be granted, during any five-year period, options in respect of more than 5% of the shares available for issuance under the Stock Incentive Plan. The shares to be issued under the Stock Incentive Plan may be authorized but unissued shares or treasury shares. Upon the occurrence of certain events that affect the capitalization of The Phoenix Companies, Inc., appropriate adjustments will be made in the number of shares that may be issued under the Stock Incentive Plan in the future and in the exercise price under outstanding grants made before the event. If any grant is for any reason canceled, terminated or otherwise settled without the issuance of some or all of the shares of common stock subject to the grant, such shares will be available for future grants.

     The board of directors of The Phoenix Companies, Inc. may terminate, modify or amend (subject, in some cases, to the approval of its stockholders and, prior to June 25, 2006, to the approval of the New York Superintendent of Insurance) the Stock Incentive Plan at any time, but such termination, modification or amendment may not adversely affect any stock option then outstanding under the Stock Incentive Plan without the consent of the recipient thereof. The Stock Incentive Plan will continue in effect until it is terminated by the board of directors of The Phoenix Companies, Inc. or until no more shares are available for issuance, but stock options granted prior to such date shall continue in effect until they expire in accordance with their terms.

     The Compensation Committee may (but not before June 25, 2002) grant non-qualified stock options and stock options qualifying as incentive stock options under the Internal Revenue Code of 1986, as amended. The exercise price per share of common stock subject to either a non-qualified stock option or an incentive stock option will be not less than the fair market value (as defined in the Stock Incentive Plan) of such share on the date of grant of such option. To exercise an option, a holder may pay the exercise price as permitted by the Compensation Committee:

      --   in cash;

      -- by delivering on the date of exercise other shares of common stock owned by the holder;

      -- through an arrangement with a broker approved by The Phoenix Companies, Inc. for the payment of the exercise price with the proceeds of the sale of shares of common stock owned by the holder; or

      --   by a combination of the foregoing.

Options generally may not be transferred by the grantee, except in the event of death. The Compensation Committee may, in its discretion, permit the transfer of non-qualified stock options by gift or domestic relations order to the participant's immediate family members.

     Each option will generally become exercisable on a cumulative basis in three approximately equal installments on each of the first three anniversaries of the date of grant thereof, provided, that in no event will any option be or become exercisable prior to June 25, 2003. In addition, the Compensation Committee may establish longer periods of service or performance-based criteria at the time of the grant. The term of each option will be fixed by the Compensation Committee but may not be more than ten years from its date of grant.

     Any option granted to an insurance agent will comply with the provisions of
Section 4228 of the New York Insurance Law and any regulations thereunder (relating to the compensation of insurance agents).

     In the event of the termination of service of a grantee by reason of death, any options previously granted to such grantee will become immediately exercisable in full and may be exercised by the grantee's designated beneficiary at any time prior to the expiration of the term of the options or within five years following the grantee's death, whichever occurs first (or such shorter time as the Compensation Committee may determine at the time of grant). In the event of the termination of service of a grantee by reason of disability or approved retirement (as defined in the Stock Incentive Plan), any option previously granted to such grantee will continue to vest as if the grantee's service had not terminated. A grantee may exercise any vested option in full for a period of five years following termination of employment (or such shorter period as the Compensation Committee shall determine at the time of grant) or, if earlier, the expiration of the term of the option. In the event of the termination of service of a grantee for cause (as defined in the Stock Incentive
Plan), the grantee will forfeit any outstanding options.

     In the event of the termination of service of a grantee in connection with a divestiture of a business unit or subsidiary or similar transaction, the Compensation Committee may provide that all or some outstanding options will continue to become exercisable and may be exercised at any time prior to the earlier of the expiration of the term of the options and the third anniversary of the grantee's termination of service (or such shorter time as the Compensation Committee may determine at or following the time of grant). In general, in the event of the termination of service of a grantee for any reason other than in connection with certain divestitures of a subsidiary or business unit, for disability, death, approved retirement or cause, any options granted to such grantee exercisable at the date of termination will remain exercisable for a period of 30 days (or, if earlier, the expiration of the term of the options) and any then unexercisable options will be forfeited.

     Except as provided below, upon a change of control (as defined in the Stock Incentive Plan), each option then outstanding will become fully exercisable regardless of the exercise schedule otherwise applicable. In connection with such change of control, the Compensation Committee may require that each such option be canceled in exchange for a payment in an amount equal to the excess, if any, of the change of control price (as defined in the Stock Incentive Plan) over the exercise price of the option. However, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment for options will occur upon a change of control if the Compensation Committee determines in good faith that the option will be honored or assumed by, or an alternative award (as defined in the Stock Incentive Plan) will be issued by, the acquirer in the change of control.

  FEDERAL INCOME TAX ASPECTS

     The following is a brief summary of the federal income tax consequences of awards under the Stock Incentive Plan based on the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     No taxable income is realized by the grantee upon the grant or exercise of an Incentive Stock Option, or an ISO. If a grantee does not sell the stock received upon the exercise of an ISO, or ISO Shares, for at least two years from the date of grant and one year from the date of exercise, any gain or loss realized will be treated as long-term capital gain or loss when the ISO Shares are sold. In such circumstances, no deduction will be allowed to the grantee's employer for federal income tax purposes.

     If ISO Shares are disposed of prior to the expiration of the holding periods described above, the grantee generally will realize ordinary income at that time equal to the lesser of the excess of the fair market value of the shares at exercise over the price paid for such ISO Shares or the actual gain on the disposition. The grantee's employer will generally be entitled to deduct any such recognized amount. Any further gain or loss realized by the grantee will be taxed as short-term or long-term capital gain or loss. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the grantee's employment, the ISO will generally be taxed as a non-qualified stock option.

     No income is realized by the grantee when a non-qualified stock option is granted. Generally, upon exercise of a non-qualified stock option, the grantee will realize ordinary income in an amount equal to the difference between the price paid for the shares and the fair market value of the shares on the date of exercise. The grantee's employer will generally be entitled to a tax deduction in the same amount and at the same time as the grantee recognizes ordinary income. Any appreciation or depreciation after the date of exercise will be treated as either short-term or long-term capital gain or loss, depending upon the length of time that the grantee has held the shares.

  EMPLOYMENT-RELATED AGREEMENTS

     We have entered into certain agreements with the Named Executive Officers and a small number of both Phoenix Life's and PXP's other key executives that will, in certain circumstances, provide separation benefits upon the termination of an executive's employment by us for reasons other than death, disability, cause or retirement, or by the executive for "good reason." For most of our executives, these agreements provide this protection only if the termination occurs following (or is effectively connected with) the occurrence of a change of control. For Mr. Fiondella, Mrs. Young and each of the other Named Executive Officers and certain other executive officers, this severance protection is currently in effect. This protection will remain in effect for Mr. Fiondella, until at least June 30, 2005, for Mrs. Young, until June 30, 2005, and for each other covered executive officer, at least until January 2, 2004.

     Except as noted below, the principal operative provisions of these agreements are intended to preserve for the covered executives the same duties, responsibilities and compensation opportunities as were in effect prior to a change of control for a period of one to three years (depending on such executive's title) following such an event. However, in the case of each of the Named Executive Officers and certain other executive officers, the benefits of these agreements are available in the event of a termination of his or her employment by us without cause, or by the executive for good reason, regardless of whether a change of control has occurred.

     When operative, these agreements establish certain minimum levels with respect to the covered executive's base salary and incentive compensation opportunities and also generally assure the covered executive that he or she will not incur a significant change in the other terms and conditions of his or her employment. This is generally accomplished by allowing an executive to quit for "good reason" if these commitments are not met. "Good reason" includes a relocation of the executive's principal office to a location more than 25 miles from the prior location, any reduction in the executive's base salary or annual bonus opportunity, a material reduction in the executive's benefits or long-term incentive compensation opportunity, any reduction in title (and, in the case of Mrs. Young, failure to elect her or promote her to certain positions by specified dates), or any material reduction in duties or responsibilities. In addition, executives of certain pay grades may elect to terminate employment voluntarily for any reason within a 30-day period following the first anniversary of a change of control and still receive the separation benefits provided under such agreements.

     In the event that the covered executive's employment is terminated by us without cause, or by such executive for "good reason" at any time that any of these agreements is in effect with respect to that executive, the executive will receive certain termination benefits, including:

     (1) lump sum severance payments equal to (depending on the executive's pay grade) one, two, two and a half or three times the sum of (a), (b) and
          (c):

        (a)  base salary; and

        (b) highest of the last three years' short-term incentive plan payments; plus

        (c) in the case of the Named Executive Officers and certain other executive officers, an amount equal to the highest of the last three award payments made under the LTIP;

     (2)  lump sum severance payments equal to the sum of (a), (b) and (c):

        (a) if applicable, payment of the full value of long term cash cycles then in effect under the LTIP; plus

        (b) an amount equal to the present value of one to three years' additional benefit accrual (depending on the executive's pay grade) under qualified and non-qualified defined benefit plans in which the executive participates; plus

        (c) an amount equal to the present value of one to three years of employer matching contributions (depending on the executive's pay grade) under the qualified and non-qualified defined contribution plans in which the executive participates;

     (3) continuation of coverage under employer provided health and life insurance plans for a period up to three years (depending on the executive's pay grade) after termination of employment;

     (4)  provision of outplacement services;

     (5) vesting and, if applicable, payment, of certain other benefits including stock options and non-qualified pension plans; and

     (6) payment of legal fees reasonably incurred in connection with any litigation challenging the validity or enforceability of these agreements.

In addition, the executive will be entitled to a "gross-up" payment from us to cover any excise tax liability the executive may incur as a result of payments or benefits contingent on a change of control and any income tax liability the executive may incur as a result of the "gross-up" payment.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of our common stock, as of September 30, 2001, by:

      -- each person who we believe beneficially owns more than 5% of the outstanding shares of our common stock;

      --   each director and each Named Executive Officer; and

      --   all of our directors and Named Executive Officers as a group.

     Except as noted below, each holder listed below has sole investment and voting power with respect to the shares beneficially owned by the holder. The plan of reorganization provides that for five years after June 25, 2001, the effective date of the demutualization, officers, directors and employees of Phoenix Life, The Phoenix Companies, Inc. and certain affiliated entities, including the family members and spouses of these officers, directors and employees, may not acquire common stock in any manner except through the following acquisitions:

      -- officers, directors and employees and their family members and spouses who are eligible policyholders may have received common stock in exchange for their policyholders' membership interests under the plan of reorganization;

      -- following the first anniversary of the initial public offering, officers, employees and their family members and spouses may receive common stock pursuant to awards granted under the Stock Incentive Plan and the outside directors may receive common stock pursuant to awards granted under the Directors Stock Plan;

      -- beginning two years after the effective date of the demutualization, officers, directors and their family members and spouses may purchase common stock in open market purchases through a broker or dealer registered with the SEC;

      -- non-officer employees and their family members and spouses may purchase common stock through the commission-free purchase and sale program (if eligible) or in open market purchases through a broker or dealer registered with the SEC; and

      -- any employee, or a trustee on behalf of any employee (other than officers for a period of two years beginning with the effective date of the demutualization), may receive common stock under an employee pension benefit plan.

                                                             NUMBER OF     PERCENTAGE OF
                                                               SHARES         SHARES
                                                            BENEFICIALLY   BENEFICIALLY
               NAME OF BENEFICIAL OWNER(1)                     OWNED           OWNED
               ---------------------------                  ------------   -------------
Sal H. Alfiero............................................        53             *
J. Carter Bacot...........................................       190             *
Peter C. Browning.........................................        41             *
Arthur P. Byrne...........................................        29             *
Carl T. Chadburn..........................................       100             *
Sanford Cloud, Jr.........................................         0             *
Richard N. Cooper.........................................        71             *
Gordon J. Davis...........................................        18             *
Robert W. Fiondella.......................................        67(2)          *
John E. Haire.............................................        19             *
Jerry J. Jasinowski.......................................        47             *
Thomas S. Johnson.........................................        44             *
John W. Johnstone, Jr.....................................     1,599(3)          *

                                                             NUMBER OF     PERCENTAGE OF
                                                               SHARES         SHARES
                                                            BENEFICIALLY   BENEFICIALLY
               NAME OF BENEFICIAL OWNER(1)                     OWNED           OWNED
               ---------------------------                  ------------   -------------
Marilyn E. LaMarche.......................................       130             *
Philip R. McLoughlin......................................        27             *
David W. Searfoss.........................................         0             *
Robert F. Vizza...........................................        78(4)          *
Robert G. Wilson..........................................        60             *
Dona D. Young.............................................       626(5)          *
All directors and Named Executive Officers as a group (19
  persons)................................................     3,199             *

------------
  * Less than 1% of the number of shares of our common stock outstanding on September 30, 2001.

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities which that person has the right to acquire beneficial ownership of within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.

(2) Includes 18 shares of common stock held by Mr. Fiondella's wife.

(3) Includes 1,552 shares of common stock held by a trust of which Mr. Johnstone's wife is a co-trustee and with respect to which he disclaims beneficial ownership.

(4) Includes 18 shares of common stock held by Dr. Vizza's wife.

(5) Includes (i) 34 shares of common stock held by a trust of which Ms. Young is a trustee, (ii) 556 shares of common stock held by a trust of which Ms. Young is the sole trustee and (iii) 18 shares of common stock held by a trust of which Ms. Young's husband is a trustee with respect to which she disclaims beneficial ownership.

     We believe no persons beneficially own more than 5% of our outstanding shares of common stock as of September 30, 2001.

                            DESCRIPTION OF THE BONDS

GENERAL

     The bonds will be issued under an indenture, to be dated as of           ,
2001, between us and SunTrust Bank, as trustee. We have summarized selected provisions of the indenture below. The summary is not complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture, including the definitions of certain terms therein and those terms to be made a part thereof by the Trust Indenture Act of 1939, as amended. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part and you should read the indenture for provisions that may be important to you. In this summary, we have included reference to section numbers in the indenture so that you can easily locate these provisions. Capitalized terms used in this summary have the meaning specified in the indenture. In this summary, "we", "our" or "us" means solely The Phoenix Companies, Inc. and its successors under the indenture and not any of its subsidiaries.

     The bonds will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The bonds will be issued in registered form only in denominations of $25.00 and integral multiples of $25.00. We will issue the bonds initially in the aggregate principal amount of $300,000,000. We may, from time to time, without the consent of the holders of the bonds, reopen the series and issue additional bonds.

     Each bond will bear interest at an annual rate of      %, computed on the
basis of a 360-day year of twelve 30-day months, from           , 2001 or from
the most recent interest payment date to which interest has been paid or
provided for. We will pay interest quarterly on each bond on        ,        ,
     and        of each year, which we refer to as the interest payment dates,
beginning on        , 2002 to the person in whose name the bond is registered at
the close of business on the applicable record date, which is the      ,      ,
     , or      , immediately preceding such interest payment date. Unless previously redeemed, the bonds will mature, and the principal amount of the
bonds will become payable, on           , 2031.

     If any interest payment date falls on a day that is not a business day, the interest payment shall be postponed to the next day that is a business day, and no interest on such payment shall accrue for the period from and after such interest payment date. If the maturity date of the bonds falls on a day that is not a business day, the payment of interest and principal may be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after the maturity date.

OPTIONAL REDEMPTION

     We may not redeem the bonds before           , 2006, except for tax reasons
as described below under "Redemption for Tax Reasons." On or after           ,
2006, we may redeem the bonds, at our option and at any time, in whole or in part, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest up to but not including the redemption date.

REDEMPTION FOR TAX REASONS

     We may elect to redeem the bonds, in whole but not in part, at any time at a redemption price of 100% of their principal amount, plus accrued and unpaid
interest up to but not including the redemption date, if on or after           ,
2001 a change in the U.S. tax laws results in a substantial likelihood that we will not be able to deduct the full amount of interest accrued on the bonds for U.S. federal income tax purposes.

     The bonds describe a change in the U.S. tax laws broadly and permit us to redeem because of:

      -- any actual or proposed change in or amendment to the laws of the U.S. or regulations or rulings promulgated under those laws;

      -- any change in the way those laws, rulings or regulations are interpreted, applied or enforced;

      --   any action taken by a taxing authority that applies to us;

      --   any court decision, whether or not in a proceeding involving us; or

      -- any technical advice memorandum, letter ruling or administrative pronouncement issued by the U.S. Internal Revenue Service, based on a fact pattern substantially similar to ours.

SELECTION AND NOTICE

     We will send the holders of the bonds to be redeemed a notice of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the bonds, the Trustee will select in a fair and appropriate manner the bonds to be redeemed.

     Unless we default in payment of the redemption price, the bonds called for redemption shall cease to accrue any interest on or after the redemption date.

TRADING CHARACTERISTICS

     The bonds are expected to trade at a price that takes into account the value, if any, of accrued but unpaid interest. This means that purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the bonds except as included in the trading price thereof. Any portion of the trading price of a bond that is attributable to accrued interest will be treated as ordinary interest income for federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the bonds.

RANKING

     The bonds will be senior debt. They will rank equally with all our current and future unsecured and unsubordinated indebtedness, including our indebtedness under the master credit facility. The bonds will be effectively subordinated to all our current and future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future liabilities of our subsidiaries. We are a holding company, and we conduct all of our operations through its direct and indirect subsidiaries. As of September 30, 2001, as adjusted to give effect to the offering of the bonds and the application of a portion of the net proceeds from this offering to pay down $150 million of existing debt, as if such transaction and use of proceeds had occurred on that date, the indebtedness of The Phoenix Companies, Inc. and its subsidiaries, other than inter-company indebtedness, would have totaled approximately $600.2 million, and the bonds would be structurally subordinated to $300.2 million of that amount.

COVENANTS RESTRICTING PLEDGES, MERGERS AND OTHER SIGNIFICANT CORPORATE ACTIONS

     Negative Pledge. Because we are a holding company, our assets consist primarily of the securities of our subsidiaries. The negative pledge provisions of the indenture limit our ability to pledge some of these securities. The indenture provides that, except for liens specifically permitted by the indenture, we will not, and will not permit any subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money (including any guarantee of indebtedness for borrowed money) that is secured by a pledge, lien or other encumbrance on:

      -- the voting securities of Phoenix Life or PXP, or any subsidiary succeeding to any substantial part of the business now conducted by either of those corporations, which we refer to collectively as the "principal subsidiaries," or

      -- the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries,

without making effective provision so that the bonds issued and outstanding under the indenture will be secured equally and ratably with indebtedness so secured so long as such other indebtedness shall be secured.

     Under the indenture, "subsidiary" means any corporation, partnership or other entity of which at the time of determination we or one or more other subsidiaries own directly or indirectly more than 50% of the outstanding shares of the voting stock or equivalent interest, and "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Section 1008)

     Merger, Consolidation or Sale. We cannot consolidate with, or sell, lease or convey our assets substantially as an entirety, or merge with or into, any other corporation or trust or entity unless:

      --   we will be the surviving company in any merger or consolidation; or

      -- the successor entity is an entity organized under the laws of the United States of America, any state of the United States of America or the District of Columbia that expressly assumes by supplemental indenture all of our obligations under the indenture and the bonds; and

      -- immediately after the merger, consolidation, sale, lease or conveyance, we, or the successor entity, will not be in default in the performance of the covenants and conditions of the indenture applicable to us; and

      --   certain other conditions are met.

(Sections 801 and 802)

     This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. This covenant also would not apply to any recapitalization transaction, a change of control of The Phoenix Companies, Inc. or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation or transfer or lease of our assets substantially as an entirety.

CERTAIN OTHER COVENANTS

     Existence. Except as otherwise permitted under "--Covenants Restricting Pledges, Mergers and Other Significant Corporate Actions--Merger, Consolidation or Sale" described above, we will do or cause to be done all things necessary to maintain in full force and effect our legal existence, rights (charter and statutory) and franchises. We are not, however, required to preserve any right or franchise if we determine that it is no longer desirable in the conduct of our business and the loss is not disadvantageous in any material respect to the holders of any bonds. (Section 1005)

     Maintenance of Properties. We will cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that we and each of our subsidiaries may properly and advantageously conduct our businesses at all times; provided, however, that we will not be prevented from selling or otherwise disposing of any of such properties if we determine that such action is desirable in the conduct of our business or the business of any of our subsidiaries. (Section
1006)

     Payment of Taxes and Other Claims. We will undertake to pay or discharge, or cause to be paid or discharged, before they become delinquent:

      -- all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our or any of our subsidiaries' income, profits or property; and

      -- all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or any of our subsidiaries' property; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where failure to pay is not adverse in any material respect to the holders of the bonds. (Section 1007)

     Provision of Financial Information. We will, within 15 days after the date on which we are required to file annual reports, quarterly reports and other documents with the Commission pursuant to Section 13 and 15(d) of the Exchange Act or, if we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the annual reports, quarterly reports and other documents that we would be required to file with the Commission if we were subject to Sections 13 of the Exchange Act, file with the trustee copies of such annual reports, quarterly reports and other documents; and

      -- transmit by mail to all holders of bonds, as their names and addresses appear in the security register for the bonds, without cost to the holders, summaries of any annual reports, quarterly reports and other documents that we are required to file with the trustee within 30 days after filing such documents with the trustee; and

      -- file with the trustee and the Commission such additional information, documents and reports with respect to our compliance with the indenture as may be required from time to time by the rules and regulations prescribed by the Commission.

(Section 704)

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The indenture provides that the following events are events of default with respect to the bonds:

      -- default in the payment of any interest payable on the bonds when due that continues for 30 days;

      -- default in the payment of the principal of the bonds when due, either at maturity, redemption or otherwise;

      -- default in the performance or breach of any of the other covenants or agreements we made that is contained in the indenture that continues for 60 days after written notice has been provided in accordance with the procedures in the indenture; and

      --   certain events of bankruptcy, insolvency or reorganization. (Section
           501)

     In the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding bonds will become due and payable immediately without further action or notice on the part of the holders of the bonds or the trustee. If any other event of default under the indenture with respect to the outstanding bonds occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding bonds may declare the principal amount of all of the bonds to be due and payable immediately by written notice thereof to us, and to the trustee if given by the holders. However, at any time after a declaration of acceleration with respect to the bonds has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding bonds may rescind and annul such declaration and its consequences if we pay or deposit with the trustee all required payments of the principal of and interest on the bonds, plus certain fees, expenses, disbursements and advances of the trustee and all events of default, other than the nonpayment of accelerated principal (or a specified portion of the principal) and interest, with respect to the bonds have been cured or waived as provided in the indenture. (Section 502) The holders of not less than a majority in aggregate principal amount of the outstanding bonds may waive any past default and its consequences, except a default in the payment of principal of or interest on the bonds or in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each affected bond. (Section 513)

     The trustee is required to give notice to the holders of the bonds within 90 days of a default under the indenture unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of the bonds, of any default with respect to the bonds (except a default in the payment of the principal of or interest on the bonds) if specified officers of the trustee consider that withholding of the notice is in the interest of the holders of the bonds. (Section 602)

     The indenture provides that no holder of bonds may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy under the indenture, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in aggregate principal amount of the outstanding bonds, as well as an offer of indemnity reasonably satisfactory to it. (Section 507) This provision will not prevent any holder of bonds from instituting suit for the enforcement of payment of the principal of and interest payable with respect to the bonds at their respective due dates. (Section 508)

     Subject to provisions in the indenture relating to its duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the indenture (other than the payment of any amounts on the bonds furnished to it pursuant to the indenture) at the request or direction of any holders of bonds unless the trustee is offered reasonable security or indemnity by the holders of the bonds making the request. (Section 603) Assuming this indemnification provision is met, the holders of not less than a majority in aggregate principal amount of the outstanding bonds shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of bonds not joining in the action. (Section 512)

     Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating that to the best of the knowledge of the signers thereof, we are in compliance with all the conditions and covenants under the indenture and, in the event of any noncompliance, specifying the nature and status of the noncompliance. (Section
1004)

MODIFICATION OF THE INDENTURE

     Modification and amendment of the indenture may be made only with the consent of the holders of not less than a majority in principal amount of all bonds issued and outstanding under the indenture; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding bond:

      -- change the stated maturity of the principal of, or interest payable on, any bond;

      -- reduce the principal amount of, or the rate or amount of interest on, any bond that would be due and payable upon redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any bond;

      -- change the place of payment or the currency in which payment of the principal of or interest on the bonds is payable;

      -- impair the right to institute suit for the enforcement of any payment on or with respect to any bond on or after the maturity date or redemption date of such bond;

      -- reduce the percentage of the holders of outstanding bonds necessary to modify or amend the indenture, to waive compliance with certain provisions of the indenture or certain defaults and consequences of the defaults or to reduce the quorum or voting requirements set forth in the indenture; or

      -- modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the bonds.

(Section 902)

     The holders of not less than a majority in aggregate principal amount of outstanding bonds issued under the indenture have the right to waive compliance or past defaults by us under certain covenants in the indenture. (Section 513)

     Modifications and amendments of the indenture may be made by us and the trustee without the consent of any holder of bonds for any of the following purposes:

      -- to evidence the succession of another person as obligor under the indenture and the bonds;

      -- to add to our covenants for the benefit of the holders of all bonds or, to surrender any right or power conferred upon us in the indenture;

      --   to add events of default for the benefit of the holders of all bonds;

      --   to secure the bonds;

      --   to provide for the acceptance of appointment of a successor trustee;

      -- to cure any ambiguity, defect or inconsistency in the indenture, provided that this action shall not adversely affect the interests of holders of outstanding bonds in any material respect;

      -- to qualify, or maintain qualification of, the indenture under the Trust Indenture Act of 1939 or to comply with other applicable law; or

      -- to make any change that does not adversely affect the rights of any holder.

(Section 901)

DEFEASANCE AND COVENANT DEFEASANCE

     We may discharge all of our obligations, other than as to transfers and exchanges of bonds, under the bonds at any time, which we refer to as defeasance.

     We also may be released with respect to the bonds from the obligations imposed by certain covenants in the indenture including the covenants described above limiting liens and mergers, consolidations and sales, and elect not to comply with those Sections without creating an event of default. Discharge under those procedures is called "covenant defeasance."

     Defeasance or covenant defeasance may be effected only if, among other things:

      -- we irrevocably deposit with the trustee cash or U.S. government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, all outstanding bonds;

      --   we deliver to the trustee an opinion of counsel to the effect that:

        -- the holders of the bonds will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

        -- the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the bonds; in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law; and

      -- no event of default under the indenture has occurred and is continuing.

(Article XII)

BOOK-ENTRY SYSTEM

     We will issue the bonds in the form of one or more fully registered global bonds. The global bonds will be deposited upon issuance with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as DTC. DTC will act as depositary. The bonds will be registered in the name of DTC or its nominee.

     Ownership of beneficial interests in a global bond will be limited to DTC participants and to persons that may hold interests through institutions that have accounts with DTC, which we refer to as the participants. Beneficial interests in a global bond will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global bond. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the bonds will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

     DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC's participants include:

      --   securities brokers and dealers (including the underwriters);

      --   banks;

      --   trust companies;

      --   clearing corporations; and

      --   other organizations (some of which, and/or their representatives, own
           DTC).

Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC's book-entry system.

     Principal and interest payments on the bonds represented by a global bond will be made to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the bonds represented by the global bond for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

      -- any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in a bond represented by a global bond;

      -- any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global bond held through those participants; or

      -- the maintenance, supervision or review of any of DTC's records relating to those beneficial ownership interests.

     The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it from time to time. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

     DTC has advised us that upon receipt of any payment of principal of or interest on a global bond, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global bond as shown on DTC's records. The underwriters will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global bond will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of those participants.

     A global bond can only be transferred:

      --   as a whole by DTC to one of its nominees;

      --   as a whole by a nominee of DTC to DTC or another nominee of DTC; or

      -- as a whole by DTC or a nominee of DTC to a successor of DTC or a nominee of that successor.

Bonds represented by a global bond can be exchanged for definitive bonds in registered form only if:

      -- DTC notifies us that it is unwilling or unable to continue as depositary for that global bond;

      -- at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

      -- we in our sole discretion determine that the global bond will be exchangeable for definitive bonds in registered form and notify the trustee of our decision; or

      -- an event of default with respect to the bonds represented by that global bond has occurred and is continuing.

     A global bond that can be exchanged under the preceding sentence will be exchanged for definitive bonds that are issued in authorized denominations in registered form for the same aggregate amount. Those definitive bonds will be registered in the names of the owners of the beneficial interests in the global bond as directed by DTC.

     Except as provided above, (1) owners of beneficial interests in such global bond will not be entitled to receive physical delivery of bonds in definitive form and will not be considered the holders of the bonds for any purpose under the indenture and (2) no bonds represented by a global bond will be exchangeable. Accordingly, each person owning a beneficial interest in a global bond must rely on the procedures of DTC (and if that person is not a participant, on the procedures of the participant through which that person owns its interest) to exercise any rights of a holder under the indenture or that global bond. The laws of some jurisdictions require that some purchasers of securities take physical delivery of the securities in definitive form. Those laws may impair the ability to transfer beneficial interests in a global bond.

     Beneficial interests in a global bond will trade in DTC's same day settlement system until maturity or until issuance of definitive bonds in registered form as provided for in the indenture.

     We understand that under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global note desires to take any action which a holder is entitled to take under the indenture, then (1) DTC would authorize the participants holding the relevant beneficial interests to take that action and (2) those participants would authorize the beneficial owners owning through those participants to take that action or would otherwise act on the instructions of beneficial owners owning through them.

     DTC has provided the following information to us. DTC is:

      -- a limited purpose trust company organized under the laws of the State of New York;

      --   a "banking organization" within the meaning of the New York Banking
           Law;

      --   a member of the Federal Reserve;

      -- a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

      -- a "clearing agency" registered under the Securities Exchange Act of 1934.

GOVERNING LAW

     The indenture is governed by and shall be construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE TRUSTEE

     SunTrust Bank is to be the trustee and paying agent under the indenture and is one of a number of banks with which The Phoenix Companies, Inc. and its subsidiaries maintain banking relationships in the ordinary course of business. Among other services it performs for us, SunTrust is a lender under the master credit facility.

                                  UNDERWRITERS

     Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus, the underwriters named below, for whom Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, the principal amount of bonds set forth opposite their names below.

                                                               PRINCIPAL
                                                                 AMOUNT
                            NAME                                OF BONDS
------------------------------------------------------------  ------------
Morgan Stanley & Co. Incorporated...........................  $
Merrill Lynch, Pierce, Fenner & Smith Incorporated..........
A.G. Edwards & Sons, Inc. ..................................
Bear, Stearns & Co. Inc. ...................................
UBS Warburg LLC.............................................
                                                              ------------
     Total..................................................  $300,000,000
                                                              ============

     The underwriting agreement provides that the obligations of the underwriters to purchase the bonds included in this offering are subject to, among other things, the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to purchase all the bonds if they purchase any of the bonds.

     The underwriters initially propose to offer some of the bonds directly to the public at the public offering price set forth on the cover page of this prospectus and some of the bonds to dealers at the public offering price less a
concession not to exceed $       per bond. The underwriters may allow, and
dealers may reallow, a concession not to exceed $       per bond on sales to
other dealers. After the initial offering of the bonds to the public, the representatives may change the public offering price and concessions.

     Prior to this offering, there has been no public market for the bonds. We intend to list the bonds on the New York Stock Exchange, and we expect trading in the bonds on the New York Stock Exchange to begin within 30 days after the original issue date. In order to meet one of the requirements for listing the bonds, the underwriters will undertake to sell the bonds to a minimum of 400 beneficial holders.

     The bonds are a new issue of securities with no established trading market. The underwriters have advised us that they intend to make a market in the bonds but are not obligated to do so and may discontinue market making at any time without notice. Neither we nor the underwriters can assure you that the trading market for the bonds will be liquid.

     In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the bonds. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of bonds in excess of the principal amount of bonds to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchase of the bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of bonds made for the purpose of preventing or retarding a decline in the market price of the bonds while the offering is in progress.

     The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession allowed to an underwriter or a dealer for distributing the bonds in the offering, if they repurchase previously distributed bonds in transactions or otherwise.

     Any of these activities may have the effect of preventing or retarding a decline in the market price of the bonds. They may also cause the price of the bonds to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

     We estimate that our total expenses for this offering, in addition to
underwriting discounts and commissions, will be approximately $       , which
includes legal, accounting and pricing costs and various other fees associated with registering and listing the bonds.

     We will deliver the bonds to the underwriters at the closing of this offering when the underwriters pay us the purchase price of the bonds. The
underwriting agreement provides that the closing will occur on           , 2001,
which is five business days after the date of this prospectus (this settlement cycle being referred to as "T + 5"). Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that securities trades in the secondary market settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the bonds on the date of this prospectus or the next two succeeding business days will be required, by virtue of the fact that the bonds initially will settle in T + 5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of bonds who wish to trade bonds on the date hereof or the next two succeeding business days should consult their own advisors.

     The underwriters have provided, and may continue to provide, investment and commercial banking and advisory services to us from time to time for which they have received customary fees and expenses.

     The Phoenix Companies, Inc. and the underwriters have agreed to indemnify each other against a variety of liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the bonds being offered hereby will be passed upon for us by Debevoise & Plimpton, New York, New York, and for the underwriters by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York. LeBoeuf, Lamb, Greene & MacRae, L.L.P. has in the past performed, and continues to perform, legal services for us and our affiliates. Gordon J. Davis, one of our directors, is a partner in LeBoeuf, Lamb, Greene & MacRae, L.L.P.

                                    EXPERTS

     The consolidated financial statements of Phoenix Life and its subsidiaries as of December 31, 1999 and 2000, and for each of the three years in the period ended December 31, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

     We have filed with the SEC a Registration Statement on Form S-1 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement"), under the Securities Act, as amended, and the rules and regulations thereunder, for the registration of the bonds offered hereby. This prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted as permitted by rules and regulations of the SEC. For further information with respect to The Phoenix Companies, Inc. and the bonds offered hereby, please see the Registration Statement. Statements made in this prospectus as to the contents of any contract, agreement or other document to which this prospectus refers, including, but not limited to, our amended and restated certificate of incorporation and our bylaws, are not necessarily complete. With respect to statements made as to each such contract, agreement or other document filed as an exhibit to the Registration Statement, please refer to the exhibit for a more complete description of the matter involved, and each such statement will be deemed qualified in its entirety by such reference. The Registration Statement may be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This URL is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to the SEC's website. The information on the SEC's website, which might be accessible through a hyperlink resulting from this URL, is not and is not intended to be part of this prospectus and is not incorporated into this prospectus by reference.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above and may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

Report of Independent Accountants...........................   F-2
Consolidated Balance Sheet as of December 31, 1999 and
  2000......................................................   F-3
Consolidated Statement of Income, Comprehensive Income and
  Equity for the years ended December 31, 1998, 1999 and
  2000......................................................   F-4
Consolidated Statement of Cash Flows for the years ended
  December 31, 1998, 1999 and 2000..........................   F-5
Notes to Consolidated Financial Statements..................   F-7
Unaudited Interim Consolidated Balance Sheets as of December
  31, 2000 and September 30, 2001...........................  F-51
Unaudited Interim Consolidated Statements of Income for the
  three months and nine months ended September 30, 2000 and
  2001......................................................  F-52
Unaudited Interim Consolidated Statements of Cash Flows for
  the nine months ended September 30, 2000 and 2001.........  F-53
Unaudited Interim Consolidated Statement of Changes in
  Stockholders' Equity and Comprehensive Income for the
  three months ended September 30, 2000 and 2001............  F-55
Unaudited Interim Consolidated Statement of Changes in
  Stockholders' Equity and Comprehensive Income for the nine months ended September 30, 2000 and 2001..................  F-56
Notes to Unaudited Interim Consolidated Financial
  Statements................................................  F-57

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Phoenix Home Life Mutual Insurance Company

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, comprehensive income and equity and of cash flows present fairly, in all material respects, the financial position of Phoenix Home Life Mutual Insurance Company and its subsidiaries at December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                                          PRICEWATERHOUSECOOPERS LLP

Hartford, Connecticut
February 15, 2001

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

                           CONSOLIDATED BALANCE SHEET

                                                                AS OF DECEMBER 31,
                                                              ----------------------
                                                                1999         2000
                                                              ---------    ---------
                                                                  (IN MILLIONS)
ASSETS:
Investments
  Held-to-maturity debt securities, at amortized cost.......  $ 1,958.2    $ 2,109.6
  Available-for-sale debt securities, at fair value.........    5,506.8      5,949.0
  Equity securities, at fair value..........................      437.2        335.5
  Mortgage loans............................................      716.8        593.4
  Real estate...............................................       92.0         77.9
  Policy loans..............................................    2,042.6      2,105.2
  Venture capital partnerships..............................      338.1        467.3
  Other invested assets.....................................      188.0        235.7
  Short-term investments....................................      133.4        547.2
                                                              ---------    ---------
     Total investments......................................   11,413.1     12,420.8
Cash and cash equivalents...................................      187.6        176.6
Accrued investment income...................................      174.9        194.5
Deferred policy acquisition costs...........................    1,318.8      1,019.0
Premiums, accounts and notes receivable.....................      119.2        155.8
Reinsurance recoverables....................................       18.8         16.6
Property and equipment, net.................................      137.7        122.2
Goodwill and other intangible assets, net...................      593.3        595.9
Investments in unconsolidated subsidiaries..................      160.7        159.9
Net assets of discontinued operations (Note 13).............      187.6         25.5
Other assets................................................       51.4         49.8
Separate account assets.....................................    5,923.9      5,376.6
                                                              ---------    ---------
     Total assets...........................................  $20,287.0    $20,313.2
                                                              =========    =========
LIABILITIES:
  Policy liabilities and accruals...........................  $10,899.8    $11,372.6
  Policyholder deposit funds................................      538.2        678.4
  Notes payable.............................................      499.4        425.4
  Deferred income taxes.....................................       83.3          9.4
  Other liabilities.........................................      486.3        473.0
  Separate account liabilities..............................    5,923.9      5,376.6
                                                              ---------    ---------
     Total liabilities......................................   18,430.9     18,335.4
                                                              ---------    ---------
Contingent liabilities (Note 21)
Minority interest in net assets of consolidated
  subsidiaries..............................................      100.1        136.9
                                                              ---------    ---------
EQUITY:
  Retained earnings.........................................    1,731.5      1,820.7
  Accumulated other comprehensive income....................       24.5         20.2
                                                              ---------    ---------
     Total equity...........................................    1,756.0      1,840.9
                                                              ---------    ---------
     Total liabilities and equity...........................  $20,287.0    $20,313.2
                                                              =========    =========

        The accompanying notes are an integral part of these statements.

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

                       CONSOLIDATED STATEMENT OF INCOME,
                        COMPREHENSIVE INCOME AND EQUITY

                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                                1998        1999        2000
                                                              --------    --------    --------
                                                                       (IN MILLIONS)
Revenues
  Premiums..................................................  $1,175.8    $1,175.7    $1,147.4
  Insurance and investment product fees.....................     537.5       574.6       631.0
  Net investment income.....................................     859.6       953.1     1,127.4
  Net realized investment gains.............................      58.2        75.8        89.2
                                                              --------    --------    --------
     Total revenues.........................................   2,631.1     2,779.2     2,995.0
                                                              --------    --------    --------
Benefits and expenses
  Policy benefits and increase in policy liabilities........   1,409.8     1,373.1     1,409.8
  Policyholder dividends....................................     351.6       360.5       378.0
  Amortization of deferred policy acquisition costs.........     138.0       147.9       356.0
  Amortization of goodwill and other intangible assets......      28.8        40.1        36.9
  Interest expense..........................................      29.8        34.0        32.7
  Other operating expenses..................................     516.3       557.9       626.3
                                                              --------    --------    --------
     Total benefits and expenses............................   2,474.3     2,513.5     2,839.7
                                                              --------    --------    --------
Income from continuing operations before income taxes,
  minority interest and equity in earnings of and interest
  earned from investments in unconsolidated subsidiaries....     156.8       265.7       155.3
Income taxes................................................      56.0        99.0        55.4
                                                              --------    --------    --------
Income from continuing operations before minority interest
  and equity in earnings of and interest earned from
  investments in unconsolidated subsidiaries................     100.8       166.7        99.9
Minority interest in net income of consolidated
  subsidiaries..............................................      10.5        10.1        14.1
Equity in earnings of and interest earned from investments
  in unconsolidated subsidiaries............................       1.6         5.5         9.0
                                                              --------    --------    --------
Income from continuing operations...........................      91.9       162.1        94.8
Discontinued operations (Note 13)
  Income from discontinued operations, net of income
     taxes..................................................      45.2        36.1         9.4
  Loss on disposal, net of income taxes.....................                (109.0)      (20.9)
                                                              --------    --------    --------
Net income..................................................     137.1        89.2        83.3
                                                              --------    --------    --------
Other comprehensive loss, net of income taxes
  Unrealized (losses) gains on securities...................     (46.9)      (66.8)       53.0
  Reclassification adjustment for net realized gains
     included in net income.................................     (13.0)       (1.5)      (58.9)
  Minimum pension liability adjustment......................      (1.5)       (1.5)        1.6
                                                              --------    --------    --------
     Total other comprehensive loss.........................     (61.4)      (69.8)       (4.3)
                                                              --------    --------    --------
Comprehensive income........................................      75.7        19.4        79.0
Majority interest in stock issuance transactions............                               5.9
                                                              --------    --------    --------
Equity, beginning of year...................................   1,660.9     1,736.6     1,756.0
                                                              --------    --------    --------
Equity, end of year.........................................  $1,736.6    $1,756.0    $1,840.9
                                                              ========    ========    ========

        The accompanying notes are an integral part of these statements.

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1998        1999        2000
                                                              ---------   ---------   ---------
                                                                        (IN MILLIONS)
Cash flows from operating activities:
  Net income................................................  $   137.1   $    89.2   $    83.3
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Net (gain) loss from discontinued operations..............      (45.2)       72.9        11.5
  Net realized investment gains.............................      (58.2)      (75.8)      (89.2)
  Amortization and depreciation.............................       58.5        72.0        56.8
  Equity in undistributed earnings of affiliates and
     partnerships...........................................      (44.1)     (138.2)     (297.7)
  Deferred income taxes (benefit)...........................        2.8       (13.9)      (37.0)
  Increase in receivables...................................      (26.7)      (62.9)      (54.0)
  (Increase) decrease in deferred policy acquisition
     costs..................................................      (29.6)        (.3)      183.2
  Increase in policy liabilities and accruals...............      386.0       321.2       472.8
  Change in other assets/other liabilities, net.............       65.7        51.3        45.4
  Other operating activities, net...........................        1.8         2.5
                                                              ---------   ---------   ---------
  Net cash provided by continuing operations................      448.1       318.0       375.1
  Net cash provided by (used for) discontinued operations...       97.6       (76.7)     (264.6)
                                                              ---------   ---------   ---------
  Net cash provided by operating activities.................      545.7       241.3       110.5
                                                              ---------   ---------   ---------
Cash flows from investing activities:
  Proceeds from sales, maturities or repayments of
     available-for-sale debt securities.....................    1,322.4     1,702.9     1,236.9
  Proceeds from maturities or repayments of held-to-maturity
     debt securities........................................      267.7       186.7       209.5
  Proceeds from disposals of equity securities..............       45.2       163.5       515.4
  Proceeds from mortgage loan maturities or repayments......      200.4       124.9       127.6
  Proceeds from sale of real estate and other invested
     assets.................................................      439.9        38.0        26.6
  Proceeds from distributions of venture capital
     partnerships...........................................       18.6        26.7        37.9
  Proceeds from sale of subsidiaries and affiliates.........       16.3        46.4        14.1
  Proceeds from sale of property and equipment..............                               20.6
  Purchase of available-for-sale debt securities............   (2,404.3)   (1,672.6)   (1,418.4)
  Purchase of held-to-maturity debt securities..............     (585.4)     (395.5)     (356.0)
  Purchase of equity securities.............................      (85.0)     (162.4)     (130.5)
  Purchase of subsidiaries..................................      (11.2)     (187.6)      (59.3)
  Purchase of mortgage loans................................      (76.0)      (25.3)       (1.0)
  Purchase of investments in unconsolidated subsidiaries and
     other invested assets..................................     (134.2)     (103.4)      (46.5)
  Purchase of venture capital partnerships..................      (67.2)     (108.5)      (95.1)
  Change in short-term investments, net.....................      855.1        52.6      (413.8)
  Increase in policy loans..................................      (21.5)      (34.3)      (62.7)

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1998        1999        2000
                                                              ---------   ---------   ---------
                                                                        (IN MILLIONS)
  Capital expenditures......................................      (27.2)      (20.5)      (21.5)
  Other investing activities, net...........................       (6.5)        1.7
                                                              ---------   ---------   ---------
Net cash used for continuing operations.....................     (252.9)     (366.7)     (416.2)
Net cash (used for) provided by discontinued operations.....      (78.2)      105.6       259.5
                                                              ---------   ---------   ---------
Net cash used for investing activities......................     (331.1)     (261.1)     (156.7)
                                                              ---------   ---------   ---------
Cash flows from financing activities:
Net (withdrawals) deposits of policyholder deposit funds,
  net of interest credited..................................      (28.7)        6.5       140.2
(Repayments) proceeds from securities sold subject to
  repurchase agreements.....................................     (137.5)       28.4       (28.4)
Proceeds from borrowings....................................         .1       175.1        50.0
Repayment of borrowings.....................................      (63.3)     (125.0)     (124.0)
Dividends paid to minority shareholders in consolidated
  subsidiaries..............................................       (4.9)       (4.2)       (5.8)
Other financing activities, net.............................       (5.7)        (.4)        3.2
                                                              ---------   ---------   ---------
Net cash (used for) provided by continuing operations.......     (240.0)       80.4        35.2
                                                              ---------   ---------   ---------
Net cash (used for) provided by financing activities........     (240.0)       80.4        35.2
                                                              ---------   ---------   ---------
Net change in cash and cash equivalents.....................      (25.4)       60.6       (11.0)
Cash and cash equivalents, beginning of year................      152.4       127.0       187.6
                                                              ---------   ---------   ---------
Cash and cash equivalents, end of year......................  $   127.0   $   187.6   $   176.6
                                                              =========   =========   =========
Supplemental cash flow information:
Income taxes paid, net......................................  $    44.5   $   106.4   $   135.8
Interest paid on indebtedness...............................  $    32.8   $    34.8   $    34.1

        The accompanying notes are an integral part of these statements.

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS

     Phoenix Home Life Mutual Insurance Company and its subsidiaries (Phoenix) provide wealth management products and services including individual participating life insurance, term, universal and variable life insurance, annuities, and investment advisory services. These products and services are managed within four reportable segments: Life and Annuity, Investment Management, Venture Capital and Corporate and Other. See Note 12--"Segment Information."

     Additionally, in 1999, Phoenix discontinued the operations of three of its business units: the Reinsurance Operations, the Real Estate Management Operations and the Group Life and Health Operations. See Note 13--"Discontinued Operations."

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of consolidation and basis of presentation

     The consolidated financial statements include the accounts of Phoenix and its subsidiaries. Less than majority-owned entities, in which Phoenix has significant influence over operating and financial policies, and generally at least a 20% ownership interest, are reported on the equity method of accounting. Investments in venture capital partnerships are reported on the equity method of accounting using the most recent financial information received from the partnerships, which is on a one-quarter lag.

     These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America
(GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates used in determining insurance and contractholder liabilities, related reinsurance recoverables, income taxes, contingencies and valuation allowances for investment assets are discussed throughout the Notes to Consolidated Financial Statements. Significant inter-company accounts and transactions have been eliminated. Certain reclassifications have been made to the 1998 and 1999 amounts to conform with the 2000 presentation.

  Valuation of investments

     Investments in debt securities include bonds, mortgage-backed and asset-backed securities. Phoenix classifies its debt securities as either held-to-maturity or available-for-sale investments. Debt securities held-to-maturity consist of private placement bonds reported at amortized cost, net of impairments, that management intends and has the ability to hold until maturity. Debt securities available-for-sale are reported at fair value with unrealized gains or losses included in equity and consist of public bonds and preferred stocks that management may not hold until maturity. Debt securities are considered impaired when a decline in value is considered to be other than temporary.

     For the mortgage-backed and asset-backed bond portion of the debt security portfolio, Phoenix recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments, and any resulting adjustment is included in net investment income.

     Equity securities are classified as available-for-sale and are reported at fair value, based principally on their quoted market prices, with unrealized gains or losses included in equity. Equity securities are considered impaired when a decline in value is considered to be other than temporary.

     Mortgage loans on real estate are stated at unpaid principal balances, net of valuation reserves on impaired mortgages. A mortgage loan is considered to be impaired if management believes it is probable that Phoenix will be unable to collect all amounts of contractual interest and principal as scheduled in the loan agreement. An impaired mortgage loan's fair value is measured based on either the present value of future cash flows discounted at the loan's observable market price or at the fair value of the collateral if collection is collateral-dependent. If the fair value of a mortgage loan is less than the recorded investment in the loan, the difference is recorded as a valuation reserve.

     Real estate, all of which is held for sale, is carried at the lower of cost or current fair value less costs to sell. Fair value for real estate is determined by taking into consideration one or more of the following factors: property valuation techniques utilizing discounted cash flows at the time of stabilization including capital expenditures and stabilization costs; sales of comparable properties; geographic location of the property and related market conditions; and disposition costs.

     Policy loans are generally carried at their unpaid principal balances and are collateralized by the cash values of the related policies.

     Venture capital partnership and other partnership interests are carried at cost adjusted for Phoenix's equity in undistributed earnings or losses since acquisition, less allowances for other than temporary declines in value. Phoenix records its share of the net equity in earnings of the venture capital partnerships in accordance with the equity method of accounting using the most recent financial information received from the partnerships, which is on a one-quarter lag. These earnings or losses are included in net investment income. Venture capital partnerships generally account for the underlying investments held in the partnerships at fair value. These investments can include public and private common and preferred stock, notes, warrants and other investments. Investments that are publicly traded are valued at closing market prices. Investments that are not publicly traded, which are usually subject to restrictions on resale, are generally valued at cost or at estimated fair value, as determined in good faith by the general partner after giving consideration to operating results, financial conditions, recent sales prices of issuers' securities and other pertinent information. These valuations subject the earnings to volatility. Phoenix includes equity in undistributed unrealized capital gains and losses on investments held in the venture capital partnerships in net investment income. Phoenix's investment in these venture capital partnerships is as a limited partner.

     Other invested assets include leveraged lease investments. These investments represent the net of the estimated residual value of the lease assets, rental receivables, and unearned and deferred income to be allocated over the lease term. Investment income is calculated using the interest method and is recognized only in periods in which the net investment is positive.

     Short-term investments are carried at amortized cost, which approximates fair value.

     Realized investment gains and losses, other than those related to separate accounts for which Phoenix does not bear the investment risk, are determined by the specific identification method and reported as a component of revenue. A realized investment loss is recorded when an investment valuation reserve is determined. Valuation reserves are netted against the asset categories to which they apply and changes in the valuation reserves are included in realized investment gains and losses. Unrealized investment gains and losses on debt securities and equity securities classified as available-for-sale are included as a component of equity, net of deferred income taxes and the assumed impact of net unrealized investment gains and losses on the amortization of deferred policy acquisition costs related to investment contracts.

  Financial instruments

     In the normal course of business, Phoenix enters into transactions involving various types of financial instruments including debt investments such as debt securities, mortgage loans and equity securities, off-balance sheet financial instruments such as investment and loan commitments, financial guarantees, interest rate swaps, interest rate caps, interest rate floors and swaptions. These instruments have credit risk and also may be subject to risk of loss due to interest rate and market fluctuations.

     Phoenix enters into interest rate swap agreements to reduce market risks from changes in interest rates. Phoenix does not enter into interest rate swap agreements for trading purposes. Under interest rate swap agreements, Phoenix exchanges cash flows with another party, at specified intervals, for a set length of time based on a specified notional principal amount. Typically, one of the cash flow streams is based on a fixed interest rate set at the inception of the contract, and the other is a variable rate that periodically resets. Generally, no premium is paid to enter into the contract and neither party makes a payment of principal. The amounts to be received or paid on these swap agreements are accrued and recognized in net investment income.

     Phoenix enters into interest rate floor, interest rate cap and swaption contracts as a hedge for its assets and liabilities against substantial changes in interest rates. Phoenix does not enter into interest rate floor, interest rate cap and swaption contracts for trading purposes. Interest rate floor and interest rate cap agreements are contracts with a counterparty which require the payment of a premium and give Phoenix the right to receive over the maturity of the contract, the difference between the floor or cap interest rate and a market interest rate on specified future dates based on an underlying notional principal. Swaption contracts are options to enter into an interest rate swap transaction on a specified future date and at a specified price. Upon the exercise of a swaption, Phoenix would either receive a swap agreement at the pre-specified terms or cash for the market value of the swap. Phoenix pays the premium for these instruments on a quarterly basis over the maturity of the contract, and recognizes these payments in net investment income.

     Phoenix enters into foreign currency swap agreements to hedge against fluctuations in foreign currency exposure. Under these agreements, Phoenix agrees to exchange with another party, principal and periodic interest payments denominated in foreign currency for payments denominated in U.S. dollars. The amounts to be received or paid on these foreign currency swap agreements are recognized in net investment income. To reduce counterparty credit risks and diversify counterparty exposure, Phoenix only enters into derivative contracts with highly rated financial institutions.

     In certain instances, derivative contracts are terminated prior to maturity. These contracts include, but are not limited to, interest rate and foreign currency swaps, cap and floor contracts, and payor and receiver swaptions. To the extent that derivative contracts determined to be effective hedges are terminated, realized gains and losses are deferred and amortized. Derivatives associated with hedged items that either no longer exist or are no longer expected to occur are accounted for as of the relevant change in status of the hedged items, with gains or losses on such contracts recognized immediately in net income. Similarly, for derivatives otherwise determined to no longer be effective hedges, gains or losses as of termination are recognized immediately in net income.

  Cash and cash equivalents

     Cash and cash equivalents include cash on hand and money market instruments.

  Deferred policy acquisition costs

     In conjunction with the 1997 acquisition of the Confederation Life business, Phoenix recognized an asset for the present value of future profits
(PVFP) representing the present value of estimated net cash flows embedded in the existing contracts acquired. This asset is included in deferred policy acquisition costs (DAC).

     The costs of acquiring new business, principally commissions, underwriting, distribution and policy issue expenses, all of which vary with and are primarily related to the production of new business, are deferred. DAC is subject to recoverability testing at the time of policy issue and loss recognition at the end of each accounting period.

     For individual participating life insurance policies, DAC and PVFP are amortized in proportion to historical and estimates of expected future gross margins. These estimates of expected gross margins are evaluated regularly, and the total amortization recorded to date is adjusted by a charge or credit to income if actual experience or other evidence suggest that earlier estimates should be revised. In addition, analyses are performed periodically to assess whether there are sufficient estimated future gross margins to support the recoverability of the remaining DAC balances.

     For universal life insurance policies and investment type contracts, DAC and PVFP are amortized in proportion to historical and estimates of expected gross profits. Gross profits arise primarily from investment, mortality and expense margins, and surrender charges based on historical and anticipated experience. These estimates of expected gross profits are evaluated regularly, and the total amortization recorded to date is adjusted by a charge or credit to income if actual experience or other evidence suggest that earlier estimates should be revised. In addition, analyses are performed periodically to assess whether there are sufficient estimated future gross profits to support the recoverability of the remaining DAC balances.

     Internal replacements are defined as an exchange of an existing Phoenix life insurance or annuity policy for a different Phoenix life insurance or annuity policy. The DAC balance associated with the replaced policy is treated in the same manner as policies that are surrendered. In the case of policies that are surrendered, in which owners cancel existing life or annuity contracts, the amortization of DAC is adjusted to reflect these surrenders.

  Goodwill and other intangible assets

     Goodwill represents the excess of the cost of business acquired over the fair value of net assets. These costs are amortized on a straight-line basis over periods ranging from 10 to 40 years, corresponding with the benefits expected to be derived from the acquisitions. The weighted-average life of goodwill is approximately 38 years. Other intangible assets, primarily associated with investment management contracts and employee contracts, are amortized over their estimated useful lives using a straight-line basis. The average estimated useful life of the other intangible assets ranges from 5 to 16 years for investment management contracts and 3 to 7 years for employee contracts. The weighted-average life of other intangible assets approximates 13 years. The propriety of the carrying value of goodwill and other intangible assets is periodically reevaluated in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-lived Assets and Long-lived Assets to be Disposed Of," by comparing estimates of future undiscounted cash flows to the carrying value of the assets. Assets are considered impaired if the carrying value exceeds the expected future undiscounted cash flows. Analyses are performed at least annually or more frequently if warranted by events and circumstances affecting Phoenix's business.

  Investments in unconsolidated subsidiaries

     Investments in unconsolidated subsidiaries represents investments in operating entities in which Phoenix owns more than 20% but less than a majority of the outstanding common stock and those operating entities for which Phoenix owns less than 20% if Phoenix exercises significant influence over the operating and financial policies of the company. Phoenix utilizes the equity method of accounting for its investments in the common stock of these entities. Investments in unconsolidated subsidiaries also includes, where applicable, Phoenix's investments in senior securities of these entities.

  Separate accounts

     Separate account assets and liabilities are funds maintained in accounts to meet specific investment objectives of contractholders who bear the investment risk. Investment income and investment gains and losses accrue directly to such contractholders. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of Phoenix. The assets and liabilities are carried at market value. Deposits, net investment income and realized investment gains and losses for these accounts are excluded from revenues, and the related liability increases are excluded from benefits and expenses. Amounts assessed to the contractholders for management services are included in revenues.

  Policy liabilities and accruals

     Future policy benefits are liabilities for life and annuity products. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in force. Future policy benefits for traditional life insurance are computed using the net level premium method on the basis of actuarial assumptions as to contractual guaranteed rates of interest, mortality rates guaranteed in calculating the cash surrender values described in such contracts and morbidity. The guaranteed interest rates range from 2.25% to 6.00%. Liabilities for universal life include deposits received from customers and investment earnings on their fund balances which range from 4.00% to 7.15%, less administrative and mortality charges.

     Liabilities for outstanding claims, losses and loss adjustment expenses are amounts estimated to cover incurred losses. These liabilities are based on individual case estimates for reported losses and estimates of unreported losses based on past experience.

  Premium and fee revenue and related expenses

     Life insurance premiums, other than premiums for universal life and certain annuity contracts, are recorded as premium revenue pro-rata over the related contract periods. Benefits, losses and related expenses are matched with premiums over the related contract periods. Revenues for investment-related products consist of net investment income and contract charges assessed against the fund values. Related benefit expenses primarily consist of net investment income credited to the fund values after deduction for investment and risk charges. Revenues for universal life products consist of net investment income and mortality, administration and surrender charges assessed against the fund values during the period. Related benefit expenses include universal life benefit claims in excess of fund values and net investment income credited to universal life fund values.

  Investment management fees

     Investment management fees and mutual fund ancillary fees included in insurance and investment product fees in the accompanying Consolidated Statement of Income, Comprehensive Income and Equity, are recorded as income pro-rata during the period in which services are performed. Investment management fees are generally computed and earned based upon a percentage of assets under management. Investment management fees are paid pursuant to the terms of the respective investment management contracts, which generally require monthly or quarterly payment. Mutual fund ancillary fees consist of dealer concessions, distribution fees, administrative fees, shareholder services agent fees, and accounting fees. Dealer concessions and underwriting fees earned (net of related expenses) from the distribution and sale of affiliated mutual fund shares and other securities are recorded on a trade date basis.

  Reinsurance

     Phoenix utilizes reinsurance agreements to provide for greater diversification of business, allow management to control exposure to potential losses arising from large risks and provide additional capacity for growth.

     Assets and liabilities related to reinsurance ceded contracts are reported on a gross basis. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

  Policyholder dividends

     Certain life insurance policies contain dividend payment provisions that enable the policyholder to participate in the earnings of Phoenix. The amount of policyholder dividends to be paid is determined annually by Phoenix's Board of Directors. The aggregate amount of policyholders' dividends is related to the actual interest, mortality, morbidity and expense experience for the year and Phoenix's judgment as to the appropriate level of statutory surplus to be retained. At the end of the reporting period, Phoenix establishes a dividend liability for the pro-rata portion of the dividends payable on the next anniversary date of each policy. Phoenix also establishes a liability for termination dividends.

  Income taxes

     Phoenix and its eligible affiliated companies have elected to file a life/non-life consolidated federal income tax return for 2000 and prior years. Entities included within the consolidated group are segregated into either a life insurance or non-life insurance company subgroup. The consolidation of these subgroups is subject to certain statutory restrictions in the percentage of eligible non-life income tax losses that can be applied to offset life insurance company taxable income.

     Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and their recorded amounts for financial reporting purposes. These differences result primarily from policy liabilities and accruals, policy acquisition expenses, investment impairment reserves, reserves for postretirement benefits and unrealized gains or losses on investments.

     As a mutual life insurance company, Phoenix is required to reduce its income tax deduction for policyholder dividends by the differential earnings amount, defined as the difference between the earnings rates of stock and mutual companies applied against an adjusted base of policyholder surplus. Phoenix estimates the differential earnings rate (DER) each year using available information including industry surveys. The IRS subsequently determines the DER applicable to the mutual companies and Phoenix adjusts its estimates accordingly. The impact of the difference between estimated and actual DER is reflected in the income tax provision in the year the IRS determination is made.

  Stock-based compensation

     SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. Phoenix's majority owned, consolidated subsidiary, Phoenix Investment Partners (PXP), a publicly held investment management company, has chosen to continue to account for stock-based compensation using the intrinsic method prescribed in Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options and restricted stock under existing plans is measured as the excess, if any, of the quoted market price of PXP's stock at the date of the grant over the amount an employee must pay to acquire the stock. (See Note 19--"Stock Purchase and Award Plans.")

  Recent accounting pronouncements

     In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities--an amendment of FASB Statement No. 133." This statement makes certain changes in the hedging provisions of SFAS No. 133, and is effective concurrent with SFAS No. 133. As amended, SFAS No. 133 requires all derivatives to be recognized on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through earnings. If the derivative is a hedge, depending on the nature of the hedge, changes in fair value of the derivatives will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be recognized immediately in earnings.

     Phoenix adopted SFAS No. 133 and SFAS No. 138 effective January 1, 2001. Phoenix reviewed its inventory of financial instruments, including insurance and annuity contracts and "hybrid" investments, for potential embedded derivatives. Phoenix also reviewed its portfolio of free-standing derivatives, which includes interest rate swap, cap and floor contracts, and foreign currency swap agreements. The effect of adoption of SFAS No. 133 did not have a material impact on its Consolidated Balance Sheet and Consolidated Statement of Income, Comprehensive Income and Equity.

     On January 1, 2001, in accordance with the transition provisions of SFAS No. 133, Phoenix recorded a net-of-tax cumulative-effect-type of adjustment of $1.3 million (gain) in earnings to recognize at fair value all derivatives that are designated as fair-value hedging instruments. Phoenix also recorded an offsetting net-of-tax cumulative-effect-type of adjustment of $1.3 million
(loss) in earnings to recognize the difference attributable to the hedged risks between the carrying values and fair values of the related hedged assets and liabilities. Phoenix also recorded a net-of-tax cumulative-effect-type of adjustment of $1.1 million in accumulated other comprehensive income to recognize, at fair value, all derivatives that are designated as cash-flow hedging instruments.

     For derivative instruments, which were not designated as hedges upon implementation of SFAS No. 133, Phoenix recorded a net-of-tax cumulative-effect-type of adjustment of $3.9 million in earnings to recognize these instruments at fair value. Gains and losses on derivatives that were previously deferred as adjustments to the carrying amount of hedged items were not adjusted. There were no gains or losses on derivatives that had been previously deferred that required de-recognition from the balance sheet.

     On January 1, 1999, Phoenix adopted Statement of Position (SOP) 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments." SOP 97-3 provides guidance for assessments related to insurance activities. The adoption of SOP 97-3 did not have a material impact on Phoenix's results from operations or financial position.

     On January 1, 1999, Phoenix adopted SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides guidance for determining when an entity should capitalize or expense external and internal costs of computer software developed or obtained for internal use. The adoption of SOP 98-1 did not have a material effect on Phoenix's results from operations or financial position.

     On January 1, 1999, Phoenix adopted SOP 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires that start-up costs capitalized prior to January 1, 1999 should be written off and any future start-up costs be expensed as incurred. The adoption of SOP 98-5 did not have a material effect on Phoenix's results from operations or financial position.

3.  SIGNIFICANT TRANSACTIONS

  Reorganization

     On June 16, 2000, Phoenix submitted to the staff of the State of New York Insurance Department (the Insurance Department) a draft Plan of Reorganization whereby Phoenix would convert, pursuant to the New York Insurance Law, from a New York mutual life insurance company to a New York stock life insurance company and become a wholly-owned subsidiary of a newly formed holding company. The Plan of Reorganization was approved by Phoenix's Board of Directors on December 18, 2000 and subsequently amended and restated on January 26, 2001 but has yet to be approved by the Insurance Department.

  Phoenix Investment Partners, Ltd.

     On September 10, 2000, Phoenix and PXP entered into an agreement and plan of merger, pursuant to which Phoenix agreed to purchase PXP outstanding common stock owned by third parties, for a price of $15.75 per share. See Note 23--"Subsequent Events."

     In September 2000, PXP, in accordance with the original terms of Roger Engemann & Associates, Inc.'s (REA) Purchase and Sale Agreement, paid REA an additional purchase price of $50.0 million, based upon growth in REA's management fee revenues. This additional purchase price was financed through borrowings from an existing credit facility and is included as a component of goodwill and other intangible assets in the Consolidated Balance Sheet.

     On March 1, 1999, PXP acquired the retail mutual fund and closed-end fund business of the New York City based Zweig Group. Under the terms of the agreement, PXP paid $135.0 million at closing and will pay up to an additional $29.0 million over the next three years based on revenue growth of the Zweig funds. The excess of purchase price over the fair value of acquired net tangible assets of Zweig totaled $136.1 million. Of this excess purchase price, $77.2 million has been allocated to intangible assets, primarily associated with investment management contracts, which are being amortized using a straight-line basis over an average estimated useful life of approximately 12 years. The remaining excess purchase price of $58.9 million has been classified as goodwill and is being amortized over 40 years using a straight-line basis. The Zweig Group managed approximately $2.6 billion of assets as of December 31, 2000.

     On December 3, 1998, PXP completed the sale of its 49% interest in Canadian investment firm Beutel, Goodman & Company, Ltd. for $47.0 million. PXP received $37.0 million in cash and a $10.0 million three-year interest-bearing note. The transaction resulted in a pre-tax gain of approximately $17.5 million.

  Discontinued operations

     During 1999, Phoenix discontinued the operations of three of its business segments: the Reinsurance Operations, the Real Estate Management Operation and the Group Insurance Operations. Disclosures concerning the financial effect of these transactions are contained in Note 13--"Discontinued Operations."

  Property and Casualty Distribution Operations

     On May 3, 1999, PM Holdings sold its property and casualty distribution business to Hilb, Rogal and Hamilton Company (HRH) for $48.1 million including $10.2 million for a covenant not-to-compete. Total proceeds consisted of $32.0 million in 5.25% convertible subordinated debentures, $15.9 million for 865,042 shares of HRH common stock, valued at $18.38 per share on the sale date, and $0.2 million in cash. Phoenix also acquired two seats on HRH's board of directors. The pre-tax gain realized on the sale was $40.1 million.

     The convertible debentures mature on May 3, 2014 and are callable by HRH on or after May 3, 2009. The debentures are convertible into 1,406,593 shares of HRH common stock.

     The investment in HRH common stock is reported on the equity method. The debentures and common stock are classified as investments in unconsolidated subsidiaries in the Consolidated Balance Sheet. As of December 31, 2000, Phoenix owns 7% of the outstanding HRH common stock, 15% on a diluted basis.

     The market value of Phoenix's investments in HRH, based on the closing market price, was $64.2 million and $90.6 million as of December 31, 1999 and 2000, respectively.

  PFG Holdings, Inc.

     On October 29, 1999, PM Holdings, a wholly owned subsidiary of Phoenix, purchased 100% of PFG Holdings, Inc. 8% cumulative preferred stock convertible into a 67% interest in common stock for $5 million in cash. In addition, Phoenix has an option to purchase all the outstanding common stock during the sixth year subsequent to the acquisition at a value to 80% of the appraised value of the common stock at that time. As of December 31, 2000, this option had not been executed. Since Phoenix officers hold board voting control, the entity has been consolidated and a minority interest has been established for outside shareholders' interests. The transaction resulted in goodwill of $3.8 million to be amortized over ten years.

     PFG Holdings has three operating subsidiaries: AGL Life Assurance Company, PFG Distribution Company and Philadelphia Financial Group. These subsidiaries develop, market and underwrite specialized private placement variable life and annuity products.

     AGL Life Assurance Company must maintain at least $10.0 million of capital and surplus to satisfy certain regulatory minimum capital requirements. PM Holdings provided financing of $11.0 million at the purchase date to PFG Holdings in order for AGL Life Assurance to meet this minimum requirement. The debt is an 8.34% senior secured note maturing in 2009.

  Emprendimiento Compartido, S.A. (EMCO)

     At January 1, 1999, PM Holdings held 9.1 million shares of EMCO, representing a 35% ownership interest in the Argentine financial services company that provides pension management, annuities and life insurance products. On June 23, 1999, PM Holdings became the majority owner of EMCO when it purchased 13.9 million shares of common stock from the Banco del Suquia, S.A. for $29.5 million, plus $10.0 million for a five-year covenant not-to-compete. Payment for the stock will be made in three installments: $10.0 million,

180 days from closing; $10.0 million, 360 days from closing; and $9.5 million, 540 days from closing, all subject to annual interest of 7.06%. The covenant was paid at the time of closing.

     In addition, EMCO purchased, for its treasury, 3.0 million shares of its outstanding common stock held by two banks. This, in combination with the purchase described above, increased PM Holdings ownership interest from 35% to 100% of the then outstanding stock.

     On November 12, 1999, PM Holdings sold 11.5 million shares (50% interest) of EMCO common stock for $40.0 million generating a pre-tax gain of $11.3 million. PM Holdings received $15.0 million in cash plus a $9.0 million two-year 8% interest bearing note, and a $16.0 million five-year 8% interest-bearing note. PM Holdings uses the equity method of accounting to account for its remaining 50% interest in EMCO.

     After the sale, the remaining excess of the purchase price over the fair value of the acquired net tangible assets totaled $17.0 million. That consisted of a covenant not-to-compete of $5.0 million, which is being amortized over five years, and goodwill of $12.0 million, which is being amortized over ten years.

  Phoenix New England Trust Holding Company

     On October 29, 1999, PM Holdings indirectly acquired 100% of the common stock of New London Trust, a banking subsidiary of Sun Life of Canada, for $30.0 million in cash. New London Trust, renamed Phoenix New England Trust Company, is a New Hampshire based federal savings bank that operates a trust division with assets under management of approximately $1 billion. Immediately following this acquisition, on November 1, 1999, PM Holdings sold New London Trust's New Hampshire retail banking operations to Lake Sunapee Bank, fsb, and Mascoma Savings Bank in New Hampshire and the Connecticut branches to Westbank Corporation, for a total of $25.2 million in cash. No gain or loss was recognized on this sale. PM Holdings retained the trust business and four trust offices of New London Trust, located in New Hampshire and Vermont.

     On September 29, 2000, Phoenix New England Trust Holding Company sold its New Hampshire trust and agency operations, consisting of Charter Holding Corp. (Charter Holding) and Phoenix New England Trust Company for $9.1 million in cash to a partnership consisting of Lake Sunapee Bank, Meredith Village Savings Bank and Savings Bank of Walpole (Partner Banks). Each of the Partner Banks was a minority shareholder in Charter Holding prior to the sale. The pre-tax gain realized on this sale was $0.1 million.

  Lombard International Assurance, S.A.

     On November 5, 1999, PM Holdings purchased 12% of the common stock of Lombard International Assurance, S.A. (Lombard), a pan-European life insurer based in Luxembourg, for $29.1 million in cash. Lombard provides unit-linked life assurance products designed exclusively for high net worth investors in ten European countries. This investment is carried at fair value, for which cost is a reasonable estimate, and is classified as equity securities in the Consolidated Balance Sheet.

  Aberdeen Asset Management PLC

     On February 18, 1999, PM Holdings purchased an additional 15,050,000 shares of the common stock of Aberdeen Asset Management PLC (Aberdeen), a Scottish asset management firm, for $29.4 million. PM Holdings owned 31,600,000 shares as of December 31, 1999 and 2000, respectively.

     On April 15, 1996, Phoenix purchased 7% convertible subordinated notes issued by Aberdeen for $37.5 million. The notes, which mature on March 29, 2003, are convertible into 17,441,860 shares of Aberdeen common stock.

     The investment in Aberdeen common stock is reported on the equity method. The notes and common stock are classified as investments in unconsolidated subsidiaries in the Consolidated Balance Sheet. As of December 31, 2000, Phoenix owns 20% of the outstanding Aberdeen common stock, 26% on a diluted basis.

     The market value of Phoenix's investments in Aberdeen, based on the closing market price, was $209.5 million and $455.8 million as of December 31, 1999 and 2000, respectively.

  Dividend scale reduction

     In November 2000, Phoenix's Board of Directors voted to maintain the dividend scale for dividends payable on or after January 1, 2001. In October 1999, Phoenix's Board of Directors voted to maintain the dividend scale for dividends payable on or after January 1, 2000. In consideration of the decline of interest rates in the financial markets, Phoenix's Board of Directors voted in October 1998 to adopt a reduced dividend scale, effective for dividends payable on or after January 1, 1999. Dividends for individual participating policies were reduced 60 basis points in most cases, an average reduction of approximately 8%. The effect was a decrease of approximately $15.7 million in the policyholder dividends expense in 1998.

  Real estate sales

     On December 15, 1998, Phoenix sold 47 commercial real estate properties with a carrying value of $269.8 million, and 4 joint venture real estate partnerships with a carrying value of $10.5 million, for approximately $309.0 million in cash. This transaction, along with the sale of 18 other properties and partnerships during 1998, which had a carrying value of $36.7 million, resulted in pre-tax gains of approximately $67.5 million. As of December 31, 2000, Phoenix had two commercial real estate properties remaining with a carrying value of $23.0 million and five joint venture real estate partnerships with a carrying value of $54.9 million, and these investments are reported as real estate on the Consolidated Balance Sheet.

4.  INVESTMENTS

     Information pertaining to Phoenix's investments, net investment income and realized and unrealized investment gains and losses follows:

  Debt and equity securities

     The amortized cost and fair value of investments in debt and equity securities as of December 31, 2000 were as follows:

                                                      GROSS        GROSS
                                        AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                          COST        GAINS        LOSSES      VALUE
                                        ---------   ----------   ----------   --------
                                                        (IN MILLIONS)
DEBT SECURITIES
HELD-TO-MATURITY:
State and political subdivision
  bonds...............................  $   30.6      $   .3      $   (.9)    $   30.0
Foreign government bonds..............       2.4                      (.7)         1.7
Corporate securities..................   1,781.2        48.0        (39.0)     1,790.2
Mortgage-backed and asset-backed
  securities..........................     295.4        15.3         (3.8)       307.0
                                        --------      ------      -------     --------
  Total held-to-maturity securities...   2,109.6        63.6        (44.4)     2,128.9
                                        --------      ------      -------     --------
AVAILABLE-FOR-SALE:
U.S. government and agency bonds......     262.5        13.8          (.3)       276.0
State and political subdivision
  bonds...............................     459.9        16.9         (1.9)       474.9
Foreign government bonds..............     246.0        26.7         (5.8)       266.9
Corporate securities..................   2,222.1        37.7        (83.1)     2,176.7
Mortgage-backed and asset-backed
  securities..........................   2,830.5        63.5        (25.2)     2,868.8
                                        --------      ------      -------     --------
  Total available-for-sale
     securities.......................   6,021.0       158.6       (116.3)     6,063.3
  Less: available-for-sale securities
     of discontinued operations.......     114.3                                 114.3
                                        --------      ------      -------     --------

                                                      GROSS        GROSS
                                        AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                          COST        GAINS        LOSSES      VALUE
                                        ---------   ----------   ----------   --------
                                                        (IN MILLIONS)
     Total available-for-sale
       securities of continuing
       operations.....................  $5,906.7      $158.3      $(116.3)    $5,949.0
                                        --------      ------      -------     --------
     Total debt securities of
       continuing operations..........  $8,016.3      $222.2      $(160.7)    $8,077.9
                                        ========      ======      =======     ========
EQUITY SECURITIES.....................  $  297.3      $ 77.9      $ (39.7)    $  335.5
                                        ========      ======      =======     ========

     The amortized cost and fair value of investments in debt and equity securities as of December 31, 1999 were as follows:

                                                    GROSS         GROSS
                                     AMORTIZED    UNREALIZED    UNREALIZED      FAIR
                                       COST         GAINS         LOSSES       VALUE
                                     ---------    ----------    ----------    --------
                                                       (IN MILLIONS)
DEBT SECURITIES
HELD-TO-MATURITY:
State and political subdivision
  bonds............................  $   27.6       $   .4       $  (1.0)     $   27.0
Foreign government bonds...........       3.0                        (.8)          2.2
Corporate securities...............   1,744.2         12.9         (92.9)      1,664.2
Mortgage-backed and asset-backed
  securities.......................     285.4          1.4         (19.2)        267.6
                                     --------       ------       -------      --------
  Total held-to-maturity
     securities....................   2,060.2         14.7        (113.9)      1,961.0
  Less: held-to-maturity securities
     of discontinued operations....     102.0           .7          (5.8)         96.9
                                     --------       ------       -------      --------
  Total held-to-maturity securities
     of continuing operations......   1,958.2         14.0        (108.1)      1,864.1
                                     --------       ------       -------      --------
AVAILABLE-FOR-SALE:
U.S. government and agency bonds...     283.7          1.9          (6.5)        279.1
State and political subdivision
  bonds............................     495.9          4.8         (21.8)        478.9
Foreign government bonds...........     273.9         23.7          (4.0)        293.6
Corporate securities...............   2,353.2         18.6        (102.8)      2,269.0
Mortgage-backed and asset-backed
  securities.......................   2,977.1         17.9        (103.2)      2,891.8
                                     --------       ------       -------      --------
  Total available-for-sale
     securities....................   6,383.8         66.9        (238.3)      6,212.4
  Less: available-for-sale
     securities of discontinued
     operations....................     725.1          7.6         (27.1)        705.6
                                     --------       ------       -------      --------
     Total available-for-sale
       securities of continuing
       operations..................   5,658.7         59.3        (211.2)      5,506.8
                                     --------       ------       -------      --------
     Total debt securities of
       continuing operations.......  $7,616.9       $ 73.3       $(319.3)     $7,370.9
                                     ========       ======       =======      ========
EQUITY SECURITIES..................  $  295.2       $168.1       $ (24.2)     $  439.1
  Less: equity securities of
     discontinued operations.......       1.9                                      1.9
                                     --------       ------       -------      --------
     Total equity securities of
       continuing operations.......  $  293.3       $168.1       $ (24.2)     $  437.2
                                     ========       ======       =======      ========

     The sale of fixed maturities held-to-maturity relate to certain securities, with amortized cost of $19.6 million, $3.9 million and $3.9 million, for the years ended December 31, 1998, 1999 and 2000, respectively, which were sold specifically due to a significant decline in the issuers' credit quality. Net realized losses were $0.8 million, $0.2 million and $3.9 million in 1998, 1999 and 2000, respectively.

     The amortized cost and fair value of debt securities, by contractual sinking fund payment and maturity, as of December 31, 2000 are shown below. Actual maturity may differ from contractual maturity because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties, or Phoenix may have the right to put or sell the obligations back to the issuers.

                                          HELD-TO-MATURITY        AVAILABLE-FOR-SALE
                                        ---------------------    ---------------------
                                        AMORTIZED      FAIR      AMORTIZED      FAIR
                                          COST        VALUE        COST        VALUE
                                        ---------    --------    ---------    --------
                                                        (IN MILLIONS)
Due in one year or less...............  $  118.1     $  118.3    $  118.3     $  118.6
Due after one year through five
  years...............................     517.2        519.8       514.7        516.9
Due after five years through ten
  years...............................     649.7        658.1       993.5        982.0
Due after ten years...................     529.2        525.7     1,564.0      1,577.0
Mortgage-backed and asset-backed
  securities..........................     295.4        307.0     2,830.5      2,868.8
                                        --------     --------    --------     --------
Total.................................   2,109.6      2,128.9     6,021.0      6,063.3
Less: securities of discontinued
  operations..........................        --           --       114.3        114.3
                                        --------     --------    --------     --------
Total securities of continuing
  operations..........................  $2,109.6     $2,128.9    $5,906.7     $5,949.0
                                        ========     ========    ========     ========

     Carrying values for investments in mortgage-backed and asset-backed securities, excluding U.S. government guaranteed investments, were as follows:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1999        2000
                                                              --------    --------
                                                                 (IN MILLIONS)
Planned amortization class..................................  $  168.0    $  117.4
Asset-backed................................................     956.9     1,082.3
Mezzanine...................................................     194.9       166.5
Commercial..................................................     735.2       796.5
Sequential pay..............................................   1,039.0       937.7
Pass through................................................      77.2        59.3
Other.......................................................       6.0         4.5
                                                              --------    --------
Total mortgage-backed and asset-backed securities...........  $3,177.2    $3,164.2
                                                              ========    ========

  Mortgage loans and real estate

     Phoenix's mortgage loans and real estate are diversified by property type and location and, for mortgage loans, by borrower. Mortgage loans are collateralized by the related properties and are generally 75% of the properties' value at the time the original loan is made.

     Mortgage loans and real estate investments comprise the following property types and geographic regions:

                                                     MORTGAGE LOANS      REAL ESTATE
                                                      DECEMBER 31,       DECEMBER 31,
                                                    ----------------    --------------
                                                     1999      2000     1999     2000
                                                    ------    ------    -----    -----
                                                              (IN MILLIONS)
Property type:
Office buildings..................................  $183.9    $171.3    $30.5    $34.4
Retail............................................   208.6     183.5     14.1      6.9
Apartment buildings...............................   252.9     180.7     41.7     45.9
Industrial buildings..............................    82.7      64.8
Other.............................................     3.0       2.2      8.9
Valuation allowances..............................   (14.3)     (9.1)    (3.2)    (9.3)
                                                    ------    ------    -----    -----
Total.............................................  $716.8    $593.4    $92.0    $77.9
                                                    ======    ======    =====    =====
Geographic region:
Northeast.........................................  $149.3    $124.5    $59.6    $49.8
Southeast.........................................   198.6     147.6
North central.....................................   164.1     147.4       .7       .5
South central.....................................   105.1     103.7     21.2     22.3
West..............................................   114.0      79.3     13.7     14.6
Valuation allowances..............................   (14.3)     (9.1)    (3.2)    (9.3)
                                                    ------    ------    -----    -----
Total.............................................  $716.8    $593.4    $92.0    $77.9
                                                    ======    ======    =====    =====

     At December 31, 2000, scheduled mortgage loan maturities were as follows:
2001--$69.8 million; 2002--$31.2 million; 2003--$87.1 million; 2004--$37.1 million; 2005--$32.9 million; 2006--$96.6 million, and $248.0 million thereafter. Actual maturities will differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties and loans may be refinanced. Phoenix refinanced $6.7 million and $0.0 million of its mortgage loans during 1999 and 2000, respectively, based on terms which differed from those granted to new borrowers.

     The carrying value of delinquent and in process of foreclosure mortgage loans at December 31, 1999 and 2000 is $6.0 million and $11.4 million, respectively. There are valuation allowances of $5.4 million and $9.0 million, respectively, on these mortgages.

  Investment valuation allowances

     Investment valuation allowances which have been deducted in arriving at investment carrying values as presented in the Consolidated Balance Sheet and changes thereto were as follows:

                                 BALANCE AT                                BALANCE AT
                                 JANUARY 1,    ADDITIONS    DEDUCTIONS    DECEMBER 31,
                                 ----------    ---------    ----------    ------------
                                                     (IN MILLIONS)
2000
Mortgage loans.................    $14.3         $ 1.8        $ (7.0)        $ 9.1
Real estate....................      3.2           6.1                         9.3
                                   -----         -----        ------         -----
Total..........................    $17.5         $ 7.9        $ (7.0)        $18.4
                                   =====         =====        ======         =====
1999
Mortgage loans.................    $30.6         $ 9.7        $(26.0)        $14.3
Real estate....................      6.4            .2          (3.4)          3.2
                                   -----         -----        ------         -----
Total..........................    $37.0         $ 9.9        $(29.4)        $17.5
                                   =====         =====        ======         =====

                                 BALANCE AT                                BALANCE AT
                                 JANUARY 1,    ADDITIONS    DEDUCTIONS    DECEMBER 31,
                                 ----------    ---------    ----------    ------------
                                                     (IN MILLIONS)
1998
Mortgage loans.................    $35.8         $50.6        $(55.8)        $30.6
Real estate....................     28.5           5.1         (27.2)          6.4
                                   -----         -----        ------         -----
Total..........................    $64.3         $55.7        $(83.0)        $37.0
                                   =====         =====        ======         =====

  Non-income producing mortgage loans and debt securities

     The net carrying values of non-income producing mortgage loans were $0.0 million and $6.0 million at December 31, 1999 and 2000, respectively. There were no non-income producing debt securities at December 31, 1999 and 2000.

  Venture capital partnerships

     Phoenix invests as a limited partner in venture capital limited partnerships. These partnerships focus on early-stage ventures, primarily in the information technology and life science industries, as well as direct equity investments in leveraged buyouts and corporate acquisitions.

     Phoenix records its equity in the earnings of these partnerships in net investment income.

     The components of net investment income related to venture capital partnerships for the year ended December 31, were as follows:

                                                              1998     1999     2000
                                                              -----   ------   ------
                                                                   (IN MILLIONS)
Operating losses............................................  $(2.7)  $ (8.9)  $ (7.7)
Realized gains on cash and stock distributions..............   23.3     84.7    223.3
Net unrealized gains on investments held in the
  partnerships..............................................   19.0     64.1     61.7
                                                              -----   ------   ------
Total venture capital partnership net investment income.....  $39.6   $139.9   $277.3
                                                              =====   ======   ======

  Other invested assets

     Other invested assets were as follows:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1999      2000
                                                              ------    ------
                                                               (IN MILLIONS)
Transportation and equipment leases.........................  $ 82.1    $ 83.2
Affordable housing partnerships.............................    22.2      29.1
Investment in other affiliates..............................    12.4       7.5
Seed money in separate accounts.............................    33.3      41.2
Mezzanine partnerships......................................    17.5      30.4
Other partnership interests.................................    24.5      44.3
                                                              ------    ------
Total other invested assets.................................   192.0     235.7
Less: other invested assets of discontinued operations......     4.0
                                                              ------    ------
Total mortgage-backed and asset-backed securities...........  $188.0    $235.7
                                                              ======    ======

  Net investment income

     The components of net investment income for the year ended December 31, were as follows:

                                                           1998      1999       2000
                                                          ------    ------    --------
                                                                 (IN MILLIONS)
Debt securities.........................................  $596.3    $637.4    $  622.2
Equity securities.......................................     6.5       7.9        13.3
Mortgage loans..........................................    83.1      66.3        54.6
Policy loans............................................   146.5     149.0       157.4
Real estate.............................................    38.3       9.7         9.2
Venture capital partnerships............................    39.6     139.9       277.3
Other invested assets...................................     4.8        .7         1.2
Short-term investments..................................    23.8      22.6        27.5
                                                          ------    ------    --------
     Sub-total..........................................   938.9    1,033.5    1,162.7
Less: investment expenses...............................    14.0      13.0        14.3
                                                          ------    ------    --------
Net investment income...................................   924.9    1,020.5    1,148.4
Less: net investment income of discontinued
  operations............................................    65.3      67.4        21.0
                                                          ------    ------    --------
     Total net investment income of continuing
       operations.......................................  $859.6    $953.1    $1,127.4
                                                          ======    ======    ========

     Investment income of $4.5 million was not accrued on certain delinquent mortgage loans and defaulted debt securities at December 31, 2000. Phoenix does not accrue interest income on impaired mortgage loans and impaired debt securities when the likelihood of collection is doubtful. See Note 2--"Summary of Significant Accounting Policies--Valuation of Investments" for further information on mortgage loan and debt security impairment.

     The payment terms of mortgage loans may, from time to time, be restructured or modified. The investment in restructured mortgage loans, based on amortized cost, amounted to $36.5 million and $34.9 million at December 31, 1999 and 2000, respectively. Interest income on restructured mortgage loans that would have been recorded in accordance with the original terms of such loans amounted to $4.9 million, $4.1 million and $3.9 million in 1998, 1999 and 2000, respectively. Actual interest income on these loans included in net investment income was $4.0 million, $3.5 million and $3.1 million in 1998, 1999 and 2000, respectively.

  Investment gains and losses

     Net unrealized investment gains and (losses) on securities available-for-sale and carried at fair value for the year ended December 31, were as follows:

                                                          1998      1999       2000
                                                         ------    -------    -------
                                                                (IN MILLIONS)
Debt securities........................................  $ (7.0)   $(428.5)   $ 213.8
Equity securities......................................   (91.9)      63.2     (105.7)
DAC....................................................     6.7      260.3     (117.2)
Deferred income tax benefits...........................   (32.3)     (36.7)      (3.2)
                                                         ------    -------    -------
Net unrealized investment losses on securities
  available-for-sale...................................  $(59.9)   $ (68.3)   $  (5.9)
                                                         ======    =======    =======

     Net realized investment gains and losses for the year ended December 31, were as follows:

                                                            1998      1999      2000
                                                            -----    ------    ------
                                                                  (IN MILLIONS)
Debt securities...........................................  $(4.3)   $(20.4)   $(54.2)
Equity securities.........................................   11.9      16.6     146.8
Mortgage loans............................................   (6.9)     18.5       3.0
Real estate...............................................   67.5       2.9      (4.3)
Sale of property and casualty distribution subsidiary.....             40.1       (.8)
Other invested assets.....................................   (4.6)    (18.5)     (1.1)
                                                            -----    ------    ------
Net realized investment gains.............................   63.6      76.2      89.4
Less: net realized investment gains from discontinued
  operations..............................................    5.4        .4        .2
                                                            -----    ------    ------
Net realized investment gains from continuing
  operations..............................................  $58.2    $ 75.8    $ 89.2
                                                            =====    ======    ======

     The proceeds from sales of available-for-sale debt securities and the gross realized gains and gross realized losses on those sales for the year ended December 31, were as follows:

                                                           1998       1999       2000
                                                          ------    --------    ------
                                                                 (IN MILLIONS)
Proceeds from disposals.................................  $912.7    $1,106.9    $898.5
Gross realized gains on sales...........................  $ 17.4    $   21.8    $  8.7
Gross realized losses on sales..........................  $ 33.6    $   39.1    $ 53.2

5.  GOODWILL AND OTHER INTANGIBLE ASSETS

     Goodwill and other intangible assets were as follows:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1999      2000
                                                              ------    -------
                                                                (IN MILLIONS)
PXP gross amounts:
  Goodwill..................................................  $384.6    $ 425.7
  Investment management contracts...........................   236.0      244.0
  Non-compete covenant......................................     5.0        5.0
  Other.....................................................    10.9        4.5
                                                              ------    -------
Totals......................................................   636.5      679.2
                                                              ------    -------
Other gross amounts:
  Goodwill..................................................    32.6       25.2
  Intangible asset related to pension plan benefits.........    11.7        8.3
  Other.....................................................     1.2        1.0
                                                              ------    -------
Totals......................................................    45.5       34.5
                                                              ------    -------
Total gross goodwill and other intangible assets............   682.0      713.7
Accumulated amortization--PXP...............................   (79.9)    (112.4)
Accumulated amortization--other.............................    (8.8)      (5.4)
                                                              ------    -------
Total goodwill and other intangible assets, net.............  $593.3    $ 595.9
                                                              ======    =======

     In 2000, Phoenix wrote off $1.9 million of goodwill associated with its acquisition of PractiCare, Inc. in 1997. In 1999, Phoenix wrote off $2.6 million of goodwill associated with its acquisition of Phoenix National Life Insurance Company in 1998 and $2.0 million associated with an acquisition of Phoenix New England Trust in 1999.

6.  INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES

     Investments in unconsolidated subsidiaries were as follows:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1999      2000
                                                              ------    ------
                                                               (IN MILLIONS)
EMCO common stock...........................................  $ 13.4    $ 14.8
Aberdeen common stock.......................................    61.6      58.7
Aberdeen 7% convertible subordinated notes..................    37.5      37.5
HRH common stock............................................    16.2      16.9
HRH 5.25% convertible subordinated notes....................    32.0      32.0
                                                              ------    ------
Total investments in unconsolidated subsidiaries............  $160.7    $159.9
                                                              ======    ======

     The components of equity in earnings of and interest earned from investments in unconsolidated subsidiaries for the year ended December 31, were as follows:

                                                              1998     1999    2000
                                                              -----    ----    -----
                                                                  (IN MILLIONS)
EMCO common stock...........................................  $(1.4)   $1.1    $ 1.4
Aberdeen common stock.......................................    1.2    2.9       7.0
Aberdeen 7% convertible subordinated notes..................    2.6    2.6       2.6
HRH common stock............................................            .7       1.2
HRH 5.25% convertible subordinated notes....................           1.1       1.7
                                                              -----    ----    -----
Total equity in earnings of and interest earned from
  investments in unconsolidated subsidiaries before income
  taxes.....................................................    2.4    8.4      13.9
Income taxes................................................     .8    2.9       4.9
                                                              -----    ----    -----
Total equity in earnings of and interest earned from
  investments in unconsolidated subsidiaries................  $ 1.6    $5.5    $ 9.0
                                                              =====    ====    =====

7.  DERIVATIVE INSTRUMENTS

     Derivative instruments as of December 31, are summarized below:

                                                  1999               2000
                                            ----------------    ---------------
                                                       (IN MILLIONS)
Asset hedges
Foreign currency swaps:
  Notional amount.........................              $8.1              $24.3
  Weighted average received rate..........             12.04%             12.11%
  Weighted average paid rate..............             10.00%             10.61%
  Fair value..............................               $.2               $2.0
Interest rate swaps:
  Notional amount.........................             $43.0              $43.0
  Weighted average received rate..........              7.51%              7.51%
  Weighted average paid rate..............              6.14%              6.78%
  Fair value..............................               $.4               $1.9

                                                  1999               2000
                                            ----------------    ---------------
                                                       (IN MILLIONS)
Liability hedges
Swaptions:
  Notional amount.........................          $1,600.0                  $
  Weighted average strike rate............              5.02%
  Index rate(1)...........................        10 Yr. CMS
  Fair value..............................             $(8.2)                 $
Interest rate floors:
  Notional amount.........................          $1,210.0             $110.0
  Weighted average strike rate............              4.57%              4.79%
  Index rate(1)...........................  2-10 Yr. CMT/CMS    2-5 Yr. CMT/CMS
  Fair value..............................             $(7.5)              $(.1)
Interest rate swaps:
  Notional amount.........................            $431.0             $410.0
  Weighted average received rate..........              6.22%              6.66%
  Weighted average paid rate..............              6.09%              6.50%
  Fair value..............................              $1.1               $6.1
Interest rate caps:
  Notional amount.........................             $50.0              $50.0
  Weighted average strike rate............              7.95%              7.95%
  Index rate(1)...........................        10 Yr. CMT         10 Yr. CMT
  Fair value..............................               $.8                  $

------------
(1) Constant maturity treasury yields (CMT) and constant maturity swap yields
    (CMS).

     The increase in net investment income related to interest rate swap contracts was $2.1 million, $1.0 million and $1.4 million for the years ended December 31, 1998, 1999 and 2000, respectively. The decrease in net investment income related to interest rate floor, interest rate cap and swaption contracts was $0.2 million, $2.3 million and $2.3 million for the years ended December 31, 1998, 1999 and 2000, respectively, representing quarterly premium payments on these instruments which are being paid over the life of the contracts. The estimated fair value of these instruments represent what Phoenix would have to pay or receive if the contracts were terminated.

     Phoenix is exposed to credit risk in the event of nonperformance by counterparties to these financial instruments, but management of Phoenix does not expect counterparties will fail to meet their financial obligations, given their high credit ratings. The credit exposure of these instruments is the positive fair value at the reporting date.

     Management of Phoenix considers the likelihood of any material loss on these instruments to be remote.

8.  NOTES PAYABLE

                                                                DECEMBER 31,
                                                              ----------------
                                                               1999      2000
                                                              ------    ------
                                                               (IN MILLIONS)
Short-term debt.............................................  $ 21.6    $   .3
Bank borrowings, blended rate 6.9% due in varying amounts to
  2004......................................................   260.3     230.0
Notes payable...............................................     1.1
Subordinated debentures, 6% due 2015........................    41.4      20.1
Surplus notes, 6.95%, due 2006..............................   175.0     175.0
                                                              ------    ------
Total notes payable.........................................  $499.4    $425.4
                                                              ======    ======

     Phoenix has several lines of credit established with major commercial banks. The first facility has a $100.0 million line of credit maturing October 3, 2001. Drawdowns may be executed in domestic U.S. dollars for any period prior to maturity or in Eurodollars based on maturities of 30, 60, 90 or 180 days. Domestic dollar loans bear interest at the greater of the bank's commercial prime rate or the effective federal funds rate plus 0.5%. Eurodollar loans bear interest at LIBOR plus an applicable margin. The credit agreement contains customary financial and operating covenants that include, among other provisions, requirements that Phoenix maintain a minimum risk-based capital ratio, and that it not exceed a maximum leverage ratio. Phoenix was in compliance with all financial and operating covenants related to this facility as of December 31, 2000. At December 31, 2000, Phoenix had no outstanding borrowing under this agreement.

     The second facility has a $100.0 million line that matures November 1, 2001. Loans under this facility may be made available to Phoenix or PM Holdings with Phoenix's unconditional guarantee. Drawdowns may be executed in domestic U.S. dollars for any period prior to maturity or in Eurodollars based on maturities of 30, 60, 90 or 180 days. Domestic dollar loans bear interest at the greater of the bank's commercial prime rate or the effective federal funds rate plus 0.5%. Domestic dollar drawdowns may also be executed at various maturities that bear interest at the bank's certificate of deposit rate plus 0.285%. Eurodollar loans bear interest at LIBOR plus an applicable margin. The credit agreement contains customary financial and operating covenants that include, among other provisions, requirements that Phoenix maintain a minimum risk based capital ratio and a minimum capital to asset ratio, as well as other ratios, including debt to capital, non-investment-grade assets to total assets, and real estate assets to net invested assets. Phoenix was in compliance with all financial and operating covenants related to this facility as of December 31, 2000 with the exception of the ratio of non-investment grade assets to total assets. At December 31, 2000, Phoenix had no outstanding borrowing under this agreement. There were no penalties or liabilities as a result of the covenant violation.

     The third facility has a L20.0 million line that matures on July 11, 2001. Loans under this facility bear interest at Sterling LIBOR plus an applicable margin. The credit agreement contains customary financial and operating covenants. Phoenix was in compliance with all financial and operating covenants related to this facility as of December 31, 2000. At December 31, 2000, Phoenix had no outstanding borrowing under this agreement, and in January 2001, terminated this agreement.

     The fourth facility is a $200.0 million syndicated line maturing in August 2002 available to PXP with Phoenix's unconditional guarantee. Drawdowns may be executed in domestic U.S. dollars or in Eurodollars. PXP may select from the Certificate of Deposit (CD), Eurodollar, or the Base Lending rate, plus an applicable margin in the case of Eurodollar and CD rate loans. The credit agreement contains customary financial and operating covenants including, among other provisions, requirements that the company maintain certain financial ratios and satisfy certain financial tests, restrictions on the ability to incur indebtedness and limitations on the amount of PXP's capital expenditures. Phoenix was in compliance with all financial and operating covenants related to this facility as of December 31, 2000. As of December 31, 2000, PXP had $190.0 million outstanding under this agreement.

     The fifth facility is a $175.0 million line maturing in March 2004 available to PXP with Phoenix's unconditional guarantee. Drawdowns may be executed in domestic U.S. dollars or in Eurodollars. Domestic dollar loans bear interest at the bank's commercial prime rate or the effective federal funds rate plus 0.5%. Eurodollar loans bear interest at rates equal to LIBOR plus an applicable margin. The credit agreement contains customary financial and operating covenants. Phoenix was in compliance with all financial and operating covenants related to this facility as of December 31, 2000. As of December 31, 2000 PXP had $40.0 million outstanding under this agreement.

     In November 1996, Phoenix issued $175.0 million principal amount of 6.95% surplus notes due December 1, 2006. Each payment of interest or principal of the notes requires the prior approval of the Superintendent of Insurance of the State of New York (the Superintendent), and may be made only out of surplus funds which the Superintendent determines to be available for such payment under the New York Insurance Law. The notes contain neither financial covenants nor early redemption provisions, and are to rank pari passu with any subsequently issued surplus, capital or contribution notes or similar obligations of Phoenix. As of December 31, 2000, Phoenix had $175.0 million in surplus notes outstanding.

     As of December 31, 2000 Phoenix had outstanding $20.1 million principal amount of 6% convertible subordinated debentures due 2015, issued by PXP and held by outside third parties. PXP issued these debentures in April 1998 in exchange for all outstanding shares of its Series A convertible exchangeable preferred stock. Each $25.00 principal amount of these debentures is convertible into 3.11 shares of PXP common stock at any time upon the holder's election and the debentures may be redeemed by PXP, in whole or in part at any time upon 15 days' notice beginning November 1, 2000.

     Additionally, Phoenix has access to several other, smaller credit lines. The total unused credit was $377.5 million at December 31, 2000.

     Maturities of other indebtedness are as follows: 2001--$0.3 million; 2002--$190.0 million; 2003--$0.0 million; 2004--$40.0 million; 2005--$0.0 million; 2006 and thereafter--$195.1 million.

     Interest expense was $29.8 million, $34.0 million and $32.7 million for the years ended December 31, 1998, 1999 and 2000, respectively.

9.  INCOME TAXES

     A summary of income taxes (benefits) applicable to income before income taxes and minority interest for the year ended December 31, was as follows:

                                                            1998      1999      2000
                                                            -----    ------    ------
                                                                  (IN MILLIONS)
Income taxes
  Current.................................................  $49.6    $114.0    $122.4
  Deferred................................................    6.4     (15.0)    (67.0)
                                                            -----    ------    ------
Total.....................................................  $56.0    $ 99.0    $ 55.4
                                                            =====    ======    ======

     The income taxes attributable to the consolidated results of operations are different than the amounts determined by multiplying income before taxes by the statutory income tax rate. The sources of the difference and the income tax effects of each for the year ended December 31, were as follows:

                                         1998                  1999                  2000
                                  -------------------   -------------------   -------------------
                                  (IN MILLIONS)    %    (IN MILLIONS)    %    (IN MILLIONS)    %
                                  -------------   ---   -------------   ---   -------------   ---
Income tax expense at statutory
  rate..........................      $54.9       35%       $93.1       35%       $54.4       35%
Dividend received deduction and
  tax-exempt interest...........       (3.3)      (2)%       (3.0)      (1)%       (6.7)      (4)%
Other, net......................        4.4        3%        (2.7)      (1)%       (2.6)      (2)%
                                      -----       --        -----       --        -----       --
                                       56.0       36%        87.4       33%        45.1       29%
Differential earnings (equity
  tax)..........................                             11.6        4%        10.3        7%
                                      -----       --        -----       --        -----       --
Income taxes....................      $56.0       36%       $99.0       37%       $55.4       36%
                                      =====       ==        =====       ==        =====       ==

     The net deferred income tax liability represents the income tax effects of temporary differences attributable to the consolidated income tax return group. The components were as follows:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1999       2000
                                                              -------    -------
                                                                (IN MILLIONS)
DAC.........................................................  $ 287.0    $ 217.9
Unearned premium/deferred revenue...........................   (139.4)    (139.0)
Impairment reserves.........................................    (15.6)     (16.8)
Pension and other postretirement benefits...................    (68.9)     (65.1)
Investments.................................................    177.2      177.0
Future policyholder benefits................................   (181.2)    (186.4)
Other.......................................................      3.1        8.3
                                                              -------    -------
                                                                 62.2       (4.1)
Net unrealized investment gains.............................     23.6       11.9
Minimum pension liability...................................     (4.1)      (3.3)
Equity in earnings of unconsolidated subsidiaries...........      1.6        4.9
                                                              -------    -------
Deferred income tax liability, net..........................  $  83.3    $   9.4
                                                              =======    =======

     Gross deferred income tax assets totaled $409.2 million and $410.6 million at December 31, 1999 and 2000, respectively. Gross deferred income tax liabilities totaled $492.5 million and $420.0 million at December 31, 1999 and 2000, respectively. It is management's assessment, based on Phoenix's earnings and projected future taxable income, that it is more likely than not that deferred income tax assets at December 31, 1999 and 2000 will be realized.

10.  PENSION AND OTHER POSTRETIREMENT AND POSTEMPLOYMENT BENEFIT PLANS

  Pension plans

     Phoenix has a multi-employer, non-contributory, defined benefit pension plan covering substantially all of its employees. Retirement benefits are a function of both years of service and level of compensation. Phoenix also sponsors a non-qualified supplemental defined benefit plan to provide benefits in excess of amounts allowed pursuant to the Internal Revenue Code. Phoenix's funding policy is to contribute annually an amount equal to at least the minimum required contribution in accordance with minimum funding standards established by the Employee Retirement Income Security Act of 1974. Contributions are intended to provide not only for benefits attributable to service to date, but also for service expected to be earned in the future.

     Components of net periodic pension cost for the year ended December 31, were as follows:

                                                            1998      1999      2000
                                                           ------    ------    ------
                                                                 (IN MILLIONS)
Components of net periodic benefit cost (income)
  Service cost...........................................  $ 11.7    $ 12.7    $  9.7
  Interest cost..........................................    23.8      25.7      28.6
  Curtailments...........................................      --      21.6        .5
  Expected return on plan assets.........................   (25.9)    (29.4)    (34.5)
  Amortization of net transition asset...................    (2.5)     (2.5)     (2.5)
  Amortization of prior service cost.....................     1.8       1.8       1.3
  Amortization of net gain...............................    (1.3)     (2.9)     (7.6)
                                                           ------    ------    ------
  Net periodic benefit cost (income).....................  $  7.6    $ 27.0    $ (4.5)
                                                           ======    ======    ======

     In 1999 and 2000, Phoenix offered special retirement programs under which qualified participants' benefits under the employee pension plan were enhanced by adding five years to age and five years to pension plan service. Of the 374 eligible employees, 177 accepted the special retirement programs. As a result of the special retirement programs, Phoenix recorded additional pension expense of $21.6 million and $3.3 million for the years ended December 31, 1999 and 2000, respectively. Also, in 2000, Phoenix recognized a pension credit (income) of $2.8 million related to the sale of its group life and health operations. This credit is included in the results of discontinued operations.

     The aggregate change in projected benefit obligation, change in plan assets, and funded status of the plan were as follows:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1999       2000
                                                              -------    -------
                                                                (IN MILLIONS)
Change in projected benefit obligation
  Projected benefit obligation at beginning of year.........  $ 367.3    $ 397.9
  Service cost..............................................     12.7        9.7
  Interest cost.............................................     25.7       28.6
  Plan amendments...........................................     23.9        3.5
  Curtailments..............................................     (6.4)      (8.1)
  Actuarial loss............................................     (5.3)        .4
  Benefit payments..........................................    (20.0)     (24.1)
                                                              -------    -------
  Projected benefit obligation at end of year...............  $ 397.9    $ 407.9
                                                              =======    =======
Change in plan assets
  Fair value of plan assets at beginning of year............  $ 377.2    $ 442.8
  Actual return on plan assets..............................     81.7       21.6
  Employer contributions....................................      3.9        4.5
  Benefit payments..........................................    (20.0)     (24.1)
                                                              -------    -------
  Fair value of plan assets at end of year..................  $ 442.8    $ 444.8
                                                              =======    =======
  Funded status of the plan.................................  $  44.9    $  36.9
  Unrecognized net transition asset.........................    (12.3)      (9.9)
  Unrecognized prior service cost...........................     11.8        8.3
  Unrecognized net gain.....................................   (135.5)    (117.4)
                                                              -------    -------
  Net amount recognized.....................................  $ (91.1)   $ (82.1)
                                                              =======    =======

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1999       2000
                                                              -------    -------
                                                                (IN MILLIONS)
Amounts recognized in the Consolidated Balance Sheet consist of:
  Accrued benefit liability.................................  $(114.7)   $ (99.8)
  Intangible asset..........................................     11.7        8.3
  Accumulated other comprehensive income....................     11.9        9.4
                                                              -------    -------
  Amounts recognized in the Consolidated Balance Sheet......  $ (91.1)   $ (82.1)
                                                              =======    =======

     At December 31, 1999 and 2000, the non-qualified plan was not funded and had projected benefit obligations of $72.3 million and $73.6 million, respectively. The accumulated benefit obligations as of December 31, 1999 and 2000 related to this plan were $60.1 million and $61.7 million, respectively, and are included in other liabilities on the Consolidated Balance Sheet.

     Phoenix recorded, as a reduction of equity, an additional minimum pension liability of $7.7 million and $6.1 million, net of income taxes, at December 31, 1999 and 2000, respectively, representing the excess of accumulated benefit obligations over the fair value of plan assets and accrued pension liabilities for the non-qualified plan. Phoenix has also recorded an intangible asset of $11.7 million and $8.3 million as of December 31, 1999 and 2000 related to the non-qualified plan.

     The discount rate used in determining the actuarial present value of the projected benefit obligation was 7.5% for 1999 and 2000. The discount rate assumption for 2000 was determined based on a study that matched available high quality investment securities with the expected timing of pension liability payments. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 4.5% for 1999 and 2000. The expected long-term rate of return on retirement plan assets was 8.0% in 1999 and 2000.

     The assets within the pension plan include corporate and government debt securities, equity securities, real estate, venture capital partnerships, and shares of mutual funds.

     Phoenix also sponsors savings plans for its employees and agents that are qualified under Internal Revenue Code Section 401(k). Employees and agents may contribute a portion of their annual salary, subject to certain limitations, to the plans. Phoenix contributes an additional amount, subject to limitation, based on the voluntary contribution of the employee or agent. Company contributions charged to expense with respect to these plans during the years ended December 31, 1998, 1999 and 2000 were $4.1 million, $4.0 million and $3.8 million, respectively.

  Other postretirement benefit plans

     In addition to Phoenix's pension plans, Phoenix currently provides certain health care and life insurance benefits to retired employees, spouses and other eligible dependents through various plans sponsored by Phoenix. A substantial portion of Phoenix's employees may become eligible for these benefits upon retirement. The health care plans have varying copayments and deductibles, depending on the plan. These plans are unfunded.

     Phoenix recognizes the costs and obligations of postretirement benefits other than pensions over the employees' service period ending with the date an employee is fully eligible to receive benefits.

     The components of net periodic postretirement benefit cost for the year ended December 31, were as follows:

                                                              1998     1999     2000
                                                              -----    -----    -----
                                                                   (IN MILLIONS)
Components of net periodic benefit cost
  Service cost..............................................  $ 3.4    $ 3.4    $ 2.2
  Interest cost.............................................    4.6      4.6      4.3
  Curtailments..............................................     --      5.4     (1.7)
  Amortization of net gain..................................   (1.2)    (1.5)    (2.2)
                                                              -----    -----    -----
  Net periodic benefit cost.................................  $ 6.8    $11.9    $ 2.6
                                                              =====    =====    =====

     As a result of the special retirement programs, Phoenix recorded an additional postretirement benefit expense (pre-tax) of $5.5 million and $1.1 million for the years ended December 31, 1999 and 2000, respectively. Also, in 2000, Phoenix recognized a postretirement credit (income) of $2.9 million related to the sale of its group life and health operations. This credit is included in the results of discontinued operations.

     The plan's change in projected benefit obligation, change in plan assets, and funded status were as follows:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1999       2000
                                                              -------    -------
                                                                (IN MILLIONS)
Change in projected postretirement benefit obligation
  Projected benefit obligation at beginning of year.........  $  71.1    $  71.4
  Service cost..............................................      3.4        2.2
  Interest cost.............................................      4.6        4.3
  Plan amendments...........................................      5.8        1.3
  Curtailments..............................................      (.3)      (3.1)
  Actuarial gain............................................     (8.7)      (9.6)
  Benefit payments..........................................     (4.5)      (3.9)
                                                              -------    -------
  Projected benefit obligation at end of year...............     71.4       62.6
                                                              -------    -------
Change in plan assets
  Employer contributions....................................      4.5        3.9
  Benefit payments..........................................     (4.5)      (3.9)
                                                              -------    -------
  Fair value of plan assets at end of year..................       --         --
                                                              -------    -------
Funded status of the plan...................................    (71.4)     (62.6)
Unrecognized net gain.......................................    (33.6)     (41.0)
                                                              -------    -------
  Accrued benefit liability.................................  $(105.0)   $(103.6)
                                                              =======    =======

     The discount rate used in determining the accumulated postretirement benefit obligation was 7.5% at December 31, 1999 and 2000.

     For purposes of measuring the accumulated postretirement benefit obligation the health care costs were assumed to increase 7.5% and 6.5% in 1999 and 2000, respectively, declining thereafter until the ultimate rate of 5.5% is reached in 2002 and remains at that level thereafter.

     The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation by $4.8 million and the annual service and interest cost by $0.6 million, before income taxes. Decreasing the assumed health care cost trend rates by one percentage point in each year would decrease the accumulated postretirement benefit obligation by $4.5 million and the annual service and interest cost by $0.5 million, before income taxes. Gains and losses that occur because actual experience differs from the estimates are amortized over the average future service period of employees.

  Other postemployment benefits

     Phoenix recognizes the costs and obligations of severance, disability and related life insurance and health care benefits to be paid to inactive or former employees after employment but before retirement. Other postemployment benefit expenses were ($0.5) million for 1998, $0.5 million for 1999, and ($0.7) million for 2000.

11.  COMPREHENSIVE INCOME

     The components of, and related income tax effects for, other comprehensive income for the year ended December 31, were as follows:

                                                           1998      1999       2000
                                                          ------    -------    ------
                                                                 (IN MILLIONS)
Unrealized (losses) gains on securities
  available-for-sale:
  Before-tax amount.....................................  $(72.3)   $(102.8)   $ 81.5
  Income tax (benefit) expense..........................   (25.4)     (36.0)     28.5
                                                          ------    -------    ------
  Totals................................................   (46.9)     (66.8)     53.0
                                                          ------    -------    ------
Reclassification adjustment for net gains realized in
  net income:
  Before-tax amount.....................................   (20.0)      (2.2)    (90.6)
  Income tax benefit....................................    (7.0)       (.7)    (31.7)
                                                          ------    -------    ------
  Totals................................................   (13.0)      (1.5)    (58.9)
                                                          ------    -------    ------
Net unrealized losses on securities available-for-sale:
  Before-tax amount.....................................   (92.3)    (105.0)     (9.1)
  Income tax benefit....................................   (32.4)     (36.7)     (3.2)
                                                          ------    -------    ------
  Totals................................................  $(59.9)   $ (68.3)   $ (5.9)
                                                          ======    =======    ======
Minimum pension liability adjustment:
  Before-tax amount.....................................  $ (2.3)   $  (2.3)   $  2.4
  Income tax (benefit) expense..........................     (.8)       (.8)       .8
                                                          ------    -------    ------
  Totals................................................  $ (1.5)   $  (1.5)   $  1.6
                                                          ======    =======    ======

     The following table summarizes accumulated other comprehensive income for the year ended December 31:

                                                             1998      1999     2000
                                                            ------    ------    -----
                                                                  (IN MILLIONS)
Net unrealized gains (losses) on securities
  available-for-sale:
  Balance, beginning of year..............................  $160.4    $100.5    $32.2
  Change during period....................................   (59.9)    (68.3)    (5.9)
                                                            ------    ------    -----
  Balance, end of year....................................   100.5      32.2     26.3
                                                            ------    ------    -----
Minimum pension liability adjustment:
  Balance, beginning of year..............................    (4.7)     (6.2)    (7.7)
  Change during period....................................    (1.5)     (1.5)     1.6
                                                            ------    ------    -----
  Balance, end of year....................................    (6.2)     (7.7)    (6.1)
                                                            ------    ------    -----

                                                             1998      1999     2000
                                                            ------    ------    -----
                                                                  (IN MILLIONS)
Accumulated other comprehensive income:
  Balance, beginning of year..............................   155.7      94.3     24.5
  Change during period....................................   (61.4)    (69.8)    (4.3)
                                                            ------    ------    -----
  Balance, end of year....................................  $ 94.3    $ 24.5    $20.2
                                                            ======    ======    =====

12.  SEGMENT INFORMATION

     Phoenix offers a wide range of financial products and services. These businesses are managed within four reportable segments: (i) Life and Annuity,
(ii) Investment Management, (iii) Venture Capital, and (iv) Corporate and Other. These reportable segments are managed in this fashion because they either provide different products or services, are subject to different regulation, require different strategies or have different distribution systems.

     The Life and Annuity segment includes the individual life insurance and annuity products including participating whole life, universal life, variable life, term life and variable annuities.

     The Investment Management segment includes retail and institutional investment management and distribution including mutual funds, managed accounts, open-end funds and closed-end funds.

     The Venture Capital segment includes Phoenix's equity share in the operating income and the realized and unrealized investment gains of Phoenix's venture capital partnership investments.

     Corporate and Other contains several smaller subsidiaries and investment activities which do not meet the thresholds of reportable segments as defined in SFAS No. 131 "Disclosure about Segments of an Enterprise and Related Information." They include international operations and the run-off of Phoenix's group pension and guaranteed investment contract businesses.

     The majority of Phoenix's revenue is derived in the United States of America. Revenue derived from outside the United States of America is not material and revenue derived from any single customer does not exceed ten percent of total consolidated revenues.

     The accounting policies of the segments are the same as those described in
Note 2--"Summary of Significant Accounting Policies." Phoenix evaluates segment performance on the basis of segment after-tax operating income. Realized investment gains and some non-recurring items are excluded because management does not consider them when evaluating the financial performance of the segments. The size and timing of realized investment gains are often subject to management's discretion. The non-recurring items are removed from segment after-tax operating income if, in management's opinion, they are not indicative of overall operating trends. While some of these items may be significant components of Phoenix's GAAP net income, Phoenix believes that segment after-tax operating income is an appropriate measure that represents the net income attributable to the ongoing operations of the business. The criteria used by management to identify non-recurring items and to determine whether to exclude a non-recurring item from segment after-tax operating income include whether the item is infrequent and:

      --   is material to the segment's after-tax operating income,

      --   results from a business restructuring,

      --   results from a change in the regulatory environment or

      --   relates to other unusual circumstances (e.g., litigation).

     Non-recurring items excluded by management from segment after-tax operating income may vary from period to period. Because such items are excluded based on management's discretion, inconsistencies in the application of management's selection criteria may exist. Segment after-tax operating income is not a substitute for net income determined in accordance with GAAP, and may be different from similarly titled measures of other companies.

     Capital is allocated to Investment Management on a historical cost basis and to insurance products based on 200% of company action level risk-based capital. Net investment income is allocated based on the assets allocated to each segment. Other costs and operating expenses are allocated to each segment based on a review of the nature of such costs, cost allocations using time studies and other allocation methodologies. See Note 10--"Pension and Other Postretirement and Postemployment Benefit Plans."

     The following tables provide certain information with respect to Phoenix's operating segments as of and for the years ended December 31, 1998, 1999 and 2000, as well as the realized investment gains and non-recurring items not included in segment after-tax operating income.

                                                            AS OF DECEMBER 31,
                                                    -----------------------------------
                                                      1998         1999         2000
                                                    ---------    ---------    ---------
                                                               (IN MILLIONS)
Total assets:
Life and Annuity..................................  $16,938.8    $18,037.8    $17,862.4
Investment Management.............................      629.4        784.9        800.2
Venture Capital...................................      191.2        338.1        467.3
Corporate and Other...............................      739.9        938.6      1,157.7
Discontinued operations...........................      298.7        187.6         25.6
                                                    ---------    ---------    ---------
     Total........................................  $18,798.0    $20,287.0    $20,313.2
                                                    =========    =========    =========
Deferred policy acquisition costs:
Life and Annuity..................................  $ 1,058.2    $ 1,318.8    $ 1,019.0
                                                    =========    =========    =========
Policy liabilities and accruals:
Life and Annuity..................................  $10,441.9    $10,771.4    $11,220.0
Corporate and Other...............................      136.7        128.4        152.6
                                                    ---------    ---------    ---------
     Total........................................  $10,578.6    $10,899.8    $11,372.6
                                                    =========    =========    =========
Policyholder deposit funds:
Life and Annuity..................................  $   510.7    $   521.9    $   665.6
Corporate and Other...............................       21.0         16.3         12.8
                                                    ---------    ---------    ---------
     Total........................................  $   531.7    $   538.2    $   678.4
                                                    =========    =========    =========

                                                              FOR THE YEAR ENDED
                                                                 DECEMBER 31,
                                                       --------------------------------
                                                         1998        1999        2000
                                                       --------    --------    --------
                                                                (IN MILLIONS)
Premiums:
Life and Annuity.....................................  $1,175.8    $1,175.7    $1,147.4
                                                       --------    --------    --------
     Total...........................................   1,175.8     1,175.7     1,147.4
                                                       --------    --------    --------
Insurance and investment product fees:
Life and Annuity.....................................     248.3       277.7       302.7
Investment Management................................     225.3       284.3       324.4
Corporate and Other..................................      83.5        42.2        28.1
Non-recurring items..................................                  (5.9)        4.6
Less: inter-segment revenues.........................     (19.6)      (23.7)      (28.8)
                                                       --------    --------    --------
     Total...........................................     537.5       574.6       631.0
                                                       --------    --------    --------

                                                              FOR THE YEAR ENDED
                                                                 DECEMBER 31,
                                                       --------------------------------
                                                         1998        1999        2000
                                                       --------    --------    --------
                                                                (IN MILLIONS)
Net investment income:
Life and Annuity.....................................  $  768.8    $  768.3    $  791.4
Investment Management................................                   3.1         2.6
Venture Capital......................................      39.6       139.9       277.3
Corporate and Other..................................      41.8        31.3        45.3
Add: inter-segment investment expenses...............       9.4        10.5        10.8
                                                       --------    --------    --------
     Total...........................................     859.6       953.1     1,127.4
                                                       --------    --------    --------
Policy benefits and increase in policy liabilities
  and policyholder dividends:
Life and Annuity.....................................   1,743.6     1,723.6     1,775.8
Corporate and Other..................................      17.8        10.0        12.0
                                                       --------    --------    --------
     Total...........................................   1,761.4     1,733.6     1,787.8
                                                       --------    --------    --------
Amortization of deferred policy acquisition costs:
Life and Annuity.....................................     138.0       147.9       137.8
Non-recurring items..................................        --          --       218.2
                                                       --------    --------    --------
     Total...........................................     138.0       147.9       356.0
                                                       --------    --------    --------
Amortization of goodwill and other intangible assets:
Life and Annuity.....................................        .8         6.7          .9
Investment Management................................      22.0        30.3        31.8
Corporate and Other..................................       6.0         3.1         4.2
                                                       --------    --------    --------
     Total...........................................      28.8        40.1        36.9
                                                       --------    --------    --------
Interest expense:
Life and Annuity.....................................                                .9
Investment Management................................      11.5        16.8        17.9
Corporate and Other..................................      18.3        17.2        14.7
Less: inter-segment expenses.........................                               (.8)
                                                       --------    --------    --------
     Total...........................................  $   29.8    $   34.0    $   32.7
                                                       --------    --------    --------
Other operating expenses:
Life and Annuity.....................................     253.3       271.3       295.9
Investment Management................................     149.1       187.0       222.9
Corporate and Other..................................     122.8        84.7        98.2
Non-recurring items..................................       1.3        28.1        26.5
Less: inter-segment expenses.........................     (10.2)      (13.2)      (17.2)
                                                       --------    --------    --------
     Total...........................................     516.3       557.9       626.3
                                                       --------    --------    --------

                                                              FOR THE YEAR ENDED
                                                                 DECEMBER 31,
                                                       --------------------------------
                                                         1998        1999        2000
                                                       --------    --------    --------
                                                                (IN MILLIONS)
Operating income before income taxes, minority
  interest and equity in earnings of and interest
  earned from investments in unconsolidated
  subsidiaries:
Life and Annuity.....................................      57.2        72.2        30.2
Investment Management................................      42.7        53.3        54.4
Venture Capital......................................      39.6       139.9       277.3
Corporate and Other..................................     (39.6)      (41.5)      (55.7)
Non-recurring items..................................      (1.3)      (34.0)     (240.1)
                                                       --------    --------    --------
     Total...........................................      98.6       189.9        66.1
                                                       --------    --------    --------
Income taxes:
Life and Annuity.....................................  $   20.1    $   25.5    $   10.6
Investment Management................................      19.3        23.0        25.7
Venture Capital......................................      13.9        49.0        97.1
Corporate and Other..................................     (17.4)      (24.4)      (35.4)
Non-recurring items..................................       (.3)        (.7)      (73.7)
                                                       --------    --------    --------
     Total...........................................      35.6        72.4        24.3
                                                       --------    --------    --------
Minority interest in net income of consolidated
  subsidiaries:
Investment Management................................       6.0        10.1        11.0
                                                       --------    --------    --------
     Total...........................................       6.0        10.1        11.0
                                                       --------    --------    --------
Equity in earnings of and interest earned from
  investments in unconsolidated subsidiaries:
Investment Management................................       2.4         3.7         6.2
Corporate and Other..................................       (.8)        1.8         2.8
                                                       --------    --------    --------
     Total...........................................  $    1.6    $    5.5    $    9.0
                                                       --------    --------    --------
Segment operating income after taxes:
Life and Annuity.....................................      37.1        46.7        19.6
Investment Management................................      19.8        23.9        23.9
Venture Capital......................................      25.7        90.9       180.2
Corporate and Other..................................     (23.0)      (15.3)      (17.5)
                                                       --------    --------    --------
     Sub-total.......................................      59.6       146.2       206.2
Non-recurring items..................................      (1.0)      (33.3)     (166.4)
                                                       --------    --------    --------
     Total...........................................      58.6       112.9        39.8
                                                       --------    --------    --------
Net realized investment gains (losses) after income
  taxes:
Life and Annuity.....................................     (11.6)       10.3       (15.8)
Investment Management................................       6.9                     5.2
Corporate and Other..................................      38.0        38.9        65.6
                                                       --------    --------    --------
     Total...........................................      33.3        49.2        55.0
                                                       --------    --------    --------

                                                              FOR THE YEAR ENDED
                                                                 DECEMBER 31,
                                                       --------------------------------
                                                         1998        1999        2000
                                                       --------    --------    --------
                                                                (IN MILLIONS)
Income (loss) from continuing operations:
Life and Annuity.....................................      25.5        57.0         3.8
Investment Management................................      26.7        23.9        29.1
Venture Capital......................................      25.7        90.9       180.2
Corporate and Other..................................      15.0        23.6        48.1
Non-recurring items..................................      (1.0)      (33.3)     (166.4)
                                                       --------    --------    --------
     Total...........................................  $   91.9    $  162.1    $   94.8
                                                       ========    ========    ========

     The components of non-recurring items for the year ended December 31, were as follows:

                                                           1998      1999      2000
                                                           -----    ------    -------
                                                                 (IN MILLIONS)
SUPPLEMENTAL INFORMATION
Non-recurring items:
Life and Annuity
  DAC adjustment.........................................  $  --    $   --    $(141.8)
                                                           -----    ------    -------
  Sub-total..............................................     --        --     (141.8)
                                                           -----    ------    -------
Investment Management
  Portfolio (loss) gain..................................     --      (3.8)       3.1
  Loss on sublease transaction...........................     --        --        (.7)
  Restructuring charges..................................   (1.0)      (.7)        --
  Expense of purchase of PXP minority interest...........     --        --        (.7)
  Litigation settlement..................................     --        --       (1.8)
                                                           -----    ------    -------
  Sub-total..............................................   (1.0)     (4.5)       (.1)
                                                           -----    ------    -------
Corporate and Other
  Early retirement pension adjustment....................     --     (17.6)        --
  Demutualization expense................................     --        --      (14.1)
  Surplus tax............................................     --     (11.2)     (10.4)
                                                           -----    ------    -------
  Sub-total..............................................     --     (28.8)     (24.5)
                                                           -----    ------    -------
Total....................................................  $(1.0)   $(33.3)   $(166.4)
                                                           =====    ======    =======

     Non-recurring items include:

      -- an increase to deferred policy acquisition costs amortization resulting from a change in estimated future investment earnings due to a reallocation in December 2000 of assets supporting participating life policies;

      -- a charge incurred in 1999, and subsequent insurance recovery in the second quarter of 2000, related to the reimbursement of two mutual fund investment portfolios which had inadvertently sustained losses;

      --   expenses related to sublease transactions on certain office space;

      -- various restructuring charges, which included expenses resulting from a senior executive exercising certain rights under an employment agreement, charges related to the out-sourcing of fund accounting operations, and severance costs related to staff reductions resulting primarily from the closing of PXP's equity management department in Hartford and PXP's reductions in the institutional line of business;

      --   expenses related to the purchase of the PXP minority interest;

      -- a charge related to a litigation settlement with former clients of PXP and its former financial consulting subsidiary;

      -- a charge incurred in 1999 in connection with an early retirement program;

      --   expenses related to the demutualization; and

      -- surplus tax because as a mutual life insurance company, Phoenix was subject, in the periods indicated, to a surplus tax limiting the ability of mutual insurance companies to deduct the full amount of policyholder dividends from taxable income. Phoenix will not be subject to such surplus tax in 2001 and future years as a result of the demutualization.

     Included in policy benefits and dividend amounts for the Life and Annuity segment is interest credited on policyholder account balance of $111.7 million, $105.6 million and $109.5 million for the years ended December 31, 1998, 1999 and 2000, respectively.

13.  DISCONTINUED OPERATIONS

     During 1999, Phoenix discontinued the operations of three of its business segments which in prior years had been reflected as reportable business segments: the reinsurance operations, the real estate management operations and the group life and health operations. The discontinuation of these business segments resulted from the sale of several operations, a signed agreement to sell one of the operations and the implementation of plans to withdraw from the remaining businesses.

  Reinsurance Operations

     During 1999, Phoenix completed a comprehensive strategic review of its reinsurance segment and decided to exit these operations through a combination of sale, reinsurance and placement of certain components into run-off. The reinsurance segment consisted primarily of individual life reinsurance operations as well as group accident and health reinsurance business. Accordingly, Phoenix estimated sales proceeds, net premiums, net claims payments and expenses of winding-down the business. As a result, in 1999 Phoenix recognized a $173.0 million pre-tax loss on the disposal of reinsurance operations. The significant components of the loss on the disposal of reinsurance operations were as follows:

     On August 1, 1999, Phoenix sold its individual life reinsurance operations and certain group health reinsurance business to Employers Reassurance Corporation for $130 million. The transaction was structured as a reinsurance and asset sale transaction (assumption reinsurance), resulting in a pre-tax gain of $113 million. The pre-tax income from operations for the seven months prior to disposal was $19 million. During the third quarter of 2000, Phoenix recorded a pre-tax charge of $6 million to reflect a true-up adjustment to estimated individual life reinsurance reserves, in accordance with the sales agreement.

     During 1999, Phoenix placed the retained group accident and health reinsurance business into run-off. Phoenix adopted a formal plan to stop writing new contracts covering these risks and end the existing contracts as soon as those contracts would permit. However, Phoenix remained liable for claims under those contracts.

     Based on the most recent information available, Phoenix reviewed the run-off block and estimated the amount and timing of future net premiums, claims and expenses. Consequently, Phoenix increased reserve estimates on the run-off block by $180 million (pre-tax). In addition, as part of the exit strategy, Phoenix purchased aggregate excess of loss reinsurance to further protect Phoenix from unfavorable results from this discontinued business. This reinsurance is subject to an aggregate retention of $100 million on the discontinued business. Phoenix may commute the agreement at any time after September 30, 2004, subject to automatic commutation effective September 30, 2019. Phoenix incurred an initial expense of $130 million on the acquisition of this reinsurance.

     During 2000 Phoenix updated its estimates of future losses related to the group accident and health reinsurance business as well as future expenses associated with managing the run-off. Based on the most recent information available, Phoenix increased reserve estimates on the run-off block by $97 million (pre-tax). Phoenix determined that the increase to reserves was needed based on revised actuarial assumptions to reflect current and expected deteriorating trends in claim experience and higher than anticipated expenses.

     The additional reserves and aggregate excess of loss reinsurance coverage are expected to cover the run-off of the business; however, the nature of the underlying risks is such that the claims may take years to reach the reinsurers involved. Therefore, Phoenix expects to pay claims out of existing estimated reserves for up to ten years as the level of business diminishes.

     A significant portion of the claims arising from the discontinued group accident and health reinsurance business arises from the activities of Unicover Managers, Inc. (Unicover). Unicover organized and managed a group, or pool, of insurance companies (Unicover pool) and certain other facilities, which reinsured the life and health insurance components of workers' compensation insurance policies issued by various property and casualty insurance companies. Phoenix was a member of the Unicover pool. Phoenix terminated its participation in the Unicover pool effective March 1, 1999.

     Phoenix is involved in disputes relating to the activities of Unicover. Under Unicover's underwriting authority, the Unicover pool and Unicover facilities wrote a dollar amount of reinsurance coverage that was many times greater than originally estimated. As a member of the Unicover pool, Phoenix is involved in several proceedings in which the pool members assert that they can deny coverage to certain insurers which claim that they purchased reinsurance coverage from the pool.

     Further, Phoenix was, along with Sun Life Assurance of Canada (Sun Life) and Cologne Life Reinsurance Company (Cologne Life), a retrocessionaire (meaning a reinsurer of other reinsurers) of the Unicover pool and two other Unicover facilities, providing the pool and facility members with reinsurance of the risks that the pool and facility members had assumed. In September 1999, Phoenix joined an arbitration proceeding that Sun Life had begun against the members of the Unicover pool and the Unicover facilities. In this arbitration, Phoenix and Sun Life sought to cancel their retrocession agreement on the grounds that material misstatements and nondisclosures were made to them about, among other things, the amount of risks they would be reinsuring. The arbitration proceedings are ongoing only with respect to the Unicover pool, because Phoenix, Sun Life and Cologne Life reached settlement with the two Unicover facilities in the first quarter of 2000 (see discussion below).

     In its capacity as a retrocessionaire of the Unicover business, Phoenix had an extensive program of its own reinsurance in place to protect it from financial exposure to the risks it had assumed. Currently, Phoenix is involved in separate arbitration proceedings with three of its own retrocessionaires, which are seeking, on various grounds, to avoid paying any amounts to Phoenix. All of these proceedings remain in their preliminary phases. Because the same retrocession program that covers Phoenix's Unicover business covers a significant portion of its other remaining group accident and health reinsurance business, Phoenix could have additional material losses if one or more of its retrocessionaires successfully avoids its obligations.

     During 2000, Phoenix reached settlements with several of the companies involved in Unicover. On January 13, 2000, Phoenix and the other member companies of the Unicover pool settled with EBI Indemnity Company and affiliates of the Orion Group (EBI/Orion), by which all pool members were released from their obligations as reinsurers of EBI/Orion. On January 21, 2000, Phoenix settled with Reliance Insurance Company (Reliance) and its parent Reliance Group Holdings, Inc. and was released from its obligations as a reinsurer of the so-called Reliance facility. On March 27, 2000, Phoenix settled with Reliance, Lincoln National Life Insurance Company and Lincoln National Health and Casualty Company, releasing Phoenix from its obligations as a reinsurer of the so-called Lincoln facility. On May 28, 2000, Phoenix reached an agreement with one of its retrocessionaires, and recovered a substantial portion of its settlement cost on the Reliance settlement. Financial terms of these settlements were consistent with the provisions established by Phoenix in 1999. There was no effect on net income resulting from these settlements for the year ended December 31, 2000.

     A second set of disputes involves personal accident business that was reinsured in the London reinsurance market in the mid-1990s in which Phoenix participated. The disputes involve multiple layers of reinsurance, and allegations that the reinsurance program created by the brokers involved in placing those layers was interrelated and devised to disproportionately pass losses to a top layer of reinsurers. Many companies who participated in this business are involved in arbitrations in which those top layer companies are attempting to avoid their obligations on the basis of misrepresentation. Because of the complexity of the disputes and the reinsurance arrangements, many of these companies are currently participating in negotiations of the disputes for certain contract years, and Phoenix believes that similar discussions will follow for the remaining years. Although Phoenix is vigorously defending its contractual rights, Phoenix is actively involved in the attempt to reach negotiated business solutions.

     Given the uncertainty associated with litigation and other dispute resolution proceedings, and the expected long term development of net claims payments, the estimated amount of the loss on disposal of reinsurance discontinued operations may differ from actual results. However, it is management's opinion, after consideration of the provisions made in these financial statements, as described above, that future developments will not have a material effect on Phoenix's consolidated financial position.

     The other component of the loss on the disposal of reinsurance discontinued operations in 1999 was as follows:

     On June 30, 1999, PM Holdings sold Financial Administrative Services, Inc.
(FAS), its third party administration subsidiary affiliated with individual life reinsurance, to CYBERTEK, a wholly-owned subsidiary of Policy Management Systems Corporation. Proceeds from the sale were $8.0 million for the common stock plus $1.0 million for a covenant not-to-compete, resulting in a pre-tax gain of $3.8 million.

     In addition to the $9.0 million sale price, Phoenix will receive additional proceeds contingent on certain revenue targets. Phoenix recorded a note receivable for $4.0 million which, under the terms of the agreement, CYBERTEK will repay in six equal annual installments commencing March 31, 2001 through March 31, 2006. The contingent proceeds will be determined annually but in total, will range from a minimum of $4.0 million to a maximum of $16.0 million.

  Real Estate Management Operations

     On May 25, 2000, Phoenix sold its investment in 50% of the outstanding common stock of Pinnacle Realty Management Company, Inc., a real estate property management firm, for $6.0 million. This sale represented Phoenix's entire interest in Pinnacle Realty Management Company, Inc. and Phoenix now has no other real estate management business. The transaction resulted in a pre-tax loss of $0.6 million.

     On March 31, 1999, Phoenix sold its real estate management subsidiary, Phoenix Realty Advisors, to Henderson Investors International Holdings, B.V. for $7.9 million in cash. The pre-tax gain realized on this transaction was $7.1 million.

  GROUP LIFE AND HEALTH OPERATIONS

     On April 1, 2000, Phoenix sold its group life and health business to GE Financial Assurance Holdings, Inc. (GEFA) except for Phoenix Dental Services, Inc. and California Benefits Dental Plan. Specifically, Phoenix Group Holdings and PM Holdings sold 97% of the common stock of Phoenix American Life Insurance Company and 100% of the common stock of Phoenix Group Services, Inc. and Clinical Disability Management, Inc. for $283.9 million. This amount is comprised of $238.9 million in cash and $45.0 million in common stock of GE Life and Annuity Assurance Company, an affiliate of GEFA. The common stock represents a 3.1% interest in GE Life and Annuity Assurance Company. Phoenix retains ownership of 3% of the common stock of Phoenix American Life Insurance Company. Phoenix has a right to put these shares back to GEFA beginning in 2005 and ending in 2007. These investments are reported as equity securities on the Consolidated Balance Sheet. The pre-tax gain on the sale was $72.1 million and is reported in discontinued operations gain on disposal, net of income taxes.

     The sale to GEFA of 100% of the common stock of Phoenix Dental Services, Inc. and California Benefits Dental Plan closed on October 31, 2000. The sales proceeds for these entities was $2.0 million which resulted in a pre-tax loss of $0.4 million.

     The assets and liabilities of the discontinued operations have been excluded from the assets and liabilities of continuing operations and separately identified on the Consolidated Balance Sheet. Net assets of the discontinued operations totaled $187.6 million and $25.5 million as of December 31, 1999 and 2000, respectively. Likewise, the Consolidated Statement of Income, Comprehensive Income and Equity has been restated for 1998 to exclude the operating results of discontinued operations from those of continuing operations. The operating results of discontinued operations and the gain or loss on disposal are presented below.

                                                            YEAR ENDED DECEMBER 31,
                                                           --------------------------
                                                            1998      1999      2000
                                                           ------    ------    ------
                                                                 (IN MILLIONS)
INCOME FROM DISCONTINUED OPERATIONS
Revenues:
  Reinsurance Operations.................................  $298.7    $   --    $   --
  Group Life and Health Operations.......................   503.8     453.8     117.6
  Real Estate Management Operations......................    12.7       1.2        .4
                                                           ------    ------    ------
Total revenues...........................................  $815.2    $455.0    $118.0
                                                           ======    ======    ======
Income from discontinued operations:
  Reinsurance Operations.................................  $ 17.2    $   --    $   --
  Group Life and Health Operations.......................    53.5      56.8      14.8
  Real Estate Management Operations......................     (.4)     (1.6)      (.3)
                                                           ------    ------    ------
Income from discontinued operations before income
  taxes..................................................    70.3      55.2      14.5
Income taxes.............................................    25.1      19.1       5.1
                                                           ------    ------    ------
Income from discontinued operations, net of income
  taxes..................................................  $ 45.2    $ 36.1    $  9.4
                                                           ======    ======    ======

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              ------------------
                                                               1999       2000
                                                              -------    -------
                                                                (IN MILLIONS)
LOSS ON DISPOSAL OF DISCONTINUED OPERATIONS
(Loss) gain on disposal:
  Reinsurance Operations....................................  $(173.1)   $(103.0)
  Real Estate Management Operations.........................      5.9        (.6)
  Group Life and Health Operations..........................       --       71.7
                                                              -------    -------
Loss on disposal of discontinued operations before income
  taxes.....................................................   (167.2)     (31.9)
Income taxes................................................    (58.2)     (11.0)
                                                              -------    -------
Loss on disposal of discontinued operations, net of income
  taxes.....................................................  $(109.0)   $ (20.9)
                                                              =======    =======

14.  PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Property, equipment and leasehold improvements, consisting primarily of office buildings occupied by Phoenix, are stated at depreciated cost. Real estate occupied by Phoenix was $101.7 million and $83.9 million at December 31, 1999 and 2000, respectively. Phoenix provides for depreciation using straight-line and accelerated methods over the estimated useful lives of the related assets which generally range from five to forty years. Accumulated depreciation and amortization was $182.3 million and $204.0 million at December 31, 1999 and 2000, respectively.

     Rental expenses for operating leases, principally with respect to buildings, amounted to $16.9 million, $16.3 million and $14.1 million in 1998, 1999, and 2000, respectively, for continuing operations. Future minimum rental payments under non-cancelable operating leases for continuing operations were approximately $39.6 million as of December 31, 2000, payable as follows:
2001--$12.6 million; 2002--$11.0 million; 2003--$8.5 million; 2004--$4.3 million; 2005--$1.6 million; and $1.6 million thereafter.

15.  DIRECT BUSINESS WRITTEN AND REINSURANCE

     As is customary practice in the insurance industry, Phoenix cedes reinsurance as a means of diversifying underwriting risk. To the extent that reinsuring companies may not be able to meet their obligations under reinsurance agreements in effect, Phoenix remains liable. Failure of the reinsurers to honor their obligations could result in losses to the company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, Phoenix evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers. For direct issues, the maximum of individual life insurance retained by Phoenix on any one life is $8 million for single life and joint first-to-die policies and $10 million for joint last-to-die policies, with excess amounts ceded to reinsurers. Phoenix reinsures 80% of the mortality risk on the in force block of the Confederation Life business acquired on December 31, 1997, and 90% of the mortality risk on certain new issues of term and universal life products. In addition, Phoenix entered into a separate reinsurance agreement on October 1, 1998 to reinsure 80% of the mortality risk on a substantial portion of its otherwise retained individual life insurance business. In 1999, Phoenix reinsured the mortality risk on the remaining 20% of this business. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. In addition, Phoenix assumes and cedes business related to the group accident and health block in run-off. While Phoenix is not writing any new contracts, Phoenix is contractually obligated to assume and cede premiums related to existing contracts.

     Additional information on direct business written and reinsurance assumed and ceded for the year ended December 31, was as follows:

                                                  1998           1999           2000
                                               -----------    -----------    ----------
                                                            (IN MILLIONS)
Direct premiums..............................  $   1,719.4    $   1,677.5    $  1,399.2
Reinsurance assumed..........................        505.3          416.2         202.4
Reinsurance ceded............................       (371.9)        (323.0)       (280.9)
                                               -----------    -----------    ----------
Net premiums.................................      1,852.8        1,770.7       1,320.7
Less net premiums of discontinued
  operations.................................       (677.0)        (595.0)       (173.3)
                                               -----------    -----------    ----------
Net premiums of continuing operations........  $   1,175.8    $   1,175.7    $  1,147.4
                                               ===========    ===========    ==========
Percentage of amount assumed to net
  premiums...................................           27%            24%           15%
                                               ===========    ===========    ==========
Direct policy and contract claims incurred...  $     728.1    $     622.3    $    545.0
Reinsurance assumed..........................        433.2          563.8         257.8
Reinsurance ceded............................       (407.8)        (285.4)       (216.2)
                                               -----------    -----------    ----------
Net policy and contract claims incurred......        753.5          900.7         586.6
Less net incurred claims of discontinued
  operations.................................       (465.1)        (661.7)       (234.6)
                                               -----------    -----------    ----------
Net policy and contract claims incurred of
  continuing operations......................  $     288.4    $     239.0    $    352.0
                                               ===========    ===========    ==========
Direct life insurance in force...............  $ 121,442.0    $ 131,052.1    $107,600.7
Reinsurance assumed..........................    110,632.1      139,649.9       1,736.4
Reinsurance ceded............................   (135,818.0)    (207,192.0)    (72,042.4)
                                               -----------    -----------    ----------
Net insurance in force.......................     96,256.1       63,510.0      37,294.7
Less insurance in force of discontinued
  operations.................................    (24,330.2)      (1,619.5)           --
                                               -----------    -----------    ----------
Net insurance in force of continuing
  operations.................................  $  71,925.9    $  61,890.5    $ 37,294.7
                                               ===========    ===========    ==========
Percentage of amount assumed to net insurance
  in force...................................          115%           220%            5%
                                               ===========    ===========    ==========

     Irrevocable letters of credit aggregating $25.2 million at December 31, 2000 have been arranged with United States of America commercial banks in favor of Phoenix to collateralize the ceded reserves.

16.  PARTICIPATING LIFE INSURANCE

     Participating life insurance in force was 66.9% and 60.0% of the face value of total individual life insurance in force at December 31, 1999 and 2000, respectively. The premiums on participating life insurance policies were 79.4%, 76.8% and 73.1% of total individual life insurance premiums in 1998, 1999, and 2000, respectively.

17.  DEFERRED POLICY ACQUISITION COSTS

     The following reflects the amount of policy acquisition costs deferred and amortized for the year ended December 31:

                                                           1998       1999       2000
                                                         --------   --------   --------
                                                                 (IN MILLIONS)
Balance at beginning of year...........................  $1,021.9   $1,058.2   $1,318.8
Acquisition cost deferred..............................     167.7      148.2      172.8
Amortized to expense during the year...................    (138.1)    (147.9)    (356.0)
Adjustment to net unrealized investment gains (losses)
  included in other comprehensive income...............       6.7      260.3     (116.6)
                                                         --------   --------   --------
Balance at end of year.................................  $1,058.2   $1,318.8   $1,019.0
                                                         ========   ========   ========

     In conjunction with the December 31, 1997 acquisition of the Confederation Life business, PVFP of $141.2 million is reflected as an element of deferred acquisition costs. The estimated amount to be amortized for the years ending December 31, 2001, 2002, 2003, 2004 and 2005 is $13.2 million, $10.9 million,
$8.6 million, $6.7 million and $5.4 million, respectively. The following is an analysis of PVFP for the year ended December 31:

                                                              1998     1999     2000
                                                             ------   ------   ------
                                                                  (IN MILLIONS)
Balance at beginning of year...............................  $141.2   $136.8   $112.7
Amortization...............................................    (4.4)   (24.1)   (15.8)
                                                             ------   ------   ------
Balance at end of year.....................................  $136.8   $112.7   $ 96.9
                                                             ======   ======   ======

     Interest accrued on the unamortized PVFP balance for the years ended December 31, 1998, 1999 and 2000 was $9.2 million, $8.9 million and $7.3 million, respectively. Interest is accrued at 7.25% on the whole life business and 5.85% on the universal life business.

     In the fourth quarter of 2000, Phoenix's board of directors approved management's recommendation to reallocate assets supporting Phoenix's participating life policies. This asset reallocation resulted from (1) the execution of Phoenix's wealth management strategy and the resulting significant change in the composition of new life insurance annualized premiums and (2) a review of assets appropriate for the closed block that would be established if Phoenix reorganized from a mutual life insurance company to a stock life insurance company in 2001. This reallocation impacted the estimated future gross margins used to determine the amortization of DAC for participating policies. Accordingly, the revisions to estimated future gross margins resulted in a $218.2 million charge to earnings ($141.8 million, net of tax).

18.  MINORITY INTEREST

     Phoenix's interests in PXP, PFG Holdings and Main Street Management, through its wholly-owned subsidiary PM Holdings, are represented by ownership of approximately 55%, 66% and 80%, respectively, of the outstanding shares of common stock at December 31, 2000. Earnings and equity attributable to minority shareholders are included in minority interest in the Consolidated Financial Statements.

     During 2000, PXP recorded $32.9 million in additional paid-in capital in connection with the exercise of employee stock options and the conversion to common shares by convertible debenture holders. The increase in minority interest associated with these transactions was $27.0 million. In addition, Phoenix reported a $5.9 million increase in equity as a majority interest in stock issuance transactions in the Consolidated Statement of Income, Comprehensive Income and Equity, representing its share of the difference between exercise price and net book value.

19.  STOCK PURCHASE AND AWARD PLANS

  Employee stock purchase plan

     On November 1, 1999, PXP implemented an Employee Stock Purchase Plan (ESPP) previously approved by PXP's board of directors. The ESPP allowed eligible employees to purchase PXP's common stock at the lower of 85% of the market price of the stock at the beginning or end of each offering period, and provided for PXP to withhold up to 15% of a participant's earnings for such purchase. PXP's only expense relating to this plan was for its administration. The maximum number of shares of PXP's common stock that were available under the ESPP was 615,000. The first six month offering period ended April 28, 2000 and the second offering period ended October 31, 2000, at which time 74,284 and 54,190 shares of common stock were under the ESPP, respectively. In consideration of the merger of PXP and PM Holdings, this plan was discontinued effective November 1, 2000.

  Restricted stock

     Until December 31, 2000, restricted shares of PXP's common stock were issued to certain officers under the provisions of an approved restricted stock plan. Restricted stock was issued at the market value of a share of PXP's common stock on the date of the grant. If a participant's employment terminated due to retirement, death or disability, the restrictions expired and the shares became fully vested. If a participant terminated employment for any other reason, the non-vested shares of restricted stock were forfeited. The restricted stock vested in even annual installments over a three-year period from the date of the grant. Dividends declared were paid in cash as the restrictions lapsed. Restricted shares were first granted during 1998. At December 31, 1999 and 2000, 291,237 and 605,040 shares of restricted stock have been included in common stock shares outstanding, respectively. The market value of the restricted stock at the time of the grant was recorded as unearned compensation in a separate component of stockholders' equity and was amortized to expense over the restricted period. During 1999 and 2000, $1.7 million and $2.4 million was charged to compensation expense relating to the plan.

     In accordance with the merger agreement, all restricted stock shares outstanding as of December 31, 2000, became fully vested on January 11, 2001 and were acquired by PM Holdings.

  Restricted stock grants

                                                                         AVERAGE
                                                               COMMON    MARKET
                                                               SHARES     VALUE
                                                              --------   -------
BALANCE, DECEMBER 31, 1998..................................   243,130    $8.40
Awarded.....................................................   195,067     7.74
Earned......................................................  (105,623)    8.18
Forfeited...................................................   (41,337)    8.08
                                                              --------    -----
BALANCE, DECEMBER 31, 1999..................................   291,237    $8.08
Awarded.....................................................   467,382     6.31
Earned......................................................  (127,612)    8.10
Forfeited...................................................   (25,967)    8.02
                                                              --------    -----
BALANCE, DECEMBER 31, 2000..................................   605,040    $6.71
                                                              ========    =====

  Stock option plans

     PXP has reserved a total of 14.7 million shares of company common stock to be granted under three stock option plans: the 1989 Employee Stock Option Plan (Employee Option Plan), the 1989 Employee Performance Stock Option Plan (Performance Plan) and the 1992 Long-Term Stock Incentive Plan (1992 Plan).

     The Compensation Committee of PXP's Board of Directors administered the 1992 Plan, designated which employees and outside directors participated in it and determined the terms of the options to be granted. Under the 1992 Plan, participants were granted non-qualified options to purchase shares of common stock of PXP at an option price equal to not less than 85% of the fair market value of the common stock at the time the option is granted. The options held by a participant terminate no later than 10 years from the date of grant. Options granted under the 1992 Plan vest, on average, in even annual installments over a three-year period from the date of grant.

     In accordance with the merger agreement, all stock options outstanding as of December 31, 2000, became fully vested on January 11, 2001 and were acquired by PM Holdings.

                              OUTSTANDING OPTIONS

                                                    WEIGHTED                 WEIGHTED
                                                    AVERAGE     SERIES A     AVERAGE
                                        COMMON      EXERCISE    PREFERRED    EXERCISE
                                        SHARES       PRICE       SHARES       PRICE
                                       ---------    --------    ---------    --------
BALANCE, DECEMBER 31, 1997...........  6,106,659     $7.40        93,253      $28.49
Granted..............................  1,851,808      8.25            --          --
Exercised............................   (222,846)     5.84            --          --
Canceled.............................    (10,491)     6.49       (93,253)      28.49
Forfeited............................   (325,166)     7.47            --          --
                                       ---------     -----       -------      ------
BALANCE, DECEMBER 31, 1998...........  7,399,964     $7.66            --      $   --
Granted..............................  1,344,727      7.75            --          --
Exercised............................   (453,263)     5.94            --          --
Canceled.............................     (9,999)     7.71            --          --
Forfeited............................   (353,554)     8.20            --          --
                                       ---------     -----       -------      ------
BALANCE, DECEMBER 31, 1999...........  7,927,875     $7.75            --      $   --
Granted..............................    665,193      7.54            --          --
Exercised............................   (893,758)     7.42            --          --
Canceled.............................       (100)     7.75            --          --
Forfeited............................   (691,633)     7.89            --          --
                                       ---------     -----       -------      ------
BALANCE, DECEMBER 31, 2000...........  7,007,577     $7.75            --      $   --
                                       =========     =====       =======      ======

                              EXERCISABLE OPTIONS

                                                    WEIGHTED                 WEIGHTED
                                                    AVERAGE     SERIES A     AVERAGE
                                        COMMON      EXERCISE    PREFERRED    EXERCISE
                                        SHARES       PRICE       SHARES       PRICE
                                       ---------    --------    ---------    --------
BALANCE, DECEMBER 31, 1997...........  2,037,842     $7.04        93,253      $28.49
Became exercisable...................  2,050,494      7.39            --          --
Exercised............................   (222,846)     5.84            --          --
Canceled.............................    (10,491)     6.49       (93,253)      28.49
Forfeited............................   (325,166)     7.47            --          --
                                       ---------     -----       -------      ------
BALANCE, DECEMBER 31, 1998...........  3,529,833     $7.27            --      $   --
Became exercisable...................  1,962,396      7.78            --          --
Exercised............................   (453,263)     5.94            --          --
Canceled.............................     (9,999)     7.71            --          --
Forfeited............................   (159,674)     8.14            --          --
                                       ---------     -----       -------      ------
BALANCE, DECEMBER 31, 1999...........  4,869,293     $7.57            --      $   --
Became exercisable...................  2,008,728      7.93            --          --
Exercised............................   (893,758)     7.42            --          --
Canceled.............................       (100)     7.75            --          --
Forfeited............................   (483,678)     7.97            --          --
                                       ---------     -----       -------      ------
BALANCE, DECEMBER 31, 2000...........  5,500,485     $7.70            --      $   --
                                       =========     =====       =======      ======

     As of December 31, 1999, 6.5 million shares of PXP common stock were available for future grants.

     In accordance with the merger agreement, all restricted PXP stock shares and stock options outstanding at December 31, 2000 became fully vested on January 11, 2001. PXP recognized compensation expense in January 2001 of $1.5 million as a result of the change in the restricted stock vesting provisions. In addition, PXP recognized compensation expense of $57.0 million related to the payment of all outstanding options both vested and non-vested.

  Pro forma information

     PXP has adopted the disclosures-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option plans, and compensation for restricted stock grants has been recorded in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees." Had compensation cost for the PXP stock option and restricted stock plans been determined based on the fair value at the grant date for awards in 1998, 1999 and 2000 consistent with the provisions of SFAS No. 123, Phoenix's income from continuing operations would have been reduced to the pro forma amounts indicated below.

                                                             YEAR ENDED DECEMBER 31,
                                                             ------------------------
                                                             1998      1999     2000
                                                             -----    ------    -----
                                                                  (IN MILLIONS)
Income from continuing operations, as reported.............  $91.9    $162.1    $94.8
Income from continuing operations, pro forma...............  $90.9    $160.9    $94.0

     The weighted average fair values, at date of grant, for options granted during 1998, 1999 and 2000 were $2.10, $2.43, and $2.50 respectively, and were estimated using the Black-Scholes option valuation model with the following weighted average assumptions used for the grants in 1998, 1999 and 2000, respectively: dividend yield of 2.7%, 2.62% and 2.66%; expected volatility of 24.8%, 25.2% and 27.7%; risk-free interest rate of 5.6%, 5.6% and 6.7% and expected lives of six years.

     The options used to estimate the weighted average fair values of options granted in 1998, 1999 and 2000 were options to purchase 25,390, 11,620 and 1,620 shares of common stock, respectively, under the Employee Option Plan; options to purchase 7,332,454, 7,916,255 and 7,005,957 shares of common stock, respectively, under the 1992 Plan. During 1999, the remaining outstanding options under the Performance Plan were exercised.

20.  FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

     Other than debt securities being held-to-maturity, financial instruments that are subject to fair value disclosure requirements (insurance contracts are excluded) are carried in the Consolidated Financial Statements at amounts that approximate fair value. The fair values presented for certain financial instruments are estimates which, in many cases, may differ significantly from the amounts which could be realized upon immediate liquidation. In cases where market prices are not available, estimates of fair value are based on discounted cash flow analyses which utilize current interest rates for similar financial instruments which have comparable terms and credit quality.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

  Cash and cash equivalents

     For these short-term investments, the carrying amount approximates fair value.

  Debt securities

     Fair values are based on quoted market prices, where available, or quoted market prices of comparable instruments. Fair values of private placement debt securities are estimated using discounted cash flows that reflect interest rates currently being offered with similar terms to borrowers of similar credit quality.

  Derivative instruments

     Phoenix's derivative instruments include interest rate swap, cap and floor agreements, swaptions and foreign currency swap agreements. Fair values for these contracts are based on current settlement values. These values are based on brokerage quotes that utilize pricing models or formulas based upon current assumptions for the respective agreements.

  Equity securities

     Fair values are based on quoted market prices, where available. If a quoted market price is not available, fair values are estimated using independent pricing sources or internally developed pricing models.

  Mortgage loans

     Fair values are calculated as the present value of scheduled payments, with the discount based upon the Treasury rate comparable for the remaining loan duration, plus a spread of between 130 and 800 basis points, depending on the internal quality rating of the loan. For loans in foreclosure or default, values were determined assuming principal recovery was the lower of the loan balance or the estimated value of the underlying property.

  Policy loans

     Fair values are estimated as the present value of loan interest and policy loan repayments discounted at the ten year Treasury rate. Loan repayments were assumed only to occur as a result of anticipated policy lapses and it was assumed that annual policy loan interest payments were made at the guaranteed loan rate less 17.5 basis points. Discounting was at the ten year Treasury rate, except for policy loans with a variable policy loan rate. Variable policy loans have an interest rate that is reset annually based upon market rates and therefore, book value is a reasonable approximation of fair value.

  Venture capital partnerships

     Fair value of venture capital partnerships is based on the fair value of these partnerships' underlying investments. The fair values of the underlying investments are calculated as the closing market prices for investments that are publicly traded. For investments that are not publicly traded, fair value is based on estimated fair value determined by the general partner after giving consideration to operating results, financial conditions, recent sales prices of issuers' securities and other pertinent information.

  Investment contracts

     In determining the fair value of guaranteed interest contracts, a discount rate equal to the appropriate Treasury rate, plus 150 basis points, was assumed to determine the present value of projected contractual liability payments through final maturity.

     The fair value of deferred annuities and supplementary contracts without life contingencies with an interest guarantee of one year or less is valued at the amount of the policy reserve. In determining the fair value of deferred annuities and supplementary contracts without life contingencies with interest guarantees greater than one year, a discount rate equal to the appropriate Treasury rate, plus 150 basis points, was used to determine the present value of the projected account value of the policy at the end of the current guarantee period.

     Deposit type funds, including pension deposit administration contracts, dividend accumulations, and other funds left on deposit not involving life contingencies, have interest guarantees of less than one year for which interest credited is closely tied to rates earned on owned assets. For such liabilities, fair value is assumed to be equal to the stated liability balances.

  Notes payable

     The fair value of notes payable is determined based on contractual cash flows discounted at market rates.

  Fair value summary

     The estimated fair values of the financial instruments as of December 31, were as follows:

                                                   1999                    2000
                                           ---------------------   ---------------------
                                           CARRYING      FAIR      CARRYING      FAIR
                                             VALUE       VALUE       VALUE       VALUE
                                           ---------   ---------   ---------   ---------
                                                           (IN MILLIONS)
FINANCIAL ASSETS:
Cash and cash equivalents................  $   187.6   $   187.6   $   176.6   $   176.6
Short-term investments...................      133.4       133.4       547.2       547.2
Debt securities..........................    7,465.0     7,370.9     8,058.6     8,077.9
Equity securities........................      437.2       437.2       335.5       335.5
Mortgage loans...........................      716.8       680.6       593.4       573.8
Derivative instruments...................                  (13.2)                    9.9
Policy loans.............................    2,042.6     2,040.4     2,105.2     2,182.7
Venture capital partnerships.............      338.1       338.1       467.3       467.3
                                           ---------   ---------   ---------   ---------
Total financial assets...................  $11,320.7   $11,175.0   $12,283.8   $12,370.9
                                           =========   =========   =========   =========
FINANCIAL LIABILITIES:
Policy liabilities.......................  $   709.7   $   709.4   $   759.0   $   758.9
Notes payable............................      499.4       490.8       425.4       428.5
                                           ---------   ---------   ---------   ---------
Total financial liabilities..............  $ 1,209.1   $ 1,200.2   $ 1,184.4   $ 1,187.4
                                           =========   =========   =========   =========

21.  CONTINGENCIES

  Litigation

     Certain group accident and health reinsurance business has become the subject of disputes concerning the placement of the business with reinsurers and the recovery of the reinsurance (see Note 13--"Discontinued Operations").

22.  STATUTORY FINANCIAL INFORMATION

     The insurance subsidiaries are required to file annual statements with state regulatory authorities prepared on an accounting basis prescribed or permitted by such authorities. Except for the accounting policy involving federal income taxes described next, there were no material practices not prescribed by the Insurance Department, as of December 31, 1998, 1999 and 2000. Phoenix's statutory federal income tax liability is principally based on estimates of federal income tax due. A deferred income tax liability has also been established for estimated taxes on unrealized gains for common stock and venture capital equity partnerships. Current New York Insurance Law does not allow the recording of deferred income taxes. Phoenix has received approval from the Insurance Department for this practice.

     Statutory surplus differs from equity reported in accordance with GAAP for life insurance companies primarily because policy acquisition costs are expensed when incurred, investment reserves are based on different assumptions, surplus notes are included in surplus rather than debt, postretirement benefit costs are based on different assumptions and reflect a different method of adoption, life insurance reserves are based on different assumptions and income tax expense reflects only taxes paid or currently payable.

     The following reconciles the statutory net income of Phoenix as reported to regulatory authorities to the net income as reported in these financial statements for the year ended December 31:

                                                            1998      1999      2000
                                                           ------    ------    ------
                                                                 (IN MILLIONS)
Statutory net income.....................................  $108.7    $131.3    $266.1
DAC, net.................................................    21.3     (24.3)   (181.2)
Future policy benefits...................................   (56.6)    (27.5)     (2.5)
Pension and postretirement expenses......................   (17.3)     (8.6)     13.2
Investment valuation allowances..........................   107.2      15.4     (45.9)
Interest maintenance reserve.............................     1.4      (7.2)    (26.1)
Deferred income taxes....................................   (40.0)      3.9      61.3
Other, net...............................................    12.4       6.2      (1.6)
                                                           ------    ------    ------
Net income, as reported..................................  $137.1    $ 89.2    $ 83.3
                                                           ======    ======    ======

     The following reconciles the statutory surplus and asset valuation reserve
(AVR) of Phoenix as reported to regulatory authorities to equity as reported in these financial statements:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1999        2000
                                                              --------    --------
                                                                 (IN MILLIONS)
Statutory surplus, surplus notes and AVR....................  $1,427.3    $1,883.2
DAC, net....................................................   1,243.3     1,062.2
Future policy benefits......................................    (490.3)     (536.0)
Pension and postretirement expenses.........................    (193.0)     (173.3)
Investment valuation allowances.............................    (211.8)     (405.9)
Interest maintenance reserve................................      24.8          .5
Deferred income taxes.......................................      65.6       108.5
Surplus notes...............................................    (159.4)     (161.4)
Other, net..................................................      49.5        63.1
                                                              --------    --------
Equity, as reported.........................................  $1,756.0    $1,840.9
                                                              ========    ========

     The Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its policyholders. No consideration is given by the Insurance Department to financial statements prepared in accordance with GAAP in making such determinations.

     In 1998, the National Association of Insurance Commissioners (NAIC) adopted the Codification of Statutory Accounting Principles guidance, which replaces the current Accounting Practices and Procedures manual as the NAIC's primary guidance on statutory accounting as of January 1, 2001. The Codification provides guidance for areas where statutory accounting has been silent and changes current statutory accounting in some areas, e.g. deferred income taxes are recorded.

     The Insurance Department has adopted the Codification guidance, effective January 1, 2001. The effect of adoption on the Company's statutory surplus is expected to decrease surplus approximately $67.7 million (unaudited), primarily as a result of non-admitting certain assets and recording increased investment reserves.

23.  SUBSEQUENT EVENTS

  Purchase of PXP minority interest

     On September 10, 2000, Phoenix and PXP entered into an agreement and plan of merger, pursuant to which Phoenix agreed to purchase PXP outstanding common stock owned by third parties, for a price of $15.75 per share. In connection with this merger, Phoenix paid total cash of $339.3 million to those stockholders in January 2001. Since the merger, third party holders of PXP's convertible subordinated debentures have been converting their debentures, and PXP expects to redeem any remaining outstanding debentures held by third parties by the end of February 2001. Phoenix expects that PXP will make total cash payments of $38.0 million in connection with these conversions and redemptions. In addition, PXP expects to make payments totaling $57.0 million to cash-out holders of PXP options.

     As a result of the merger, which closed on January 11, 2001, PXP became an indirect wholly-owned subsidiary of Phoenix and PXP's shares of common stock were de-listed from the New York Stock Exchange.

  Early retirement incentive program

     On January 29, 2001, Phoenix offered a special retirement incentive program under which qualified participants will receive enhanced retirement benefits by the addition of five years to age and pension plan service under the Employee Pension Plan. Employees of Phoenix and PXP who decide to participate will retire between June 1, 2001 and December 31, 2001, with most retirements effective at the beginning of that period. There are 309 participants eligible for this program.

                          THE PHOENIX COMPANIES, INC.

                 UNAUDITED INTERIM CONSOLIDATED BALANCE SHEETS

                                                                  AS OF              AS OF
                                                               DECEMBER 31,      SEPTEMBER 30,
                                                                   2000              2001
                                                              --------------    ---------------
                                                              (IN MILLIONS, EXCEPT SHARE DATA)
ASSETS
INVESTMENTS:
  Held-to-maturity debt securities, at amortized cost.......     $ 2,109.6         $ 2,201.4
  Available-for-sale debt securities, at fair value.........       5,949.0           7,076.7
  Equity securities, at fair value..........................         335.5             262.8
  Mortgage loans............................................         593.4             542.6
  Real estate...............................................          77.9              81.8
  Policy loans..............................................       2,105.2           2,160.5
  Venture capital partnerships..............................         467.3             281.7
  Other invested assets.....................................         235.7             267.9
  Short-term investments....................................         547.2              17.5
                                                                 ---------         ---------
    Total investments.......................................      12,420.8          12,892.9
                                                                 ---------         ---------
Cash and cash equivalents...................................         176.6             607.6
Accrued investment income...................................         194.5             217.1
Deferred policy acquisition costs...........................       1,019.0           1,092.0
Premiums, accounts and notes receivable.....................         155.8             130.7
Reinsurance recoverables....................................          16.6              21.7
Property and equipment, net.................................         122.2             121.4
Goodwill and other intangible assets, net...................         595.9             865.3
Investments in unconsolidated subsidiaries..................         159.9             211.9
Deferred income taxes.......................................            --              19.8
Net assets of discontinued operations (Note 9)..............          25.5              20.8
Other assets................................................          49.8              44.0
Separate account assets.....................................       5,376.6           4,556.5
                                                                 ---------         ---------
    Total assets............................................     $20,313.2         $20,801.7
                                                                 =========         =========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Policy liabilities and accruals...........................     $11,372.6         $11,955.6
  Policyholder deposit funds................................         678.4             898.5
  Notes payable.............................................         425.4             450.2
  Deferred income taxes.....................................           9.4                --
  Other liabilities.........................................         473.0             574.0
  Separate account liabilities..............................       5,376.6           4,551.1
  Contingent liabilities (Note 10)
Minority interest in net assets of consolidated
  subsidiaries..............................................         136.9               5.8
STOCKHOLDERS' EQUITY:
  Common stock ($.01 par value, 1.0 billion shares
    authorized; 0 and 103.4 million shares issued and
    outstanding at December 31, 2000 and September 30, 2001,
    respectively)...........................................            --               1.1
  Treasury stock, at cost (0 and 3.0 million shares at
    December 31, 2000 and September 30, 2001,
    respectively)...........................................            --             (42.6)
  Additional paid-in capital................................            --           2,410.2
  Retained earnings (accumulated deficit)...................       1,820.7             (23.3)
  Accumulated other comprehensive income--securities........          20.2              15.6
  Accumulated other comprehensive income--derivatives.......            --               5.5
                                                                 ---------         ---------
    Total stockholders' equity..............................       1,840.9           2,366.5
                                                                 ---------         ---------
    Total liabilities and stockholders' equity..............     $20,313.2         $20,801.7
                                                                 =========         =========

              The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

                          THE PHOENIX COMPANIES, INC.

              UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF INCOME

                                                        FOR THE THREE          FOR THE NINE
                                                         MONTHS ENDED          MONTHS ENDED
                                                        SEPTEMBER 30,         SEPTEMBER 30,
                                                       ----------------    --------------------
                                                        2000      2001       2000        2001
                                                       ------    ------    --------    --------
                                                       (IN MILLIONS, EXCEPT EARNINGS PER SHARE)
REVENUES:
  Premiums...........................................  $326.6    $302.7    $  871.3    $  836.0
  Insurance and investment product fees..............   153.9     129.1       481.4       414.3
  Net investment income..............................   226.1     192.5       891.4       582.5
  Net realized investment gains (losses).............    31.6     (16.7)       66.0       (37.2)
                                                       ------    ------    --------    --------
     Total revenues..................................   738.2     607.6     2,310.1     1,795.6
BENEFITS AND EXPENSES:
  Policy benefits and increase in policy
     liabilities.....................................   385.1     390.4     1,050.5     1,056.7
  Policyholder dividends.............................    90.6     105.7       279.5       301.7
  Amortization of deferred policy acquisition
     costs...........................................    35.1      33.3       116.6        95.3
  Amortization of goodwill and other intangible
     assets..........................................     9.4      12.7        27.4        37.3
  Interest expense...................................     8.1       6.4        24.4        21.1
  Other operating expenses...........................   164.5     124.1       426.3       521.1
                                                       ------    ------    --------    --------
     Total benefits and expenses.....................   692.8     672.6     1,924.7     2,033.2
Income (loss) from continuing operations before
  income taxes (benefit), minority interest and
  equity in earnings of and interest earned from
  investments in unconsolidated subsidiaries.........    45.4     (65.0)      385.4      (237.6)
Income tax expense (benefit).........................    10.2     (43.2)      136.3      (106.9)
                                                       ------    ------    --------    --------
Income (loss) from continuing operations before
  minority interest, equity in earnings of and
  interest earned from investments in unconsolidated
  subsidiaries.......................................    35.2     (21.8)      249.1      (130.7)
Minority interest in net income of consolidated
  subsidiaries.......................................     2.1       1.6        13.7         5.1
Equity in earnings of and interest earned from
  investments in unconsolidated subsidiaries.........      .9       2.2         5.2         6.0
                                                       ------    ------    --------    --------
Income (loss) from continuing operations.............    34.0     (21.2)      240.6      (129.8)
DISCONTINUED OPERATIONS (NOTE 9):
  Income from discontinued operations, net of income
     taxes...........................................     5.0        --         8.1          --
  Loss on disposal, net of income taxes..............   (65.0)       --       (21.7)         --
                                                       ------    ------    --------    --------
(Loss) income before cumulative effect of accounting
  changes............................................   (26.0)    (21.2)      227.0      (129.8)
CUMULATIVE EFFECT OF ACCOUNTING CHANGES FOR:
  Venture capital partnerships, net of income taxes
     (Note 4)........................................      --        --          --       (48.8)
  Securitized financial instruments, net of income
     taxes (Note 4)..................................      --        --          --       (20.5)
  Derivative financial instruments, net of income
     taxes (Note 5)..................................      --        --          --         3.9
                                                       ------    ------    --------    --------
Net (loss) income....................................  $(26.0)   $(21.2)   $  227.0    $ (195.2)
                                                       ======    ======    ========    ========
Earnings per share (Note 11).........................  $ (.25)   $ (.20)   $   2.15    $  (1.85)

              The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

                          THE PHOENIX COMPANIES, INC.

            UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               FOR THE NINE MONTHS
                                                               ENDED SEPTEMBER 30,
                                                              ---------------------
                                                                2000        2001
                                                              ---------   ---------
                                                                  (IN MILLIONS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $   227.0   $  (195.2)
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Net loss from discontinued operations.....................       13.6          --
  Net realized investment (gains) losses....................      (66.0)       37.2
  Amortization and depreciation.............................       31.0        52.7
  Equity in undistributed earnings of unconsolidated
    subsidiaries and partnerships...........................     (235.9)       81.8
  Securitized financial instruments and derivatives.........         --        16.6
  Deferred income tax expense (benefit).....................       18.6        (4.6)
  (Increase) decrease in receivables........................      (99.4)       66.2
  Increase in deferred policy acquisition costs.............       (6.5)      (46.8)
  Increase in policy liabilities and accruals...............      329.7       420.0
  Change in other assets/other liabilities, net.............       41.2      (140.5)
  Other operating activities, net...........................        2.1          --
                                                              ---------   ---------
  Net cash provided by continuing operations................      255.4       287.4
  Net cash used for discontinued operations.................     (233.8)      (53.0)
                                                              ---------   ---------
  Net cash provided by operating activities.................       21.6       234.4
                                                              ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from the sale of fixed maturities:
    Available-for-sale debt securities......................      686.5       937.7
  Proceeds from the maturity of fixed maturities:
    Available-for-sale debt securities......................       21.0        77.3
    Held-to-maturity debt securities........................        9.7        18.0
  Proceeds from the repayment of fixed maturities:
    Available-for-sale debt securities......................      218.8       323.1
    Held-to-maturity debt securities........................      129.8       122.1
  Proceeds from sale of equity securities...................      332.7       104.6
  Proceeds from the maturity of mortgage loans..............       30.0        29.6
  Proceeds from the repayment of mortgage loans.............       45.3        22.8
  Proceeds from distributions of venture capital
    partnerships............................................       32.1        28.2
  Proceeds from sale of real estate and other invested
    assets..................................................       20.6        29.7
  Purchase of available-for-sale debt securities............   (1,043.3)   (2,195.7)
  Purchase of held-to-maturity debt securities..............     (285.3)     (249.5)
  Purchase of equity securities.............................     (102.9)      (51.1)
  Purchase of subsidiaries..................................      (59.2)      (56.9)
  Purchase of mortgage loans................................       (0.7)       (0.7)
  Purchase of investments in unconsolidated subsidiaries and
    other invested assets...................................      (30.0)      (50.7)
  Purchase of venture capital partnerships..................      (79.8)      (35.3)
  Change in short-term investments, net.....................     (315.2)      529.7
  Increase in policy loans..................................      (18.3)      (55.3)
  Capital expenditures......................................      (13.3)      (14.6)
  Premium paid for redemption of convertible debt...........         --       (18.8)
                                                              ---------   ---------
Net cash used for continuing operations.....................     (421.5)     (505.8)
Net cash provided by discontinued operations................      234.2        55.4
                                                              ---------   ---------
Net cash used for investing activities......................  $  (187.3)  $  (450.4)
                                                              ---------   ---------
               The accompanying notes are an integral part of these
               unaudited interim consolidated financial statements.

                          THE PHOENIX COMPANIES, INC.

                                                               FOR THE NINE MONTHS
                                                               ENDED SEPTEMBER 30,
                                                              ---------------------
                                                                2000        2001
                                                              ---------   ---------
                                                                  (IN MILLIONS)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock..................................  $      --   $   831.0
  Purchase of treasury stock................................         --       (35.6)
  Payments to eligible policyholders in lieu of stock.......         --       (28.7)
  Net deposits of policyholder deposit funds, net of
     interest credited......................................       79.9       220.1
  Proceeds from borrowings..................................       14.7       180.0
  Repayment of borrowings...................................      (24.7)     (155.3)
  Distributions to minority stockholders....................       (3.1)     (345.1)
  Debenture principal payments..............................         --       (19.4)
                                                              ---------   ---------
  Net cash provided by financing activities.................       66.8       647.0
                                                              ---------   ---------
  Net change in cash and cash equivalents...................      (98.9)      431.0
  Cash and cash equivalents, beginning of period............      187.6       176.6
                                                              ---------   ---------
  Cash and cash equivalents, end of period..................  $    88.7   $   607.6
                                                              =========   =========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Income taxes paid (refunded), net.........................  $    45.5   $   (55.7)
  Interest paid on indebtedness.............................  $    21.9   $    18.8

              The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

                          THE PHOENIX COMPANIES, INC.

     UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
                        EQUITY AND COMPREHENSIVE INCOME

                                                       RETAINED                 ACCUMULATED
                                        ADDITIONAL     EARNINGS                    OTHER           TOTAL
                               COMMON    PAID-IN     (ACCUMULATED   TREASURY   COMPREHENSIVE   STOCKHOLDERS'
                               STOCK     CAPITAL       DEFICIT)      STOCK        INCOME          EQUITY
                               ------   ----------   ------------   --------   -------------   -------------
                                                               (IN MILLIONS)
BALANCE AT JULY 1, 2000......   $ --     $     --      $1,984.5      $   --        $72.7         $2,057.2
Comprehensive loss:
  Net loss...................                             (26.0)                                    (26.0)
  Other comprehensive income
    (loss), net of income
    taxes:
    Unrealized gains on
      securities.............                                                       12.1             12.1
    Reclassification
      adjustment for net
      realized gains included
      in net income..........                                                      (29.4)           (29.4)
                                                                                                 --------
  Total other comprehensive
    loss.....................                                                                       (17.3)
Comprehensive loss...........                                                                       (43.3)
                                ----     --------      --------      ------        -----         --------
BALANCE AT SEPTEMBER 30,
  2000.......................   $ --     $     --      $1,958.5      $   --        $55.4         $2,013.9
                                ====     ========      ========      ======        =====         ========
BALANCE AT JULY 1, 2001......   $1.1     $2,387.1      $   (2.1)     $   --        $ 4.3         $2,390.4
Treasury stock acquired......                                         (42.6)                        (42.6)
Common stock issued..........                23.1                                                    23.1
Comprehensive income:
  Net loss...................                             (21.2)                                    (21.2)
  Other comprehensive income,
    net of income taxes:
    Unrealized gains on
      securities.............                                                       21.7             21.7
    Unrealized gains on
      derivatives............                                                        7.7              7.7
    Equity adjustment for
      policyholder dividend
      obligation.............                                                      (14.2)           (14.2)
    Reclassification
      adjustment for net
      realized losses
      included in net
      income.................                                                        1.6              1.6
                                                                                                 --------
  Total other comprehensive
    income...................                                                                        16.8
Comprehensive income.........                                                                        (4.4)
                                ----     --------      --------      ------        -----         --------
BALANCE AT SEPTEMBER 30,
  2001.......................   $1.1     $2,410.2      $  (23.3)     $(42.6)       $21.1         $2,366.5
                                ====     ========      ========      ======        =====         ========

              The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

                          THE PHOENIX COMPANIES, INC.

     UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
                  EQUITY AND COMPREHENSIVE INCOME (CONTINUED)

                                                       RETAINED                 ACCUMULATED
                                        ADDITIONAL     EARNINGS                    OTHER           TOTAL
                               COMMON    PAID-IN     (ACCUMULATED   TREASURY   COMPREHENSIVE   STOCKHOLDERS'
                               STOCK     CAPITAL       DEFICIT)      STOCK        INCOME          EQUITY
                               ------   ----------   ------------   --------   -------------   -------------
                                                               (IN MILLIONS)
BALANCE AT JANUARY 1, 2000...   $ --     $     --      $1,731.5      $   --        $24.5         $1,756.0
Comprehensive income:
  Net income.................                             227.0                                     227.0
  Other comprehensive income,
    net of income taxes:
    Unrealized gains on
      securities.............                                                       76.2             76.2
    Reclassification
      adjustment for net
      realized gains included
      in net income..........                                                      (45.3)           (45.3)
                                                                                                 --------
  Total other comprehensive
    income...................                                                                        30.9
Comprehensive income.........                                                                       257.9
                                ----     --------      --------      ------        -----         --------
BALANCE AT SEPTEMBER 30,
  2000.......................   $ --     $     --      $1,958.5      $   --        $55.4         $2,013.9
                                ====     ========      ========      ======        =====         ========
BALANCE AT JANUARY 1, 2001...   $ --     $     --      $1,820.7      $   --        $20.2         $1,840.9
Demutualization
  transaction................    0.6      1,621.1      (1,621.7)                                       --
Initial public offering......    0.5        766.0                                                   766.5
Treasury stock acquired......                                         (42.6)                        (42.6)
Common stock issued..........                23.1                                                    23.1
Equity adjustment for
  policyholder dividend
  obligation.................                             (30.3)                                    (30.3)
Other equity adjustments.....                               3.2                                       3.2
Comprehensive loss:
  Net loss...................                            (195.2)                                   (195.2)
  Other comprehensive income,
    net of income taxes:
    Unrealized gains on
      securities.............                                                       12.5             12.5
    Unrealized gains on
      derivatives............                                                        4.3              4.3
    Equity adjustment for
      policyholder dividend
      obligation.............                                                      (14.2)           (14.2)
    Reclassification
      adjustment for net
      realized gains included
      in net income..........                                                       (2.8)            (2.8)
    Cumulative effect of
      accounting change for
      derivatives............                                                        1.1              1.1
                                                                                                 --------
  Total other comprehensive
    income...................                                                                          .9
Comprehensive loss...........                                                                      (194.3)
                                ----     --------      --------      ------        -----         --------
BALANCE AT SEPTEMBER 30,
  2001.......................   $1.1     $2,410.2      $  (23.3)     $(42.6)       $21.1         $2,366.5
                                ====     ========      ========      ======        =====         ========

              The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

                          THE PHOENIX COMPANIES, INC.

        NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND DESCRIPTION OF BUSINESS

     The Phoenix Companies, Inc. (together with its subsidiaries, "Phoenix") is a provider of wealth management products and services offered through a variety of select advisors and financial services firms to serve the accumulation, preservation and transfer needs of the affluent and high net worth market, businesses and institutions. Phoenix offers a broad range of life insurance, annuity and investment management solutions through a variety of distributors. These products and services are managed within four reportable segments: Life and Annuity, Investment Management, Venture Capital, and Corporate and Other. See Note 7--"Segment Information."

     In 1999, Phoenix Home Life Mutual Insurance Company (which has since demutualized, was renamed Phoenix Life Insurance Company and became a Phoenix subsidiary) discontinued the operations of three of its business units: the Reinsurance Operations, the Real Estate Management Operations and the Group Life and Health Operations. See Note 9--"Discontinued Operations."

2.  BASIS OF PRESENTATION

     The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The State of New York Insurance Department (the "Insurance Department") recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company for determining solvency under the New York State Insurance Law. No consideration is given by the Insurance Department to financial statements prepared in accordance with GAAP in making such determination.

     In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair statement have been included. Operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements of Phoenix for the year ended December 31, 2000.

3.  REORGANIZATION AND INITIAL PUBLIC OFFERING

     On December 18, 2000, the board of directors of Phoenix Home Life Mutual Insurance Company ("Phoenix Mutual") unanimously adopted a plan of reorganization which was amended and restated on January 26, 2001. On June 25, 2001, the effective date of the demutualization, Phoenix Mutual converted from a mutual life insurance company to a stock life insurance company, became a wholly owned subsidiary of Phoenix and changed its name to Phoenix Life Insurance Company ("Phoenix Life"). At the same time, Phoenix Investment Partners, Ltd. ("PXP") became an indirect wholly owned subsidiary of Phoenix. All policyholder membership interests in the mutual company were extinguished on the effective date and eligible policyholders of the mutual company received 56.2 million shares of common stock, $28.8 million of cash and $12.7 million of policy credits as compensation. The demutualization was accounted for as a reorganization. Accordingly, Phoenix's retained earnings immediately following the demutualization and the closing of the Initial Public Offering ("IPO") on June 25, 2001 (net of the cash payments and policy credits that were charged directly to retained earnings) were reclassified to common stock and additional paid-in capital. In addition, Phoenix Life established a closed block for the benefit of holders of certain individual life insurance policies of Phoenix Life. The purpose of the closed block is to protect, after demutualization, the policy dividend expectations of the holders of the policies included in the closed block. The closed block will continue in effect until such date as none of such policies are in force. See Note 8--"Closed Block."

                          THE PHOENIX COMPANIES, INC.

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     On June 25, 2001, Phoenix closed its IPO in which 48.8 million shares of common stock were issued at a price of $17.50 per share. Net proceeds from the IPO equaling $807.9 million were contributed to Phoenix Life. On July 24, 2001, Morgan Stanley Dean Witter exercised its right to purchase 1,395,900 shares of the common stock of The Phoenix Companies, Inc. at the IPO price of $17.50 per share less underwriters discount. Net proceeds of $23.1 million were contributed to Phoenix Life.

4.  SUMMARY OF NEW SIGNIFICANT ACCOUNTING POLICIES

  ACCOUNTING FOR DEMUTUALIZATIONS

     Effective June 30, 2001, Phoenix adopted Statement of Position No. 00-3, Accounting by Insurance Enterprises for Demutualizations and Formations of Mutual Insurance Holding Companies and For Certain Long-Duration Participating Contracts ("SOP 00-3"). The provisions of SOP 00-3 provide guidance on accounting by insurance enterprises for demutualizations and the formation of mutual holding companies, including the emergence of earnings from and the financial statement presentation of the closed block established in connection with the demutualization. SOP 00-3 specifies that closed block assets, liabilities, revenues and expenses should be displayed with all other assets, liabilities, revenues and expenses of the insurance enterprise based on the nature of the particular item, with appropriate disclosures relating to the closed block.

     Pursuant to the adoption of SOP 00-3, Phoenix recorded a charge of $30.3 million to equity in the second quarter of 2001 representing the establishment of the policyholder dividend obligation along with the corresponding impact on deferred policy acquisition costs and deferred income taxes.

     See Note 8--"Closed Block" for additional information.

  VENTURE CAPITAL

     Phoenix records its investments in venture capital partnerships in accordance with the equity method of accounting. Phoenix records its share of the net equity in earnings of the venture capital partnerships in accordance with Accounting Principle Board Opinion No. 18, using the most recent financial information received from the partnerships. Historically, this information has been provided to Phoenix on a one-quarter lag. Phoenix changed its method of applying the equity method of accounting to eliminate such quarterly lag.

     In the first quarter of 2001, Phoenix recorded a charge of $48.8 million (net of income taxes of $26.3 million) representing the cumulative effect of this accounting change on the fourth quarter of 2000. The cumulative effect was based on the actual fourth quarter 2000 financial results as reported by the partnerships.

     In the first quarter of 2001, Phoenix removed the lag in reporting by estimating the change in Phoenix's share of the net equity in earnings of the venture capital partnerships for the period from December 31, 2000, the date of the most recent financial information provided by the partnerships, to Phoenix's then current reporting date of March 31, 2001. To estimate the net equity in earnings of the venture capital partnerships for the period from January 1, 2001 through March 31, 2001, Phoenix developed a methodology to estimate the change in value of the underlying investee companies in the venture capital partnerships. For public investee companies, Phoenix used quoted market prices at March 31, 2001, applying discounts to public prices, in instances where such discounts were applied in the underlying partnerships' financial statements. For private investee companies, Phoenix applied a public industry sector index to roll the value forward from January 1, 2001 through March 31, 2001. Using this methodology, Phoenix's share of equity losses from the partnerships decreased income from continuing operations by $37.3 million (net of income taxes of $20.0 million) for the first quarter 2001. Phoenix will apply this methodology consistently each quarter with subsequent adjustments to reflect market events reported by the partnerships (e.g., new rounds of financing, initial public offerings and writedowns by the general partners).

                          THE PHOENIX COMPANIES, INC.

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In the second quarter of 2001, Phoenix recorded investment income before income taxes of $5.5 million, which reflects Phoenix's estimate of its venture capital partnership results for the second quarter, a true-up of the first quarter estimate and realized gains on cash and stock distributions. In the third quarter of 2001, Phoenix recorded a reduction in investment income before income taxes of $48.4 million, which reflects Phoenix's estimate of its venture capital partnership results for the third quarter, a true-up of the second quarter estimate and realized gains on cash and stock distributions. Phoenix will also revise the valuations it has assigned to the investee companies once a year, to reflect the valuations in the audited financial statements received from the venture capital partnerships. Phoenix's venture capital earnings remain subject to volatility.

  SECURITIZED FINANCIAL INSTRUMENTS

     Effective April 1, 2001, Phoenix adopted EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Certain Investments ("EITF 99-20"). This pronouncement requires investors in certain asset-backed securities to record changes in their estimated yield on a prospective basis and to apply specific evaluation methods to these securities for an other-than-temporary decline in value. Upon adoption of EITF 99-20, Phoenix recorded a $20.5 million charge in net income as a cumulative effect of accounting change, net of income taxes.

  DERIVATIVE FINANCIAL INSTRUMENTS

     Effective January 1, 2001, Phoenix adopted Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities ("SFAS 138"). As amended, SFAS 133 requires all derivatives to be recognized on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through earnings. If the derivative is a hedge, depending on the nature of the hedge, changes in fair value of the derivatives will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be recognized immediately in earnings. See Note 5, "Derivative Financial Instruments," for additional information.

  BUSINESS COMBINATIONS/GOODWILL AND OTHER INTANGIBLE ASSETS

     In June 2001, SFAS No. 141, Business Combinations ("SFAS 141"), and SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS 142"), were issued. SFAS 141 and SFAS 142 are effective for July 1, 2001 and January 1, 2002, respectively. SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and separate recognition of intangible assets apart from goodwill if such intangible assets meet certain criteria. Under SFAS 142, amortization of goodwill, including goodwill and other intangible assets with indefinite lives recorded in past business combinations, will discontinue upon adoption of this standard. In addition, goodwill recorded as a result of business combinations completed during the six-month period ending December 31, 2001 will not be amortized. Goodwill and other intangible assets will be tested for impairment in accordance with the provisions of the statement. Phoenix is currently reviewing the provisions of SFAS 141 and 142 and assessing the impact of adoption.

5.  DERIVATIVE FINANCIAL INSTRUMENTS

     Phoenix maintains an overall interest rate risk-management strategy that incorporates the use of derivative financial instruments to manage exposure to fluctuations in interest rates. Phoenix's exposure to interest rate changes primarily results from its commitments to fund interest-sensitive insurance liabilities, as well as from significant holdings of fixed rate investments. Derivative instruments that are used as part of

                          THE PHOENIX COMPANIES, INC.

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Phoenix's interest rate risk-management strategy include interest rate swap agreements, interest rate caps, interest rate floors, interest rate swaptions and foreign currency swap agreements. To reduce counterparty credit risks and diversify counterparty exposure, Phoenix enters into derivative contracts only with a number of highly rated financial institutions.

     Phoenix enters into interest rate swap agreements to reduce market risks from changes in interest rates. Phoenix does not enter into interest rate swap agreements for trading purposes. Under interest rate swap agreements, Phoenix exchanges cash flows with another party, at specified intervals, for a set length of time based on a specified notional principal amount. Typically, one of the cash flow streams is based on a fixed interest rate set at the inception of the contract, and the other is a variable rate that periodically resets. Generally, no premium is paid to enter into the contract and neither party makes a payment of principal. The amounts to be received or paid on these swap agreements are accrued and recognized in net investment income.

     Phoenix enters into interest rate floor, interest rate cap and swaption contracts as a hedge for its assets and insurance liabilities against substantial changes in interest rates. Phoenix does not enter into such contracts for trading purposes. Interest rate floor and interest rate cap agreements are contracts with a counterparty which require the payment of a premium and give Phoenix the right to receive, over the term of the contract, the difference between the floor or cap interest rate and a market interest rate on specified future dates based on an underlying notional principal amount. Swaption contracts are options to enter into an interest rate swap transaction on a specified future date and at a specified interest rate. Upon the exercise of a swaption, Phoenix would receive either a swap agreement at the pre-specified terms or cash for the market value of the swap. Phoenix pays the premium for these instruments on a quarterly basis over the maturity of the contract and recognizes these payments in net investment income.

     Phoenix enters into foreign currency swap agreements to hedge against fluctuations in foreign currency exposure. Under these agreements, Phoenix agrees to exchange with another party, principal and periodic interest payments denominated in foreign currency for payments denominated in U.S. dollars. The amounts to be received or paid on these foreign currency swap agreements are recognized in net investment income.

     On January 1, 2001, in accordance with the transition provisions of SFAS No. 133, Phoenix recorded a net-of-tax cumulative effect adjustment of $1.3 million (gain) in earnings to recognize at fair value all derivatives that are designated as fair-value hedging instruments. Phoenix also recorded an offsetting net-of-tax cumulative effect adjustment of $1.3 million (loss) in earnings to recognize the difference attributable to the hedged risks between the carrying values and fair values of the related hedged assets and liabilities. Phoenix also recorded a net-of-tax cumulative effect adjustment of $1.1 million in accumulated other comprehensive income to recognize, at fair value, all derivatives that are designated as cash-flow hedging instruments.

     For derivative instruments that were not designated as hedges, upon implementation of SFAS No. 133, Phoenix recorded a net-of-tax cumulative effect adjustment of $3.9 million in earnings to recognize these instruments at fair value. Gains and losses on derivatives that were previously deferred as adjustments to the carrying amount of hedged items were not included in the cumulative effect adjustment. There were no gains or losses on derivative instruments that were reported independently as deferred assets or liabilities that required de-recognition from the balance sheet.

     Phoenix recognized an after-tax gain of $1.4 million for the quarter ended September 30, 2001 and an after-tax gain of $1.5 million for the nine months ended September 30, 2001 (reported as other comprehensive income in the Unaudited Consolidated Statement of Changes in Stockholders' Equity and Comprehensive Income), which represented the change in fair value of interest rate swaps which have been designated as cash flow hedges, using the shortcut method, assuming no ineffectiveness. These interest rate swaps hedge floating-

                          THE PHOENIX COMPANIES, INC.

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

rate exposure on asset cash flows that back insurance liabilities by swapping floating rate bonds to fixed. For changes in the fair value of derivatives that are designated, qualify, and are highly effective as cash flow hedges, and for which the critical terms of the hedging instrument and the assets match, Phoenix recognizes the change in fair value of the derivative in other comprehensive income. Phoenix expects that there will be no ineffectiveness to recognize in earnings during the term of the hedges, and Phoenix does not expect to reclassify into earnings amounts reported in accumulated other comprehensive income over the next twelve months.

     Phoenix also recognized an after-tax gain of $6.3 million for the quarter ended September 30, 2001 and an after-tax gain of $2.8 million for the nine months ended September 30, 2001 (reported as other comprehensive income in the Unaudited Consolidated Statement of Changes in Stockholders' Equity and Comprehensive Income), which represented the change in fair value of interest rate forward swaps which have been designated as cash flow hedges of the forecasted purchase of assets. For changes in the fair value of derivatives that are designated as cash flow hedges of a forecasted transaction, Phoenix recognizes the change in fair value of the derivative in other comprehensive income. Amounts related to cash flow hedges that are accumulated in other comprehensive income are reclassified as earnings in the same period or periods during which the hedged forecasted transaction (the acquired asset) affects earnings. As of September 30, 2001, $0.2 million of the deferred net after-tax gains on these derivative instruments is expected to be reclassified into earnings over the next twelve months.

     Phoenix also recognized an after-tax gain of $1.0 million for the quarter ended September 30, 2001 and an after-tax loss of $0.3 million for the nine months ended September 30, 2001 (reported as net investment income in the Unaudited Consolidated Statement of Income), which represented the change in fair value of derivative instruments which were not designated as hedges upon implementation of SFAS 133. These instruments primarily include: interest rate floors which hedge spread deficiency risk between assets and deferred annuity product liabilities; interest rate caps which hedge disintermediation risk associated with universal life insurance liabilities; and interest rate swaps which were hedges of an anticipated purchase of assets associated with an acquisition of a block of insurance liabilities for which offsetting swap positions were taken to lock in a stream of income to supplement the income on the assets purchased. For changes in fair value of derivatives that are not designated and did not qualify as highly effective hedges upon implementation of SFAS 133, Phoenix recognizes the entire change in fair value of the derivatives in current-period earnings. For the quarter and nine months ended September 30, 2001, Phoenix also recognized an after-tax gain of $0.9 million (reported as net realized investment gains in the Unaudited Consolidated Statement of Income), which resulted from the termination prior to maturity of interest rate swaps which were not designated as hedges upon implementation of SFAS 133.

     Phoenix also holds foreign currency swaps as hedges against available-for-sale securities that back U.S. dollar denominated liabilities. For changes in the fair value of derivatives that are designated, qualify, and are highly effective as fair value hedges, Phoenix recognizes the change in fair value of the derivative, along with the change in value of the hedged asset or liability attributable to the hedged risk, in current-period earnings. Phoenix recognized an after-tax gain of $0.3 million for the quarter ended September 30, 2001 and no gain for the nine months ended September 30, 2001.

6.  SIGNIFICANT TRANSACTIONS

  PURCHASE OF PHOENIX INVESTMENT PARTNERS MINORITY INTEREST

     On September 10, 2000, Phoenix Life, one of its subsidiaries and PXP entered into an agreement and plan of merger pursuant to which such subsidiary agreed to purchase the outstanding common stock shares of PXP owned by third parties for a price of $15.75 per share. In connection with this merger, Phoenix Life paid, from available cash and short-term investments, $339.3 million to those third parties on January 11, 2001. As

                          THE PHOENIX COMPANIES, INC.

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

a result, PXP became an indirect wholly owned subsidiary of Phoenix Life and PXP's shares of common stock were de-listed from the New York Stock Exchange. In addition, PXP accrued compensation expenses of $57.0 million to cash out restricted stock, $5.5 million of related compensation costs, $15.0 million in non-recurring retention costs and $3.9 million in non-recurring transaction costs at September 30, 2001.

     After the merger, some third party holders of PXP's convertible subordinated debentures converted their debentures and PXP redeemed all remaining outstanding debentures held by third parties by the end of March 2001. PXP made cash payments totaling $38.0 million in connection with these conversions and redemptions from funds borrowed from its then existing credit facility.

     The excess of purchase price over the minority interest in the net assets of PXP totaled $224.1 million. Of this excess purchase price, $179.1 million has been allocated to investment management contracts, which are being amortized over their estimated useful lives using the straight-line method. The weighted average useful life of the investment management contracts is 11.3 years. The remaining excess purchase price, net of deferred taxes, of $118.4 million has been classified as goodwill and is being amortized over 40 years using the straight-line method. Related amortization of goodwill and investment management contracts of $2.1 million and $10.7 million, respectively, has been expensed for the nine months ended September 30, 2001.

     The following table summarizes the calculation and allocation of purchase price (in millions).

PURCHASE PRICE:
Purchase price for 21.5 million outstanding shares at
  $15.75/share..............................................    $339.3
Premium paid related to third party convertible debt
  redemption/conversion.....................................      18.8
Transaction related costs...................................       3.2
                                                                ------
     Total purchase price...................................    $361.3
                                                                ======
PURCHASE PRICE ALLOCATION:
Fair value of acquired net assets...........................    $137.2
Investment management contracts.............................     179.1
Deferred taxes..............................................     (73.4)
Goodwill....................................................     118.4
                                                                ------
     Total purchase price allocation........................    $361.3
                                                                ======

     Prior to this transaction, PXP had a $1.2 million liability related to options held by certain employees. As a result of this transaction, all outstanding options were settled and, consistent with previous accounting treatment, the remaining liability was reversed and recorded as additional paid-in capital.

     Additionally, prior to the transaction, PXP had outstanding restricted stock which had been issued to certain employees pursuant to PXP's Restricted Stock Plan. For book purposes, the fair market value of the restricted stock at the date of the grant was recorded as unearned compensation, a separate component of stockholders' equity, and amortized over the restriction period. For tax purposes, PXP can deduct compensation expense equal to the fair market value of the stock on the date the restrictions lapse. The tax benefit of the deduction in excess of the compensation expense was recorded as an adjustment to additional paid-in capital. At the time of this transaction, all restrictions lapsed and PXP recorded a $2.0 million tax receivable for the deduction and a corresponding adjustment to additional paid-in capital.

  EARLY RETIREMENT PROGRAM

     On January 29, 2001, Phoenix offered a special retirement program under which qualified participants will receive enhanced retirement benefits by the addition of five years to age and pension plan service under

                          THE PHOENIX COMPANIES, INC.

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

the Employee Pension Plan. Employees of Phoenix Life and PXP who decided to participate will retire between June 1, 2001 and December 31, 2001, with most retirements effective at the beginning of that period. Of the 309 participants eligible, 163 accepted the special retirement incentive program. As a result of this program, Phoenix recorded an additional pension expense of $17.3 million for the nine months ended September 30, 2001.

  ABERDEEN ASSET MANAGEMENT

     In May 2001, Phoenix purchased additional shares of common stock of Aberdeen Asset Management plc, for a cash purchase price of $46.8 million, bringing its ownership to approximately 22.0% (26.95% when the convertible subordinated note is included) of the common stock of Aberdeen at September 30, 2001.

  MASTER CREDIT FACILITY

     In June 2001, Phoenix, Phoenix Life, and PXP entered into a $375 million unsecured revolving credit facility that matures on June 10, 2005. Phoenix Life's and PXP's existing credit agreements were terminated at that time. Phoenix unconditionally guarantees loans to Phoenix Life and PXP. Base rate loans bear interest at the greater of the Bank of Montreal's prime commercial rate or the effective federal funds rate plus 0.5%. Eurodollar rate loans bear interest at LIBOR plus an applicable margin. The credit agreement contains customary financial and operating covenants that include, among other provisions, requirements that Phoenix maintain a minimum stockholders' equity and a maximum debt to capitalization ratio; that Phoenix Life maintain a minimum risk based capital ratio, and that PXP maintain a maximum debt to capitalization ratio and a minimum stockholders' equity.

  COMMON STOCK SALE

     On July 24, 2001, Morgan Stanley Dean Witter exercised its right to purchase 1,395,900 shares of the common stock of The Phoenix Companies, Inc. at the IPO price of $17.50 per share less underwriters discount. Net proceeds of $23.1 million were contributed to Phoenix Life.

  STOCK REPURCHASE PROGRAM

     On September 17, 2001, Phoenix announced a plan to repurchase up to an aggregate of six million shares of the company's outstanding common stock. Purchases have been made on the open market and could be made as well in negotiated transactions, subject to market prices and other conditions. No time limit was placed on the duration of the repurchase program, which may be modified, extended or terminated by the board of directors at any time. As of September 30, 2001, 2,997,500 shares of the company's common stock had been repurchased at a total cost of $42.6 million.

                          THE PHOENIX COMPANIES, INC.

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  SEGMENT INFORMATION

     The following tables provide certain information with respect to Phoenix's operating segments as of December 31, 2000, September 30, 2001 and for each of the three months and nine months ended September 30, 2000 and 2001, as well as the realized investment gains and non-recurring items not included in segment after-tax operating income.

                                                        DECEMBER 31,    SEPTEMBER 30,
                                                            2000            2001
                                                        ------------    -------------
                                                                (IN MILLIONS)
TOTAL ASSETS:
Life and Annuity......................................   $17,862.4        $18,198.6
Investment Management.................................       800.2            961.7
Venture Capital.......................................       467.3            281.6
Corporate and Other...................................     1,157.8          1,339.0
Discontinued operations...............................        25.5             20.8
                                                         ---------        ---------
     Total............................................   $20,313.2        $20,801.7
                                                         =========        =========
DEFERRED POLICY ACQUISITION COSTS:
Life and Annuity......................................   $ 1,019.0        $ 1,092.0
                                                         =========        =========
POLICY LIABILITIES AND ACCRUALS:
Life and Annuity......................................   $11,220.0        $11,803.6
Corporate and Other...................................       152.6            152.0
                                                         ---------        ---------
     Total............................................   $11,372.6        $11,955.6
                                                         =========        =========
POLICYHOLDER DEPOSIT FUNDS:
Life and Annuity......................................   $   665.6        $   887.2
Corporate and Other...................................        12.8             11.3
                                                         ---------        ---------
     Total............................................   $   678.4        $   898.5
                                                         =========        =========

                          THE PHOENIX COMPANIES, INC.

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                FOR THE THREE          FOR THE NINE
                                                                MONTHS ENDED           MONTHS ENDED
                                                                SEPTEMBER 30,         SEPTEMBER 30,
                                                              -----------------    --------------------
                                                               2000       2001       2000        2001
                                                              ------     ------    --------    --------
                                                                            (IN MILLIONS)
PREMIUMS:
Life and Annuity............................................  $326.6     $302.7    $  871.3    $  836.0
                                                              ------     ------    --------    --------
    Total...................................................   326.6      302.7       871.3       836.0
                                                              ------     ------    --------    --------
INSURANCE AND INVESTMENT PRODUCT FEES:
Life and Annuity............................................    73.9       72.0       231.0       226.2
Investment Management.......................................    78.9       63.4       246.4       200.2
Corporate and Other.........................................     8.2        2.8        20.5         9.4
Non-recurring items.........................................      --         --         4.5         3.8
Less: inter-segment revenues................................    (7.1)      (9.1)      (21.0)      (25.3)
                                                              ------     ------    --------    --------
    Total...................................................   153.9      129.1       481.4       414.3
                                                              ------     ------    --------    --------
NET INVESTMENT INCOME:
Life and Annuity............................................   198.2      228.3       590.0       664.8
Investment Management.......................................      .7         .5         1.7         1.3
Venture Capital.............................................    15.2      (48.4)      268.6      (100.2)
Corporate and Other.........................................     9.1        7.6        22.6         8.4
Add: inter-segment investment expenses......................     2.8        4.5         8.5         8.2
                                                              ------     ------    --------    --------
    Total...................................................   226.1      192.5       891.4       582.5
                                                              ------     ------    --------    --------
POLICY BENEFITS AND INCREASE IN POLICY LIABILITIES AND
  POLICYHOLDER DIVIDENDS:
Life and Annuity............................................   472.6      493.7     1,320.6     1,351.0
Corporate and Other.........................................     3.1        2.4         9.4         7.4
                                                              ------     ------    --------    --------
    Total...................................................   475.7      496.1     1,330.0     1,358.4
                                                              ------     ------    --------    --------
AMORTIZATION OF DEFERRED POLICY ACQUISITION COSTS:
Life and Annuity............................................    35.1       33.3       116.6        95.3
                                                              ------     ------    --------    --------
    Total...................................................    35.1       33.3       116.6        95.3
                                                              ------     ------    --------    --------
AMORTIZATION OF GOODWILL AND OTHER INTANGIBLE ASSETS:
Life and Annuity............................................      .1         .1          .5          .3
Investment Management.......................................     6.5       12.4        23.0        36.8
Corporate and Other.........................................     2.8         .2         3.9          .2
                                                              ------     ------    --------    --------
    Total...................................................     9.4       12.7        27.4        37.3
                                                              ------     ------    --------    --------
INTEREST EXPENSE:
Life and Annuity............................................      .1         --          .7          .5
Investment Management.......................................     4.5        3.5        13.5        12.0
Corporate and Other.........................................     3.5        2.9        10.2         9.1
Less: inter-segment expenses................................      --         --          --         (.5)
                                                              ------     ------    --------    --------
    Total...................................................     8.1        6.4        24.4        21.1
                                                              ------     ------    --------    --------
OTHER OPERATING EXPENSES:
Life and Annuity............................................    73.4       64.4       203.2       221.2
Investment Management.......................................    53.6       54.4       158.6       164.6
Corporate and Other.........................................    31.3        4.3        62.9        32.9
Non-recurring items.........................................    10.5        5.5        14.1       118.9
Less: inter-segment expenses................................    (4.3)      (4.5)      (12.5)      (16.5)
                                                              ------     ------    --------    --------
    Total...................................................  $164.5     $124.1    $  426.3    $  521.1
                                                              ------     ------    --------    --------

                          THE PHOENIX COMPANIES, INC.

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                               FOR THE THREE        FOR THE NINE
                                                                MONTHS ENDED        MONTHS ENDED
                                                               SEPTEMBER 30,        SEPTEMBER 30,
                                                              ----------------    -----------------
                                                               2000      2001      2000      2001
                                                              ------    ------    ------    -------
                                                                          (IN MILLIONS)
OPERATING INCOME (LOSS) BEFORE INCOME TAX (BENEFIT) EXPENSE,
  MINORITY INTEREST AND EQUITY IN EARNINGS OF AND INTEREST
  EARNED FROM INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES:
Life and Annuity............................................  $ 17.4    $ 11.5    $ 50.7    $  58.7
Investment Management.......................................    15.0      (6.4)     53.0      (11.9)
Venture Capital.............................................    15.3     (48.4)    268.6     (100.2)
Corporate and Other.........................................   (23.4)       .6     (43.3)     (31.8)
Non-recurring items.........................................   (10.5)     (5.6)     (9.6)    (115.2)
                                                              ------    ------    ------    -------
    Total...................................................    13.8     (48.3)    319.4     (200.4)
                                                              ------    ------    ------    -------
INCOME TAX (BENEFIT) EXPENSE:
Life and Annuity............................................     6.1       4.0      17.7       20.5
Investment Management.......................................     7.6      (3.6)     24.7       (3.7)
Venture Capital.............................................     5.3     (17.0)     94.0      (35.1)
Corporate and Other.........................................   (15.3)      1.8     (24.4)     (18.1)
Non-recurring items.........................................    (4.7)    (22.4)      1.2      (57.4)
                                                              ------    ------    ------    -------
    Total...................................................     (.9)    (37.2)    113.2      (93.8)
                                                              ------    ------    ------    -------
MINORITY INTEREST IN NET INCOME OF CONSOLIDATED
  SUBSIDIARIES:
Investment Management.......................................     1.2       1.6      10.5        5.1
                                                              ------    ------    ------    -------
    Total...................................................     1.2       1.6      10.5        5.1
                                                              ------    ------    ------    -------
EQUITY IN EARNINGS OF AND INTEREST EARNED FROM INVESTMENTS
  IN UNCONSOLIDATED SUBSIDIARIES:
Investment Management.......................................      .1       1.4       2.8        3.7
Corporate and Other.........................................      .8        .8       2.4        2.3
                                                              ------    ------    ------    -------
    Total...................................................     0.9       2.2       5.2        6.0
                                                              ------    ------    ------    -------
SEGMENT OPERATING INCOME (LOSS) AFTER TAXES:
Life and Annuity............................................    11.3       7.5      33.0       38.2
Investment Management.......................................     6.3      (3.0)     20.6       (9.6)
Venture Capital.............................................     9.9     (31.4)    174.6      (65.1)
Corporate and Other.........................................    (7.3)      (.4)    (16.5)     (11.4)
                                                              ------    ------    ------    -------
Sub-total...................................................    20.2     (27.3)    211.7      (47.9)
Non-recurring items.........................................    (5.8)     16.8     (10.8)     (57.8)
                                                              ------    ------    ------    -------
    Total...................................................    14.4     (10.5)    200.9     (105.7)
                                                              ------    ------    ------    -------
NET REALIZED INVESTMENT GAINS (LOSSES) AFTER TAXES:
Life and Annuity............................................     4.8       (.3)    (14.0)      (4.7)
Investment Management.......................................     1.4        --       4.9         .5
Corporate and Other.........................................    13.4     (10.4)     48.8      (19.9)
                                                              ------    ------    ------    -------
    Total...................................................    19.6     (10.7)     39.7      (24.1)
                                                              ------    ------    ------    -------
INCOME (LOSS) FROM CONTINUING OPERATIONS:
Life and Annuity............................................    16.1       7.2      19.0       33.5
Investment Management.......................................     7.7      (3.0)     25.5       (9.1)
Venture Capital.............................................     9.9     (31.4)    174.6      (65.1)
Corporate and Other.........................................     6.1     (10.8)     32.3      (31.3)
Non-recurring items.........................................    (5.8)     16.8     (10.8)     (57.8)
                                                              ------    ------    ------    -------
    Total...................................................  $ 34.0    $(21.2)   $240.6    $(129.8)
                                                              ======    ======    ======    =======

                          THE PHOENIX COMPANIES, INC.

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The components of after-tax non-recurring items for the three months and nine months ended September 30, were as follows:

                                                            FOR THE THREE       FOR THE NINE
                                                             MONTHS ENDED       MONTHS ENDED
                                                            SEPTEMBER 30,      SEPTEMBER 30,
                                                            --------------    ----------------
                                                            2000     2001      2000      2001
                                                            -----    -----    ------    ------
                                                                      (IN MILLIONS)
INVESTMENT MANAGEMENT
  Portfolio gain(1).......................................  $  --    $  --    $  3.1    $   --
  Loss on sublease transaction(2).........................     --       --       (.7)       --
  Partnership gains(3)....................................     --       --        --       2.4
  Litigation settlement(4)................................   (1.8)      --      (1.8)       --
  Expenses of purchase of PXP minority interest(5)........    (.7)    (3.2)      (.7)    (49.9)
                                                            -----    -----    ------    ------
     Sub-total............................................   (2.5)    (3.2)      (.1)    (47.5)
                                                            -----    -----    ------    ------
CORPORATE AND OTHER
  Early retirement pension adjustment(6)..................     --       --        --     (11.3)
  Demutualization expense(7)..............................   (4.3)    (3.9)     (6.0)    (22.9)
  Pension adjustment(8)...................................     --      2.9        --       2.9
  Surplus tax(9)..........................................    1.0     21.0      (4.7)     21.0
                                                            -----    -----    ------    ------
  Sub-total...............................................   (3.3)    20.0     (10.7)    (10.3)
                                                            -----    -----    ------    ------
     Total................................................  $(5.8)   $16.8    $(10.8)   $(57.8)
                                                            =====    =====    ======    ======

------------
     Non-recurring items include:

(1) reinsurance recovery related to the reimbursement of two mutual fund investment portfolios which had inadvertently sustained losses;

(2) one-time expenses related to sublease transactions on certain office space;

(3) gains related to distributions from PXP partnership investments;

(4) a charge related to a litigation settlement with former clients of PXP and its former financial consulting subsidiary;

(5) expenses related to the purchase of the PXP minority interest, including PXP's accrual of non-recurring compensation expenses of $57.0 million to cash out restricted stock, $5.5 million of related compensation costs, non-recurring retention costs of $15.0 million and non-recurring transaction costs of $3.9 million. Income taxes of $31.5 million were calculated using an effective tax rate of 38.8%;

(6) charges incurred in 2001 in connection with early retirement programs;

(7) expenses related to the demutualization;

(8) reduction in pension plan cost due to a change in the corridor used to amortize deferred gains and losses; and

(9) elimination of surplus tax liability. As a mutual life insurance company, Phoenix Life was subject to a surplus tax limiting the ability of mutual insurance companies to deduct the full amount of policyholder dividends from taxable income. Phoenix Life will not be subject to such surplus tax for 2001 and future years as a result of its demutualization in June 2001. The effective tax rate increased to 66.5% for the three months ended September 30, 2001 compared to the nominal tax rate of 35% primarily due to the elimination of the surplus tax liability.

                          THE PHOENIX COMPANIES, INC.

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Included in policy benefits and dividend amounts for the Life and Annuity segment is interest credited on policyholder account balances of $82.4 million and $94.9 million for the nine months ended September 30, 2000 and 2001, respectively.

8.  CLOSED BLOCK

     On the date of demutualization, Phoenix Life established a closed block for the benefit of holders of certain individual participating life insurance policies and annuities of Phoenix Life for which Phoenix Life had a dividend scale payable in 2000. Assets have been allocated to the closed block in an amount that has been determined to produce cash flows which, together with anticipated revenues from the policies included in the closed block, are reasonably expected to be sufficient to support obligations and liabilities relating to these policies, including, but not limited to, provisions for the payment of claims and certain expenses, and taxes, and to provide for the continuation of policyholder dividend scales in effect for 2000 if the experience underlying such dividend scales continues, and for appropriate adjustments in such scales if such experience changes. The closed block assets, the cash flows generated by the closed block assets and the anticipated revenues from the policies in the closed block will benefit only the holders of the policies in the closed block. To the extent that, over time, cash flows from the assets allocated to the closed block and claims and other experience related to the closed block are, in the aggregate, more or less favorable than what was assumed when the closed block was established, total dividends paid to closed block policyholders in the future may be greater than or less than the total dividends that would have been paid to these policyholders if the policyholder dividend scales in effect for 2000 had been continued. Any cash flows in excess of amounts assumed will be available for distribution over time to closed block policyholders and will not be available to stockholders. If the closed block has insufficient funds to make guaranteed policy benefit payments, such payments will be made from assets outside of the closed block. The closed block will continue in effect as long as any policy in the closed block remains in force.

     Other than the provisions of SOP 00-3, Phoenix Life uses the same accounting principles to account for the participating policies included in the closed block as it used prior to the date of demutualization. SOP 00-3 requires the establishment of a policyholder dividend obligation for earnings that will be paid to policyholders as additional dividends as described below. The excess of closed block liabilities over closed block assets at the effective date of the demutualization (adjusted to eliminate the impact of related amounts in accumulated other comprehensive income) represents the estimated maximum future earnings from the closed block expected to result from operations attributed to the closed block after income taxes. Earnings of the closed block are recognized in income over the period the policies and contracts in the closed block remain in force. Management believes that over time the actual cumulative earnings of the closed block will approximately equal the expected cumulative earnings due to the effect of dividend changes. If, over the period the closed block remains in existence, the actual cumulative earnings of the closed block are greater than the expected cumulative earnings of the closed block, Phoenix Life will pay the excess of the actual cumulative earnings of the closed block over the expected cumulative earnings to closed block policyholders as additional policyholder dividends unless offset by future unfavorable experience of the closed block and, accordingly, will recognize only the expected cumulative earnings in income with the excess recorded as a policyholder dividend obligation. If over such period, the actual cumulative earnings of the closed block are less than the expected cumulative earnings of the closed block, Phoenix Life will recognize only the actual earnings in income. However, Phoenix Life may change policyholder dividend scales in the future, which would be intended to increase future actual earnings until the actual cumulative earnings equal the expected cumulative earnings.

     The principal cash flow items that affect the amount of closed block assets and liabilities are premiums, net investment income, purchases and sales of investments, policyholders' benefits, policyholder dividends, premium taxes and income taxes. The principal income and expense items excluded from the closed block are

                          THE PHOENIX COMPANIES, INC.

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

management and maintenance expenses, commissions, and investment income and realized investment gains and losses of investment assets outside the closed block that support the closed block business, all of which enter into the determination of total gross margins of closed block policies for the purpose of the amortization of deferred acquisition costs. The amounts shown in the table below for assets and liabilities are those that enter into the determination of amounts to be paid to policyholders.

     As specified in the plan of reorganization, the allocation of assets for the closed block was made as of December 31, 1999. Consequently, cumulative earnings on the closed block assets and liabilities for the period January 1, 2000 to September 30, 2001 in excess of expected cumulative earnings do not inure to stockholders and have been used to establish a policyholder dividend obligation as of September 30, 2001. The increase in the policyholder dividend obligation of $90.1 million consists of $10.0 million of earnings for the period July 1, 2001 to September 30, 2001 and unrealized gains on assets in the closed block as of September 30, 2001 of $80.1 million.

     The following sets forth certain summarized financial information relating to the closed block as of September 30, 2001:

                                                              (IN MILLIONS)
                                                              -------------
CLOSED BLOCK LIABILITIES:
  Policy liabilities and accruals and policyholder deposit
     funds..................................................    $9,083.9
  Policyholder dividends payable............................       363.1
  Policyholder dividend obligation..........................       205.6
  Other closed block liabilities............................        33.2
                                                                --------
     Total closed block liabilities.........................     9,685.9
                                                                --------
CLOSED BLOCK ASSETS:
  Held-to-maturity debt securities at amortized cost........     1,623.0
  Available-for-sale debt securities at fair value..........     4,121.5
  Mortgage loans............................................       388.7
  Policy loans..............................................     1,412.8
  Deferred income taxes.....................................       388.3
  Investment income due and accrued.........................       134.0
  Net due and deferred premiums.............................        40.3
  Cash and cash equivalents.................................       131.3
                                                                --------
     Total closed block assets..............................     8,239.9
                                                                --------
Excess of reported closed block liabilities over closed
  block assets..............................................    $1,445.9
                                                                ========
Maximum future earnings to be recognized from closed block
  assets and liabilities....................................    $1,445.9
                                                                ========
CHANGE IN POLICYHOLDER DIVIDEND OBLIGATION:
  Balance at beginning of period............................    $  115.5
  Change during the period..................................        90.1
                                                                --------
  Balance at end of period..................................    $  205.6
                                                                ========

                          THE PHOENIX COMPANIES, INC.

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following sets forth certain summarized financial information relating to the closed block for the quarter ended September 30, 2001:

                                                              (IN MILLIONS)
                                                              -------------
CLOSED BLOCK REVENUES:
  Premiums..................................................     $299.2
  Net investment income.....................................      137.5
  Realized investment losses, net...........................        (.8)
                                                                 ------
     Total revenues.........................................      435.9
                                                                 ------
CLOSED BLOCK BENEFITS AND EXPENSES:
  Benefits to policyholders.................................      309.5
  Other operating costs and expenses........................        3.5
  Change in policyholder dividend obligation................       10.0
  Dividends to policyholders................................       95.7
                                                                 ------
     Total benefits and expenses............................      418.7
                                                                 ------
     Contribution from the closed block, before income
      taxes.................................................       17.2
     Income tax expense.....................................        6.1
                                                                 ------
     Contributions from closed block, after income taxes....     $ 11.1
                                                                 ======

9.  DISCONTINUED OPERATIONS

     During 1999, Phoenix discontinued the operations of three of its business segments which in prior years had been reflected as reportable business segments: the reinsurance operations, the real estate management operations and the group life and health operations. The discontinuation of these business segments resulted from the sale of several operations, a signed agreement to sell one of the operations and the implementation of plans to withdraw from the remaining businesses.

  REINSURANCE OPERATIONS

     During 1999, Phoenix completed a comprehensive strategic review of its reinsurance segment and decided to exit these operations through a combination of sale, reinsurance and placement of certain components into run-off. The reinsurance segment consisted primarily of individual life reinsurance operations as well as group accident and health reinsurance business. Accordingly, Phoenix estimated the sales proceeds, net premiums, net claims payments and expenses of winding-down the business. As a result, in 1999 Phoenix recognized a $173.0 million pre-tax loss on the disposal of reinsurance operations.

     During 1999, Phoenix placed the retained group accident and health reinsurance business into run-off. Phoenix adopted a formal plan to stop writing new contracts covering these risks and end the existing contracts as soon as those contracts would permit. However, Phoenix remained liable for claims under those contracts.

     Based on the most recent information available, Phoenix reviewed the run-off block and estimated the amount and timing of future net premiums, claims and expenses. Consequently, Phoenix increased reserve estimates on the run-off block in 1999 by $180 million (pre-tax). In addition, as part of the exit strategy, Phoenix purchased aggregate excess of loss reinsurance to further protect Phoenix from unfavorable results from this discontinued business. This reinsurance is subject to an aggregate retention of $100 million on the discontinued business. Phoenix may commute the agreement at any time after September 30, 2004, subject to automatic commutation effective September 30, 2019. Phoenix incurred an initial expense of $130 million on the acquisition of this reinsurance.

     During 2000, Phoenix updated its estimates of future losses related to the group accident and health reinsurance business as well as future expenses associated with managing the run-off. Based on the most

                          THE PHOENIX COMPANIES, INC.

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

recent information available, Phoenix increased reserve estimates on the run-off block by $97 million (pre-tax) in the third quarter of 2000. Phoenix determined that the increase to reserves was needed based on revised actuarial assumptions to reflect current and expected deteriorating trends in claim experience and higher than anticipated expenses.

     During the first nine months of 2001, Phoenix did not recognize any additional reserve provisions.

     The additional reserves and aggregate excess of loss reinsurance coverage are expected to cover the run-off of the business; however, the nature of the underlying risks is such that the claims may take years to reach the reinsurers involved. Therefore, Phoenix expects to pay claims out of existing estimated reserves for up to ten years as the level of business diminishes.

     A significant portion of the claims arising from the discontinued group accident and health reinsurance business arises from the activities of Unicover Managers, Inc. ("Unicover"). Unicover organized and managed a group, or pool, of insurance companies ("Unicover pool") and certain other facilities, which reinsured the life and health insurance components of workers' compensation insurance policies issued by various property and casualty insurance companies. Phoenix was a member of the Unicover pool. Phoenix terminated its participation in the Unicover pool effective March 1, 1999.

     Phoenix is involved in disputes relating to the activities of Unicover. Under Unicover's underwriting authority, the Unicover pool and Unicover facilities wrote a dollar amount of reinsurance coverage that was many times greater than originally estimated. As a member of the Unicover pool, Phoenix is involved in several proceedings in which the pool members assert that they can deny coverage to certain insurers, which claim that they purchased reinsurance coverage from the pool.

     Further, Phoenix was, along with Sun Life Assurance of Canada ("Sun Life") and Cologne Life Reinsurance Company ("Cologne Life"), a retrocessionaire (meaning a reinsurer of other reinsurers) of the Unicover pool and two other Unicover facilities, providing the pool and facility members with reinsurance of the risks that the pool and facility members had assumed. In September 1999, Phoenix joined an arbitration proceeding that Sun Life had begun against the members of the Unicover pool and the Unicover facilities. In this arbitration, Phoenix and Sun Life sought to cancel their retrocession agreement on the grounds that material misstatements and nondisclosures were made to them about, among other things, the amount of risks they would be reinsuring. The arbitration proceedings are ongoing only with respect to the Unicover pool, because Phoenix, Sun Life and Cologne Life reached settlement with the two Unicover facilities in the first quarter of 2000 (see discussion below).

     In its capacity as a retrocessionaire of the Unicover business, Phoenix had an extensive program of its own reinsurance in place to protect it from financial exposure to the risks it had assumed. Currently, Phoenix is involved in separate arbitration proceedings with three of its own retrocessionaires, which are seeking, on various grounds, to avoid paying any amounts to Phoenix. All of these proceedings remain in their discovery phases. Because the same retrocession program that covers Phoenix's Unicover business covers a significant portion of its other remaining group accident and health reinsurance business, Phoenix could have additional material losses if one or more of its retrocessionaires successfully avoids its obligations.

     During 2000, Phoenix reached settlements with several of the companies involved in Unicover. On January 13, 2000, Phoenix and the other member companies of the Unicover pool settled with EBI Indemnity Company and affiliates of the Orion Group ("EBI/Orion"), by which all pool members were released from their obligations as reinsurers of EBI/Orion. On January 21, 2000, Phoenix settled with Reliance Insurance Company ("Reliance") and its parent Reliance Group Holdings, Inc. and was released from its obligations as a reinsurer of the so-called Reliance facility. On March 27, 2000, Phoenix settled with Reliance, Lincoln National Life Insurance Company and Lincoln National Health and Casualty Company, releasing Phoenix from its obligations as a reinsurer of the so-called Lincoln facility. There was no effect on net income resulting from these settlements for the quarter ended March 31, 2000.

                          THE PHOENIX COMPANIES, INC.

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     A second set of disputes involves personal accident business that was reinsured in the London reinsurance market in the mid-1990s in which Phoenix participated. The disputes involve multiple layers of reinsurance, and allegations that the reinsurance program created by the brokers involved in placing those layers was interrelated and devised to disproportionately pass losses to a top layer of reinsurers. Many companies who participated in this business are involved in arbitrations in which those top layer companies are attempting to avoid their obligations on the basis of misrepresentation. Because of the complexity of the disputes and the reinsurance arrangements, many of these companies are currently participating in negotiations of the disputes for certain contract years, and Phoenix believes that similar discussions will follow for the remaining years. Although Phoenix is vigorously defending its contractual rights, Phoenix is actively involved in the attempt to reach negotiated business solutions.

     Given the uncertainty associated with litigation and other dispute resolution proceedings, and the expected long term development of net claims payments, the estimated amount of the loss on disposal of reinsurance discontinued operations may differ from actual results. However, it is management's opinion, after consideration of the provisions made in these financial statements, as described above, that future developments will not have a material effect on Phoenix's consolidated financial position.

  REAL ESTATE MANAGEMENT OPERATIONS

     On May 25, 2000, Phoenix sold its investment in 50% of the outstanding common stock of Pinnacle Realty Management Company, Inc., a real estate property management firm, for $6.0 million. This sale represented Phoenix's entire interest in Pinnacle Realty Management Company, Inc. and Phoenix now has no other real estate management business. The transaction resulted in a pre-tax loss of $0.6 million.

  GROUP LIFE AND HEALTH OPERATIONS

     On April 1, 2000, Phoenix sold its group life and health business to GE Financial Assurance Holdings, Inc. ("GEFA") except for Phoenix Dental Services, Inc. and California Benefits Dental Plan. Specifically, Phoenix Group Holdings and PM Holdings sold 97% of the common stock of Phoenix American Life Insurance Company and 100% of the common stock of Phoenix Group Services, Inc. and Clinical Disability Management, Inc. for $283.9 million. This amount is comprised of $238.9 million in cash and $45.0 million in common stock of GE Life and Annuity Assurance Company, an affiliate of GEFA. The common stock represents a 3.1% interest in GE Life and Annuity Assurance Company. Phoenix retains ownership of 3% of the common stock of Phoenix American Life Insurance Company. Phoenix Life has a right to put these shares back to GEFA beginning in 2005 and ending in 2007. These investments are reported as equity securities on the Consolidated Balance Sheet. The pre-tax gain on the sale was $72.1 million and is reported in discontinued operations gain on disposal, net of income taxes.

     The sale to GEFA of 100% of the common stock of Phoenix Dental Services, Inc. and California Benefits Dental Plan closed on October 31, 2000. The sales proceeds for these entities were $2.0 million, which resulted in a pre-tax loss of $0.4 million.

     The assets and liabilities of the discontinued operations have been excluded from the assets and liabilities of continuing operations and separately identified on the Consolidated Balance Sheet. Net assets of the discontinued operations totaled $25.5 million and $20.8 million as of December 31, 2000 and September 30, 2001, respectively.

                          THE PHOENIX COMPANIES, INC.

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The operating results of discontinued operations and the gain or loss on disposal are presented below. There were no operating results for the nine months ended 2001 because the operations were discontinued prior to January 1, 2001.

                                                              FOR THE THREE   FOR THE NINE
                                                              MONTHS ENDED    MONTHS ENDED
                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                  2000            2000
                                                              -------------   -------------
                                                                      (IN MILLIONS)
REVENUES:
  Group Life and Health Operations..........................     $   .4          $ 112.7
  Real Estate Management Operations.........................         --               .4
                                                                 ------          -------
Total revenues..............................................     $   .4          $ 113.1
                                                                 ======          =======
INCOME FROM DISCONTINUED OPERATIONS:
  Group Life and Health Operations..........................     $  7.1          $  12.8
  Real Estate Management Operations.........................         --              (.2)
                                                                 ------          -------
Income from discontinued operations before income taxes.....        7.1             12.6
Income tax expense..........................................        2.1              4.5
                                                                 ------          -------
Income from discontinued operations, net of income taxes....     $  5.0          $   8.1
                                                                 ======          =======
GAIN (LOSS) ON DISPOSAL OF DISCONTINUED OPERATIONS:
  Reinsurance Operations....................................     $(99.3)         $(100.6)
  Real Estate Management Operations.........................        (.6)             (.6)
  Group Life and Health Operations..........................         --             69.4
                                                                 ------          -------
Loss on disposal of discontinued operations before income
  taxes.....................................................      (99.9)           (31.8)
Income tax benefit..........................................      (34.9)           (10.1)
                                                                 ------          -------
Loss on disposal of discontinued operations, net of income
  taxes.....................................................     $(65.0)         $ (21.7)
                                                                 ======          =======

10.  COMMITMENTS AND CONTINGENCIES

     In the normal course of its business operations, Phoenix is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of September 30, 2001. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect Phoenix's consolidated financial position. See Note 9--"Discontinued Operations--Reinsurance Operations."

                          THE PHOENIX COMPANIES, INC.

                         NOTES TO THE UNAUDITED INTERIM
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

11.  EARNINGS PER SHARE

     The unaudited pro forma earnings per common share for the three months and nine months ended September 30, 2000 and 2001 were as follows:

                                                  FOR THE THREE MONTHS   FOR THE NINE MONTHS
                                                  ENDED SEPTEMBER 30,    ENDED SEPTEMBER 30,
                                                  --------------------   --------------------
                                                     2000        2001       2000        2001
                                                  -----------   ------   -----------   ------
                                                  (PRO FORMA)            (PRO FORMA)
                                                     (IN MILLIONS, EXCEPT PER SHARE DATA)
Basic earnings per common share:
  Income (loss) from continuing operations......    $ 0.32      $(0.20)    $ 2.28      $(1.23)
  Loss on disposal..............................     (0.62)         --      (0.21)         --
  Discontinued operations.......................      0.05          --       0.08          --
                                                    ------      ------     ------      ------
  (Loss) income before cumulative effect of
     accounting changes.........................     (0.25)      (0.20)      2.15       (1.23)
  Cumulative effect of accounting changes (Notes
     4 and 5)...................................        --          --         --       (0.62)
                                                    ------      ------     ------      ------
  Net (loss) income.............................    $(0.25)     $(0.20)    $ 2.15      $(1.85)
                                                    ======      ======     ======      ======
  Weighted-average shares used in basic earnings
     per share calculations.....................     105.3       105.3      105.3*      105.3*
                                                    ======      ======     ======      ======

------------
* The weighted-average calculation excludes the period of time before the IPO during which no common stock shares were issued.

     The pro forma earnings per common share reflect the Reorganization and Initial Public Offering discussed in Note 3--"Reorganization and Initial Public Offering."

12.  SUBSEQUENT EVENT

     On November 12, 2001, PXP signed a definitive agreement to acquire a majority interest in Kayne Anderson Rudnick Investment Management, LLC ("KAR"). Under the agreement, PXP will purchase an initial 60% interest, with future purchases of an additional 15%. The remaining ownership interests in KAR will be retained by its management. The agreement provides for a purchase price based upon revenues at the closing, expected in the first quarter of 2002, with additional consideration possible, based upon future revenue growth. KAR, based in Los Angeles, provides investment management services to high net worth individuals, institutional accounts and sponsored management account. At September 30, 2001, KAR had approximately $7.0 billion in assets under management.

                                 [PHOENIX LOGO]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of bonds registered hereby, all of which expenses, except for the SEC registration fee and the New York Stock Exchange listing fee are estimates:

                        DESCRIPTION                             AMOUNT
------------------------------------------------------------    -------
SEC registration fee........................................    $75,000
New York Stock Exchange listing fee and expenses............
Trustee's fees and expenses.................................
Printing and engraving expenses.............................
Legal fees and expenses.....................................
Accounting fees and expenses................................
Rating agency fees..........................................
Miscellaneous...............................................
     Total..................................................

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our directors and officers may be indemnified against liabilities, fines, penalties and claims imposed upon or asserted against them as provided in the Delaware General Corporation Law, our certificate of incorporation and our bylaws. Such indemnification covers all costs and expenses incurred by a director or officer in his or her capacity as such. The board of directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent counsel appointed by the board of directors, must determine that the director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law. In addition, the Delaware General Corporation Law and our amended and restated certificate of incorporation may, under certain circumstances, eliminate the liability of directors and officers in a stockholder or derivative proceeding.

     If the person involved is not a director or officer of The Phoenix Companies, Inc., the board of directors may cause us to indemnify, to the same extent allowed for our directors and officers, such person who was or is a party to a proceeding by reason of the fact that he or she is or was our employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     We have policies in force and effect that insure our directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, individually or collectively, or as a result of any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

     Pursuant to the underwriting agreement, in the form filed as an exhibit to this Registration Statement, the underwriters agree to indemnify directors and officers of The Phoenix Companies, Inc. and persons controlling The Phoenix Companies, Inc., within the meaning of the Securities Act of 1933, as amended, or the Act, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such underwriter.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     On June 25, 2001, the effective date of the plan of reorganization, The Phoenix Companies, Inc. distributed approximately 56,200,000 shares of common stock to Phoenix Life's eligible policyholders in the demutualization. Exemption from registration under the Act for such distribution was claimed under Section 3(a)(10) of the Act based on the New York Superintendent of Insurance's approval of the plan of reorganization.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits. See the Exhibit Index following the signature pages to this Registration Statement.

     (b) Financial Statement Schedules. All schedules are omitted because the information is not required or because the information is included in the consolidated financial statements or the notes thereto.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          1. for purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          2. for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut on November 21, 2001.

                                          THE PHOENIX COMPANIES, INC.

                                          By:       /s/ DONA D. YOUNG
                                            ------------------------------------
                                          Name: Dona D. Young
                                          Title: President and Chief Operating
                                          Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tracy L. Rich, his or her true and lawful attorney-in-fact and agent, with full power or substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                    SIGNATURE                                    TITLE                       DATE
                    ---------                                    -----                       ----

             /s/ ROBERT W. FIONDELLA                    Chairman of the Board of      November 21, 2001
 ------------------------------------------------    Directors and Chief Executive
               Robert W. Fiondella                              Officer

                /s/ DONA D. YOUNG                      President, Chief Operating     November 21, 2001
 ------------------------------------------------         Officer and Director
                  Dona D. Young

               /s/ BONNIE J. MALLEY                          Vice President           November 21, 2001
 ------------------------------------------------
                 Bonnie J. Malley

                /s/ SAL H. ALFIERO                              Director              November 21, 2001
 ------------------------------------------------
                  Sal H. Alfiero

               /s/ J. CARTER BACOT                              Director              November 21, 2001
 ------------------------------------------------
                 J. Carter Bacot

              /s/ PETER C. BROWNING                             Director              November 21, 2001
 ------------------------------------------------
                Peter C. Browning

                    SIGNATURE                                    TITLE                       DATE
                    ---------                                    -----                       ----

               /s/ ARTHUR P. BYRNE                              Director              November 21, 2001
 ------------------------------------------------
                 Arthur P. Byrne

              /s/ SANFORD CLOUD, JR.                            Director              November 21, 2001
 ------------------------------------------------
                Sanford Cloud, Jr.

              /s/ RICHARD N. COOPER                             Director              November 21, 2001
 ------------------------------------------------
                Richard N. Cooper

               /s/ GORDON J. DAVIS                              Director              November 21, 2001
 ------------------------------------------------
                 Gordon J. Davis

                /s/ JOHN E. HAIRE                               Director              November 21, 2001
 ------------------------------------------------
                  John E. Haire

             /s/ JERRY J. JASINOWSKI                            Director              November 21, 2001
 ------------------------------------------------
               Jerry J. Jasinowski

              /s/ THOMAS S. JOHNSON                             Director              November 21, 2001
 ------------------------------------------------
                Thomas S. Johnson

            /s/ JOHN W. JOHNSTONE, JR.                          Director              November 21, 2001
 ------------------------------------------------
              John W. Johnstone, Jr.

             /s/ MARILYN E. LAMARCHE                            Director              November 21, 2001
 ------------------------------------------------
               Marilyn E. LaMarche

             /s/ PHILIP R. MCLOUGHLIN                 Executive Vice President and    November 21, 2001
 ------------------------------------------------               Director
               Philip R. McLoughlin

               /s/ ROBERT F. VIZZA                              Director              November 21, 2001
 ------------------------------------------------
                 Robert F. Vizza

               /s/ ROBERT G. WILSON                             Director              November 21, 2001
 ------------------------------------------------
                 Robert G. Wilson

                                 EXHIBIT INDEX

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  1.1     Form of Underwriting Agreement*
  2.1     Plan of Reorganization (incorporated herein by reference to
          Exhibit 2.1 to The Phoenix Companies, Inc. Registration
          Statement on Form S-1 (Registration No. 333-55268), filed on
          February 9, 2001, as amended)
  3.1     Amended and Restated Certificate of Incorporation of The
          Phoenix Companies, Inc.**
  3.2     By-Laws of The Phoenix Companies, Inc.**
  4.1     Form of Indenture**
  4.2     Form of global note (included as exhibit A to Exhibit 4.1)
  5.1     Opinion of Debevoise & Plimpton*
 10.1     Phoenix Home Life Mutual Insurance Company Long-term
          Incentive Plan (incorporated herein by reference to Exhibit
          10.1 to The Phoenix Companies, Inc. Registration Statement
          on Form S-1 (Registration No. 333-55268), filed on February
          9, 2001, as amended)
 10.2     The Phoenix Companies, Inc. Stock Incentive Plan
          (incorporated herein by reference to Exhibit 10.2 to The
          Phoenix Companies, Inc. Registration Statement on Form S-1
          (Registration No. 333-55268), filed on February 9, 2001, as amended)
 10.3     Phoenix Home Life Mutual Insurance Company Mutual Incentive
          Plan (incorporated herein by reference to Exhibit 10.3 to
          The Phoenix Companies, Inc. Registration Statement on Form
          S-1 (Registration No. 333-55268), filed on February 9, 2001, as amended)
 10.4     The Phoenix Companies, Inc. Directors Stock Plan
          (incorporated herein by reference to Exhibit 10.4 to The
          Phoenix Companies, Inc. Registration Statement on Form S-1
          (Registration No. 333-55268), filed on February 9, 2001, as amended)
 10.5     Phoenix Home Life Mutual Insurance Company Excess Benefit
          Plan (incorporated herein by reference to Exhibit 10.5 to
          The Phoenix Companies, Inc. Registration Statement on Form
          S-1 (Registration No. 333-55268), filed on February 9, 2001, as amended)
 10.6     Amendment to Phoenix Home Life Mutual Insurance Company
          Excess Benefit Plan (incorporated herein by reference to
          Exhibit 10.6 to The Phoenix Companies, Inc. Registration
          Statement on Form S-1 (Registration No. 333-55268), filed on
          February 9, 2001, as amended)
 10.7     Second Amendment to Phoenix Home Life Mutual Insurance
          Company Excess Benefit Plan (incorporated herein by
          reference to Exhibit 10.7 to The Phoenix Companies, Inc.
          Registration Statement on Form S-1 (Registration No.
          333-55268), filed on February 9, 2001, as amended)
 10.8     Phoenix Home Life Mutual Insurance Company Excess Investment
          Plan (incorporated herein by reference to Exhibit 10.8 to
          The Phoenix Companies, Inc. Registration Statement on Form
          S-1 (Registration No. 333-55268), filed on February 9, 2001, as amended)
 10.9     Amendment to Phoenix Home Life Mutual Insurance Company
          Excess Investment Plan (incorporated herein by reference to
          Exhibit 10.9 to The Phoenix Companies, Inc. Registration
          Statement on Form S-1 (Registration No. 333-55268), filed on
          February 9, 2001, as amended)
 10.10    Second Amendment to Phoenix Home Life Mutual Insurance
          Company Excess Investment Plan (incorporated herein by
          reference to Exhibit 10.10 to The Phoenix Companies, Inc.
          Registration Statement on Form S-1 (Registration No.
          333-55268), filed on February 9, 2001, as amended)
 10.11    Third Amendment to Phoenix Home Life Mutual Insurance
          Company Excess Investment Plan (incorporated herein by
          reference to Exhibit 10.11 to The Phoenix Companies, Inc.
          Registration Statement on Form S-1 (Registration No.
          333-55268), filed on February 9, 2001, as amended)
 10.12    Nonqualified Supplemental Executive Retirement Plan for
          Certain Employees of Phoenix Home Life Mutual Insurance
          Company (incorporated herein by reference to Exhibit 10.12 to The Phoenix Companies, Inc. Registration Statement on
          Form S-1 (Registration No. 333-55268), filed on February 9,
          2001, as amended)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.13    Amendment to Nonqualified Supplemental Executive Retirement
          Plan for Certain Employees of Phoenix Home Life Mutual
          Insurance Company (incorporated herein by reference to
          Exhibit 10.13 to The Phoenix Companies, Inc. Registration
          Statement on Form S-1 (Registration No. 333-55268), filed on
          February 9, 2001, as amended)
 10.14    Second Amendment to Nonqualified Supplemental Executive
          Retirement Plan for Certain Employees of Phoenix Home Life
          Mutual Insurance Company (incorporated herein by reference to Exhibit 10.14 to The Phoenix Companies, Inc. Registration
          Statement on Form S-1 (Registration No. 333-55268), filed on
          February 9, 2001, as amended)
 10.15    Third Amendment to Nonqualified Supplemental Executive
          Retirement Plan for Certain Employees of Phoenix Home Life
          Mutual Insurance Company (incorporated herein by reference to Exhibit 10.15 to The Phoenix Companies, Inc. Registration
          Statement on Form S-1 (Registration No. 333-55268), filed on
          February 9, 2001, as amended)
 10.16    Fourth Amendment to Nonqualified Supplemental Executive
          Retirement Plan for Certain Employees of Phoenix Home Life
          Mutual Insurance Company (incorporated herein by reference to Exhibit 10.16 to The Phoenix Companies, Inc. Registration
          Statement on Form S-1 (Registration No. 333-55268), filed on
          February 9, 2001, as amended)
 10.17    Phoenix Duff & Phelps Nonqualified Profit Sharing Plan
          (incorporated herein by reference to Exhibit 10.17 to The
          Phoenix Companies, Inc. Registration Statement on Form S-1
          (Registration No. 333-55268), filed on February 9, 2001, as amended)
 10.18    Amendment to Phoenix Duff & Phelps Nonqualified Profit
          Sharing Plan (incorporated herein by reference to Exhibit
          10.18 to The Phoenix Companies, Inc. Registration Statement
          on Form S-1 (Registration No. 333-55268), filed on February
          9, 2001, as amended)
 10.19    Change of Control Agreement, dated November 6, 2000, with
          Robert W. Fiondella**
 10.20    Change of Control Agreement, dated November 6, 2000, with
          Dona D. Young**
 10.21    Change of Control Agreement, dated November 6, 2000, with
          David W. Searfoss**
 10.22    Change of Control Agreement, dated February 1, 2001, with
          Philip R. McLoughlin**
 10.23    Change of Control Agreement, dated November 6, 2000, with
          Carl T. Chadburn**
 10.24    Stockholder Rights Agreement, dated as of June 19, 2001**
 10.25    Fiscal Agency Agreement, dated as of November 25, 1996,
          between Phoenix Home Life Mutual Insurance Company, as
          Issuer and The Bank of New York as Fiscal Agent
          (incorporated herein by reference to Exhibit 10.24 to The
          Phoenix Companies, Inc. Registration Statement on Form S-1
          (Registration No. 333-55268), filed on February 9, 2001, as amended)
 10.26    Global Note, dated as of November 25, 1996, between Phoenix
          Home Life Mutual Insurance Company, Bear, Stearns & Co,
          Inc., Chase Securities Inc., Merrill Lynch & Co. and The
          Bank of New York (incorporated herein by reference to
          Exhibit 10.25 to The Phoenix Companies, Inc. Registration
          Statement on Form S-1 (Registration No. 333-55268), filed on
          February 9, 2001, as amended)
 10.27    Binder of Reinsurance, dated as of September 30, 1999,
          between Phoenix Home Life Mutual Insurance Company, American
          Phoenix Life & Reassurance Company and European Reinsurance
          Company of Zurich (Bermuda Branch) (+) (incorporated herein by reference to Exhibit 10.36 to The Phoenix Companies, Inc.
          Registration Statement on Form S-1 (Registration No.
          333-55268), filed on February 9, 2001, as amended)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.28    Amendment No. 1, dated as of February 1, 2000, to the Binder of Reinsurance, dated as of September 30, 1999, between
          Phoenix Home Life Mutual Insurance Company, American Phoenix
          Life & Reassurance Company and European Reinsurance Company
          of Zurich (Bermuda Branch) (+) (incorporated herein by
          reference to Exhibit 10.37 to The Phoenix Companies, Inc.
          Registration Statement on Form S-1 (Registration No.
          333-55268), filed on February 9, 2001, as amended)
 10.29    Acquisition Agreement, dated as of December 15, 1998, by and among Phoenix Investment Partners, Ltd., and Zweig/Glasser
          Advisers, Euclid Advisors LLC, Zweig Advisors Inc., Zweig
          Total Return Advisors, Inc., Zweig Securities Corp. and
          Named Equityholders (incorporated herein by reference to
          Exhibit 10.38 to The Phoenix Companies, Inc. Registration
          Statement on Form S-1 (Registration No. 333-55268), filed on
          February 9, 2001, as amended)
 10.30    Amendment No. 1, dated as of March 1, 1999 to the
          Acquisition Agreement by and among Phoenix Investment
          Partners, Ltd., and Zweig/Glasser Advisers, Euclid Advisors
          LLC, Zweig Advisors Inc., Zweig Total Return Advisors, Inc.,
          Zweig Securities Corp. and Named Equityholders (incorporated herein by reference to Exhibit 10.39 to The Phoenix
          Companies, Inc. Registration Statement on Form S-1
          (Registration No. 333-55268), filed on February 9, 2001, as amended)
 10.31    Stock Purchase Agreement, dated as of March 29, 1999, by and among Hilb, Royal and Hamilton, PM Holdings, Inc., Phoenix
          Home Life Mutual Insurance Company and Martin L. Vaughn, III
          (incorporated herein by reference to Exhibit 10.40 to The
          Phoenix Companies, Inc. Registration Statement on Form S-1
          (Registration No. 333-55268), filed on February 9, 2001, as amended)
 10.32    Stock Purchase Agreement, dated as of June 23, 1999, between
          Banco Suquia S.A and PM Holdings, Inc. (incorporated herein by reference to Exhibit 10.41 to The Phoenix Companies, Inc.
          Registration Statement on Form S-1 (Registration No.
          333-55268), filed on February 9, 2001, as amended)
 10.33    Asset Purchase Agreement, dated as of May 19, 1999, by and between Phoenix Home Life Mutual Insurance Company and ERC
          Life Reinsurance Corporation (incorporated herein by
          reference to Exhibit 10.42 to The Phoenix Companies, Inc.
          Registration Statement on Form S-1 (Registration No.
          333-55268), filed on February 9, 2001, as amended)
 10.34    Acquisition Agreement, dated as November 10, 1999, between
          Selling Management Shareholders, Aberdeen Asset Management
          PLC, The Standard Life Assurance Co., The Non-Selling
          Management Shareholders, Lombard International Assurance SA
          and PM Holdings, Inc. (incorporated herein by reference to
          Exhibit 10.43 to The Phoenix Companies, Inc. Registration
          Statement on Form S-1 (Registration No. 333-55268), filed on
          February 9, 2001, as amended)
 10.35    Stock Purchase Agreement, dated as of November 12, 1999, by and between TCW/EMCO Holding LLC and PM Holdings, Inc.
          (incorporated herein by reference to Exhibit 10.44 to The
          Phoenix Companies, Inc. Registration Statement on Form S-1
          (Registration No. 333-55268), filed on February 9, 2001, as amended)
 10.36    Stock Purchase and Exchange Agreement, dated as of December
          9, 1999, by and among GE Financial Assurance Holdings, Inc.,
          GE Life and Annuity Assurance Company, PM Holdings, Inc. and
          Phoenix Group Holdings, Inc. (incorporated herein by
          reference to Exhibit 10.45 to The Phoenix Companies, Inc.
          Registration Statement on Form S-1 (Registration No.
          333-55268), filed on February 9, 2001, as amended)
 10.37    Amendment No. 1, dated as of December 29, 1999, to the Stock
          Purchase and Exchange Agreement, dated as of December 9,
          1999, by and among GE Financial Assurance Holdings, Inc., GE
          Life and Annuity Assurance Company, PM Holdings, Inc. and
          Phoenix Group Holdings, Inc. (incorporated herein by
          reference to Exhibit 10.46 to The Phoenix Companies, Inc.
          Registration Statement on Form S-1 (Registration No.
          333-55268), filed on February 9, 2001, as amended)
 10.38    Amendment No. 2, dated as of February 23, 2000, to the Stock
          Purchase and Exchange Agreement, dated as of December 9,
          1999, by and among GE Financial Assurance Holdings, Inc., GE
          Life and Annuity Assurance Company, PM Holdings, Inc. and
          Phoenix Group Holdings, Inc. (incorporated herein by
          reference to Exhibit 10.47 to The Phoenix Companies, Inc.
          Registration Statement on Form S-1 (Registration No.
          333-55268), filed on February 9, 2001, as amended)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.39    Amendment No. 3, dated as of April 1, 2000, to the Stock
          Purchase and Exchange Agreement, dated as of December 9,
          1999, by and among GE Financial Assurance Holdings, Inc., GE
          Life and Annuity Assurance Company, PM Holdings, Inc. and
          Phoenix Group Holdings, Inc. (incorporated herein by
          reference to Exhibit 10.48 to The Phoenix Companies, Inc.
          Registration Statement on Form S-1 (Registration No.
          333-55268), filed on February 9, 2001, as amended)
 10.40    Amendment No. 4, dated as of April 1, 2000, to the Stock
          Purchase and Exchange Agreement, dated as of December 9,
          1999, by and among GE Financial Assurance Holdings, Inc., GE
          Life and Annuity Assurance Company, PM Holdings, Inc. and
          Phoenix Group Holdings, Inc. (incorporated herein by
          reference to Exhibit 10.49 to The Phoenix Companies, Inc.
          Registration Statement on Form S-1 (Registration No.
          333-55268), filed on February 9, 2001, as amended)
 10.41    Amendment No. 5, dated as of April 1, 2000, to the Stock
          Purchase and Exchange Agreement, dated as of December 9,
          1999, by and among GE Financial Assurance Holdings, Inc., GE
          Life and Annuity Assurance Company, PM Holdings, Inc. and
          Phoenix Group Holdings, Inc. (incorporated herein by
          reference to Exhibit 10.50 to The Phoenix Companies, Inc.
          Registration Statement on Form S-1 (Registration No.
          333-55268), filed on February 9, 2001, as amended)
 10.42    Amendment No. 6, dated as of April 1, 2000, to the Stock
          Purchase and Exchange Agreement, dated as of December 9,
          1999, by and among GE Financial Assurance Holdings, Inc., GE
          Life and Annuity Assurance Company, PM Holdings, Inc. and
          Phoenix Group Holdings, Inc. (incorporated herein by
          reference to Exhibit 10.51 to The Phoenix Companies, Inc.
          Registration Statement on Form S-1 (Registration No.
          333-55268), filed on February 9, 2001, as amended)
 10.43    Amendment No. 7, dated as of October 31, 2000, to the Stock
          Purchase and Exchange Agreement, dated as of December 9,
          1999, by and among GE Financial Assurance Holdings, Inc., GE
          Life and Annuity Assurance Company, PM Holdings, Inc. and
          Phoenix Group Holdings, Inc. (incorporated herein by
          reference to Exhibit 10.52 to The Phoenix Companies, Inc.
          Registration Statement on Form S-1 (Registration No.
          333-55268), filed on February 9, 2001, as amended)
 10.44    Agreement and Plan of Merger, dated as of September 10,
          2000, among PM Holdings, Inc., Phoenix Investment Partners,
          Ltd. and Phoenix Home Life Mutual Insurance Company
          (incorporated herein by reference to Exhibit 10.53 to The
          Phoenix Companies, Inc. Registration Statement on Form S-1
          (Registration No. 333-55268), filed on February 9, 2001, as amended)
 10.45    First Supplemental Indenture, dated as of January 10, 2001, between Phoenix Investment Partners, Ltd. and Harris Trust and Savings Bank (incorporated herein by reference to
          Exhibit 10.56 to The Phoenix Companies, Inc. Registration
          Statement on Form S-1 (Registration No. 333-55268), filed on
          February 9, 2001, as amended)
 10.46    Employment-Related Agreement, dated as of December 20, 2000, between Phoenix Home Life Mutual Insurance Company and
          Robert W. Fiondella (incorporated herein by reference to
          Exhibit 10.57 to The Phoenix Companies, Inc. Registration
          Statement on Form S-1 (Registration No. 333-55268), filed on
          February 9, 2001, as amended)
 10.47    Employment-Related Agreement, dated as of December 20, 2000, between Phoenix Home Life Mutual Insurance Company and Dona
          D. Young (incorporated herein by reference to Exhibit 10.58 to The Phoenix Companies, Inc. Registration Statement on
          Form S-1 (Registration No. 333-55268), filed on February 9,
          2001, as amended)
 10.48    Employment-Related Agreement, dated as of December 20, 2000, between Phoenix Home Life Mutual Insurance Company and Carl
          T. Chadburn (incorporated herein by reference to Exhibit
          10.59 to The Phoenix Companies, Inc. Registration Statement
          on Form S-1 (Registration No. 333-55268), filed on February
          9, 2001, as amended)
 10.49    Employment-Related Agreement, dated as of December 20, 2000, between Phoenix Home Life Mutual Insurance Company and David
          W. Searfoss (incorporated herein by reference to Exhibit
          10.60 to The Phoenix Companies, Inc. Registration Statement
          on Form S-1 (Registration No. 333-55268), filed on February
          9, 2001, as amended)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.50    Employment-Related Agreement, dated as of February 1, 2001, between Phoenix Home Life Mutual Insurance Company and
          Philip R. McLoughlin (incorporated herein by reference to
          Exhibit 10.61 to The Phoenix Companies, Inc. Registration
          Statement on Form S-1 (Registration No. 333-55268), filed on
          February 9, 2001, as amended)
 10.51    Fifth Amendment to Nonqualified Supplemental Executive
          Retirement Plan for Certain Employees of Phoenix Home Life
          Mutual Insurance Company (incorporated herein by reference to Exhibit 10.62 to The Phoenix Companies, Inc. Registration
          Statement on Form S-1 (Registration No. 333-55268), filed on
          February 9, 2001, as amended)
 10.52    Credit Agreement, dated as of June 11, 2001, between The
          Phoenix Companies, Inc., Phoenix Home Life Mutual Insurance
          Company, Bank of America, N.A., and Fleet Bank, as
          Syndication Agents, Bank of Montreal, as Administrative
          Agent, Deutsche Bank AG and Key Bank National Association,
          as Documentation Agents, Banc of America Securities LLC and
          Fleet Securities, Inc., as Joint Lead Arrangers and Joint
          Book Managers (incorporated herein by reference to Exhibit
          10.63 to The Phoenix Companies, Inc. Registration Statement
          on Form S-1 (Registration No. 333-55268), filed on February
          9, 2001, as amended)
 10.53    Subordination Agreement, dated as of June 11, 2001 between
          Phoenix Home Life Mutual Insurance Company and Phoenix
          Investment Partners, Ltd. (incorporated herein by reference to Exhibit 10.64 to The Phoenix Companies, Inc. Registration
          Statement on Form S-1 (Registration No. 333-55268), filed on
          February 9, 2001, as amended)
 10.54    Credit Agreement, dated as of June 15, 2001, between The
          Phoenix Companies, Inc., The Financial Institutions Party
          thereto, and Fleet National Bank, as Administrative Agent, arranged by Fleet Securities, Inc. (incorporated herein by reference to Exhibit 10.65 to The Phoenix Companies, Inc.
          Registration Statement on Form S-1 (Registration No.
          333-55268), filed on February 9, 2001, as amended)
 10.55    Standstill Agreement, dated May 18, 2001, between The
          Phoenix Companies, Inc. and State Farm Mutual Automobile
          Insurance Company (incorporated herein by reference to
          Exhibit 4.2 to The Phoenix Companies, Inc. Registration
          Statement on Form S-1 (Registration No. 333-55268), filed on
          February 9, 2001, as amended)
 10.56    Shareholder's Agreement, dated as of June 19, 2001, between
          The Phoenix Companies, Inc. and State Farm Mutual Insurance
          Company**
 12.1     Statement Re: Computation of Ratio of Earnings to Fixed
          Charges**
 21.1     Subsidiaries of the Registrant**
 23.1     Consent of PricewaterhouseCoopers LLP**
 23.2     Consent of Debevoise & Plimpton (included in Exhibit 5.1)
 24.1     Powers of Attorney (included in the signature page of this
          Registration Statement)
 25.1     Form T-1 Statement of Eligibility and Qualification under
          the Trust Indenture Act of 1939, as amended, of SunTrust
          Bank, as Trustee, under the Indenture**

------------
   * To be filed by an amendment.

 ** Filed herewith.

(+) Portions subject to confidential treatment request.